PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 22, 2002)

                                                           [LOGO OF WELLS FARGO]
              Wells Fargo Mortgage Backed Securities 2002-22 Trust
                                     Issuer

                    WELLS FARGO ASSET SECURITIES CORPORATION

                                     Seller

                                 $1,438,096,143
                                 (Approximate)

               Mortgage Pass-Through Certificates, Series 2002-22
       Principal and interest payable monthly, commencing in January 2003

 You should         The Trust Will Issue--
 carefully
 consider the       .  Two groups consisting of thirty classes of senior Class
 risk factors          A Certificates.
 beginning on
 page S-18 of       .  Six classes of Class B Certificates, all of which are
 this prospectus       subordinated to, and provide credit enhancement for,
 supplement.           the Class A Certificates. Each class of Class B Certif-
                       icates is also subordinated to each class of Class B
 Neither the           Certificates, if any, with a lower number.
 offered
 certificates nor   The classes of offered certificates are listed under the
 the underlying     heading "Offered Certificates" in the table beginning on
 mortgage loans     page S-4.
 are insured or
 guaranteed by      The yield to maturity of the interest only certificates
 any governmental   and the principal only certificates will be particularly
 agency or          sensitive to the rate of principal payments on certain
 instrumentality.   mortgage loans in the trust estate as more fully described in this prospectus supplement. If you are purchasing such
 The offered        certificates, you should consider the risk that a slower,
 certificates       in the case of the principal only certificates, or faster,
 will represent     in the case of the interest only certificates, than
 interests in the   anticipated rate of principal payments on the applicable
 trust only and     mortgage loans will have a negative effect on the yield to
 will not           maturity of your certificates and could, in the case of
 represent          the interest only certificates, result in a loss of all or
 interests in or    part of your initial investment.
 obligations of
 the seller or
 any affiliate of
 the seller.

                    The Assets of the Trust Will Include--

                    .  Two pools of fully amortizing, one- to four-family,
                       residential first mortgage loans, substantially all of
 This prospectus       which have original terms to stated maturity of approx-
 supplement may        imately 30 years.
 be used to offer
 and sell
 the offered
 certificates
 only if
 accompanied by
 the prospectus.


Neither the SEC nor any state securities commission has approved the certificates offered by this prospectus supplement or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The underwriter will purchase the offered certificates from the seller and of-fer them to investors at varying prices to be determined at the time of sale. The offered certificates will be available for delivery to investors on or about December 16, 2002. Total proceeds to the seller for the offered certifi-cates will be approximately $1,454,948,832 before deducting expenses estimated at $440,000 plus accrued interest from December 1, 2002 to December 16, 2002.

                              Salomon Smith Barney

          The date of this prospectus supplement is December 10, 2002

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                           Page
                                                                           ----
Summary Information.......................................................  S-7

Risk Factors.............................................................. S-18
 Prepayments May Adversely Affect Yield................................... S-18
 Increase in LIBOR May Adversely Affect Yield............................. S-19
 Geographic Concentration May Increase Risk of Loss Because of Adverse
  Economic Conditions or Natural Disasters................................ S-19
 Subordination of Class I-A-16, Class II-A-10 and Class B Certificates
  Increases Risk of Loss.................................................. S-19
 Class B Certificates Provide Subordination for Both Certificate Groups... S-19
 Rights of Beneficial Owners May Be Limited By Book-Entry System for
  Certain Classes of Certificates......................................... S-20
 Certificates May Not Be Appropriate For Certain Individual Investors..... S-20
 Residual Certificates May Have Adverse Tax Consequences.................. S-20

Forward Looking Statements................................................ S-22

Description of the Certificates........................................... S-22
 General.................................................................. S-22
 Denominations; Form of Certificates...................................... S-22
 Distributions............................................................ S-23
 Interest................................................................. S-26
 Determination of LIBOR................................................... S-32
 Principal (Including Prepayments)........................................ S-33
  Calculation of Amount to be Distributed on the Certificates............. S-33
  Allocation of Amount to be Distributed on the Class A Certificates...... S-38
  Principal Payment Characteristics of the PAC Certificates and the
   Companion Certificates................................................. S-43
 Cross-Collateralization.................................................. S-44
 Additional Rights of the Class II-A-R and Class II-A-LR
  Certificateholders...................................................... S-45
 Periodic Advances........................................................ S-45
 PMI Advances............................................................. S-45
 Restrictions on Transfer of the Class II-A-R and Class II-A-LR
  Certificates............................................................ S-46
 Subordination of Class B Certificates.................................... S-47
  Allocation of Losses.................................................... S-48

Description of the Mortgage Loans......................................... S-50
 General.................................................................. S-50
 Mortgage Loan Underwriting............................................... S-50
 Group I Mortgage Loan Data............................................... S-55
 Group II Mortgage Loan Data.............................................. S-59

                                                                           Page
                                                                           ----
 Mandatory Repurchase or Substitution of Mortgage Loans................... S-62
 Optional Repurchase of Defaulted Mortgage Loans.......................... S-62
 Optional Substitution of the Mortgage Loans.............................. S-62
Prepayment and Yield Considerations....................................... S-62
 Sensitivities of the Inverse Floating Rate Certificates.................. S-73
 Sensitivity of the Class A-WIO Certificates.............................. S-75
 Sensitivity of the Class II-A-PO Certificates ........................... S-76
 Yield Considerations with Respect to the Class B-2 and Class B-3
  Certificates............................................................ S-77

Pooling and Servicing Agreement........................................... S-79
 General.................................................................. S-79
 Distributions............................................................ S-79
 Voting................................................................... S-79
 Trustee.................................................................. S-79
 Custodian................................................................ S-80
 Master Servicer.......................................................... S-80
 Special Servicing Agreements............................................. S-80
 Optional Termination..................................................... S-80

Servicing of the Mortgage Loans........................................... S-80
 The Servicers............................................................ S-81
 Servicer Custodial Accounts.............................................. S-81
 Unscheduled Principal Receipts........................................... S-81
 Anticipated Changes in Servicing......................................... S-82
 Servicing Compensation and Payment of Expenses........................... S-82
 Servicer Defaults........................................................ S-83

Delinquency and Foreclosure Experience.................................... S-83

Federal Income Tax Considerations......................................... S-83
 Regular Certificates..................................................... S-84
 Residual Certificates.................................................... S-84

ERISA Considerations...................................................... S-85

Legal Investment.......................................................... S-86

Secondary Market.......................................................... S-86

Underwriting.............................................................. S-86

Legal Matters............................................................. S-87


Use of Proceeds........................................................... S-87

Ratings................................................................... S-87

Index of Significant Prospectus Supplement Definitions.................... S-89

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

  Information is provided to you about the offered certificates in two separate documents that progressively provide more detail:

  . the accompanying prospectus, which provides general information, some of which may not apply to your certificates and

  . this prospectus supplement, which describes the specific terms of your certificates.

  If the description of the terms of your certificates varies between this pro-spectus supplement and the accompanying prospectus, you should rely on the in-formation in this prospectus supplement.

  Cross-references are included in this prospectus supplement and the accompa-nying prospectus to captions in these materials where you can find further re-lated discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these cap-tions are located.

  You can find a listing of the pages where capitalized terms used in this pro-spectus supplement and the accompanying prospectus are defined under the cap-tion "Index of Significant Prospectus Supplement Definitions" beginning on page S-89 in this document and under the caption "Index of Significant Definitions" beginning on page 107 in the accompanying prospectus. Any capitalized terms used but not defined in this prospectus supplement have the meanings assigned in the prospectus.

                        THE SERIES 2002-22 CERTIFICATES

                                                                                             Initial Rating
                                                                                               of Offered
                           Initial     Pass-                                                 Certificates(3)
                          Principal   Through                                                -----------------
Class or Component        Balance(1)   Rate     Principal Types(2)      Interest Types(2)     S&P     Moody's
------------------       ------------ ------- ----------------------- ---------------------- ------- ---------
Offered Certificates
Class I-A-1............. $130,000,000 3.000%  Senior, Planned         Fixed Rate                 AAA       Aaa
                                              Amortization I
Class I-A-2............. $ 50,000,000 5.625%  Senior, Accretion       Fixed Rate                 AAA       Aaa
                                              Directed, Planned
                                              Amortization II
Class I-A-3............. $113,000,000 5.625%  Senior, Accretion       Fixed Rate                 AAA       Aaa
                                              Directed, Planned
                                              Amortization II
Class I-A-4............. $123,819,000 6.000%  Senior, Companion       Accrual, Fixed Rate        AAA       Aaa
Class I-A-5............. $ 15,833,333   (4)   Senior, Accretion       Floating Rate              AAA       Aaa
                                              Directed, Planned
                                              Amortization II
Class I-A-6............. $ 28,250,000   (4)   Senior, Accretion       Floating Rate              AAA       Aaa
                                              Directed, Planned
                                              Amortization II
Class I-A-7............. $ 64,026,667 6.000%  Senior, Accretion       Fixed Rate                 AAA       Aaa
                                              Directed, Planned
                                              Amortization II
Class I-A-8............. $ 10,000,000 5.500%  Senior, Accretion       Fixed Rate                 AAA       Aaa
                                              Directed, Planned
                                              Amortization II
Class I-A-9............. $132,698,000 6.000%  Senior, Planned         Fixed Rate                 AAA       Aaa
                                              Amortization I
Class I-A-10............ $154,362,000   (5)   Super Senior,           Floating Rate              AAA       Aaa
                                              Planned Amortization I
Class I-A-11............     (6)        (7)   Senior, Notional Amount Inverse Floating Rate,     AAA       Aaa
                                                                      Interest Only
Class I-A-12............ $ 10,000,000 6.000%  Senior, Planned         Fixed Rate                 AAA       Aaa
                                              Amortization I
Class I-A-13............ $ 12,500,000 6.000%  Senior, Accretion       Fixed Rate                 AAA       Aaa
                                              Directed, Planned
                                              Amortization II
Class I-A-14............     (6)        (8)   Senior, Notional Amount Inverse Floating Rate,     AAA       Aaa
                                                                      Interest Only
Class I-A-15............     (6)        (8)   Senior, Notional Amount Inverse Floating Rate,     AAA       Aaa
                                                                      Interest Only
Class I-A-16............ $  1,638,000   (5)   Super Senior Support,   Floating Rate              AAA       Aa1
                                              Planned Amortization I
Class II-A-1............ $144,555,000 5.000%  Senior, Sequential Pay  Fixed Rate                 AAA       Aaa
Class II-A-2............ $ 93,615,000 5.500%  Senior, Sequential Pay  Fixed Rate                 AAA       Aaa
Class II-A-3............ $ 29,000,000 6.000%  Senior, Sequential Pay  Fixed Rate                 AAA       Aaa
Class II-A-4............ $ 56,632,000 6.000%  Super Senior, Lockout   Fixed Rate                 AAA       Aaa

                                                                                                 Initial Rating
                                                                                                   of Offered
                           Initial    Pass-                                                      Certificates(3)
Class or                  Principal  Through                                                     -----------------
Component                Balance(1)   Rate     Principal Types(2)        Interest Types(2)        S&P     Moody's
---------                ----------- ------- ---------------------- ---------------------------- ------- ---------
Class II-A-5............ $96,449,545   (9)   Senior, Sequential Pay Floating Rate                    AAA       Aaa
Class II-A-6............     (6)      (10)   Senior, Notional       Inverse Floating Rate,           AAA       Aaa
                                             Amount                 Interest Only
Class II-A-7............ $37,000,000 6.000%  Super Senior,          Fixed Rate                       AAA       Aaa
                                             Sequential Pay
Class II-A-8............ $50,000,000 5.250%  Senior, Sequential Pay Fixed Rate                       AAA       Aaa
Class II-A-9............ $49,045,455 5.750%  Senior, Sequential Pay Fixed Rate                       AAA       Aaa
Class II-A-10........... $   788,000 6.000%  Super Senior Support,  Fixed Rate                       AAA       Aa1
                                             Lockout
Class II-A-PO........... $   178,943  (11)   Senior, Ratio Strip    Principal Only                   AAA       Aaa
Class II-A-R............ $       100 6.000%  Senior, Sequential Pay Fixed Rate                       AAA       Aaa
Class II-A-LR........... $       100 6.000%  Senior, Sequential Pay Fixed Rate                       AAA       Aaa
Class A-WIO.............    (12)      (12)   Senior, Component      (12)                             AAA       Aaa
Class B-1............... $20,967,000 6.000%  Subordinated           Fixed Rate                        AA      None
Class B-2............... $ 7,954,000 6.000%  Subordinated           Fixed Rate                         A      None
Class B-3............... $ 5,784,000 6.000%  Subordinated           Fixed Rate                       BBB      None
Components
Class I-A-WIO...........    (13)      (14)   Notional Amount        Variable Rate, Interest Only     N/A       N/A
Class II-A-WIO..........    (13)      (14)   Notional Amount        Variable Rate, Interest Only     N/A       N/A

Non-Offered Certificates
Class B-4............... $ 2,169,000 6.000%  Subordinated           Fixed Rate                       N/A       N/A
Class B-5............... $ 2,892,000 6.000%  Subordinated           Fixed Rate                       N/A       N/A
Class B-6............... $ 2,894,457 6.000%  Subordinated           Fixed Rate                       N/A       N/A

------------------
(1) Approximate. The initial principal balances are subject to adjustment as described in this prospectus supplement.
(2) See "Description of the Certificates -- Categories of Classes of Certifi-cates" in the prospectus for a description of the principal and interest categories listed.
(3) A description of the ratings of the offered certificates is set forth under the heading "Rating of Certificates" on page S-7 of the Summary Information and under "Ratings" in the main text of this prospectus supplement.
(4) During the initial LIBOR based interest accrual period, interest will ac-crue on the Class I-A-5 and Class I-A-6 Certificates at the rate of 2.100% per annum. During each LIBOR based interest accrual period thereafter, in-terest will accrue on the Class I-A-5 and Class I-A-6 Certificates at a per annum rate equal to (i) 0.750% plus (ii) the arithmetic mean of the London interbank offered rate quotations for one-month U.S. dollar deposits (also referred to as LIBOR), determined monthly as set forth in this prospectus supplement, subject to a minimum rate of 0.750% and a maximum rate of 7.500%. See "Description of the Certificates -- Interest" in this prospec-tus supplement.
(5) During the initial LIBOR based on interest accrual period, interest will accrue on the Class I-A-10 and Class I-A-16 Certificates at the rate of 1.740% per annum. During each LIBOR based interest accrual period thereaf-ter, interest will accrue on the Class I-A-10 and Class I-A-16 Certificates at a per annum rate equal to (i) 0.300% plus (ii) LIBOR, subject to a mini-mum rate of 0.300% and a maximum rate of 8.500%. See "Description of the Certificates -- Interest" in this prospectus supplement.
(6) The Class I-A-11, Class I-A-14, Class I-A-15 and Class II-A-6 Certificates are interest only certificates, have no principal balance and will bear in-terest on the their notional amounts, initially approximately $156,000,000, $15,833,333, $28,250,000, and $96,449,545, respectively, as described in this prospectus supplement under "Description of the Certificates -- Inter-est."

(7) During the initial LIBOR based on interest accrual period, interest will accrue on the Class I-A-11 Certificates at the rate of 6.760% per annum. During each LIBOR based interest accrual period thereafter, interest will accrue on the Class I-A-11 Certificates at a per annum rate equal to (i) 8.200% minus (ii) LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 8.200%. See "Description of the Certificates -- Interest" in this prospectus supplement.
(8) During the initial LIBOR based interest accrual period, interest will ac-crue on the Class I-A-14 and Class I-A-15 Certificates at the rate of 5.400% per annum. During each LIBOR based interest accrual period thereaf-ter, interest will accrue on the Class I-A-14 and Class I-A-15 Certificates at a per annum rate equal to (i) 6.750% minus (ii) LIBOR, subject to a min-imum rate of 0.000% and a maximum rate of 6.750%. See "Description of the Certificates -- Interest" in this prospectus supplement.
(9) During the initial LIBOR based on interest accrual period, interest will accrue on the Class II-A-5 Certificates at the rate of 1.990% per annum. During each LIBOR based interest accrual period thereafter, interest will accrue on the Class II-A-5 Certificates at a per annum rate equal to (i) 0.550% plus (ii) LIBOR, subject to a minimum rate of 0.550% and a maximum rate of 8.500%. See "Description of the Certificates -- Interest" in this prospectus supplement.
(10) During the initial LIBOR based on interest accrual period, interest will accrue on the Class II-A-6 Certificates at the rate of 6.510% per annum. During each LIBOR based interest accrual period thereafter, interest will accrue on the Class II-A-6 Certificates at a per annum rate equal to (i) 7.950% minus (ii) LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 7.950%. See "Description of the Certificates -- Interest" in this prospectus supplement.
(11) The Class II-A-PO Certificates are principal only certificates and will not be entitled to distributions in respect of interest.
(12) The Class A-WIO Certificates will be deemed for purposes of the distribu-tion of interest to consist of two components as described in the table. The components are not severable.
(13) The Class I-A-WIO and Class II-A-WIO Components are interest only compo-nents, have no principal balance and will bear interest on their notional amounts, initially approximately $871,847,258 and approximately $555,154,479, respectively, as described in this prospectus supplement un-der "Description of the Certificates -- Interest."
(14) The pass-through rate with respect to each distribution date and each Class A-WIO Component will be the per annum rate equal to the excess of
     (i) the weighted average of the net mortgage interest rates of the premium mortgage loans in the related loan group (based on the scheduled principal balances of the premium mortgage loans in such loan group on the first day of the month preceding the month of such distribution date or, in the case of the first distribution date, based on the aggregate unpaid principal balance of the premium mortgage loans in such loan group as of the cut-off date) over (ii) 6.000%.

                              SUMMARY INFORMATION

.. This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your in-vestment decision. Please read this entire prospectus supplement and the ac-companying prospectus carefully for additional detailed information about the offered certificates.
RELEVANT PARTIES

Issuer
The Wells Fargo Mortgage Backed Securities 2002-22 Trust will own the mortgage loans and issue the certificates.

Seller
Wells Fargo Asset Securities Corporation will acquire the mortgage loans from Wells Fargo Home Mortgage, Inc., an affiliate of the seller and the master servicer, and will transfer the mortgage loans into the trust.

Master Servicer
Wells Fargo Bank Minnesota, National Association, an affiliate of the seller and Wells Fargo Home Mortgage, Inc., will supervise the servicers of the mort-gage loans and perform certain other duties with respect to the certificates.

Servicers
Wells Fargo Home Mortgage, Inc. will, and one or more other servicers approved by the master servicer may, provide customary servicing functions with respect to the mortgage loans under servicing agreements assigned to the trust. It is anticipated that initially Wells Fargo Home Mortgage, Inc. will be the only servicer of the mortgage loans.

Trustee
Wachovia Bank, National Association, will be the trustee of the trust.

Custodian
Wells Fargo Bank Minnesota, National Association, will be the custodian of the mortgage loans in the trust.

RATING OF CERTIFICATES
The trust will not issue the offered certificates unless they have received at least the ratings set forth in the table beginning on page S-4 from Standard and Poor's, a division of The McGraw-Hill Companies, Inc. and, if applicable, Moody's Investors Service, Inc.

.. The ratings of the rating agencies are not recommendations to buy, sell or hold the certificates rated. A rating may be revised or withdrawn at any time by the assigning rating agency.

.. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificate may be lower than anticipated.

.. The ratings do not address the possibility that if you hold an interest only certificate, you may not recover your initial investment as a result of prin-cipal prepayments on the mortgage loans or, in the case of the Class A-WIO Certificates, the mortgage loans with net mortgage interest rates greater than 6.000%.

See "-- Effects of Prepayments on Your Investment Expectations" below and "-- Ratings" in this prospectus supplement.

DESCRIPTION OF CERTIFICATES
The Mortgage Pass-Through Certificates, Series 2002-22 will be issued on the closing date which will be on or about December 16, 2002.

The certificates consist of:

.. the thirty classes of senior Class A Certificates designated as "Senior,"
  "Super Senior" or "Super Senior Support" certificates in the table beginning on page S-4. The Class A Certificates will be divided into two certificate groups. The first certificate group will consist of sixteen classes of Class A Certificates and one component designated by the numeral "I" and the second certificate group will consist of thirteen classes of Class A Certificates and one component designated by the numeral "II"; and

.. the six classes of junior Class B Certificates designated as "Subordinated" certificates in the table beginning on page S-4.

Only the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Cer-tificates are being offered by this prospectus supplement and the accompanying prospectus. The Class B-4, Class B-5 and Class B-6 Certificates are not being offered pursuant to this prospectus supplement and the accompanying prospectus, and the seller may retain or sell such classes. Information pro-vided with respect to the Class B-4, Class B-5 and Class B-6 Certificates is included solely to aid your understanding of the offered certificates.

See the table beginning on page S-4 for more information with respect to each class of certificates.

Principal Balance and Interests Evidenced by the Certificates
The certificates will have an approximate total initial principal balance of $1,446,051,600. Any difference between the total principal balance of the cer-tificates as of the date of issuance of the certificates and the approximate total initial principal balance of the certificates as of the date of this pro-spectus supplement will not exceed 5% of the total initial principal balance of the certificates. Any such difference will be allocated among the various clas-ses of certificates so as to materially retain the characteristics of the of-fered certificates described in this prospectus supplement.

The Class A Certificates and component in each certificate group will represent interests in the mortgage loans in the related loan group.

The Class B Certificates will represent interests in the mortgage loans of both loan groups.

The following tables set forth the approximate undivided interest in the prin-cipal balance of the mortgage loans of the applicable loan group(s) that the seller expects each class or group of classes indicated to evidence as of the closing date.

--------------------------------------------------------------------------------

                                                                Approximate
                                                                  Initial
                                                           Undivided Interest in
                                                                the Group I
Group I Class or Classes                                      Mortgage Loans
------------------------                                   ---------------------
Group I-A (all Classes)...................................        97.05%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                            Approximate Initial
                                                           Undivided Interest in
                                                               the Group II
Group II Class or Classes                                     Mortgage Loans
-------------------------                                  ---------------------
Group II-A (other than Class II-A-PO).....................        97.02%
Class II-A-PO.............................................         0.03%
                                                                  ------
  Group II-A (all Classes)................................        97.05%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                   Approximate
                                                                     Initial
                                                                    Undivided
                                                                   Interest in
                                                                       the
Class or Classes                                                  Mortgage Loans
----------------                                                  --------------
Group I-A (all Classes)..........................................         58.51%
Group II-A (other than Class II-A-PO)............................ 38.53%
Class II-A-PO....................................................  0.01%
                                                                  ------
  Group II-A (all Classes).......................................         38.54%
Class B-1........................................................          1.45%
Class B-2........................................................          0.55%
Class B-3........................................................          0.40%
Classes B-4, B-5 and B-6.........................................          0.55%
                                                                         -------
  Total..........................................................        100.00%
                                                                         =======
--------------------------------------------------------------------------------

The Class II-A-PO Certificates represent a portion, initially approximately 0.94%, of the principal balance of the discount mortgage loans in the second loan group. The mortgage loans in the second loan group which have a mortgage interest rate of less than 6.000% after deducting the master servicing fee rate and the applicable servicing fee rate are discount mortgage loans. The portion of the total principal balance of the mortgage loans in the second loan group not represented by the Class II-A-PO Certificates is the non-PO portion and is represented by the Class A Certificates of the second certificate group and a portion of the Class B Certificates. There is no portion of the principal bal-ance of the mortgage loans in the first loan group represented by a class of ratio strip principal only certificates, so the non-PO portion of the first loan group equals the total principal balance of the mortgage loans in the first loan group.

The following tables set forth for the classes or groups of classes indicated the approximate undivided interest in the non-PO portion of the total principal balance of the mortgage loans of the related loan group that the seller expects such classes or group of classes indicated to evidence as of the closing date.

--------------------------------------------------------------------------------

                                                Approximate Initial Undivided
                                                   Interest in the Non-PO
                                                  Portion for Loan Group I
                                                --------------------------------
Group I Class or Classes                         Percentage      In dollars
------------------------                        --------------------------------
Group I-A (all Classes) .......................        97.05%     $  846,127,000
  Totals.......................................        97.05%     $  846,127,000
--------------------------------------------------------------------------------
                                                Approximate Initial Undivided
                                                 Interest in Non-PO Portion
                                                      for Loan Group II
                                                --------------------------------
Group II Class or Classes                        Percentage      In dollars
-------------------------                       --------------------------------
Group II-A (other than Class II-A-PO)..........        97.05%     $  557,085,200
  Totals.......................................        97.05%     $  557,085,200
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                     Approximate Initial
                                                    Undivided Interest in
Class or Classes                                    Total Non-PO Portion
----------------                                --------------------------------
Group I-A (all Classes) .......................        58.52%     $  846,127,000
Group II-A (other than Class II-A-PO) .........        38.53%        557,085,200
Class B........................................         2.95%         42,660,457
  Totals.......................................       100.00%     $1,445,872,657
                                                  ==========  ==================
--------------------------------------------------------------------------------

The relative interests in the applicable initial non-PO portion of the princi-pal balance of the mortgage loans in a loan group represented by the Class A Certificates of the related certificate group, other than the Class II-A-PO Certificates, and the Class B Certificates are subject to change over time be-cause:

.. certain unscheduled principal payments on the mortgage loans in a loan group will be disproportionately allocated to the Class A Certificates of the re-lated certificate group, other than the Class II-A-PO Certificates, for a specified period; and

.. certain losses and certain shortfalls on the mortgage loans in a loan group will be allocated first to the classes of Class B Certificates in reverse nu-merical order prior to the allocation of such losses and shortfalls to the Class A Certificates of the related certificate group, as discussed in "De-scription of the Certificates -- Distributions" and "-- Subordination of Class B Certificates" in this prospectus supplement.

.. under specific circumstances, certain scheduled and unscheduled principal payments on the mortgage loans of a loan group otherwise distributable to the Class B Certificates may be allocated to the unrelated certificate group of Class A Certificates, other than the Class II-A-PO Certificates, as discussed in "Description of the Certificates -- Cross-Collateralization" in this pro-spectus supplement.

Forms of Certificates; Denominations
Your certificates will be issued either in book-entry form or in fully regis-tered, certificated form. The table under "Description of the Certificates --
 Denominations; Form of Certificates" in this prospectus supplement sets forth the original certificate form, the minimum denomination and the incremental de-nomination of the offered certificates. The offered certificates are not intended to be directly or indirectly held or beneficially owned by anyone in amounts lower than such minimum denominations.

MORTGAGE POOL
The mortgage loans, which are the source of distributions to holders of the certificates, will consist of conventional, fixed interest rate, monthly pay, fully amortizing, one- to four-family, residential first mortgage loans. Some of the mortgage loans may be loans secured by shares issued by non-profit coop-erative housing corporations.

The mortgage loans will be divided into two loan groups. The mortgage loans in each loan group will consist of mortgage loans substantially all of which have original terms to maturity of approximately 30 years. The mortgage loans in the first loan group will be, except to the extent of cross-collateralization pay-ments described herein, the primary source of distributions to the Class A Cer-tificates and Class A-WIO Component in the first certificate group and the source of a portion of the distributions to the Class B Certificates. The mort-gage loans in the second loan group will be, except to the extent of cross-collateralization payments described herein, the primary source of distribu-tions to the Class A Certificates and Class A-WIO Component in the second cer-tificate group and the source of a portion of the distributions to the Class B Certificates.

The seller expects the mortgage loans to have the further specifications set forth in the following table and under the heading "Description of the Mortgage Loans" in this prospectus supplement.

--------------------------------------------------------------------------------
SELECTED MORTGAGE LOAN DATA
(as of December 1, 2002, the Cut-Off Date)
(approximate)

                                    Group I                   Group II
                                    Mortgage                  Mortgage
                                     Loans                     Loans
                            ------------------------  ------------------------
Number of Mortgage Loans:                      1,998                     1,295
Aggregate Unpaid Principal
 Balance:                               $871,847,258              $574,204,342
Range of Unpaid Principal
 Balances:                       $37,277 to $993,307      $188,539 to $990,259
Average Unpaid Principal
 Balance:                                   $436,360                  $443,401
Range of Mortgage Interest
 Rates:                              6.875% to 8.125%          5.875% to 6.750%
Weighted Average Mortgage
 Interest Rate:                                7.000%                    6.664%
Range of Remaining Terms
 to Stated Maturity:        228 months to 352 months  228 months to 352 months
Weighted Average Remaining
 Term to Stated Maturity:                 348 months                348 months
Range of Original Loan-to-
 Value Ratios:                       14.29% to 95.00%          17.52% to 95.00%
Weighted Average Original
 Loan-to-Value Ratio:                          67.62%                    65.16%
Geographic Concentration
 of Mortgaged Properties
 Securing Mortgage
 Loans in Excess of 5% of
 the Aggregate Unpaid
 Principal Balance:
  California                                   45.57%                    44.64%
  Virginia                                         *                      7.26%
  New Jersey                                       *                      5.43%
Maximum Five-Digit Zip
 Code Concentration:                            0.62%                     1.08%

------------------
Information concerning the discount mortgage loans and the premium mortgage loans for the second loan group is set forth under "Description of the Mortgage Loans."
* Less than 5% of the aggregate unpaid principal balance as of the cut-off date.
--------------------------------------------------------------------------------
Changes to Mortgage Pools
The seller may remove mortgage loans from a loan group, or may make substitu-tions for certain mortgage loans, in advance of the closing date.

After the issuance of the certificates, the seller may remove certain mortgage loans from a loan group through repurchase or, under certain circumstances, may make substitutions for certain mortgage loans.

See "Description of the Mortgage Loans" in this prospectus supplement.

Optional Termination of the Trust
The seller may, subject to certain conditions including the then-remaining size of the pool, purchase all outstanding mortgage loans in the trust estate and thereby effect early retirement of the certificates. See "Pooling and Servicing Agreement -- Optional Termination" in this prospectus supplement.

Underwriting Standards
Approximately 92.51% (by aggregate unpaid principal balance as of the cut-off date) of the mortgage loans in the first loan group and approximately 87.42% (by aggregate unpaid principal balance as of the cut-off date) of the mortgage loans in the second loan group were generally originated in conformity with the underwriting standards described in the prospectus under the heading "The Mort-gage Loan Programs -- Mortgage Loan Underwriting -- WFHM Underwriting." In certain instances, Wells Fargo Home Mortgage, Inc. may have granted exceptions to these underwriting standards.

The remaining approximate 7.49% of the mortgage loans in the first loan group and approximate 12.58% of the mortgage loans in the second loan group were pur-chased by Wells Fargo Home Mortgage, Inc. in bulk purchase transactions and were underwritten using underwriting standards described in the prospectus which may vary from the underwriting standards. However, Wells Fargo Home Mort-gage, Inc. has in each case reviewed the underwriting standards applied to the bulk purchase underwritten loans and determined that those standards were not materially different than the underwriting standards described in the prospec-tus.

See "Description of the Mortgage Loans" in this prospectus supplement and "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST TO CERTIFICATEHOLDERS
Distributions of principal and interest will be made on the certificates on the 25th day of each month, or the following business day if the 25th day is not a business day, commencing in January 2003. On each distribution date the amount available for distribution on the certificates relating to each loan group, which consists of those payments, recoveries, advances and other receipts in respect of the mortgage loans in the loan group which are available for distri-bution on such date, will be distributed generally in the following order of priority:

.. first, pro rata, to the Class A Certificates and Class A-WIO Component of the related certificate group, in respect of interest which they are entitled to receive on such distribution date;

.. second, to the Class A Certificates of the related certificate group in re-spect of principal which they are entitled to receive on such distribution date; and

.. third, to the Class B Certificates in numerical order beginning with the Class B-1 Certificates in respect of interest and principal which they are entitled to receive on such distribution date.

However, if you are purchasing Class I-A-4 Certificates you will not receive interest distributions with respect to your certificates until either the ag-gregate principal balance of the planned amortization II certificates has been reduced to zero as discussed under "Description of the Certificates -- Inter-est" in this prospectus supplement or the principal balances of the Class B Certificates have been reduced to zero. Until then, interest which would other-wise be distributed on your Class I-A-4 Certificates will be added to the prin-cipal balance of the Class I-A-4 Certificates and will be distributed instead as principal to the planned amortization II certificates and the Class I-A-4 Certificates as specified under "Description of the Certificates -- Principal (including Prepayments)" in this prospectus supplement.

In addition, certain payments of principal to which the Class II-A-PO Certifi-cates are entitled on a distribution date, will only be paid out of amounts otherwise distributable as principal to the Class B Certificates on such dis-tribution date. See "Description of the Certificates -- Principal (Including Prepayments)" in this prospectus supplement.

Interest Distributions
The amount of interest which will accrue on your certificates, unless you own a Class A-WIO or Class II-A-PO Certificate, each accrual period is equal to:

.. 1/12th (or 39/360th, in the case of the first accrual period and the float-ing rate and inverse floating rate certificates) of the pass-through rate for your class of certificates multiplied by the outstanding principal balance, or notional amount, as applicable, of such class on the related distribution date minus

.. the amount of certain interest shortfalls arising from the timing of prepay-ments on the mortgage loans and the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or comparable state legislation and in-terest losses allocated to your class of certificates, as described under "Description of the Certificates -- Interest" in this prospectus supplement.

The amount of interest that will accrue on your Class A-WIO Certificates is equal to the sum of the interest which will accrue on each component of such class as described under "Description of the Certificates -- Distributions" and "-- Interest" in this prospectus supplement.

Because the Class II-A-PO Certificates are principal only certificates, if you own a Class II-A-PO Certificate, you will not be entitled to distributions of interest.

The allocation of interest distributions among the Class A Certificates and Class A-WIO Component of a certificate group will be made as described under "Description of the Certificates -- Distributions" and "-- Interest" in this prospectussupplement.

Principal Distributions
The calculation of the amount of principal which each class of offered certifi-cates is entitled to receive on each distribution date and the priority of principal distributions among the Class A Certificates of each certificate group are described under "Description of the Certificates -- Distributions" and "-- Principal (Including Prepayments)" in this prospectus supplement.

Credit Enhancement
The rights of the holders of each class of Class B Certificates to receive dis-tributions will be subordinated to the rights of the holders of the Class A Certificates and the holders of the classes of Class B Certificates, if any, with lower numerical designations to receive distributions.

In general, the protection afforded the holders of more senior classes of cer-tificates by means of this subordination will be effected in two ways:

.. by the preferential right of the holders of such classes to receive, prior to any distribution being made on any distribution date to the holders of the more junior classes of certificates, the amounts of interest and principal due on the more senior classes of certificates, other than amounts payable to the Class II-A-PO Certificates as a reimbursement for realized losses, and, if necessary, by the right of such more senior holders to receive future dis-tributions on the mortgage loans that would otherwise have been allocated to the holders of the more junior classes of certificates; and

.. by the allocation to the more junior classes of certificates in inverse order of seniority, until their respective principal balances have been reduced to zero, of losses resulting from the liquidation of defaulted mortgage loans or the bankruptcy of mortgagors prior to the allocation of such losses to the more senior classes of certificates.

See "Description of the Certificates -- Distributions" and "-- Subordination of Class B Certificates" in this prospectus supplement.

In addition, in order to increase the period during which the principal bal-ances of the Class B Certificates remain available as credit enhancement to the Class A Certificates, a disproportionate amount of prepayments and certain unscheduled recoveries with respect to the mortgage loans of each loan group will be allocated to the related certificate group of Class A Certificates in the aggregate, other than the Class II-A-PO Certificates. This allocation will accelerate the amortization of the Class A Certificates of such certificate group, other than the Class II-A-PO Certificates, while, in the absence of losses due to the liquidation of defaulted mortgage loans or losses resulting from the bankruptcy of mortgagors, increasing the percentage interest in the principal balance of the mortgage loans in the related loan group evidenced by the Class B Certificates. See "Description of the Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement.

After the principal balances of the Class B Certificates have been reduced to zero, the principal portion of all losses, other than the portion attributable to the discount mortgage loans in the second loan group, will be allocated to the related certificate group of Class A Certificates, other than the Class II-A-PO Certificates. To the extent such losses arise with respect to discount mortgage loans in the second loan group, principal losses will be shared among the Class A Certificates of the related certificate group according to their respective interests in such mortgage loans. The principal portion of any losses borne by the Class A Certificates of a certificate group, other than losses borne by the Class II-A-PO Certificates, will be shared pro rata by the classes of Class A Certificates of such certificate group, other than the Class II-A-PO Certificates, based on their then-outstanding principal balances, or in the case of the Class I-A-4 Certificates, their initial principal balance, if lower, and the interest portion of such losses will be shared pro rata by the Class A Certificates and the Class A-WIO Component of the related certificate group based on interest accrued. However, the principal portion of any realized losses allocated to the Class I-A-10 Certificates will instead reduce the prin-cipal balance of the Class I-A-16 Certificates and the principal portion of any realized losses allocated to the Class II-A-4 and Class II-A-7 Certificates will instead reduce the principal balance of the Class II-A-10 Certificates (in addition to other realized losses allocated to the Class I-A-16 and Class II-A-10 Certificates) as long as the Class I-A-16 and Class II-A-10 Certifi-cates, as applicable, are outstanding. Therefore, if you are purchasing Class I-A-16 or Class II-A-10 Certificates, you should consider the risk that after the aggregate principal balance of the Class B Certificates has been reduced to zero, the principal portion of losses on the mortgage loans in the related loan group will be disproportionately borne by your Class I-A-16 or Class II-A-10 Certifi-cates. See "Description of the Certificates -- Interest" and " -- Subordination of Class B Certificates -- Allocation of Losses" in this prospectus supplement.

If you are purchasing Class I-A-16 or Class II-A-10 Certificates, you should consider the risk that the yield to maturity on your certificates will be more sensitive to losses due to liquidations of the mortgage loans in the related loan group (and the timing of such losses) than on any other class- es of Class A Certificates in the related certificate group, in the event that the aggre-gate principal balance of the Class B Certificates has been reduced to zero.

If you are purchasing Class B Certificates, you should be aware that losses from both loan groups will be allocated to your certificates before being borne by the Class A Certificates or Class A-WIO Component of either certificate group. If you are purchasing Class A Certificates of a certificate group or Class A-WIO Certificates which have a component in each certificate group you should be aware that if the mortgage loans in the unrelated loan group experi-ence a disproportionate amount of losses, the principal balances of the Class B Certificates may be reduced to zero sooner than you anticipated, which in-creases the likelihood that your Class A Certificates may experience losses.

In addition, if you are purchasing Class B Certificates, you should consider that under certain circumstances you will not receive any principal distribu-tions from the mortgage loans of a loan group even if the principal balances of the related Class A Certificates have been reduced to zero. Instead, such dis-tributions will be used to pay the Class A Certificates of the unrelated cer-tificate group, other than the Class II-A-PO Certificates. See "Description of the Certificates -- Cross Collateralization" in this prospectus supplement for a discussion of the circumstances under which this will occur.

If you are purchasing Class B Certificates, you should consider that the yield to maturity on each class of Class B Certificates will be more sensitive to losses due to liquidations of the mortgage loans (and the timing thereof) than that on the more senior classes of certificates.

The sensitivities of the yields to maturity of the Class B-2 and Class B-3 Cer-tificates to losses are illustrated in the tables under the heading "Prepayment and Yield Considerations -- Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates" in this prospectus supplement. These illustrations are based on default, loss and other assumptions which are unlikely to match actual experience on the mortgage loans; therefore, your results will vary.

See "Description of the Certificates -- Subordination of Class B Certificates" in this prospectus supplement.

EFFECTS OF PREPAYMENTS ON YOUR INVESTMENT EXPECTATIONS
The offered certificates were structured assuming, among other things, that prepayments on the mortgage loans occur at a constant rate of 300% of the stan-dard prepayment assumption with respect to the mortgage loans in both loan groups as described in this prospectus supplement under "Prepayment and Yield Considerations." However, no one can predict the actual rate of prepayment of principal on the mortgage loans.

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to use. If prepayments on the applicable mortgage loans are higher or lower than you an-ticipate, the investment performance of the offered certificates may vary materially and adversely from your investment expectations.

In addition, if you are purchasing Class A Certificates you should consider that each certificate group of Class A Certificates, other than the Class II-A-PO Certificates, in the aggregate will be more sensitive to prepayments on the mortgage loans in the related loan group than the Class B Certificates because such prepayments will be disproportionately allocated to the Class A Certifi-cates of that certificate group, other than the Class II-A-PO Certificates, then entitled to principal distributions during the nine years beginning on the first distribution date.

See "Description of the Certificates -- Principal (Including Prepayments)" and "Prepayment and Yield Considerations" in this prospectus supplement.

The actual yield on your certificates may not be equal to the yield you antici-pated at the time of purchase. In addition, even if the actual yield is equal to the yield you anticipated at the time of purchase, the total return on in-vestment you expected or the expected weighted average life of your certifi-cates may not be realized. These effects are summarized below.

Yield
The actual yield on your certificates in relation to the related pass-through rate will vary depending upon the price you paid for your certificates.

.. If you purchase a fixed rate offered certificate at an amount equal to its unpaid principal balance -- that is, at "par" --, your effective yield -- as-suming that there are no interest shortfalls and assuming the full return of your invested principal -- will approximate the pass-through rate on that certificate.

.. If you pay less or more than the unpaid principal balance of a fixed rate of-fered certificate -- that is, buy the certificate at a "discount" or "premi-um," respectively, then your effective yield -- assuming that there are no interest shortfalls and assuming the full return of your invested principal-- will be higher or lower, respectively, than the pass-through rate on the cer-tificate, because such discount or premium will be amortized over the life of the certificate.

The yield on your certificates will also be affected by the rate and timing of prepayments on the mortgage loans. Any deviation in the actual rate of prepay-ments on the mortgage loans from the rate you assumed will affect the period of time over which, or the rate at which, the discount or premium will be amor-tized and, consequently, will cause your actual yield to differ from that which you anticipated.

If you purchase the Class II-A-PO Certificates, which do not bear interest, your yield will primarily be a function of the price you paid for your Class II-A-PO Certificates, the rate and timing of principal payments on the discount mortgage loans in second loan group, and losses incurred on the dis-count mortgage loans in the second loan group after the aggregate principal balance of the Class B Certificates has been reduced to zero.

If you purchase the interest only certificates, which have no principal bal-ance, your yield will be highly sensitive to both the timing of receipt of pre-payments and the overall rate of prepayment on the mortgage loans in the re-lated loan group or, in the case of the Class A-WIO Certificates, the premium mortgage loans in either loan group. In addition, the inverse floating rate certificates are highly sensitive to LIBOR and increases in LIBOR will have a negative effect on the yield to maturity of your certificates. In particular, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates will result in negative yield.

The Class A-WIO Certificates consist of two components. If you purchase Class A-WIO Certificates you will not have a severable interest in the components comprising that class. You will not be able to separately transfer a component. Each component may be affected differently by the rate of principal payments on the premium mortgage loans in the related loan group and your expected yield may therefore be affected.

The particular sensitivities of the interest only certificates and Class II-A-PO Certificates are separately displayed in the tables appearing under the heading "Prepayment and Yield Considerations" in this prospectus supplement.

If you are purchasing offered certificates at a discount, particularly the Class II-A-PO Certificates, you should consider the risk that a slower than an-ticipated rate of principal payments on the mortgage loans in the related loan group, or, in the case of the Class II-A-PO Certificates, on the discount mort-gage loans in the second loan group, or on the mortgage loans in either loan group in the case of the Class B Certificates, will have a negative effect on the yield to maturity of your certificates.

If you are purchasing offered certificates at a premium or if you are purchas-ing interest only certificates, which have no principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans in the related loan group, the premium mortgage loans in ei-ther loan group, particularly the premium mortgage loans with higher rates of interest, in the case of the Class A-WIO Certificates, or the mortgage loans in either loan group in the case of the Class B Certificates, will have a nega-tive effect on the yield to maturity of your certificates and that a rapid rate of principal payments on the mortgage loans in the related loan group, the pre-mium mortgage loans in either loan group, particularly the premium mortgage loans with higher rates of interest, in the case of the Class A-WIO Certifi-cates, or the mortgage loans in either loan group in the case of the Class B Certificates, could result in the loss of all or part of your initial invest-ment.

Reinvestment Risk
As stated above, if you purchase a fixed rate offered certificate at par, fluc-tuations in the rate of distributions of principal will generally not affect your yield to maturity. However, the total return on your investment, even if you purchase your certificates at par, will be reduced if principal distribu-tions received on your certificates cannot be reinvested at a rate as high as the stated pass-through rate or, in the case of the Class II-A-PO Certificates, the expected yield, which is based on the price you paid and the rate of pre-payments you anticipated on the discount mortgage loans in the second loan group.

You should consider the risk that rapid rates of prepayments on the mortgage loans may coincide with periods of low prevailing market interest rates. During periods of low prevailing market interest rates, mortgagors may be expected to prepay or refinance mortgage loans that carry interest rates significantly higher than then-current interest rates for mortgage loans. Consequently, the amount of principal distributions available to you for reinvestment at such low prevailing interest rates may be relatively large.

Conversely, slow rates of prepayments on the mortgage loans may coincide with periods of high prevailing market interest rates. During such periods, it is less likely that mortgagors will elect to prepay or refinance mortgage loans and, therefore, the amount of principal distributions available to you for re-investment at such high prevailing interest rates may be relatively small.

Weighted Average Life Volatility
One indication of the impact of varying prepayment speeds on a security is the change in its weighted average life.

.. The "weighted average life" of an offered certificate, other than an interest only certificate, is the average amount of time that will elapse between the date of issuance of the certificate and the date on which each dollar in re-duction of the principal balance of the certificate is distributed to the investor.

.. The "weighted average life" of an interest only certificate is the average amount of time that will elapse between the date of issuance of the certifi-cate and the date on which each dollar reduction in the notional amount of such certificate occurs.

Low rates of prepayment on the mortgage loans in the related group, or either loan group in the case of the Class B Certificates, may result in the extension of the weighted average life of a certificate. High rates of prepayment may re-sult in the shortening of the weighted average life of a certificate.

In general, if you purchase your certificates at par and the weighted average life of your certificates is extended beyond your anticipated time period, the market value of your certificates may be adversely affected even though the yield to maturity on your certificates is unaffected.

The weighted average life of the Class I-A-4 Certificates, which are companion certificates, is particularly sensitive to principal prepayments on the mortgage loans in the first loan group. See "Prepayment Yield Considerations" in this prospectus supplement.

The sensitivity of the weighted average lives of the offered certificates to prepayments is illustrated in the tables appearing under the heading "Prepay-ment and Yield Considerations" in this prospectus supplement. These illustra-tions are based on prepayment and other assumptions which are unlikely to match the actual experience on the mortgage loans. Therefore, your results will vary.

See "Risk Factors -- Prepayments May Adversely Affect Yield," "Prepayment and Yield Considerations" and "Description of the Certificates -- Principal (In-cluding Prepayments) -- Principal Payment Characteristics of the PAC Certifi-cates and the Companion Certificates" in this prospectus supplement.

FEDERAL INCOME TAX STATUS
For federal income tax purposes, the trust estate will consist of two REMICs, an upper-tier REMIC and a lower-tier REMIC. Other than the Class A-WIO, Class II-A-R and Class II-A-LR Certificates, the offered certificates, each component and the Class B-4, Class B-5 and Class B-6 Certificates will constitute "regu-lar interests" in the upper-tier REMIC. The Class II-A-R Certifi-cate will be the "residual interest" in the upper-tier REMIC and the Class II-A-LR Certificate will be the "residual inter-est" in the lower-tier REMIC.

The offered certificates, other than the Class II-A-R and Class II-A-LR Certif-icates, will be treated as newly-originated debt instruments for most federal income tax purposes. You must report income received on these certificates as it accrues from distribution date to distribution date, which will be before such income is distributed in cash to you. Additionally, as described under "Federal Income Tax Considerations" in this prospectus supplement, certain classes of these certificates may be issued with "original issue discount." If your class of certificates is issued with original issue discount, you must re-port original issue discount income over the life of your certificate, often well before such income is distributed in cash to you.

The Class II-A-R and Class II-A-LR Certificates will not be treated as debt in-struments for federal income tax purposes. Instead, if you are the holder of the Class II-A-R or Class II-A-LR Certificate, you must include the taxable in-come or loss of the applicable REMIC in determining your federal taxable in-come. All or most of the taxable income of the applicable REMIC includible by the Class II-A-R or Class II-A-LR Certificateholder will be treated as "excess inclusion" income which is subject to special limitations for federal tax pur-poses. As a result of this tax treatment, your after-tax return on the Class II-A-R or Class II-A-LR Certificate may be significantly lower than would be the case if the Class II-A-R and Class II-A-LR Certificates were taxed as debt instruments, or may be negative (i.e., you may have to use funds other than distributions on your certificate to meet the tax liabilities resulting from the ownership of the Class II-A-R or Class II-A-LR Certificate).

Additionally, the Class II-A-R and Class II-A-LR Certificates will be consid-ered "noneconomic residual interests" for tax purposes. As a result, certain transfers of the Class II-A-R or Class II-A-LR Certificate may be disregarded for federal tax purposes, with the transferor continuing to have tax liabili-ties for the transferred certificate. See "Description of the Certificates --
 Restrictions on Transfer of the Class II-A-R and Class II-A-LR Certificates" and "Federal Income Tax Considerations" in this prospectus supplement and "Cer-tain Federal Income Tax Consequences --Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

ERISA CONSIDERATIONS
If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA, or Section 4975 of the Internal Reve-nue Code of 1986, as amended, or a governmental plan, as defined in Sec-tion 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction prohibited or not otherwise permissible under the rules or regulations de-scribed in this paragraph.

The Class II-A-R and Class II-A-LR Certificates may not be purchased by or transferred to a plan or a person acting on behalf of or investing the assets of a plan. See "Description of the Certificates -- Restrictions on Transfer of the Class II-A-R and Class II-A-LR Certificates" and "ERISA Considerations" in this prospectus supplement.

LEGAL INVESTMENT
.. The Class A and Class B-1 Certificates will constitute "mortgage related se-curities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organiza-tion.

.. The Class B-2 and Class B-3 Certificates will not constitute "mortgage re-lated securities" under this act.

If your investment activities are subject to legal investment laws and regula-tions, regulatory capital requirements or review by regulatory authorities, you may be subject to restrictions on investment in the offered certificates and should consult your own legal, tax and accounting advisors in determining the suitability of and consequences to you of the purchase, ownership and disposi-tion of the offered certificates.

See "Legal Investment" in the prospectus.

MONTHLY REPORTS AND ADDITIONAL INFORMATION
The master servicer will prepare, and the trustee will forward to certificateholders with each distribution, a copy of the monthly report de-scribed under "Reports to Certificateholders" and "The Pooling and Servicing Agreement -- Reports to Certificateholders" in the prospectus. In addition, the seller intends to make the information contained in the monthly report, to-gether with certain additional information, available to any interested in-vestor via the internet and other electronic means described under "Where You Can Find More Information" in the prospectus.

                                  RISK FACTORS

Prepayments May Adversely Affect Yield
  The rate of distributions of principal and the yield to maturity on your cer-tificates will be directly related to the rate of payments of principal on the mortgage loans in the related loan group, the discount mortgage loans in the second loan group in the case of the Class II-A-PO Certificates, the premium mortgage loans in either loan group in the case of the Class A-WIO Certificates or the mortgage loans in either loan group in the case of the Class B Certifi-cates, and the amount and timing of mortgagor defaults resulting in realized losses. Mortgagors are permitted to prepay the mortgage loans, in whole or in part, at any time without penalty. The rate of principal payments on the mort-gage loans will be affected by, among other things:

  .  the amortization schedules of the mortgage loans;

  . the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors;

  .  liquidations of defaulted mortgage loans;

  . repurchases of mortgage loans by the seller as a result of defective documentation or breaches of representations and warranties;

  .  optional purchases by the seller of defaulted mortgage loans; and

  . the optional purchase by the seller of all of the mortgage loans in con-nection with the termination of the trust estate.

  See "Prepayment and Yield Considerations" and "Pooling and Servicing Agree-ment -- Optional Termination" herein and "The Pooling and Servicing Agree-ment -- Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Optional Purchase of Mortgage Loans" in the prospectus.

  The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors.

  . If prevailing rates for similar mortgage loans fall below the mortgage interest rates on the mortgage loans, the rate of prepayment would gen-erally be expected to increase.

  . Conversely, if interest rates on similar mortgage loans rise above the mortgage interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

  The rate of prepayment on the mortgage loans may also be influenced by pro-grams offered by mortgage originators (including Wells Fargo Home Mortgage, Inc.), on a general or targeted basis, to encourage refinancing. See "Prepay-ment and Yield Considerations -- Refinancings" in the prospectus.

  If you are purchasing offered certificates at a discount, particularly the Class II-A-PO Certificates, you should consider the risk that if principal pay-ments on the mortgage loans in the related loan group, or, in the case of the Class II-A-PO Certificates, on the discount mortgage loans in the second loan group, or on the mortgage loans in either loan group in the case of the Class B Certificates, occur at a rate slower than you expected, there will be a nega-tive effect on the yield to maturity of your certificates.

  If you are purchasing offered certificates at a premium, or if you are pur-chasing the interest only certificates, which have no principal balance, you should consider the risk that if principal payments on the mortgage loans in the related loan group, the premium mortgage loans in either loan group, par-ticularly those premium mortgage loans having high rates of interest, in the case of the Class A-WIO Certificates or the mortgage loans in either loan group in the case of the Class B Certificates, occur at a rate faster than you ex-pected, there will be a negative effect on the yield to maturity of your cer-tificates. If you are purchasing interest only certificates, you should con-sider the risk that a rapid rate of principal prepayments on the mortgage loans in the related loan group, or the premium mortgage loans in either loan group, particularly those premium mortgage loans having high rates of interest, in the case of the Class A-WIO Certificates, could result in your failure to recover your initial investment.

  The Class A-WIO Certificates are comprised of two components, each of which may be affected differently by the rate and timing of principal payments (in-cluding prepayments) on the premium mortgage loans in the related loan group, which rate may fluctuate significantly from time to time. The yield to the in-vestors in the Class A-WIO Certificates therefore may be affected.

  The particular sensitivities of the interest only certificates and Class II-A-PO Certificates are separately displayed in the tables appearing under the heading "Prepayment and Yield Considerations" herein.

  See "Summary Information -- Effects of Prepayments on Investment Expecta-tions" and "Prepayment and Yield Considerations" herein.

Increase in LIBOR May Adversely Affect Yield
  If you are purchasing the inverse floating rate certificates, you should con-sider the risk that a high rate of LIBOR will have a negative effect on the yield to maturity on your certificates. In particular, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates will result in a negative yield.

  The particular sensitivities of the inverse floating rate certificates are separately displayed in the tables appearing under the heading "Prepayment and Yield Considerations" in this prospectus supplement.

  See "Prepayment and Yield Considerations" herein.

Geographic Concentration May Increase Risk of Loss Because of Adverse Economic Conditions or Natural Disasters
  The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in such a region may present risk con-siderations in addition to those generally present for similar mortgage-backed securities without such concentration. In addition, California, Florida, Texas and several other regions have experienced natural disasters, including earth-quakes, fires, floods and hurricanes, which may adversely affect property val-ues. Any deterioration in housing prices in the states in which there is a sig-nificant concentration of mortgaged properties, as well as the other states in which the mortgaged properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the mortgage loans may increase the likelihood of losses on the mortgage loans. Such losses, if they occur, may have an adverse effect on the yield to maturity of your certificates, especially if they are subordinated and particularly if they are Class B-3 Certificates. The states and geographic areas where there are large concentrations of mortgaged properties are identi-fied under "Description of the Mortgage Loans."

Subordination of Class I-A-16, Class II-A-10 and Class B Certificates Increases Risk of Loss
  The rights of the holders of each class of Class B Certificates to receive distributions will be subordinated to such rights of the holders of the Class A Certificates and the holders of the lower-numbered classes of Class B Certifi-cates, if any. In addition, realized losses will be allocated to the Class B Certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the Class A Certificates. Accordingly, if you are purchasing Class B Certificates, you will be more likely to experi-ence losses as a result of the occurrence of losses or interest shortfalls on the mortgage loans. See "Description of the Certificates --Subordination of Class B Certificates."

  If you purchase Class I-A-16 or Class II-A-10 Certificates, you should con-sider the risk that after the date on which the aggregate principal balance of the Class B Certificates has been reduced to zero, the principal portion of re-alized losses allocated to the Class I-A-10 Certificates will be borne by the Class I-A-16 Certificates and the principal portion of realized losses allo-cated to the Class II-A-4 and Class II-A-7 Certificates will be borne by the Class II-A-10 Certificates (in addition to other realized losses allocated to the Class I-A-16 and Class II-A-10 Certificates) and not by the Class I-A-10, Class II-A-4 and Class II-A-7 Certificates so long as the principal balance of your Class I-A-16 or Class II-A-10 Certificates, as applicable, is greater than zero.

Class B Certificates Provide Subordination for Both Certificate Groups

  Because the Class B Certificates provide credit support for both loan groups, the principal balances of the Class B Certificates could be reduced to zero as a result of disproportionate amount of realized losses on the mortgage loans in one loan group. Therefore, realized losses on the mortgage loans in one loan group will reduce the subordination provided by the Class B Certificates to the other certificate group of Class A Certifi-cates and Class A-WIO Component and increase the likelihood that realized losses may be allocated to the other certificate group of Class A Certificates and Class A-WIO Component.

  See "Description of the Certificates -- Subordination of Class B Certifi-cates -- Allocation of Losses" herein.

  Under certain circumstances principal otherwise payable to the Class B Cer-tificates will be paid to the Class A Certificates (other than the Class II-A-PO Certificates) as described under "Description of the Certificates -- Cross-Collateralization" herein. In addition, the Class II-A-PO Certificates will be entitled to reimbursement for certain losses allocated to them from amounts otherwise distributable as principal on the Class B Certificates regardless of the loan group from which such payments are derived.

Rights of Beneficial Owners May Be Limited By Book-Entry System for Certain Classes of Certificates
  Transactions in the book-entry certificates generally can only be carried out through DTC, DTC participants and indirect DTC participants. If you are a bene-ficial owner of book entry certificates, your ability to pledge your certifi-cates, and the liquidity of your certificates in general, may be limited due to the fact that you will not have a physical certificate. In addition, you may experience delays in receiving payments on your certificates. See "Risk Fac-tors -- Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates -- Book-Entry Form" in the prospec-tus.

Certificates May Not Be Appropriate For Certain Individual Investors
  If you are an individual investor who does not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of offered certificates, the offered certificates may not be an appropriate in-vestment for you. This may be the case because, among other things:

  . if you purchase your certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of prin-cipal prepayments on the applicable mortgage loans;

  . the rate of principal distributions on, and the weighted average life of, the offered certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable mortgage loans, and the priority of principal distributions among the classes of certifi-cates, and as such the offered certificates may be inappropriate invest-ments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of dis-tributions;

  . you may not be able to reinvest amounts distributed in respect of prin-cipal on your certificates (which distributions in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

  . a secondary market for the offered certificates may not develop or pro-vide you with liquidity of investment; and

  . you must report interest as well as original issue discount, if any, on the accrual method of accounting, even if you are otherwise using the cash method of accounting.

  If you are an individual investor considering the purchase of an offered cer-tificate, you should also carefully consider the further risks and other spe-cial considerations discussed above and under the headings "Summary Informa-tion -- Effects of Prepayments on Your Investment Expectations" and "Prepayment and Yield Considerations" herein and "Risk Factors -- Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on Certificates" in the prospectus.

Residual Certificates May Have Adverse Tax Consequences
  The Class II-A-R and Class II-A-LR Certificates will be the sole "residual interest" in the applicable REMIC for federal income tax purposes. The holders of the Class II-A-R and Class II-A-LR Certificates must report as ordinary in-come or loss the net income or the net loss of the respective REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. No cash distributions are expected to be made with respect to the Class II-A-R and Class II-A-LR Certifi-cates other than the distribution of their principal balances and interest on those balances. Due to its tax consequences, the Class II-A-R and Class II-A-LR Certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class II-A-R and Class II-A-LR Certificates may not be acquired by

ERISA plans or similar governmental plans. The IRS has issued guidance regard-ing safe harbors for transfers of noneconomic residual interests such as the Class II-A-R and Class II-A-LR Certificates. See "Descriptions of the Certifi-cates -- Restrictions on Transfer of the Class II-A-R and Class II-A-LR Certif-icates" in this prospectus supplement.

  See "Risk Factors" in the prospectus for a description of certain other risks and special considerations applicable to the offered certificates.

                           FORWARD LOOKING STATEMENTS

  This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements, together with related quali-fying language and assumptions, are found in the material, including each of the tables, set forth under "Risk Factors" and "Prepayment and Yield Considera-tions." Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus, and may be identified by, among other things, accompanying language including the words "expects," "intends," "anticipates," "estimates" or analogous expressions, or by qualifying language or assumptions. Such statements involve known and unknown risks, uncertainties and other impor-tant factors that could cause the actual results or performance to differ mate-rially from such forward-looking statements. Such risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with government regulations, customer preference and various other matters, many of which are beyond the Seller's control. These forward-looking statements speak only as of the date of this prospectus supple-ment. The Seller expressly disclaims any obligation or undertaking to dissemi-nate any updates or revisions to such forward-looking statements to reflect any change in the Seller's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

                        DESCRIPTION OF THE CERTIFICATES

General
  The Wells Fargo Mortgage Backed Securities 2002-22 Trust (the "Trust") will issue Mortgage Pass-Through Certificates, Series 2002-22 (the "Certificates") on or about December 16, 2002 (the "Closing Date").

  The Certificates will consist of thirty classes of senior certificates (the "Class A Certificates") divided into two certificate groups (each may be re-ferred to as a "Group"). The first Group ("Group I") will consist of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-10, Class I-A-11, Class I-A-12, Class I-A-13, Class I-A-14, Class I-A-15 and Class I-A-16 Certificates (the "Group I-A Certificates") and the Class I-A-WIO Component. The second Group ("Group II") will consist of the Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-5, Class II-A-6, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class II-A-PO, Class II-A-R and Class II-A-LR Certificates (the "Group II-A Certificates") and the Class II-A-WIO Component. The Class I-A-WIO Component and Class II-A-WIO Component are each referred to as a "Class A-WIO Component" or a "Component." While each Class A-WIO Component belongs to a Group, the Class A-WIO Certificates do not. Therefore, references to the Class A Certificates of a Group do not include the Class A-WIO Certificates or any Class A-WIO Component. The Certificates will also consist of six classes of junior certificates (the "Class B Certificates" or "Subordinated Certifi-cates"). Only the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement and the accom-panying prospectus (the "Offered Certificates").

Denominations; Form of Certificates
  Offered Certificates issued in fully registered, certificated form are re-ferred to herein as "Definitive Certificates." The Trustee or other paying agent will make distributions of principal of, and interest on, the Definitive Certificates directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or other certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

  Offered Certificates, other than those initially issued as Definitive Certif-icates, will be issued in book-entry form and are referred to herein as "Book-Entry Certificates." Each Class of the Book-Entry Certificates initially will be represented by one or more physical certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), which will be the "holder" or "Certificateholder" of such Certificates, as such terms are used herein. A person acquiring an interest in the Book-Entry Certificates (a "Beneficial Owner") will not be entitled to receive a Definitive Certificate repre-senting such person's interest in the Book-Entry Certificates, except as set forth under "Description of the Certificates -- Book-Entry Form" in the pro-spectus. Unless and until Definitive Certificates are issued under the limited circumstances described therein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certifi-cates, refer to actions taken by DTC upon instructions from its DTC Partici-pants (as defined under "Description of the Certificates -- Book-Entry Form" in the prospectus), and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC pro-cedures. See "Description of the Certificates -- Book-Entry Form" in the pro-spectus.

  The following table sets forth the original certificate form, the minimum de-nomination and the incremental denomination of the Offered Certificates. The Offered Certificates are not intended to be directly or indirectly held or ben-eficially owned in amounts lower than such minimum denominations.

                 FORM AND DENOMINATIONS OF OFFERED CERTIFICATES

                             Original Certificate   Minimum        Incremental
Class                                Form         Denomination   Denomination(1)
-----                        -------------------- ------------   ---------------
Classes I-A-1, I-A-2, I-A-
 3, I-A-5, I-A-6, I-A-7, I-
 A-8, I-A-9, I-A-10, I-A-
 12, I-A-13, II-A-1, II-A-
 2, II-A-4, II-A-5, II-A-8
 and II-A-9................       Book-Entry       $   25,000        $1,000
Class I-A-11...............       Book-Entry       $1,310,924(2)     $1,000(2)
Class I-A-14...............       Book-Entry       $3,958,333(2)     $1,000(2)
Class I-A-15...............       Book-Entry       $3,531,250(2)     $1,000(2)
Classes II-A-3 and II-A-7..       Book-Entry       $    1,000        $1,000
Class II-A-6...............       Book-Entry       $2,143,323(2)     $1,000(2)
Class A-WIO................       Book-Entry       $8,016,863(2)     $1,000(2)
Classes I-A-4, I-A-16, II-
 A-10, II-A-PO, B-1, B-2
 and B-3...................       Book-Entry       $  100,000        $1,000
Classes II-A-R and II-A-
 LR........................       Definitive       $      100           N/A

------------------
(1) If necessary, in order to aggregate the initial Principal Balance or notional amount of a Class, one Certificate of such Class will be issued in an incremental denomination of less than that shown.
(2) Initial notional amount.

Distributions
  The Trustee or other paying agent will make monthly distributions of interest and in reduction of Principal Balance to holders of each Class of Certificates, to the extent of each Class's entitlement thereto, on the 25th day of each month or, if such day is not a business day, on the succeeding business day (each, a "Distribution Date"), beginning in January 2003. The "Determination Date" with respect to each Distribution Date will be the 17th day of each month, or if such day is not a business day, the preceding business day. Dis-tributions will be made on each Distribution Date to holders of record (which, in the case of the Book-Entry Certificates, will be Cede, as nominee for DTC) at the close of business on (i) in the case of the Floating Rate Certificates and Inverse Floating Rate Certificates, the business day preceding such Distri-bution Date and (ii) for all other Certificates, the last business day of the preceding month (each, a "Record Date").

  The aggregate amount available for distribution to the Group I-A Certificates and the Class I-A-WIO Component on each Distribution Date (except to the extent of cross-collateralization payments) will be the Group I Pool Distribution Amount. The aggregate amount available for distribution to the Group II-A Cer-tificates and the Class II-A-WIO Component on each Distribution Date (except to the extent of cross-collateralization payments) will be the Group II Pool Dis-tribution Amount. The Class B Certificates will be entitled to distributions from the Group I Pool Distribution Amount and the Group II Pool Distribution Amount. The Group I Pool Distribution Amount will be determined by reference to amounts received and expenses incurred in connection with the Group I Mortgage Loans and the Group II Pool Distribution Amount will be determined by reference to amounts received and expenses incurred in connection with the Group II Mort-gage Loans. The "Group I Pool Distribution Amount" and the "Group II Pool Dis-tribution Amount" (each, a "Pool Distribution Amount") for a Distribution Date will be the sum of:

    (i) all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds in re-spect of principal, if any), and interest on or in respect of the Group I Mortgage Loans and the Group II Mortgage Loans, as applicable, received by the Master Servicer, including without limitation any related insurance proceeds, any proceeds received as a result of a substitution of a Mortgage Loan and the proceeds of any purchase of a related Group I Mortgage Loan or Group II Mortgage Loan, as applicable, for breach of a representation or warranty or the sale of a Mortgaged Property by a Servicer in connection with the liquidation of the related Group I Mortgage Loan or Group II Mort-gage Loan, as applicable, on or prior to the Remittance Date in the month in which such Distribution Date occurs;

    (ii) all Periodic Advances made with respect to a Group I Mortgage Loan or Group II Mortgage Loan; as applicable; and

    (iii) all other amounts with respect to a Group I Mortgage Loan or Group II Mortgage Loan, as applicable (including any insurance proceeds and Com-pensating Interest) placed in the Certificate Account by any Servicer on or before the Remittance Date or by the Master Servicer on or before the Dis-tribution Date pursuant to the Pooling and Servicing Agreement, but exclud-ing the following:

      (a) amounts received as late payments of principal or interest with respect to a Group I Mortgage Loan or Group II Mortgage Loan, as appli-cable, respecting which one or more unreimbursed Periodic Advances has been made;

      (b) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds with respect to a Group I Mortgage Loan or Group II Mortgage Loan, as applicable, that represents any unreimbursed Periodic Advances of such Servicer;

      (c) those portions of each payment of interest on a particular Group I Mortgage Loan or Group II Mortgage Loan, as applicable, which represent
    (i) the applicable Servicing Fee and (ii) the Master Servicing Fee;

      (d) all amounts with respect to a Group I Mortgage Loan or Group II Mortgage Loan, as applicable, representing scheduled payments of princi-pal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

      (e) all principal prepayments in full, all partial principal prepay-ments, all proceeds of any Group I Mortgage Loans or Group II Mortgage Loans, as applicable, or property acquired in respect thereof, or liqui-dated pursuant to the Pooling and Servicing Agreement, including Net Partial Liquidation Proceeds and Recoveries, and other unscheduled re-ceipts in respect of principal of the Mortgage Loans other than proceeds of a repurchase of a Mortgage Loan by the Seller or amounts deposited by the Seller in the Certificate Account in connection with the substitu-tion of a Group I Mortgage Loan or Group II Mortgage Loan, as applicable (collectively, "Unscheduled Principal Receipts") that were received by the Servicers after the Unscheduled Principal Receipt Period (as de-scribed under "Servicing of the Mortgage Loans -- Unscheduled Principal Receipts" below) relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of in-terest on such amounts;

      (f) all repurchase proceeds with respect to the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, repurchased by the Seller on or following the Determination Date in the month in which such Distribution Date occurs and the excess of the unpaid principal balance of any Group I Mortgage Loan or Group II Mortgage Loan, as applicable, for which a Mortgage Loan was substituted over the unpaid principal bal-ance of such substituted Mortgage Loan on or following the Determination Date in the month in which such Distribution Date occurs;

      (g) to the extent permitted by the Pooling and Servicing Agreement, that portion of Liquidation Proceeds or insurance proceeds with respect to a Group I Mortgage Loan or Group II Mortgage Loan, as applicable, or proceeds of any Mortgaged Property that becomes owned by the Trust Es-tate which represents any unpaid Servicing Fee or Master Servicing Fee to which such Servicer or the Master Servicer, respectively, is enti-tled;

      (h) all amounts representing certain expenses reimbursable to the Mas-ter Servicer and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Certificate Ac-count pursuant to the Pooling and Servicing Agreement;

      (i) reinvestment earnings on payments received in respect of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable, or on other amounts on deposit in the Certificate Account;

      (j) Liquidation Profits in respect of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable;

      (k) Month End Interest in respect of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable; and

      (l) amounts reimbursable to a Servicer for PMI Advances in respect of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable.

  The "Remittance Date" with respect to any Distribution Date will be the 18th day of each month, or if any such day is not a business day, the preceding business day.

  "Partial Liquidation Proceeds" are Liquidation Proceeds received by a Servicer on a Mortgage Loan prior to such Mortgage Loan becoming a Liquidated Loan and "Net Partial Liquidation Proceeds" are Partial Liquidation Proceeds less expenses incurred with respect to such liquidation.

  Each Servicer is required to deposit in the Certificate Account by the Remit-tance Date certain amounts in respect of the Mortgage Loans as set forth herein under "Servicing of the Mortgage Loans -- Custodial Accounts." The Master Servicer is required to remit to the Trustee on or before the Distribution Date any payments constituting part of the Pool Distribution Amount that are re-ceived by the Master Servicer or are required to be made with the Master Servicer's own funds. Except as described below under "-- Periodic Advances," neither the Master Servicer nor the Trustee is obligated to remit any amounts which a Servicer was required but failed to deposit in the Certificate Account.

  On each Distribution Date, the Pool Distribution Amount for each Loan Group will be allocated among the Classes of Certificates relating to such Loan Group and distributed to the holders thereof of record as of the related Record Date as follows (the "Pool Distribution Amount Allocation"):

    (a) with respect to each Group of Class A Certificates and Class A-WIO Component from the Group I Pool Distribution Amount or the Group II Pool Distribution Amount, as applicable, as follows:

    first, to the Classes of Class A Certificates and Class A-WIO Component of a Group, pro rata, based on their respective Interest Accrual Amounts, in an aggregate amount up to the sum of their Interest Accrual Amounts with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Class I-A-4 Certificates pursu-ant to this provision will be distributed in reduction of the Principal Balances of certain Classes of Group I-A Certificates as set forth below under "-- Principal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates";

    second, to the Classes of Class A Certificates and Class A-WIO Component of a Group, pro rata, based on their respective unpaid Interest Shortfall Amounts, in an aggregate amount up to the sum of their unpaid Interest Shortfall Amounts; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in re-spect of interest shortfalls to the Class I-A-4 Certificates pursuant to this provision will be distributed in reduction of the Principal Balances of certain Classes of Group I-A Certificates as set forth below under "--
   Principal (Including Prepayments) -- Allocation of Amount to be Distrib-uted on the Class A Certificates";

    third, concurrently, pro rata to the Class A Certificates of such Group (other than the Class II-A-PO Certificates in the case of Group II), based on the Class A Non-PO Optimal Principal Amount for such Group, and, in the case of Group II, the Class II-A-PO Certificates, based on the Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates of such Group (other than the Class II-A-PO Certificates in the case of Group
  II), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount for such Group, such distribution to be allocated among such Classes in accordance with the priorities set forth below under "-- Principal (In-cluding Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates" and (B) in the case of Group II, to the Class II-A-PO Cer-tificates in an amount up to the Class A-PO Optimal Principal Amount of such Group; and
    fourth, in the case of Group II, to the Class II-A-PO Certificates in an amount up to the Class A-PO Deferred Amount, but only from amounts other-wise distributable (without regard to this priority) to the Classes of Class B Certificates in reverse order of priority from their respective Class B Principal Distribution Amounts; and

    (b) to the Class B Certificates, from the Group I Pool Distribution Amount and Group II Pool Distribution Amount, subject to distributions to the Class A Certificates described in (a) above and payments described un-der "-- Cross-Collateralization" below, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates so that each such Class shall receive (A) first, an amount up to its Interest Accrual Amount with respect to such Distribution Date, (B) then, an amount up to its previously unpaid Interest Shortfall Amounts and (C) finally, an amount up to its Class B Optimal Principal Amount before any Classes of Class B Certificates with higher numerical designations receive any pay-ments in respect of interest or principal; provided, however, that the amount distributable pursuant to this clause (b) (C) to any Classes of Class B Certificates will be reduced by the amount, if any, otherwise dis-tributable as principal hereunder used to pay the Class A-PO Deferred Amounts in accordance with clause (a) priority fourth above.

  Notwithstanding the foregoing, on the first Distribution Date the Interest Accrual Amounts for the Floating Rate and Inverse Floating Rate Certificates attributable to the period from the Closing Date through December 24, 2002 will not be paid from the applicable Pool Distribution Amount but will be paid from the Reserve Fund as described below under "-- Interest."

  The undivided percentage interest (the "Percentage Interest") represented by any Offered Certificate of a Class will be equal to the percentage obtained by dividing the initial principal balance (or initial notional amount, in the case of the Interest Only Certificates) of such Certificate by the initial Principal Balance (or initial notional amount) of such Class.

Interest
  Interest will accrue on each Class of Certificates (other than the Floating Rate, Inverse Floating Rate, Class A-WIO and Class II-A-PO Certificates) and Component during each one-month period ending on the last day of the month pre-ceding the month in which each Distribution Date occurs (each a "Regular Inter-est Accrual Period"). The initial Regular Interest Accrual Period will be deemed to have commenced on December 1, 2002. Interest which accrues on such Classes of Certificates and Components will be calculated on the assumption that any reduction of the principal balances or notional amounts thereof on a Distribution Date are made on the first day of the month of such Distribution Date. With respect to the Floating Rate and Inverse Floating Rate Certificates, interest will accrue for the first Distribution Date during the period commenc-ing on the Closing Date and ending on January 24, 2003. With respect to each Distribution Date thereafter, interest will accrue on the Floating Rate and In-verse Floating Rate Certificates during each one-month period commencing on the 25th day of the month preceding the month in which each Distribution Date oc-curs and ending on the 24th day of the month in which such Distribution Date occurs (each such period, a LIBOR Based Interest Accrual Period").

  The amount of interest that will accrue on each Class of Certificates (other than the Class A-WIO and Class II-A-PO Certificates) and each Component during each accrual period, after taking into account any Non-Supported Interest Shortfalls, Relief Act Shortfalls and the interest portion of certain losses allocated to such Class, is referred to herein as the "Interest Accrual Amount" for such Class or Component.

  The Interest Accrual Amount for each Class of Certificates (other than the Class A-WIO and Class II-A-PO Certificates) and each Component with respect to each Distribution Date will equal (a) the product of (i) 1/12th (or, in the case of the Floating Rate and Inverse Floating Rate Certificates and the first Distribution Date 39/360th) of the Pass-Through Rate for such Class or Compo-nent and (ii) the outstanding Principal Balance of such Class or, in the case of the Interest Only Certificates and Components, the outstanding notional amount, minus (b) the sum of (i) any Non-Supported Interest Shortfall allocable to such Class or Component, (ii) any Relief Act Shortfall allocable to such Class or Component and (iii) in the case of the Class A Certificates and Compo-nents, the interest portion of any Realized Losses allocable to such Class or Component on or after the Subordination Depletion Date. The pass-through rate (the "Pass-Through Rate") for each Class of Offered Certificates and Component is the percentage set forth or described in the table beginning on page S-4 of this prospectus supplement.

  The Pass-Through Rate for each Class A-WIO Component will be a per annum rate equal to the excess of (i) the weighted average of the Net Mortgage Interest Rates of the Premium Mortgage Loans in the related Loan Group (based on the Scheduled Principal Balances of such Premium Mortgage Loans on the first day of the month preceding the month of such Distribution Date or, in the case of the first Distribution Date on the aggregate unpaid principal balance of the Pre-mium Mortgage Loans in the related Loan Group as of the Cut-Off Date) over (ii) 6.000%.

  The Interest Accrual Amount for the Class A-WIO Certificates will equal the sum of the Interest Accrual Amounts of the Components.

  No interest will accrue on the Class II-A-PO Certificates.

  Except for the Floating Rate and Inverse Floating Rate Certificates with re-spect to the first LIBOR Based Interest Accrual Period, interest on each Class of Certificates or Component will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

  The Pass-Through Rates for the Floating Rate and Inverse Floating Rate Cer-tificates will be determined as described below.

              Floating Rate and Inverse Floating Rate Classes(/1/)

                             Initial                     Minimum      Maximum
                           Pass-Through  Pass-Through  Pass-Through Pass-Through
Class                          Rate      Rate Formula      Rate         Rate
-----                      ------------ -------------- ------------ ------------
Class I-A-5...............    2.100%    LIBOR + 0.750%    0.750%       7.500%
Class I-A-6...............    2.100%    LIBOR + 0.750%    0.750%       7.500%
Class I-A-10..............    1.740%    LIBOR + 0.300%    0.300%       8.500%
Class I-A-11..............    6.760%    8.200% - LIBOR    0.000%       8.200%
Class I-A-14..............    5.400%    6.750% - LIBOR    0.000%       6.750%
Class I-A-15..............    5.400%    6.750% - LIBOR    0.000%       6.750%
Class I-A-16..............    1.740%    LIBOR + 0.300%    0.300%       8.500%
Class II-A-5..............    1.990%    LIBOR + 0.550%    0.550%       8.500%
Class II-A-6..............    6.510%    7.950% - LIBOR    0.000%       7.950%

------------------
(1) Investors, in particular, investors in the Inverse Floating Rate Certifi-cates, should consider the effect of different rates of LIBOR and principal prepayments on their yield to maturity. See "Prepayment and Yield Considerations".

  The Pass-Through Rate for each LIBOR Based Interest Accrual Period after the initial LIBOR Based Interest Accrual Period will be determined on the second LIBOR Business Day preceding the commencement of each LIBOR Based Interest Ac-crual Period (each a "Rate Determination Date"). A "LIBOR Business Day" is a day on which banks are open for dealing in foreign currency and exchange in London, New York City and Charlotte, North Carolina.

  The yields to investors in the Floating Rate and Inverse Floating Rate Cer-tificates will be affected by changes in the arithmetic mean of the London interbank offered rate quotation for one-month U.S. dollar deposits ("LIBOR"). An increase in LIBOR may have little or no correlation to prevailing mortgage loan interest rates. It is possible that lower prevailing mortgage loan inter-est rates (which might be expected to result in faster prepayments) could occur concurrently with an increase in LIBOR. Conversely, it is possible that higher prevailing mortgage loan interest rates (which might be expected to result in slower prepayments) could occur concurrently with a decrease in LIBOR. See "Prepayment and Yield Considerations" herein and in the prospectus.

  A reserve fund will be established on the Closing Date for the Floating Rate and Inverse Floating Rate Certificates (the "Reserve Fund") by an initial de-posit into a separate account maintained by the Trustee in an amount sufficient to cover accrued interest on the Floating Rate and Inverse Floating Rate Cer-tificates at the initial Pass-Through Rate for the period from the Closing Date through December 24, 2002. The Reserve Fund will be an asset of the Lower-Tier REMIC.

  A withdrawal will be made on the first Distribution Date from the amount on deposit in the Reserve Fund to cover the Interest Accrual Amounts on the Float-ing Rate and Inverse Floating Rate Certificates attributable to the period from the Closing Date through December 24, 2002. Any amount re-maining in the Reserve Fund after the first Distribution Date will be distrib-uted to the holder of the Class II-A-LR Certificate. It is not expected that there will be any material amount remaining in the Reserve Fund after the dis-tribution to the Floating Rate and Inverse Floating Rate Certificates.

  The Class I-A-11 Certificates are Interest Only Certificates and have no Principal Balance. The "Class I-A-11 Notional Amount" with respect to each Dis-tribution Date will be equal to the sum of the Principal Balances of the Class I-A-10 and Class I-A-16 Certificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the Principal Balance of the Class I-A-10 or Class I-A-16 Certificates, will result in a proportional reduction in the Class I-A-11 Notional Amount. See "-- Principal (including Prepayments)" and "-- Subordination of Class B Certificates -- Allocation of Losses" herein. The Class I-A-11 Notional Amount with respect to the first Distribution Date will be approximately $156,000,000.

  The Class I-A-14 Certificates are Interest Only Certificates and have no Principal Balance. The "Class I-A-14 Notional Amount" with respect to each Dis-tribution Date will be equal to the Principal Balance of the Class I-A-5 Cer-tificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the Principal Balance of the Class I-A-5 Certificates, will result in a proportional reduction in the Class I-A-14 Notional Amount. See "-- Principal (including Prepayments)" and "-- Subordination of Class B Certificates -- Allocation of Losses" herein. The Class I-A-14 Notional Amount with respect to the first Distribution Date will be approximately $15,833,333.

  The Class I-A-15 Certificates are Interest Only Certificates and have no Principal Balance. The "Class I-A-15 Notional Amount" with respect to each Dis-tribution Date will be equal to the Principal Balance of the Class I-A-6 Cer-tificates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the Principal Balance of the Class I-A-6 Certificates, will result in a proportional reduction in the Class I-A-15 Notional Amount. See "-- Principal (including Prepayments)" and "-- Subordination of Class B Certificates -- Allocation of Losses" herein. The Class I-A-15 Notional Amount with respect to the first Distribution Date will be approximately $28,250,000.

  The Class II-A-6 Certificates are Interest Only Certificates and have no Principal Balance. The "Class II-A-6 Notional Amount" with respect to each Dis-tribution Date will be equal to Principal Balance of the Class II-A-5 Certifi-cates. Accordingly, any distributions in respect of principal made to, or losses in respect of principal allocated in reduction of, the Principal Balance of the Class II-A-5 Certificates, will result in a proportional reduction in the Class II-A-6 Notional Amount. See "-- Principal (including Prepayments)" and "-- Subordination of Class B Certificates -- Allocation of Losses" herein. The Class II-A-6 Notional Amount with respect to the first Distribution Date will be approximately $96,449,545.

  The Class I-A-WIO Component is an Interest Only Component and has no Princi-pal Balance. The "Class I-A-WIO Notional Amount" with respect to the first Dis-tribution Date will be equal to the aggregate unpaid principal balance of the Premium Mortgage Loans in Loan Group I as of the Cut-Off Date and with respect to each Distribution Date thereafter will be equal to the aggregate Scheduled Principal Balance of such Premium Mortgage Loans on the first day of the month preceding the month of such Distribution Date. The Class I-A-WIO Notional Amount with respect to the first Distribution Date will be approximately $871,847,258.

  The Class II-A-WIO Component is an Interest Only Component and has no Princi-pal Balance. The "Class II-A-WIO Notional Amount" with respect to the first Distribution Date will be equal to the aggregate unpaid principal balance of the Premium Mortgage Loans in Loan Group II as of the Cut-Off Date and with re-spect to each Distribution Date thereafter will be equal to the aggregate Scheduled Principal Balance of such Premium Mortgage Loans on the first day of the month preceding the month of such Distribution Date. The Class II-A-WIO Notional Amount with respect to the first Distribution Date will be approxi-mately $555,154,479.

  The "Class A-WIO Notional Amount" with respect to any Distribution Date will equal the sum of the Class I-A-WIO Notional Amount and the Class II-A-WIO Notional Amount.

  The "Principal Balance" of a Class of Class A Certificates of a Group (other than the Class II-A-PO Certificates) as of any Determination Date will be the principal balance of such Class on the date of initial issuance of the Class A Certificates, plus in the case of the Class I-A-4 Certificates, the Accrual Distribution Amounts, as described under "-- Principal (including Prepayments)" below, previously added to the Principal Balance of the Class I-A-4 Certifi-cates, less all amounts previously distributed on such Class in reduction of the principal balance of such Class. After the Subordination Depletion Date, the Principal Balance of a Class of Class A Certificates of a Group (other than the Class II-A-PO Certifi-cates) may be subject to a further reduction (if clause (a) is greater than clause (b)) or an increase (if clause (b) is greater than clause (a)) in an amount equal to such Class's pro rata share of the difference, if any, between
(a) the Class A Non-PO Principal Balance for the related Group as of such De-termination Date without regard to this provision and (b) the difference be-tween (i) the Adjusted Pool Amount for the related Loan Group for the preceding Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for the re-lated Loan Group for the preceding Distribution Date. Any pro rata allocation among the Classes of Class A Certificates of a Group (other than the Class II-A-PO Certificates) described in this paragraph will be made among such Classes on the basis of their then-outstanding Principal Balances or, in the case of the Class I-A-4 Certificates, their initial Principal Balance, if lower.

  After the Subordination Depletion Date, for so long as the Class I-A-16 Cer-tificates are outstanding, the amount that would have reduced (or increased) the Principal Balance of the Class I-A-10 Certificates as a result of the sec-ond sentence of the definition of Principal Balance set forth in the preceding paragraph will instead reduce (or increase) the Principal Balance of the Class I-A-16 Certificates and for as long as the Class II-A-10 Certificates are out-standing, the amount that would have reduced (or increased) the Principal Bal-ances of the Class II-A-4 and Class II-A-7 Certificates as a result of the ap-plication of the second sentence of the definition of Principal Balance set forth in the preceding paragraph will instead reduce (or increase) the Princi-pal Balance of the Class II-A-10 Certificates (in addition to other Realized Losses allocated to the Class I-A-16 or Class II-A-10 Certificates). As a re-sult, after the Subordination Depletion Date, the Class I-A-16 Certificates will bear the principal portion of all Realized Losses allocable to the Class I-A-10 Certificates for so long as the Class I-A-16 Certificates are outstand-ing and the Class II-A-10 Certificates will bear the principal portion of all Realized Losses allocable to the Class II-A-4 and Class II-A-7 Certificates for so long as the Class II-A-10 Certificates are outstanding. In the event that the amount of Realized Losses allocable to the Class I-A-10, Class II-A-4 or Class II-A-7 Certificates exceeds the Principal Balances of the Class I-A-16 or Class II-A-10 Certificates, as applicable, available to bear such losses, the Class I-A-16 or Class II-A-10 Certificates, as the case may be, will bear such losses only up to their outstanding Principal Balance, and the original alloca-tion of losses for the Class I-A-10 Certificates will be reduced by the portion of such losses borne by the Class I-A-16 Certificates and the original alloca-tion of losses to the Class II-A-4 and Class II-A-7 Certificates will be re-duced by the portion of such losses borne by the Class II-A-10 Certificates.

  The "Principal Balance" of the Class II-A-PO Certificates as of any Determi-nation Date will be the principal balance of such Class on the date of initial issuance of the Class A Certificates less all amounts previously distributed to the holders of such Class II-A-PO Certificates pursuant to clause (a) priority third clause (B) and clause (a) priority fourth of the Pool Distribution Amount Allocation. After the Subordination Depletion Date, the Principal Balance of the Class II-A-PO Certificates will equal the Adjusted Pool Amount (PO Portion) for Loan Group II for the preceding Distribution Date.

  The "Principal Balance" of a Class of Class B Certificates as of any Determi-nation Date will be the principal balance of such Class on the date of initial issuance of the Class B Certificates less all amounts previously distributed to holders of such Class in reduction of the principal balance thereof. The Prin-cipal Balance of the most subordinate Class of Class B Certificates then out-standing may be subject to a further reduction or an increase so that its Prin-cipal Balance will equal the difference, if any, between the sum of the Ad-justed Pool Amounts as of the preceding Distribution Date and the sum of (i) the sum of the Class A Principal Balances and (ii) the Principal Balances of the Classes of Class B Certificates with lower numerical designations, each as of such Determination Date.

  Notwithstanding the definitions of Principal Balance, no Principal Balance of a Class on any Determination Date may exceed the initial Principal Balance of such Class (plus any Accrual Distribution Amounts previously added to the Prin-cipal Balance in the case of the Class I-A-4 Certificates) less all amounts previously distributed on such Class in reduction of the Principal Balance thereof.

  A Recovery with respect to a loss on a Mortgage Loan in a Loan Group will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding Classes of Certificates. It is possible that such payment will not be made to the Class that originally bore the loss. Further, even though a Class may have previously had its Principal Balance reduced as a result of a loss for which there is later a

Recovery, that Class will not be entitled to any interest on the amount of such reduction. Because a Recovery results in a payment of principal to certain Classes without a corresponding decrease in the related Adjusted Pool Amount, the Principal Balance of the most subordinate corresponding Class then out-standing (which may not be the Class that originally bore the loss if such Class is no longer outstanding) may be increased through the application of the definitions of "Principal Balance" set forth above or such Principal Balance may be decreased by a lesser amount than would otherwise be the case based on any Realized Losses allocable to such Class.

  A "Recovery" is an amount received in respect of principal which has previ-ously been allocated as a Realized Loss to a Class of Certificates.

  The "Class A Principal Balance" for a Group as of any Determination Date will be equal to the sum of the Principal Balances of the Classes of Class A Certif-icates of such Group as of such date.

  The "Class A Non-PO Principal Balance" for a Group as of any Determination Date will be equal to the sum of the Principal Balances of the Classes of Class A Certificates of such Group (other than the Class II-A-PO Certificates in the case of Group II) as of such date.

  The "Class B Principal Balance" as of any date will be equal to the sum of the Principal Balances of the Classes of Class B Certificates as of such date.

  The "Aggregate Principal Balance" as of any date will be equal to the sum of the Class A Principal Balances and the Class B Principal Balance as of such date.

  The "Aggregate Non-PO Principal Balance" as of any date will be equal to the sum of the Class A Non-PO Principal Balances and the Class B Principal Balance as of such date.

  With respect to any Distribution Date and any Loan Group, the "Adjusted Pool Amount" will equal the aggregate unpaid principal balance of the Mortgage Loans in such Loan Group as of the Cut-Off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates,
(ii) the principal portion of all Liquidated Loan Losses incurred on the Mort-gage Loans in such Loan Group for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the applicable Unscheduled Principal Receipt Period for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-Off Date through the end of the period which corresponds to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such Distribution Date.

  With respect to any Distribution Date and Loan Group II, the "Adjusted Pool Amount (PO Portion)" will equal the sum as to each Mortgage Loan in such Loan Group outstanding at the Cut-Off Date of the product of (A) the PO Fraction for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-Off Date less the sum of (i) all amounts in respect of principal re-ceived in respect of such Mortgage Loan (including amounts received as Periodic Advances, principal prepayments and Liquidation Proceeds in respect of princi-
pal) and distributed to holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loan for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the applicable Unscheduled Principal Receipt Period for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-Off Date through the end of the period which corresponds to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such Distribution Date. The Adjusted Pool Amount (PO Portion) for Loan Group I will be zero.

  The "Net Mortgage Interest Rate" on each Mortgage Loan will be equal to the Mortgage Interest Rate on such Mortgage Loan as stated in the related mortgage note minus the sum of (i) the applicable Servicing Fee Rate and (ii) the Master Servicing Fee Rate for such Mortgage Loan. See "Servicing of the Mortgage
Loans -- Servicing Compensation and Payment of Expenses" herein.

  When mortgagors prepay principal, or when principal is recovered through foreclosure sales or other liquidations of defaulted Mortgage Loans, or when other Unscheduled Principal Receipts occur, a full month's interest for the month of payment or recovery may not be paid or recovered, resulting in inter-est shortfalls to the extent that such payment or recovery is not included in the distribution to Certificateholders made in the month in which it is re-ceived. Interest shortfalls resulting from principal prepayments in full made by mortgagors ("Prepayments in Full") are referred to herein as "Prepayment In-terest Shortfalls." The Master Servicer will be obligated, on or before each Distribution Date, to pay to the Trustee for the benefit of Certificateholders, from the Master Servicer's own funds (including amounts otherwise payable to the Master Servicer in respect of such Distribution Date as Master Servicing
Fees) an amount (such amount, "Compensating Interest") equal to the lesser of
(i) the aggregate Prepayment Interest Shortfall with respect to such Distribu-tion Date and (ii) the lesser of (X) the product of (A) 1/12th of 0.20% and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans for such Dis-tribution Date and (Y) the Available Master Servicing Compensation for such Distribution Date.

  The "Available Master Servicing Compensation" for any Distribution Date will be equal to the sum of (a) the Master Servicing Fee for such Distribution Date,
(b) interest earned through the business day preceding the applicable Distribu-tion Date on any Prepayments in Full remitted to the Master Servicer by Other Servicers and deposited in the Certificate Account, and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Underlying Servicing Agreements. With respect to the Mortgage Loans serviced by WFHM, "Month End Interest" for each Distribution Date will be equal to the lesser of (i) the aggregate Prepayment Interest Shortfalls with respect to the Mortgage Loans serviced by WFHM and (ii) the product of 1/12th of 0.20% and the aggregate scheduled principal balance (as determined in the applicable Underlying Servicing Agreement) of the Mortgage Loans serviced by WFHM. With respect to the Mortgage Loans serviced by each Other Servicer, "Month End Interest" for each Distribution Date depends in part on whether such Other Servicer is required to remit to the Master Servicer Pre-payments in Full for deposit into the Certificate Account daily on a specified business day following the receipt thereof. Month End Interest for Other Servicers will generally equal the lesser of (a) (i) with respect to Other Servicers required to remit Prepayments in Full on a daily basis, the aggregate Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced by such Other Servicer or (ii) with respect to Other Servicers not required to re-mit Prepayments in Full on a daily basis, the sum of the aggregate Prepayment Interest Shortfalls and aggregate Curtailment Interest Shortfalls with respect to the Mortgage Loans serviced by such Other Servicer and (b) the sum of (X) for each Mortgage Loan serviced by such Other Servicer, the product of 1/12th of the applicable Servicing Fee Rate and the scheduled principal balance (as determined in the applicable Underlying Servicing Agreement) of such Mortgage Loan serviced by such Other Servicer and (Y) reinvestment earnings on payments received in respect of the Mortgage Loans or on other amounts on deposit in the related Servicer Custodial Account pursuant to the related Underlying Servicing Agreement on such Distribution Date. As described below under "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing," a Servicer not currently remitting Prepayments in Full on a daily basis may agree to begin to do so at some time in the future and, in conjunction therewith, the amount of Month End Interest such Servicer is required to remit may be decreased or such Servicer may be relieved of its obligation to remit any Month End Interest. If an Other Servicer that is not currently remitting Prepayments in Full on a daily basis begins to do so, any such change may have an impact on the amount of Compensat-ing Interest by increasing the amount described in cause (b) of the definition of Available Master Servicing Compensation and decreasing the amount described in clause (c) of the definition thereof. No assurance can be given as to the timing of any such changes or that any such changes will occur.

  Any interest shortfalls arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any interest shortfalls resulting from the timing of the receipt of partial principal prepayments ("Curtailments") by mortgagors ("Curtailment Interest Shortfalls") or of other partial Unscheduled Principal Receipts with respect to the Mortgage Loans will not be offset by Compensating Interest.

  As to any Distribution Date, Prepayment Interest Shortfalls to the extent that they exceed Compensating Interest and Curtailment Interest Shortfalls are referred to herein as "Non-Supported Interest Shortfalls" and will be allocated to (i) the Class A Certificates according to the percentage obtained by divid-ing the sum of the then-outstanding Class A Non-PO Principal Balances by the Aggregate Non-PO Principal Balance and (ii) the Class B Certificates according to the percentage obtained by dividing the sum of the then-outstanding Class B Principal Balance by the Aggregate Non-PO Principal Balance. Such allocation of Non-Supported In-terest Shortfalls will reduce the amount of interest due to be distributed to holders of Certificates then entitled to distributions in respect of interest. Any such reduction in respect of interest allocated to the Class A Certificates will be allocated among the Classes of Class A Certificates (other than the Class A-WIO Certificates) and Components, pro rata, on the basis of their re-spective Interest Accrual Amounts without regard to any reduction pursuant to this paragraph, for such Distribution Date. Any such reduction in respect of interest allocated to the Class B Certificates will be allocated among such Classes of Class B Certificates, pro rata, on the basis of their respective In-terest Accrual Amounts, without regard to any reduction pursuant to this para-graph, for such Distribution Date.

  Any interest shortfalls arising from Unscheduled Principal Receipts in full that are not Prepayments in Full and any other interest shortfalls arising from Unscheduled Principal Receipts, other than Curtailments, will be borne first by the Classes of Class B Certificates in reverse numerical order and then pro rata by the Class A Certificates (other than the Class A-WIO Certificates) and Components, based on interest accrued. After the Subordination Depletion Date all interest shortfalls arising from Unscheduled Principal Receipts, other than Prepayment Interest Shortfalls covered by Compensating Interest, will be treated as Non-Supported Interest Shortfalls and allocated in reduction of in-terest accrued on the Class A Certificates.

  Any interest shortfalls ("Relief Act Shortfalls") arising as a result of the reduction in the amount of monthly interest payments on any Mortgage Loans as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or comparable state legislation will be allocated among the Class A and Class B Certificates in the same manner as Non-Supported Interest Shortfalls.

  Allocations of the interest portion of Realized Losses first to the Classes of Class B Certificates in reverse numerical order will result from the prior-ity of distributions first to the holders of the Class A Certificates and then to the holders of the Classes of Class B Certificates in numerical order of the Pool Distribution Amounts as described above under "-- Distributions."

  On each Distribution Date on which the amount available to be distributed in respect of interest on a Class of Certificates pursuant to the Pool Distribu-tion Amount Allocation is less than such Class's Interest Accrual Amount, the amount of any such deficiency (as to each Class, an "Interest Shortfall Amount") will be added to the amount of interest distributable to such Class on subsequent Distribution Dates, but only for so long as such Class's Principal Balance or notional amount is greater than zero. The Interest Shortfall Amount of the Class A-WIO Certificates with respect to any Distribution Date will be allocated to the Components based on their Interest Accrual Amounts. No inter-est will accrue on any Interest Shortfall Amounts.

  Under certain circumstances the unpaid Interest Shortfall Amounts for a Group of Class A Certificates and Class A-WIO Component will be payable from amounts otherwise distributable as principal on the Class B Certificates in reverse or-der of priority. See "-- Cross-Collateralization" below.

  Prior to the Accretion Termination Date, interest in an amount equal to the Interest Accrual Amount for the Class I-A-4 Certificates will accrue on such Class, but such amount will not be distributed as interest to such Class until such Accretion Termination Date. Prior to such time, an amount equal to the ac-crued and unpaid interest on such Class will be added to the Principal Balance thereof and distributed as described under "-- Principal (Including Prepay-ments) -- Allocation of Amount to be Distributed on the Class A Certificates" below. The "Accretion Termination Date" for the Class I-A-4 Certificates will be, the earlier to occur of (i) the Distribution Date following the Distribu-tion Date on which the aggregate Principal Balance of the PAC II Group has been reduced to zero or (ii) the Subordination Depletion Date. See "Prepayment and Yield Considerations."

Determination of LIBOR
  On each Rate Determination Date, the Trustee will determine LIBOR for the succeeding LIBOR Based Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. Such Interest Settlement Rates currently are based on rates quoted by 16 BBA desig-nated banks as being, in the view of such banks, the offered rate at which de-posits are being quoted to prime banks in the London interbank market. Such In-terest Settlement Rates are calculated by eliminating the four highest rates and the four lower rates, averaging the eight remaining rates, carrying the re-sult (expressed as a percentage) out to six decimal places, and rounding to five decimal places. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Moneyline Telerate Service.

  If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph. LIBOR for the next LIBOR Based Interest Accrual Period will be the higher of (x) LIBOR as de-termined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rate that the banks set forth in the Pooling and Servicing Agreement are quoting on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate that the banks set forth in the Pool-ing and Servicing Agreement are quoting on such Rate Determination Date to leading European banks.

  If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the next LIBOR Based Interest Accrual Period will be LIBOR as determined on the previous Rate Determination Date, or in the case of the first Rate Determination Date, 1.350% with respect to the Class I-A-5, Class I-A-6, Class I-A-14 and Class I-A-15 Certificates and 1.440% with respect to the Class I-A-10, Class I-A-11, Class I-A-16, Class II-A-5 and Class II-A-6 Certificates.

  The establishment of LIBOR by the Trustee and the Trustee's subsequent calcu-lation of the Pass-Through Rates applicable to the Floating Rate and Inverse Floating Rate Certificates for the relevant LIBOR Based Interest Accrual Peri-od, in the absence of manifest error, will be final and binding. Such Pass-Through Rates may be obtained by telephoning the Trustee at 704-374-2117 during normal working hours on any business day.


Principal (Including Prepayments)
  The principal balance of a Certificate (other than an Interest Only Certifi-cate) at any time is equal to the product of the related Class's Principal Bal-ance and such Certificate's Percentage Interest, and represents the maximum specified dollar amount (exclusive of (i) any interest that may accrue on such Certificate (other than interest added to the Principal Balance of the Class I-A-4 Certificates) and (ii) in the case of the Class II-A-R and Class II-A-LR Certificates any additional amounts to which the holders of such Certificates may be entitled as described below under "-- Additional Rights of the Class II-A-R and Class II-A-LR Certificateholders") to which the holder thereof is enti-tled from the cash flow on the Mortgage Loans at such time and will decline to the extent of distributions in reduction of the principal balance of, and allo-cations of losses to, such Certificate. The approximate initial Principal Bal-ance of each Class of Certificates (other than the Interest Only Certificates) is set forth in the table beginning on page S-4 of this prospectus supplement. The Interest Only Certificates have no Principal Balance.

 Calculation of Amount to be Distributed on the Certificates
  Distributions in reduction of the Principal Balance of the Class A Certifi-cates of each Group (other than the Class II-A-PO Certificates) will be made on each Distribution Date pursuant to the Pool Distribution Amount Allocation, in an aggregate amount equal to the Class A Non-PO Principal Distribution Amount for such Group. The "Class A Non-PO Principal Distribution Amount" with respect to a Group and any Distribution Date will be equal to the sum of (i) the Ac-crual Distribution Amount, if any, with respect to such Distribution Date and
(ii) the Class A Non-PO Principal Amount with respect to such Distribution
Date.

  The "Accrual Distribution Amount" with respect to any Distribution Date will be equal to the sum of (i) the current interest allocated but not distributed to the Class I-A-4 Certificates on such Distribution Date in accordance with clause (a) priority first of the Pool Distribution Amount Allocation and (ii) the unpaid Interest Shortfall Amount allocated but not distributed to the Class I-A-4 Certificates on such Distribution Date in accordance with clause (a) pri-ority second of the Pool Distribution Amount Allocation.

  The "Class A Non-PO Principal Amount" with respect to any Distribution Date and any Group will be equal to the amount distributed pursuant to clause (a) priority third clause (A) of the related Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount for such Group.

  Distributions in reduction of the Principal Balance of the Class II-A-PO Cer-tificates will be made on each Distribution Date in an aggregate amount equal to the Class A-PO Distribution Amount for Group II. The "Class A-PO Distribu-tion Amount" with respect to Group II and any Distribution Date will be equal to the sum of (i) the amount distributed with respect to such Group pursuant to clause (a) priority third clause (B) of the Pool Distribution Amount Alloca-tion, in an aggregate amount up to the Class A-PO Optimal Principal Amount for such Group and (ii) the amount distributed with respect to such Group pursuant to clause (a) priority fourth of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A-PO Deferred Amount.

  Distributions in reduction of the Principal Balances of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be made on each Distribution Date first to the Class B-1 Certificates, second to the Class B-2 Certificates, third to the Class B-3 Certificates, fourth to the Class B-4 Certificates, fifth to the Class B-5 Certificates and then to the Class B-6 Certificates, pursuant to clause (b) (C) of the Pool Distribution Amount Allo-cation, in an aggregate amount with respect to each such Class (each, a "Class B Principal Distribution Amount") up to the Class B Optimal Principal Amount for such Class.

  The "Class A Non-PO Optimal Principal Amount" for each Group, the "Class B Loan Group I Optimal Principal Amount" and the "Class B Loan Group II Optimal Principal Amount" (each a "Class B Loan Group Optimal Principal Amount") for each Class of Class B Certificates and the "Class A-PO Optimal Principal Amount" for Group II with respect to each Distribution Date will be an amount equal to the sum for each outstanding Mortgage Loan in the related Loan Group (including each defaulted Mortgage Loan with respect to which the related Mort-gaged Property has been acquired by the Trust Estate) of the product of:

    (A) (i) in the case of the Class A Non-PO Optimal Principal Amount, the Class B Loan Group I Optimal Principal Amounts and the Class B Loan Group II Optimal Principal Amounts, the Non-PO Fraction for such Mortgage Loan and (ii) in the case of the Class A-PO Optimal Principal Amount, the PO Fraction for such Mortgage Loan; and

    (B) the sum of:

      (i) the applicable Class Percentage of the scheduled payment of prin-cipal due on such Mortgage Loan on the first day of the month in which the Distribution Date occurs;

      (ii) the applicable Class Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Unscheduled Prin-cipal Receipt Period relating to such Distribution Date for each appli-cable type of Unscheduled Principal Receipt;

      (iii) the applicable Class Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month pe-riod ending on the day preceding the Determination Date for such Distri-bution Date, was repurchased by the Seller, as described under the head-ing "Description of the Mortgage Loans -- Mandatory Repurchase or Sub-stitution of Mortgage Loans" herein; and

      (iv) the applicable Class Percentage of the excess of the unpaid prin-cipal balance of any Mortgage Loan for which a Mortgage Loan was substi-tuted during the one month period ending on the day preceding the Deter-mination Date for such Distribution Date over the unpaid principal bal-ance of such substituted Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed advances in respect of such Mort-gage Loan. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans to the Trustee" and "-- Optional Substitutions" in the prospectus.

  In addition, the Class II-A-PO Certificates will be entitled to receive as part of their optimal principal amount the PO Fraction of each Recovery with respect to Loan Group II in an aggregate amount not exceeding the Class A-PO Deferred Amount. The Class A Certificates (other than the Class II-A-PO Certif-icates) of a Group and each Class of Class B Certificates will be entitled to receive as part of their optimal principal amount their Class Prepayment Per-centage of the Recoveries of the related Loan Group or, in the case of Loan Group II, the Recoveries of Loan Group II not allocated to the Class II-A-PO Certificates.

  The "Class Percentage" will equal (i) the applicable Class A Percentage, in the case of the calculation of the Class A Non-PO Optimal Principal Amount for a Group; (ii) the applicable Class B Percentage, in the case of the calculation of the Class B Loan Group I Optimal Principal Amount and the Class B Loan Group II Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount for Group II.

  The "Class Prepayment Percentage" will equal (i) the applicable Class A Pre-payment Percentage, in the case of the calculation of the Class A Non-PO Opti-mal Principal Amount for a Group; (ii) the applicable Class B Prepayment Per-centage, in the case of the calculation of the Class B Loan Group I Optimal Principal Amount and the Class B Loan Group II Optimal Principal Amount for a Class of Class B Certificates; and (iii) 100% in the case of the calculation of the Class A-PO Optimal Principal Amount for Group II.

  The "Class B Optimal Principal Amount" for a Class of Class B Certificates is equal to the sum of the Class B Loan Group I Optimal Principal Amount and the Class B Loan Group II Optimal Principal Amount.

  The "Class A-PO Deferred Amount" for Group II and any Distribution Date prior to the Subordination Depletion Date will equal the difference between (A) the sum of (i) the amount by which the Class A-PO Optimal Principal Amount for such Group for all prior Distribution Dates exceeds the amount distributed to the Class II-A-PO Certificates on such prior Distribution Dates pursuant to clause
(a) priority third clause (B) of the Pool Distribution Amount Allocation and
(ii) the sum of the product for each Discount Mortgage Loan in Loan Group II which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Discount Mortgage Loan and (B) the sum of (x) the sum of the related Class II-A-PO Certificates' portion of Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class II-A-PO Certificates on prior Distri-bution Dates pursuant to clause (a) priority fourth of the Pool Distribution Amount Allocation. On or after the Subordination Depletion Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO De-ferred Amount. There will be no Class A-PO Deferred Amount with respect to Group I.

  The principal distribution to the holders of a Class of Class B Certificates will be reduced on any Distribution Date on which (i) the Principal Balance of such Class of Class B Certificates on the following Determination Date would be reduced to zero as a result of principal distributions or allocation of losses and (ii) the Principal Balance of any Class A Certificates or any Class of Class B Certificates with a lower numerical designation, would be subject to reduction on such Determination Date as a result of allocation of Realized Losses. The amount of any such reduction in the principal distributed to the holders of such Class of Class B Certificates will instead be distributed pro rata to the holders of any Class (other than the Class II-A-PO Certificates) senior in priority to receive distributions in accordance with the Pool Distri-bution Amount Allocation.

  The "Scheduled Principal Balance" of a Mortgage Loan as of any Distribution Date is the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy (other than Deficient Valuations), mora-torium or similar waiver or grace period) as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs, after giving effect to any principal prepayments or other unscheduled recoveries of princi-pal previously received, to any partial principal prepayments and Deficient Valuations occurring prior to such Due Date, to the payment of principal due on such Due Date irrespective of any delinquency in payment by the mortgagor and to any Unscheduled Principal Receipts received or applied during the applicable Unscheduled Principal Receipt Period for the Distribution Date in the month preceding the month in which such Distribution Date occurs or any Deficient Valuations occurring during the period corresponding to the applicable Unscheduled Principal Receipt Period for principal prepayments in full for such preceding Distribution Date.

  A "Realized Loss" is any Liquidated Loan Loss or any Bankruptcy Loss. A "Liq-uidated Loan" is a defaulted Mortgage Loan as to which the Servicer has deter-mined that all recoverable liquidation and insurance proceeds have been re-ceived. However, a loan will be considered a Liquidated Loan if a PMI Advance has been made. See "-- PMI Advances" herein. A "Liquidated Loan Loss" on a Liq-uidated Loan for any Distribution Date is equal to the excess, if any, of (i) the unpaid principal balance of such Liquidated Loan, plus accrued interest thereon at the Net Mortgage Interest Rate through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) net Liq-uidation Proceeds. For purposes of calculating the amount of any Liquidated Loan Loss, all net Liquidation Proceeds (after reimbursement of any previously unreimbursed Periodic Advance) will be applied first to accrued interest and then to the unpaid principal balance of the Liquidated Loan. A "Bankruptcy Loss" is a loss attributable to certain actions which may be taken by a bank-ruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. A "Debt Service Reduction" means a reduc-tion in the amount of monthly payments due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. A "Deficient Valu-ation" with respect to a Mortgage Loan means a valuation by a court of the Mortgaged Property in an amount less than the outstanding indebtedness under the Mortgage Loan or any reduction in the amount of monthly payments that re-sults in a permanent forgiveness of principal, which valuation or reduction re-sults from a bankruptcy proceeding.

  The "Non-PO Fraction" with respect to any Group I Mortgage Loan will be 1.0 and with respect to any Group II Mortgage Loan will equal the Net Mortgage In-terest Rate for such Mortgage Loan divided by 6.000% but will not be greater than 1.0.

  The "Pool Balance (Non-PO Portion)" for a Loan Group and any Distribution Date is the sum for each outstanding Mortgage Loan in such Loan Group of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Sched-uled Principal Balance of such Mortgage Loan as of such Distribution Date.

  The "PO Fraction" with respect to any Group II Mortgage Loan with a Net Mort-gage Interest Rate less than 6.000% (a "Discount Mortgage Loan"), will equal the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan. There are no Discount Mortgage Loans in Loan Group I. The PO Fraction with re-spect to each Mortgage Loan of a Group that is not a Discount Mortgage Loan (a "Group I Premium Mortgage Loan" or "Group II Premium Mortgage Loan," as appli-cable, and each a "Premium Mortgage Loan") will be zero. All of the Group I Mortgage Loans will be Premium Mortgage Loans.

  The "Pool Balance (PO Portion)" for Loan Group I and any Distribution Date is zero and for Loan Group II and any Distribution Date is the sum for each out-standing Mortgage Loan in such Loan Group of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mort-gage Loan as of such Distribution Date.

  The "Class A Percentage" for a Group and any Distribution Date occurring on or prior to the Subordination Depletion Date is the percentage (subject to rounding), which in no event will exceed 100%, obtained by dividing the Class A Non-PO Principal Balance for such Group as of such date (before taking into ac-count distributions in reduction of Principal Balance on such date) by the Pool Balance (Non-PO Portion) for the related Loan Group. The Class A Percentage for the Group I-A and Group II-A Certificates for the first Distribution Date will be approximately 97.05%. The Class A Percentage for each Group and any Distri-bution Date occurring after the Subordination Depletion Date will be 100%.

  The "Class A Prepayment Percentage" for each Group and any Distribution Date will be the percentage indicated below:

   Distribution Date Occurring In            Class A Prepayment Percentage
   ------------------------------       ---------------------------------------
   January 2003 through December 2007.. 100%;
   January 2008 through December 2008.. the applicable Class A Percentage, plus
                                        70% of the applicable Subordinated
                                        Percentage;
   January 2009 through December 2009.. the applicable Class A Percentage, plus
                                        60% of the applicable Subordinated
                                        Percentage;
   January 2010 through December 2010.. the applicable Class A Percentage, plus
                                        40% of the applicable Subordinated
                                        Percentage;
   January 2011 through December 2011.. the applicable Class A Percentage, plus
                                        20% of the applicable Subordinated
                                        Percentage; and
   January 2012 and thereafter......... the applicable Class A Percentage;

provided, however, that if on any of the foregoing Distribution Dates the per-centage, the numerator of which is equal to the sum of the Class A Non-PO Prin-cipal Balance for each Group and the denominator of which is equal to the sum of the Pool Balance (Non-PO Portion) for each Loan Group (the "Aggregate Class A Percentage") exceeds the initial Aggregate Class A Percentage, the Class A Prepayment Percentage for both Groups for such Distribution Date will once again equal 100%. See "Prepayment and Yield Considerations" herein and in the prospectus. Notwithstanding the foregoing, no reduction of the level of the Class A Prepayment Percentage for either Group will occur on any Distribution Date if (i) as of such Distribution Date as to which any such reduction ap-plies, the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates of the Mortgage Loans that were de-linquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Estate) is greater than or equal to 50% of the then-outstanding Class B Principal Balance or (ii) for any Distribution Date, cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the Class B Principal Balance as of the Cut-Off Date (the "Orig-inal Subordinated Amount") indicated below:

                                                                   Percentage of
                                                                      Original
                                                                    Subordinated
   Distribution Date Occurring In                                     Amount
   ------------------------------                                  -------------
   January 2008 through December 2008.............................       30%
   January 2009 through December 2009.............................       35%
   January 2010 through December 2010.............................       40%
   January 2011 through December 2011.............................       45%
   January 2012 and thereafter....................................       50%

  If on any Distribution Date the allocation to the Class A Certificates of a Group (other than the Class II-A-PO Certificates) of full and partial principal prepayments and other amounts in the percentage required in the preceding para-graph would reduce the outstanding Class A Non-PO Principal Balance for such Group below zero, the Class A Prepayment Percentage with respect to such Group for such Distribution Date will be limited to the percentage necessary to re-duce the Class A Non-PO Principal Balance to zero. In addition, once the Prin-cipal Balances of the Class A Certificates of a Group (other than the Class II-A-PO Certificates) have been reduced to zero, the Class A Prepayment Percentage will be 0%.

  This disproportionate allocation of certain unscheduled payments in respect of principal will have the effect of accelerating the amortization of the Class A Certificates of a Group (other than the Class II-A-PO Certificates) while, in the absence of Realized Losses, increasing the interest in the principal bal-ance of the Mortgage Loans in the related Loan Group evidenced by the Class B Certificates. Increasing the respective interest of the Class B Certificates in a Loan Group relative to that of the Class A Certificates of the related Group (other than the Class II-A-PO Certificates) is intended to preserve the avail-ability of the subordination provided by the Class B Certificates. See "-- Sub-ordination of Class B Certificates" below. The "Subordi-nated Percentage" for any Loan Group and any Distribution Date will be calcu-lated (i) for Loan Group I, as the difference between 100% and the Class A Per-centage for the Group I-A Certificates for such date and (ii) for Loan Group II, as the difference between 100% and the Class A Percentage for the Group II-A Certificates for such date. The "Subordinated Prepayment Percentage" for any Loan Group and any Distribution Date will be calculated (i) for Loan Group I, as the difference between 100% and the Class A Prepayment Percentage for the Group I-A Certificates for such date and (ii) for Loan Group II, as the differ-ence between 100% of the Class A Prepayment Percentage for the Group II-A Cer-tificates for such date.

  The "Class B Percentage" and "Class B Prepayment Percentage" for a Class of Class B Certificates and for either Loan Group and any Distribution Date will equal the portion of the Subordinated Percentage for such Loan Group and Subor-dinated Prepayment Percentage for such Loan Group, as the case may be, repre-sented by the fraction the numerator of which is the then-outstanding Principal Balance for such Class of Class B Certificates and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates enti-tled to principal distributions for such Distribution Date as described below. In the event that a Class of Class B Certificates is not entitled to principal distributions for such Distribution Date, the Class B Percentage and Class B Prepayment Percentage for such Class will both be 0% with respect to such Dis-tribution Date.

  In the event that on any Distribution Date the Current Fractional Interest of any Class of Class B Certificates is less than the Original Fractional Interest of such Class, then the Classes of Certificates that are subordinate to such Class will not be entitled to distributions in respect of principal and the Principal Balances of such subordinated Classes will not be used to determine the Class B Percentages and Class B Prepayment Percentages of the Classes of Class B Certificates that are senior to such subordinated Classes for such Dis-tribution Date. The Class B-6 Certificates will not have original or current fractional interests which are required to be maintained as described above.

  The "Original Fractional Interest" of a Class of Class B Certificates is the percentage obtained by dividing the sum of the initial Principal Balances of the Classes of Certificates that are subordinate to such Class by the initial Aggregate Non-PO Principal Balance. The "Current Fractional Interest" of a Class of Class B Certificates for any Distribution Date is the percentage ob-tained by dividing the sum of the then-outstanding Principal Balances of the Classes of Certificates that are subordinate to such Class by the then-out-standing Aggregate Non-PO Principal Balance.

  The following table sets forth the expected approximate Original Fractional Interest for each Class of Class B Certificates on the date of issuance of the Certificates.

                                                                     Approximate
                                                                      Original
                                                                     Fractional
   Class                                                              Interest
   -----                                                             -----------
   B-1..............................................................    1.50%
   B-2..............................................................    0.95%
   B-3..............................................................    0.55%
   B-4..............................................................    0.40%
   B-5..............................................................    0.20%
   B-6..............................................................      N/A

 Allocation of Amount to be Distributed on the Class A Certificates

  Group I-A Certificates

  I. On each Distribution Date occurring prior to the Accretion Termination Date, the Accrual Distribution Amount will be distributed sequentially, as fol-lows:

    first, concurrently, as follows:

      (i) approximately 25.8279121965%, concurrently, to the Class I-A-2, Class I-A-5 and Class I-A-8 Certificates, pro rata; and

      (ii) approximately 74.1720878035%, sequentially, as follows:

           (a) concurrently, to the Class I-A-3, Class I-A-6 and Class I-A-7 Certificates, pro rata; and

           (b) to the Class I-A-13 Certificates; and second, to the Class I-A-4 Certificates.

  II. On each Distribution Date prior to the Subordination Depletion Date, the Class A Non-PO Principal Amount for the Group I-A Certificates will be allo-cated among and distributed in reduction of the Principal Balances of the Group I-A Certificates, sequentially, as follows:

    first, sequentially, up to the Group I PAC Principal Amount for such Dis-tribution Date, as follows:

      (i) concurrently, to the Class I-A-1, Class I-A-10 and Class I-A-16 Certificates, pro rata; and

      (ii) sequentially, to the Class I-A-9 and Class I-A-12 Certificates;

    second, concurrently, up to the Group II PAC Principal Amount for such Distribution Date, as follows:

      (i) approximately 25.8279121965%, concurrently, to the Class I-A-2, Class I-A-5 and Class I-A-8 Certificates, pro rata; and

      (ii) approximately 74.1720878035%, sequentially, as follows:

           (a) concurrently, to the Class I-A-3, Class I-A-6 and Class I-A-7 Certificates, pro rata; and

           (b) to the Class I-A-13 Certificates;

    third, to the Class I-A-4 Certificates;

    fourth, concurrently, as follows:

      (i) approximately 25.8279121965%, concurrently, to the Class I-A-2, Class I-A-5 and Class I-A-8 Certificates, pro rata; and

      (ii) approximately 74.1720878035%, sequentially, as follows:

           (a) concurrently, to the Class I-A-3, Class I-A-6 and Class I-A-7 Certificates, pro rata; and

           (b) to the Class I-A-13 Certificates; and

    fifth, sequentially, as follows:

      (i) concurrently, to the Class I-A-1, Class I-A-10 and Class I-A-16 Certificates, pro rata; and

      (ii) sequentially, to the Class I-A-9 and Class I-A-12 Certificates.

  Group II-A Certificates
  On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Amount for the Group II-A Certificates will be allocated among and distributed in reduction of the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates), se-quentially, as follows:

    first, concurrently, to the Class II-A-R and Class II-A-LR Certificates, pro rata;

    second, concurrently, to the Class II-A-4 and Class II-A-10 Certificates, pro rata, up to their Priority Amount for such Distribution Date;

    third, concurrently, to the Class II-A-1, Class II-A-2, Class II-A-5, Class II-A-8 and Class II-A-9 Certificates, pro rata;

    fourth, sequentially, to the Class II-A-3 and Class II-A-7 Certificates;
  and

    fifth, concurrently, to the Class II-A-4 and Class II-A-10 Certificates, pro rata.

  The "Group I PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-1, Class I-A-9, Class I-A-10, Class I-A-12 and Class I-A-16 Certifi-cates (the "PAC I Group") to the percentage of the sum of the initial Principal Balances of the PAC I Group shown in the related table with respect to such Distribution Date.

  The "Group II PAC Principal Amount" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class I-A-2, Class I-A-3, Class I-A-5, Class I-A-6, Class I-A-7, Class I-A-8 and Class I-A-13 Certificates (the "PAC II Group") to the percentage of the sum of the initial Principal Balances of the PAC II Group shown in the related ta-ble with respect to such Distribution Date.

  The PAC I Group and PAC II Group are each also referred to as a "PAC Group."

  The Group I PAC Principal Amount and the Group II PAC Principal Amount are each also referred to as a "PAC Principal Amount."

  The "Priority Amount" for any Distribution Date means the lesser of (i) the sum of the Principal Balances of the Class II-A-4 and Class II-A-10 Certifi-cates and (ii) the product of (1) the Priority Percentage, (2) the Shift Per-centage and (3) the sum of the Group II Scheduled Principal Amount and the Group II Unscheduled Principal Amount.

  The "Priority Percentage" means the sum of the Principal Balances of the Class II-A-4 andClass II-A-10 Certificates divided by the Class A Non-PO Prin-cipal Balance of Group II.

  The "Group II Scheduled Principal Amount" means the sum for each outstanding Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage loan and
(B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount" beginning on page S-34.

  The "Group II Unscheduled Principal Amount" means the sum for each outstand-ing Group II Mortgage Loan (including each defaulted Group II Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount" beginning on page S-34.

  The "Shift Percentage" for any Distribution Date will be the percentage indi-cated below:

                                                                        Shift
   Distribution Date Occurring In                                     Percentage
   ------------------------------                                     ----------
   January 2003 through December 2007................................      0%
   January 2008 through December 2008................................     30%
   January 2009 through December 2009................................     40%
   January 2010 through December 2010................................     60%
   January 2011 through December 2011................................     80%
   January 2012 and thereafter.......................................    100%

  Notwithstanding the foregoing, on each Distribution Date occurring on or af-ter the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount for each Group will be distributed among the Class A Certificates of such Group (other than the Class II-A-PO Certificates) pro rata in accordance with their respective outstanding Principal Balances without regard to either the proportions or the priorities set forth above.

  Any amounts distributed on a Distribution Date to the holders of any Class in reduction of Principal Balance will be allocated among the holders of such Class pro rata in accordance with their respective Percentage Interests.

  The following tables set forth for each Distribution Date the planned Princi-pal Balances for the PAC Groups, expressed as a percentage of the initial ag-gregate Principal Balance of such PAC Group.

                           Planned Principal Balances
             as Percentages of Initial Aggregate Principal Balance

                                  PAC I Group

                                                                 Percentage of
                                                               Initial Aggregate
Distribution Date                                              Principal Balance
-----------------                                              -----------------
January 2003..................................................    99.35429671%
February 2003.................................................    98.66616973
March 2003....................................................    97.93594912
April 2003....................................................    97.16399223
May 2003......................................................    96.35068354
June 2003.....................................................    95.49643429
July 2003.....................................................    94.60168220
August 2003...................................................    93.66689111
September 2003................................................    92.69255062
October 2003..................................................    91.67917565
November 2003.................................................    90.62730604
December 2003.................................................    89.53750606
January 2004..................................................    88.41036395
February 2004.................................................    87.24649138
March 2004....................................................    86.04652293
April 2004....................................................    84.81111551
May 2004......................................................    83.54094777
June 2004.....................................................    82.23671949
July 2004.....................................................    80.89915095
August 2004...................................................    79.52898223
September 2004................................................    78.16788388
October 2004..................................................    76.81579749
November 2004.................................................    75.47266505
December 2004.................................................    74.13842892
January 2005..................................................    72.81303184
February 2005.................................................    71.49641692
March 2005....................................................    70.18852763
April 2005....................................................    68.88930784
May 2005......................................................    67.59870175
June 2005.....................................................    66.31665395
July 2005.....................................................    65.04310937
August 2005...................................................    63.77801333
September 2005................................................    62.52131146
October 2005..................................................    61.27294980
November 2005.................................................    60.03287470
December 2005.................................................    58.80103288
January 2006..................................................    57.57737140
February 2006.................................................    56.36183766
March 2006....................................................    55.15437943
April 2006....................................................    53.95494479
May 2006......................................................    52.76348217
June 2006.....................................................    51.57994034
July 2006.....................................................    50.40426842
August 2006...................................................    49.23641582
September 2006................................................    48.07633232
October 2006..................................................    46.92396800
November 2006.................................................    45.77927330
December 2006.................................................    44.64219895
January 2007..................................................    43.51269603

                                                                 Percentage of
                                                               Initial Aggregate
Distribution Date                                              Principal Balance
-----------------                                              -----------------
February 2007.................................................    42.39071590%
March 2007....................................................    41.27621029
April 2007....................................................    40.16913120
May 2007......................................................    39.06943098
June 2007.....................................................    37.97706226
July 2007.....................................................    36.89197800
August 2007...................................................    35.81413147
September 2007................................................    34.74347622
October 2007..................................................    33.67996614
November 2007.................................................    32.62355539
December 2007.................................................    31.57419845
January 2008..................................................    30.54275511
February 2008.................................................    29.51822494
March 2008....................................................    28.50056318
April 2008....................................................    27.48972534
May 2008......................................................    26.48566724
June 2008.....................................................    25.50646545
July 2008.....................................................    24.55810071
August 2008...................................................    23.63963450
September 2008................................................    22.75015648
October 2008..................................................    21.88878362
November 2008.................................................    21.05465944
December 2008.................................................    20.24695316
January 2009..................................................    19.47939965
February 2009.................................................    18.73633636
March 2009....................................................    18.01701076
April 2009....................................................    17.32069299
May 2009......................................................    16.64667525
June 2009.....................................................    15.99427111
July 2009.....................................................    15.36281488
August 2009...................................................    14.75166097
September 2009................................................    14.16018333
October 2009..................................................    13.58777482
November 2009.................................................    13.03384667
December 2009.................................................    12.49782792
January 2010..................................................    12.00395301
February 2010.................................................    11.52609278
March 2010....................................................    11.06374548
April 2010....................................................    10.61642477
May 2010......................................................    10.18365921
June 2010.....................................................     9.76499183
July 2010.....................................................     9.35997969
August 2010...................................................     8.96819344
September 2010................................................     8.58921694
October 2010..................................................     8.22264684
November 2010.................................................     7.86809219
December 2010.................................................     7.52517407
January 2011..................................................     7.21316577
February 2011.................................................     6.91119816

                                                                 Percentage of
                                                               Initial Aggregate
Distribution Date                                              Principal Balance
-----------------                                              -----------------
March 2011....................................................    6.61895476%
April 2011....................................................    6.33612892
May 2011......................................................    6.06242348
June 2011.....................................................    5.79755052
July 2011.....................................................    5.54123107
August 2011...................................................    5.29319481
September 2011................................................    5.05317984
October 2011..................................................    4.82093237
November 2011.................................................    4.59620656
December 2011.................................................    4.37876416
January 2012..................................................    4.18283120
February 2012.................................................    3.99291112
March 2012....................................................    3.80882134
April 2012....................................................    3.63038477
May 2012......................................................    3.45742968
June 2012.....................................................    3.28978947
July 2012.....................................................    3.12730261
August 2012...................................................    2.96981242
September 2012................................................    2.81716693
October 2012..................................................    2.66921878
November 2012.................................................    2.52582504
December 2012.................................................    2.38684709
January 2013..................................................    2.25215051
February 2013.................................................    2.12160491
March 2013....................................................    1.99508386
April 2013....................................................    1.87246474
May 2013......................................................    1.75362864
June 2013.....................................................    1.63846023
July 2013.....................................................    1.52684766
August 2013...................................................    1.41868249
September 2013................................................    1.31385952
October 2013..................................................    1.21227676
November 2013.................................................    1.11383529
December 2013.................................................    1.01843919
January 2014..................................................    0.92599543
February 2014.................................................    0.83641380
March 2014....................................................    0.74960683
April 2014....................................................    0.66548969
May 2014......................................................    0.58398012
June 2014.....................................................    0.50499834
July 2014.....................................................    0.42846701
August 2014...................................................    0.35431112
September 2014................................................    0.28245793
October 2014..................................................    0.21283691
November 2014.................................................    0.14537966
December 2014.................................................    0.08001988
January 2015..................................................    0.01669325
February 2015
 and thereafter...............................................    0.00000000

                           Planned Principal Balances
             as Percentages of Initial Aggregate Principal Balance

                                  PAC II Group

                                                                 Percentage of
                                                               Initial Aggregate
Distribution Date                                              Principal Balance
-----------------                                              -----------------
January 2003..................................................    99.29330174%
February 2003.................................................    98.52631446
March 2003....................................................    97.70018204
April 2003....................................................    96.81616650
May 2003......................................................    95.87564602
June 2003.....................................................    94.88011257
July 2003.....................................................    93.83116924
August 2003...................................................    92.73052737
September 2003................................................    91.58000323
October 2003..................................................    90.38151455
November 2003.................................................    89.13707675
December 2003.................................................    87.84879884
January 2004..................................................    86.51887909
February 2004.................................................    85.14960053
March 2004....................................................    83.74332610
April 2004....................................................    82.30249362
May 2004......................................................    80.82961059
June 2004.....................................................    79.32724872
July 2004.....................................................    77.79803835
August 2004...................................................    76.24466264
September 2004................................................    74.72789577
October 2004..................................................    73.24713891
November 2004.................................................    71.80180197
December 2004.................................................    70.39130355
January 2005..................................................    69.01507072
February 2005.................................................    67.67253897
March 2005....................................................    66.36315210
April 2005....................................................    65.08636202
May 2005......................................................    63.84162875
June 2005.....................................................    62.62842022
July 2005.....................................................    61.44621218
August 2005...................................................    60.29448812
September 2005................................................    59.17273914
October 2005..................................................    58.08046382
November 2005.................................................    57.01716817
December 2005.................................................    55.98236547
January 2006..................................................    54.97557620
February 2006.................................................    53.99632793
March 2006....................................................    53.04415523
April 2006....................................................    52.11859955
May 2006......................................................    51.21920914
June 2006.....................................................    50.34553897
July 2006.....................................................    49.49715057
August 2006...................................................    48.67361204
September 2006................................................    47.87449785
October 2006..................................................    47.09938884
November 2006.................................................    46.34787206
December 2006.................................................    45.61954075

                                                                 Percentage of
                                                               Initial Aggregate
Distribution Date                                              Principal Balance
-----------------                                              -----------------
January 2007..................................................    44.91399418%
February 2007.................................................    44.23083763
March 2007....................................................    43.56968226
April 2007....................................................    42.93014505
May 2007......................................................    42.31184871
June 2007.....................................................    41.71442160
July 2007.....................................................    41.13749765
August 2007...................................................    40.58071630
September 2007................................................    40.04372237
October 2007..................................................    39.52616605
November 2007.................................................    39.02770277
December 2007.................................................    38.54799316
January 2008..................................................    38.10385587
February 2008.................................................    37.67766025
March 2008....................................................    37.26908256
April 2008....................................................    36.87780392
May 2008......................................................    36.50351031
June 2008.....................................................    36.11943488
July 2008.....................................................    35.71647692
August 2008...................................................    35.29976238
September 2008................................................    34.87162788
October 2008..................................................    34.43283718
November 2008.................................................    33.98412410
December 2008.................................................    33.52619356
January 2009..................................................    33.05095075
February 2009.................................................    32.56813495
March 2009....................................................    32.07836356
April 2009....................................................    31.58222888
May 2009......................................................    31.08029900
June 2009.....................................................    30.57311861
July 2009.....................................................    30.06120982
August 2009...................................................    29.54507290
September 2009................................................    29.02518709
October 2009..................................................    28.50201129
November 2009.................................................    27.97598478
December 2009.................................................    27.44752789
January 2010..................................................    26.90345682
February 2010.................................................    26.35847338
March 2010....................................................    25.81292308
April 2010....................................................    25.26713556
May 2010......................................................    24.72142508
June 2010.....................................................    24.17609113
July 2010.....................................................    23.63141892
August 2010...................................................    23.08767991
September 2010................................................    22.54513232
October 2010..................................................    22.00402162
November 2010.................................................    21.46458097
December 2010.................................................    20.92703167

                                                                 Percentage of
                                                               Initial Aggregate
Distribution Date                                              Principal Balance
-----------------                                              -----------------
January 2011..................................................    20.38258557%
February 2011.................................................    19.84119377
March 2011....................................................    19.30301259
April 2011....................................................    18.76818921
May 2011......................................................    18.23686202
June 2011.....................................................    17.70916096
July 2011.....................................................    17.18520783
August 2011...................................................    16.66511666
September 2011................................................    16.14899396
October 2011..................................................    15.63693903
November 2011.................................................    15.12904429
December 2011.................................................    14.62539547
January 2012..................................................    14.12139370
February 2012.................................................    13.62243492
March 2012....................................................    13.12854980
April 2012....................................................    12.63976496
May 2012......................................................    12.15610310
June 2012.....................................................    11.67758323
July 2012.....................................................    11.20422077
August 2012...................................................    10.73602777
September 2012................................................    10.27301302
October 2012..................................................     9.81518220
November 2012.................................................     9.36253801
December 2012.................................................     8.91508037
January 2013..................................................     8.47280644
February 2013.................................................     8.03571086
March 2013....................................................     7.60378579
April 2013....................................................     7.17702109
May 2013......................................................     6.75540436
June 2013.....................................................     6.33892112
July 2013.....................................................     5.92755488
August 2013...................................................     5.52128724
September 2013................................................     5.12009800
October 2013..................................................     4.72396524
November 2013.................................................     4.33286543
December 2013.................................................     3.94677349
January 2014..................................................     3.56566291
February 2014.................................................     3.18950580
March 2014....................................................     2.81827297
April 2014....................................................     2.45193403
May 2014......................................................     2.09045742
June 2014.....................................................     1.73381053
July 2014.....................................................     1.38195973
August 2014...................................................     1.03487044
September 2014................................................     0.69250720
October 2014..................................................     0.35483373
November 2014.................................................     0.02181298
December 2014
 and thereafter...............................................     0.00000000

 Principal Payment Characteristics of the PAC Certificates and the Companion Certificates
  The percentages of the initial aggregate Principal Balances of the PAC Groups set forth in the preceding tables were calculated using, among other things, the Structuring Assumptions. Based on such assumptions, the aggregate Principal Balances of PAC I Group and PAC II Group would be reduced to the percentages of their initial aggregate Principal Balances indicated in the preceding tables for each Distribution Date if prepayments on the Mortgage Loans in Loan Group I occur at a constant rate between approximately 125% and 500% SPA (as defined herein under "Prepayment and Yield Considerations") for the PAC I Group and ap-proximately 250% and 300% SPA for the PAC II Group. However, it is highly un-likely that principal prepayments on the Mortgage Loans in Loan Group I will occur at any constant rate or that the Mortgage Loans in Loan Group I will pre-pay at the same rate. In addition, even if principal prepayments were to occur at a constant rate, there will be differences between the characteristics of the mortgage loans ultimately included in the Trust Estate and the characteris-tics which are assumed for the Structuring Assumptions. Therefore, there can be no assurance that the aggregate Principal Balances of the PAC Groups, after the application of the distributions to be made on any Distribution Date, will be equal to the percentages of the initial aggregate Principal Balances for such Distribution Date specified in the preceding tables.

  The weighted average lives of the Classes of PAC Certificates will vary under different prepayment scenarios. To the extent that principal prepayments occur on the Mortgage Loans in Loan Group I at a constant rate that is slower than approximately 125% SPA for the PAC I Group and 250% SPA for the PAC II Group, the Class A Non-PO Principal Amount for Group I on each Distribution Date may be insufficient to make distributions in reduction of the aggregate Principal Balances of the PAC Groups in amounts that would reduce their aggregate Princi-pal Balances to their planned Principal Balances for such Distribution Date. The weighted average lives of the Classes of PAC Certificates may therefore be extended as illustrated for the PAC Certificates by the tables beginning on page S-69. To the extent that such principal prepayments occur on the Mortgage Loans in Loan Group I at a constant rate that is faster than approximately 500% SPA for the PAC I Group and 300% SPA for the PAC II Group, the weighted average lives of the Classes of PAC Certificates may be shortened as illustrated for the PAC Certificates by the tables beginning on page S-69.

  Because any Excess Principal Payments (as defined below) for any Distribution Date will be distributed to Certificateholders on such Distribution Date, the ability to distribute the PAC Principal Amounts on any Distribution Date will not be enhanced by the averaging of high and low principal prepayment rates on the Mortgage Loans in Loan Group I over several Distribution Dates, as might be the case if any such Excess Principal Payments were held for future applica-tions and not distributed monthly. There is no assurance that, with respect to distributions of the Class A Non-PO Principal Amount for Group I, the aggregate Principal Balances of the PAC Groups will not be reduced to zero significantly earlier or significantly later than the last Distribution Date shown in the preceding tables.

  The extent to which the planned Principal Balance of a PAC Group will be achieved and the sensitivity of a PAC Group to principal prepayments on the Mortgage Loans in Loan Group I will depend, in part, upon the period of time during which the Certificates supporting such PAC Group remain outstanding. The Companion Certificates and the PAC II Group support the PAC I Group and the Companion Certificates support the PAC II Group. On each Distribution Date, the excess of the portion of the Class A Non-PO Principal Amount for Group I avail-able to make distributions of principal to a PAC Group over the PAC Principal Amount for such PAC Group (the "Excess Principal Payments") for such Distribu-tion Date will be distributed to the Certificates supporting such PAC Group be-fore being distributed to such PAC Group. This is intended to decrease the likelihood that the aggregate Principal Balance of a PAC Group will be reduced below its planned Principal Balance on a given Distribution Date. However, un-der certain relatively fast prepayment scenarios, one or more Classes of PAC Certificates may continue to be outstanding when the Certificates supporting the related PAC Group are no longer outstanding. Under such circumstances, principal payments will be applied to such PAC Group without regard to its PAC Principal Amount for a given Distribution Date. Thus, when the Principal Bal-ances of the Certificates supporting a PAC Group have been reduced to zero, the PAC Group supported by such Certificates, if outstanding, will, in accordance with the priorities set forth above, become more sensitive to the rate of pre-payment on the Mortgage Loans in Loan Group I. Under such circumstances, such PAC Group will receive principal payments that otherwise would have been dis-tributable to the Certificates supporting such PAC Group. Conversely, under certain relatively slow prepayment scenarios, the portion of the Class A Non-

PO Principal Amount for Group I available to make distributions of principal to a PAC Group may not be sufficient to pay the PAC Principal Amount for such PAC Group on a given Distribution Date. In such cases, the portion of the Class A Non-PO Principal Amount for Group I available to make distributions of princi-pal to such PAC Group for each subsequent Distribution Date will be applied in accordance with the priorities described herein such that the Certificates sup-porting such PAC Group will not receive distributions in reduction of their Principal Balances from the Class A Non-PO Principal Amount for Group I until the outstanding aggregate Principal Balance of such PAC Group has reached its planned Principal Balance for such Distribution Date. As a result, the weighted average lives of the Classes of PAC Certificates, if their PAC Group did not receive its PAC Principal Amount on a Distribution Date, may be extended.

  The PAC II Certificates are also Accretion Directed Certificates and will re-ceive distributions of principal from the Accrual Distribution Amount as set forth above under "-- Allocation of Amount to be Distributed on the Class A Certificates." These amounts will also effect the extent to which the planned Principal Balance of the PAC II Group will be achieved.

  The weighted average life of the Companion Certificates will be particularly sensitive to the rate of prepayments on the Mortgage Loans in Loan Group I.

  PAC Certificates are designed to provide some protection against volatility in their weighted average lives. However, investors in the PAC Certificates should be aware that under certain prepayment scenarios, a "whipsaw" effect in the weighted average lives of such Certificates could occur such that the weighted average lives of such Certificates could extend, rather than shorten as prepayment rates on the Mortgage Loans in Loan Group I increase (or shorten, rather than extend as prepayment rates on the Mortgage Loans in Loan Group I decrease) and that any such phenomena will not necessarily be illustrated by the tables beginning on page S-69.

Cross-Collateralization
  On each Distribution Date prior to the Subordination Depletion Date but on or after the date on which the Principal Balances of the Class A Certificates of a Group (other than the Class II-A-PO Certificates in the case of Group II) have been reduced to zero, amounts otherwise distributable as principal on the Class B Certificates, in reverse order of priority, from their applicable Apportioned Class B Principal Distribution Amounts, will be paid as principal to the re-maining Class A Certificates (other than the Class II-A-PO Certificates) in ac-cordance with the priorities set forth for the applicable Group under "-- Prin-cipal (Including Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates," provided that on such Distribution Date (a) the Aggre-gate Subordinate Percentage for such Distribution Date is less than 3.00% or
(b) the average outstanding principal balance of the Mortgage Loans delinquent 60 days or more over the last six months as a percentage of the Class B Princi-pal Amount is greater than or equal to 100%.

  With respect to each Class of Class B Certificates and any Distribution Date, the "Apportioned Class B Principal Distribution Amount" will equal the product of (i) the applicable Class B Principal Distribution Amount less any amounts needed to pay any Class A-PO Deferred Amount and (ii) the applicable Apportion-ment Fraction.

  In the event the Principal Balances of the Group I-A Certificates have been reduced to zero, the "Apportionment Fraction" for a Class of Class B Certifi-cates will equal a fraction the numerator of which is equal to the Class B Loan Group I Optimal Principal Amount and the denominator of which is equal to the Class B Optimal Principal Amount. In the event the Principal Balances of the Group II-A Certificates (other than the Class II-A-PO Certificates) have been reduced to zero, the "Apportionment Fraction" for a Class of Class B Certifi-cates will equal a fraction the numerator of which is equal to the Class B Loan Group II Optimal Principal Amount and the denominator of which is equal to the Class B Optimal Principal Amount.

  The "Aggregate Subordinate Percentage" at any time will equal the sum of the Principal Balances of the Class B Certificates divided by the sum of the Pool Balances (Non-PO Portion) of the Loan Groups.

  In addition, if on any Distribution Date the Class A Non-PO Principal Balance of a Group of Class A Certificates (after giving effect to distributions to be made on such Distribution Date) is greater than the Pool Balance (Non-PO Por-
tion) of the related Loan Group (any such Group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts oth-erwise distributable as principal on the Class B Certificates, in reverse order of priority pursuant to clause (b)(C) of the Pool Distribution Amount

Allocation (other than amounts needed to pay any Class A-PO Deferred Amount or unpaid Interest Shortfall Amounts as described below) will be paid as principal to the Class A Certificates of the Undercollateralized Group (other than the Class II-A-PO Certificates in the case of Group II) in accordance with the pri-orities set forth under " -- Principal (Including Prepayment) -- Allocation of Amount to be Distributed on the Class A Certificates," until the aggregate Principal Balance of the Class A Certificates of the Undercollateralized Group (other than the Class II-A-PO Certificates in the case of Group II) equals the Pool Balance (Non-PO Portion) of the related Loan Group. In addition, the amount of any unpaid Interest Shortfall Amounts with respect to the Undercollateralized Group (including any Interest Shortfall Amount for such Distribution Date) will be paid to the Undercollateralized Group prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Class B Certificates, in reverse order of priority pursuant to clause (b)(C) of the Pool Distribution Amount Allocation (other than any amounts needed to pay any Class A-PO Deferred Amount); such amount will be paid to the Undercollateralized Group in accordance with clause (a) priority second of the Pool Distribution Amount Allocation.

Additional Rights of the Class II-A-R and Class II-A-LR Certificateholders
  The Class II-A-R and Class II-A-LR Certificates will remain outstanding for as long as the Trust Estate shall exist, whether or not either such Class is receiving current distributions of principal or interest. The holders of the Class II-A-R and Class II-A-LR Certificates will be entitled to receive the proceeds of the remaining assets of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, if any, on the final Distribution Date for the Certificates, af-ter distributions in respect of any accrued but unpaid interest on the Certifi-cates and after distributions in reduction of Principal Balance have reduced the Principal Balances of the Certificates to zero. It is not anticipated that there will be any material assets remaining in the Trust Estate on the final Distribution Date following the distributions of interest and in reduction of Principal Balance made on the Certificates on such date.

  In addition, the Class II-A-LR Certificateholder will be entitled on each Distribution Date to receive any Pool Distribution Amounts remaining after all distributions pursuant to the Pool Distribution Amount Allocation have been made. It is not anticipated that there will be any material undistributed por-tion of the Pool Distribution Amounts.

Periodic Advances
  If, on any Determination Date, payments of principal and interest due on any Mortgage Loan in the Trust Estate on the related Due Date have not been re-ceived, the related Servicer will, in certain circumstances, be required to ad-vance on or before the related Distribution Date for the benefit of holders of the Certificates an amount in cash equal to all delinquent payments of princi-pal and interest due on each Mortgage Loan in the Trust Estate (with interest adjusted to the applicable Net Mortgage Interest Rate) not previously advanced, but only to the extent that such Servicer believes that such amounts will be recoverable by it from liquidation proceeds or other recoveries in respect of the related Mortgage Loan (each, a "Periodic Advance"). Upon a Servicer's fail-ure to make a Periodic Advance required by the Underlying Servicing Agreement, the Trustee if such Servicer is WFHM, or the Master Servicer, if such Servicer is not WFHM, will be required to make such Periodic Advance.

  The Underlying Servicing Agreements and the Pooling and Servicing Agreement provide that any advance of the kind described in the preceding paragraph may be reimbursed to the related Servicer, the Master Servicer or the Trustee, as applicable, at any time from funds available in the Servicer Custodial Account or the Certificate Account, as the case may be, to the extent that (i) such funds represent receipts on, or liquidation, insurance, purchase or repurchase proceeds in respect of, the Mortgage Loans to which the advance relates or (ii) the Servicer, the Master Servicer or Trustee, as applicable, has determined in good faith that the advancing party will be unable to recover such advance from funds of the type referred to in clause (i) above.

PMI Advances
  If a Servicer has recovered all Liquidation Proceeds with respect to a Mort-gage Loan other than amounts it expects to receive from a primary mortgage in-surer, the Servicer may, if the applicable Underlying Servicing Agreement so provides, advance the amount expected to be received from the primary mortgage insurer (a "PMI Advance"). If a PMI Advance is made, the Mortgage Loan will be considered a Liquidated Loan and the PMI Advance will be considered a part of the Liquidation Proceeds. The Servicer will be entitled to reimbursement for the PMI Advance from the amounts received from the primary mortgage insurer. In the event that the amount received from the primary mort-gage insurer is less than the related PMI Advance, the Servicer will be enti-tled to recover the amount of the unreimbursed PMI Advance from any other funds on deposit in the Servicer Custodial Account.

Restrictions on Transfer of the Class II-A-R and Class II-A-LR Certificates
  The Class II-A-R and Class II-A-LR Certificates will be subject to the fol-lowing restrictions on transfer, and the Class II-A-R and Class II-A-LR Certif-icates will contain a legend describing such restrictions.

  The REMIC provisions of the Internal Revenue Code of 1986, as amended (the "Code") impose certain taxes on (i) transferors of residual interests to, or agents that acquire residual interests on behalf of, Disqualified Organizations and (ii) certain Pass-Through Entities (as defined in the prospectus) that have Disqualified Organizations as beneficial owners. No tax will be imposed on a Pass-Through Entity (other than an "electing large partnership," as defined in the prospectus) with respect to the Class II-A-R or Class II-A-LR Certificate to the extent it has received an affidavit from the owner thereof that such owner is not a Disqualified Organization or a nominee for a Disqualified Organ-ization. The Pooling and Servicing Agreement will provide that no legal or ben-eficial interest in the Class II-A-R or Class II-A-LR Certificate may be trans-ferred to or registered in the name of any person unless (i) the proposed pur-chaser provides to the Trustee an affidavit (or, to the extent acceptable to the Trustee, a representation letter signed under penalty of perjury) to the effect that, among other items, such transferee is not a Disqualified Organiza-tion (as defined in the prospectus) and is not purchasing the Class II-A-R or Class II-A-LR Certificate as an agent for a Disqualified Organization (i.e., as a broker, nominee, or other middleman thereof) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit or letter is false. Further, such affidavit or letter requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabili-ties with respect to the Class II-A-R or Class II-A-LR Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding the Class II-A-R or Class II-A-LR Certificate as such taxes become due,
(iv) will not cause income with respect to the Class II-A-R or Class II-A-LR Certificate to be attributable to a foreign permanent establishment or a fixed base, within the meaning of an applicable income tax treaty, of the transferor or any other person and (v) will not transfer the Class II-A-R or Class II-A-LR Certificate to any person or entity that does not provide a similar affidavit or letter. The transferor must certify in writing to the Trustee that, as of the date of the transfer, it had no knowledge or reason to know that the affir-mations made by the transferee pursuant to the preceding sentence were false.

  In addition, the Class II-A-R and Class II-A-LR Certificates may not be pur-chased by or transferred to any person that is not a "U.S. Person," unless (i) such person holds such Class II-A-R or Class II-A-LR Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor form) or (ii) the transferee delivers to both the trans-feror and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class II-A-R or Class II-A-LR Certificate will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for fed-eral income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applica-ble Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  The Pooling and Servicing Agreement will provide that any attempted or pur-ported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Any transferor or agent to whom the Trustee provides information as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

  Treasury regulations applicable to REMICs (the "REMIC Regulations") disregard certain transfers of a Residual Certificate (as defined under "Federal Income Tax Considerations" herein), in which case the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the applicable REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual in-terest" (as defined below) to a holder generally is disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corpo-rate income tax rate in effect for the year in which the transfer occurs, and
(ii) the transferor reasonably expects that the transferee will receive distri-butions from the REMIC at or after the time at which taxes accrue on the antic-ipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The REMIC Regulations explain that a significant pur-pose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable in-come of the REMIC. The REMIC Regulations as amended on July 19, 2002 provide rules for safe harbor transfers of noneconomic residual interests. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Interest" in the prospectus.

  The Pooling and Servicing Agreement will not require that transfers of the Class II-A-R or Class II-A-LR Certificate meet all of the requirements for a safe harbor transfer. Persons considering the purchase of the Class II-A-R or Class II-A-LR Certificate should consult their tax advisors regarding the ad-visability of meeting the safe harbor in any transfer of the Class II-A-R or Class II-A-LR Certificate.

  The Class II-A-R and Class II-A-LR Certificates may not be purchased by or transferred to any person which is an employee benefit plan or other retirement plan or arrangement subject to Title I of the Employee Retirement Income Secu-rity Act of 1974, as amended ("ERISA") or Code Section 4975 (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material ex-tent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan"), or any person acting on behalf of or investing the assets of such Plan. See "ERISA Considerations" herein and in the prospec-tus.

Subordination of Class B Certificates
  The rights of the holders of the Class B Certificates to receive distribu-tions with respect to the Mortgage Loans in the Trust Estate will be subordi-nated to such rights of the holders of the Class A Certificates and the rights of the holders of the Classes of Class B Certificates with higher numerical designations to receive distributions with respect to the Mortgage Loans in the Trust Estate will be subordinated to such rights of the holders of Classes of Class B Certificates with lower numerical designations, all to the extent de-scribed below. This subordination is intended to enhance the likelihood of timely receipt by the holders of the more senior Certificates of the full amount of their scheduled monthly payments of interest and principal and to af-ford the holders of the more senior Certificates protection against Realized Losses, as more fully described below. If Realized Losses exceed the credit support provided through subordination to a given Class of Certificates or if Excess Losses occur, all or a portion of such losses will be borne by such Class of Certificates.

  The protection afforded to the holders of more senior Classes of Certificates by means of the subordination feature will be accomplished by the preferential right of such holders to receive, prior to any distribution being made on a Distribution Date in respect of the more junior Classes of Certificates, the amounts of principal and interest due such holders on each Distribution Date out of the Pool Distribution Amount with respect to such date and, if neces-sary, by the right of such holders to receive future distributions on the Mort-gage Loans that would otherwise have been payable to the holders of the more junior Classes of Certificates. Because of the priority in which the Class A Non-PO Principal Distribution Amount for a Group is allocated among the Class A Certificates of such Group (other than the Class II-A-PO Certificates), the ap-plication of this subordination to cover Realized Losses experienced in periods prior to the periods in which a Class of Class A Certificates is entitled to distributions in reduction of Principal Balance will decrease the protection provided by the subordination to any such Class.

  Amounts distributed to holders of Subordinated Certificates will not be available to cover delinquencies or Realized Losses in respect of subsequent Distribution Dates.

 Allocation of Losses
  Realized Losses on the Mortgage Loans in a Loan Group will not be allocated to the holders of the Class A Certificates of the related Group until the date on which the aggregate Principal Balance of the Subordinated Certificates has been reduced to zero (the "Subordination Depletion Date"). Prior to such time, such Realized Losses will be allocated to the Classes of Class B Certificates sequentially in reverse numerical order, until the Principal Balance of each such Class has been reduced to zero.

  The allocation of the principal portion of a Realized Loss (other than a Debt Service Reduction) of a Group will be effected through the adjustment of the Principal Balance of the most subordinate Class then outstanding in such amount as is necessary to cause the Aggregate Principal Balance to equal the Adjusted Pool Amount.

  Allocations to the Classes of Class B Certificates of (i) the principal por-tion of Debt Service Reductions, (ii) the interest portion of Realized Losses,
(iii) any interest shortfalls resulting from delinquencies for which the Servicer, the Master Servicer or the Trustee does not advance, (iv) any inter-est shortfalls with respect to the first Distribution Date arising as a result of the initial notional amount of the Class A-WIO Certificates exceeding the aggregate Scheduled Principal Balance of the Premium Mortgage Loans as of the Cut-Off Date as a result of Curtailments received in December 2002 and applied as of the Cut-Off Date and (v) any interest shortfalls resulting from the tim-ing of the receipt of Unscheduled Principal Receipts (other than Prepayments in Full and Curtailments) with respect to Mortgage Loans will result from the pri-ority of distributions of the Pool Distribution Amount first to the Class A Certificates and then to the Classes of Class B Certificates in numerical order as described above under "-- Distributions."

  The allocation of the principal portion of Realized Losses in respect of the Mortgage Loans in a Loan Group allocated on or after the Subordination Deple-tion Date will be effected through the adjustment on any Determination Date of the applicable Class A Non-PO Principal Balance and the Principal Balance of the Class II-A-PO Certificates such that (i) such Class A Non-PO Principal Bal-ance equals the Adjusted Pool Amount for the related Loan Group less the Ad-justed Pool Amount (PO Portion) for such Loan Group as of the preceding Distri-bution Date and (ii) the Principal Balance of such Class II-A-PO Certificates equals the Adjusted Pool Amount (PO Portion) for such Loan Group as of the pre-ceding Distribution Date. The principal portion of such Realized Losses allo-cated to the Class A Certificates of a Group (other than the Class II-A-PO Cer-tificates) will be allocated to such outstanding Classes of Class A Certifi-cates, pro rata in accordance with their Principal Balances or, in the case of the Class I-A-4 Certificates, their initial Principal Balance, if lower. The interest portion of any Realized Loss allocated to a Group on or after the Sub-ordination Depletion Date will be allocated among the outstanding Classes of Class A Certificates of such Group, pro rata in accordance with their respec-tive Interest Accrual Amounts, without regard to any reduction pursuant to this sentence. Any such losses will be allocated among the outstanding Class A Cer-tificates within each such Class pro rata in accordance with their respective Percentage Interests.

  After the Subordination Depletion Date, the principal portion of Realized Losses allocated to the Class I-A-10 Certificates will instead be borne by the Class I-A-16 Certificates (in addition to other Realized Losses allocated to the Class I-A-16 Certificates) and not by the Class I-A-10 Certificates for so long as the Principal Balance of the Class I-A-16 Certificates is greater than zero and the principal portion of Realized Losses allocated to the Class II-A-4 and Class II-A-7 Certificates will instead be borne by the Class II-A-10 Cer-tificates (in addition to other Realized Losses allocated to the Class II-A-10 Certificates) and not by the Class II-A-4 and Class II-A-7 Certificates for so long as the Principal Balance of the Class II-A-10 Certificates is greater than zero.

  If due to losses on the Mortgage Loans in a Loan Group the Pool Distribution Amount is not sufficient to cover the Class A Non-PO Optimal Principal Amount of the related Group on a particular Distribution Date, then the percentage of principal payments on the Mortgage Loans in such Loan Group to which the hold-ers of the Class A Certificates of the related Group (other than the Class II-A-PO Certificates in the case of Group II) will be entitled (i.e., the applica-ble Class A Percentage) on and after the next Distribution Date will be propor-tionately increased, thereby reducing, as a relative matter, the respective in-terest of the Class B Certificates in future payments of principal on the Mort-gage Loans in such Loan Group.

  Notwithstanding the foregoing, the provisions relating to subordination will not be applicable in connection with a Bankruptcy Loss so long as the applica-ble Servicer has notified the Trustee and the Master Servicer in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and when (A) the related Mortgage Loan is not in default with regard to the payments due thereunder or (B) delinquent payments of principal and inter-est under the related Mortgage Loan and any premiums on any applicable Standard Hazard Insurance Policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer, in either case without giving effect to any Debt Service Reduction.

                     DESCRIPTION OF THE MORTGAGE LOANS(/1/)

General
  The mortgage loans to be included in the Trust Estate will be fixed interest rate, conventional, monthly pay, fully amortizing, one- to four-family, resi-dential first mortgage loans (the "Mortgage Loans"), which may include loans secured by shares ("Co-op Shares") issued by private non-profit housing corpo-rations ("Cooperatives"), and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Coopera-tives' buildings. The Mortgage Loans will be divided into two loan groups ("Loan Group I" and "Loan Group II"). The Mortgage Loans in Loan Group I are sometimes referred to as the "Group I Mortgage Loans" and the Mortgage Loans in Loan Group II are sometimes referred to as the "Group II Mortgage Loans." Sub-stantially all of the Group I and Group II Mortgage Loans will have original terms to maturity of approximately 30 years. The Mortgage Loans are expected to be secured by first liens (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") and to have the additional characteris-tics described below and in the prospectus. Wells Fargo Asset Securities Corpo-ration (the "Seller") will transfer the Mortgage Loans to the Trust.

  Each of the Mortgage Loans is subject to a due-on-sale clause. See "Certain Legal Aspects of the Mortgage Loans -- "Due-on-Sale' Clauses" and "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon De-faulted Mortgage Loans" in the prospectus.

Mortgage Loan Underwriting
  Approximately 92.51% (by the aggregate unpaid principal balance as of the Cut-Off Date) of the Group I Mortgage Loans and approximately 87.42% (by aggre-gate unpaid principal balance as of the Cut-off Date) of the Group II Mortgage Loans were generally originated in conformity with the underwriting standards described in the prospectus under the heading "The Mortgage Loan Programs --
 Mortgage Loan Underwriting --WFHM Underwriting" (the "Underwriting Stan-dards"). In certain instances, exceptions to the Underwriting Standards may have been granted by WFHM. See "The Mortgage Loan Programs -- Mortgage Loan Un-derwriting" in the prospectus. The remaining approximate 7.49% (by the aggre-gate unpaid principal balance as of the Cut-Off Date) of the Group I Mortgage Loans and approximately 12.58% (by aggregate unpaid principal balance as of the Cut-off Date) of the Group II Mortgage Loans were purchased by WFHM in bulk purchase transactions and were underwritten using underwriting standards which may vary from the Underwriting Standards (the "Bulk Purchase Underwritten Loans"). However, WFHM has in each case reviewed the underwriting standards ap-plied for such Bulk Purchase Underwritten Loans and determined that such stan-dards were not materially different than the Underwriting Standards. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus. Ap-proximately 0.01% (by the aggregate unpaid principal balance as of the Cut-Off
Date) of the Group I Mortgage Loans were refinancings in the form of modifica-tions under WFHM's "retention" program in which WFHM and the borrower executed a modification agreement in order to reduce the interest rate on a mortgage loan serviced by WFHM to a current fixed interest rate. None of these
------------------
(1) The descriptions in this prospectus supplement of the Loan Groups and the properties securing the Mortgage Loans to be included in the Loan Groups are based upon the expected characteristics of the Mortgage Loans at the close of business on the Cut-Off Date, as adjusted for the scheduled prin-cipal payments due on or before such date. Notwithstanding the foregoing, any of such Mortgage Loans may be excluded from the related Loan Group (i) as a result of principal prepayment thereof in full or (ii) if, as a re-sult of delinquencies or otherwise, the Seller otherwise deems such exclu-sion necessary or desirable. In either event, other Mortgage Loans may be included in such Loan Group. The Seller believes that the information set forth herein with respect to the expected characteristics of the Mortgage Loans on the Cut-Off Date is representative of the characteristics as of the Cut-Off Date of the Mortgage Loans to be included in the related Loan Groups as they will be constituted at the time the Certificates are is-sued, although the aggregate principal balance of the Mortgage Loans in-cluded in each Loan Group as of the Cut-Off Date, the range of Mortgage Interest Rates and maturities, and certain other characteristics of the Mortgage Loans in a Loan Group may vary. In the event that any of the characteristics as of the Cut-Off Date of the Mortgage Loans that consti-tute a Loan Group on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding such Mortgage Loans will be made available to purchasers of the Offered Certif-icates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date.

mortgage loans was originated more than eighteen months prior to the time of the modification and such mortgage loans were generally originated in confor-mity with the Underwriting Standards. WFHM did not apply any new borrower credit or property underwriting standards as a condition of the modifications. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting -- Retention Pro-gram Standards" in the prospectus.

  The following table sets forth certain characteristics of the Group I Mort-gage Loans.

SELECTED GROUP I MORTGAGE LOAN DATA
(as of December 1, 2002 (the "Cut-Off Date"))

                                                                   All
                                                                 Group I
                                                             Mortgage Loans
                                                           -------------------
Number of Mortgage Loans                                   1,998
Aggregate Unpaid Principal Balance(/1/)                    $871,847,258
Range of Unpaid Principal Balances(/1/)                    $37,277 to $993,307
Average Unpaid Principal Balance(/1/)                      $436,360
Range of Mortgage Interest Rates                           6.875% to 8.125%
Weighted Average Mortgage Interest Rate(/1/)               7.000%
Weighted Average Net Mortgage Interest Rate(/1/)           6.740%
Range of Remaining Terms to Stated Maturity                228 to 352 Months
Weighted Average Remaining Term to Stated Maturity(/1/)    348 Months
Range of Original Loan-to-Value Ratios(/1/)                14.29% to 95.00%
Weighted Average Original Loan-to-Value Ratio(/1/)         67.62%
Number of Mortgage Loans with Original Loan-to-Value
 Ratios greater than 80% not covered by Primary Mortgage
 Insurance                                                 0
Mortgage Loans with Original Loan-to-Value Ratios greater
 than 80% not covered by Primary Mortgage Insurance as a
 Percentage of Aggregate Unpaid Principal Balance          0.00%
Weighted Average Original Loan-to-Value Ratio of Mortgage
 Loans with Original Principal Balance greater than
 $600,000(/1/)                                             60.07%
Maximum Original Loan-to-Value Ratio of Mortgage Loans
 with Original Principal Balance greater than
 $600,000(/1/)                                             87.25%
Geographic Concentration of Mortgaged Properties securing
 Mortgage Loans in Excess of 5% of the Aggregate Unpaid
 Principal Balance(/1/)
    California                                             45.57%
Maximum Five-Digit Zip Code Concentration(/1/)             0.62%
Earliest Origination Month                                 August 2000
Latest Origination Month                                   March 2002
Latest Stated Maturity Date                                April 1, 2032
Number of Buy-Down Loans                                   4
Buy-Down Loans as a Percentage of Aggregate Unpaid
 Principal Balance(/1/)                                    0.18%
Number of Subsidy Loans                                    8
Subsidy Loans as a Percentage of Aggregate Unpaid
 Principal Balance(/1/)                                    0.37%
Weighted Average FICO Score(/1/)(/2/)                      725

------------------
(1) Approximate.
(2) Does not include the Mortgage Loans for which FICO Scores are not avail-able.
*  Less than 5% of the aggregate unpaid principal balance as of the Cut-Off
   Date.

  The following table sets forth certain characteristics of all the Group II Mortgage Loans, the Group II Premium Mortgage Loans and the Group II Discount Mortgage Loans.

SELECTED GROUP II MORTGAGE LOAN DATA
(as of the Cut-Off Date)

                                  All                Group II             Group II
                                Group II             Premium              Discount
                             Mortgage Loans       Mortgage Loans       Mortgage Loans
                          -------------------- -------------------- --------------------
Number of Mortgage Loans  1,295                1,251                44
Aggregate Unpaid
 Principal Balance(/1/)   $574,204,342         $555,154,480         $19,049,862
Range of Unpaid
 Principal Balances(/1/)  $188,539 to $990,259 $188,539 to $990,259 $299,188 to $832,676
Average Unpaid Principal
 Balance(/1/)             $443,401             $443,769             $432,951
Range of Mortgage
 Interest Rates           5.875% to 6.750%     6.375% to 6.750%     5.875% to 6.250%
Weighted Average
 Mortgage Interest
 Rate(/1/)                6.664%               6.680%               6.204%
Weighted Average Net
 Mortgage Interest
 Rate(/1/)                6.404%               6.420%               5.944%
Range of Remaining Terms
 to Stated Maturity       228 to 352 Months    228 to 352 Months    230 to 352 Months
Weighted Average
 Remaining Term to
 Stated Maturity(/1/)     348 Months           348 Months           347 Months
Range of Original Loan-
 to-Value Ratios(/1/)     17.52% to 95.00%     17.52% to 95.00%     19.23% to 88.23%
Weighted Average
 Original Loan-to-Value
 Ratio(/1/)               65.16%               65.11%               66.44%
Number of Mortgage Loans
 with Original Loan-to-
 Value Ratios greater
 than 80% not covered by
 Primary Mortgage
 Insurance                0                    0                    0
Mortgage Loans with
 Original Loan-to-Value
 Ratios greater than 80%
 not covered by Primary
 Mortgage Insurance as a
 Percentage of Aggregate
 Unpaid Principal
 Balance                  0.00%                0.00%                0.00%
Weighted Average
 Original Loan-to-Value
 Ratio of Mortgage Loans
 with Original Principal
 Balance greater than
 $600,000(/1/)            60.23%               60.46%               48.46%
Maximum Original Loan-
 to-Value Ratio of
 Mortgage Loans with
 Original Principal
 Balance greater than
 $600,000(/1/)            80.00%               80.00%               70.00%

------------------
(1) Approximate.

                                        All        Group II      Group II
                                     Group II       Premium      Discount
                                     Mortgage      Mortgage      Mortgage
                                       Loans         Loans         Loans
                                   ------------- ------------- -------------
Geographic Concentration of
 Mortgaged Properties securing
 Mortgage Loans in Excess of 5%
 of the Aggregate Unpaid
 Principal Balance(/1/)
    California                     44.64%        44.14%        59.40%
    Virginia                       7.26%         6.89%         18.10%
    New Jersey                     5.43%         5.55%         *
Maximum Five-Digit Zip Code
 Concentration(/1/)                1.08%         0.84%         13.56%
Earliest Origination Month         July 2001     July 2001     November 2001
Latest Origination Month           March 2002    March 2002    March 2002
Latest Stated Maturity Date        April 1, 2032 April 1, 2032 April 1, 2032
Number of Buy-Down Loans           2             2             0
Buy-Down Loans as a Percentage of
 Aggregate Unpaid Principal
 Balance(/1/)                      0.15%         0.15%         0.00%
Number of Subsidy Loans            10            10            0
Subsidy Loans as a Percentage of
 Aggregate Unpaid Principal
 Balance(/1/)                      0.72%         0.75%         0.00%
Weighted Average FICO
 Score(/1/)(/2/)                   737           737           742

------------------
(1) Approximate.
(2) Does not include Mortgage Loans for which FICO Scores are not available.
*   Less than 5% of the aggregate unpaid principal balance as of the Cut-Off
    Date.

Group I Mortgage Loan Data
  Set forth below is a description of certain additional expected characteris-tics of the Group I Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).
                            MORTGAGE INTEREST RATES

                                                                      Percentage
                                                                       of Total
                                            Number of    Aggregate    Aggregate
                                             Group I      Unpaid        Unpaid
Mortgage                                    Mortgage     Principal    Principal
Interest Rate                                 Loans       Balance      Balance
-------------                               --------- --------------- ----------
6.875%.....................................   1,007   $444,690,734.67    51.02%
7.000%.....................................     466    204,484,975.90    23.45
7.125%.....................................     226     96,901,108.26    11.11
7.250%.....................................     161     70,460,431.25     8.08
7.375%.....................................      69     27,822,648.90     3.19
7.500%.....................................      44     18,606,509.30     2.13
7.625%.....................................      15      5,213,223.32     0.60
7.750%.....................................       5      2,041,251.95     0.23
7.875%.....................................       3      1,118,944.46     0.13
8.000%.....................................       1        132,171.63     0.02
8.125%.....................................       1        375,258.64     0.04
                                              -----   ---------------   ------
    Total..................................   1,998   $871,847,258.28   100.00%
                                              =====   ===============   ======

                             GROUP I MORTGAGE LOAN
                              DOCUMENTATION LEVELS

                                            Percentage
                                             of Total
                  Number of    Aggregate    Aggregate
                   Group I      Unpaid        Unpaid
Documentation     Mortgage     Principal    Principal
Level               Loans       Balance      Balance
-------------     --------- --------------- ----------
Full Documenta-
 tion...........    1,720   $759,634,043.89    87.13%
Income Verifica-
 tion...........       39     19,279,853.77     2.21
Asset Verifica-
 tion...........      136     50,763,624.73     5.82
Preferred
 Processing.....      103     42,169,735.89     4.84
                    -----   ---------------   ------
    Total.......    1,998   $871,847,258.28   100.00%
                    =====   ===============   ======

Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Group I Mortgage Loan. Asset, income and mortgage verifications were obtained for Group I Mort-gage Loans processed with "full documentation." In the case of "preferred processing," neither asset nor income verifications were obtained. In most in-stances, a verification of the borrower's employment was obtained. However, for all of the Group I Mortgage Loans, a credit report on the borrower and a prop-erty appraisal were obtained. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.
                       REMAINING TERMS TO STATED MATURITY

                                            Percentage
                                             of Total
                  Number of    Aggregate    Aggregate
                   Group I      Unpaid        Unpaid
Remaining Stated  Mortgage     Principal    Principal
Term (Months)       Loans       Balance      Balance
----------------  --------- --------------- ----------
228.............        2   $    723,242.04     0.08%
229.............        1        285,724.36     0.03
230.............        3        787,021.22     0.09
231.............       12      4,839,135.35     0.56
232.............        6      2,105,822.24     0.24
264.............        1        309,148.46     0.04
288.............        3      1,414,326.54     0.16
289.............        2        737,988.53     0.08
291.............        1        391,848.39     0.04
300.............        1        379,474.47     0.04
324.............        1        324,979.39     0.04
326.............        1        402,886.98     0.05
333.............        1         53,147.91     0.01
334.............        1        429,764.07     0.05
336.............        1        351,657.20     0.04
340.............        2        651,068.86     0.07
341.............        2        840,015.54     0.10
342.............        4      1,544,466.74     0.18
343.............        3      1,120,860.70     0.13
344.............        1        298,964.42     0.03
345.............        4      1,818,639.96     0.21
346.............       22      9,015,119.96     1.03
347.............      105     46,520,126.12     5.34
348.............      383    167,965,156.77    19.27
349.............      303    134,640,264.11    15.44
350.............      284    124,601,179.75    14.29
351.............      706    307,351,509.42    35.26
352.............      142     61,943,718.78     7.10
                    -----   ---------------   ------
    Total.......    1,998   $871,847,258.28   100.00%
                    =====   ===============   ======

                              YEARS OF ORIGINATION

                                           Percentage
                                            of Total
                 Number of    Aggregate    Aggregate
                  Group I      Unpaid        Unpaid
Year of          Mortgage     Principal    Principal
Origination        Loans       Balance      Balance
-----------      --------- --------------- ----------
2000............       1   $     53,147.91     0.01%
2001............     835    367,111,800.19    42.11
2002............   1,162    504,682,310.18    57.88
                   -----   ---------------   ------
    Total.......   1,998   $871,847,258.28   100.00%
                   =====   ===============   ======

                              MORTGAGED PROPERTIES

                                            Percentage
                                             of Total
                  Number of    Aggregate    Aggregate
                   Group I      Unpaid        Unpaid
                  Mortgage     Principal    Principal
Property            Loans       Balance      Balance
--------          --------- --------------- ----------
Single-family
 dwellings.......   1,838   $805,904,973.35    92.44%
Two- to four-
 family units....      14      6,599,736.82     0.76
Condominiums
 High-
  rise(greater
  than four
  stories).......      17      7,245,426.02     0.83
 Low-rise(four
  stories or
  less)..........      84     33,836,816.77     3.88
Planned unit
 developments....      42     17,185,899.41     1.97
Townhouses.......       0              0.00     0.00
Cooperative
 Units...........       3      1,074,405.91     0.12
                    -----   ---------------   ------
    Total........   1,998   $871,847,258.28   100.00%
                    =====   ===============   ======

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                      Percentage
                                                                       of Total
Range of                                    Number of    Aggregate    Aggregate
Original                                     Group I      Unpaid        Unpaid
Loan-to-Value                               Mortgage     Principal    Principal
Ratios                                        Loans       Balance      Balance
-------------                               --------- --------------- ----------
50% or less................................     249   $120,688,133.87    13.84%
50.01- 55.00%..............................     103     47,008,418.41     5.39
55.01- 60.00%..............................     105     46,269,296.95     5.31
60.01- 65.00%..............................     174     80,414,202.33     9.22
65.01- 70.00%..............................     306    140,807,816.39    16.15
70.01- 75.00%..............................     261    109,399,074.02    12.55
75.01- 80.00%..............................     719    298,376,371.19    34.23
80.01- 85.00%..............................      18      6,492,053.36     0.74
85.01- 90.00%..............................      42     15,323,420.10     1.76
90.01- 95.00%..............................      21      7,068,471.66     0.81
                                              -----   ---------------   ------
Total......................................   1,998   $871,847,258.28   100.00%
                                              =====   ===============   ======

The Loan-to-Value Ratio of a Group I Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Group I Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. There can be no assurance than such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "The Trust Estate -- Mortgage Loans" in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Group I Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown above. The Seller has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors -- Real Estate Market Conditions Affect Mortgage Loan Performance" and "-- Geographic Concentration May Increase Rates of Loss and Delinquency" in the prospectus.
                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                      Percentage
                                                                       of Total
                                            Number of    Aggregate    Aggregate
                                             Group I      Unpaid        Unpaid
                                            Mortgage     Principal    Principal
              Geographic Area                 Loans       Balance      Balance
              ---------------               --------- --------------- ----------
Alabama....................................       4   $  1,663,437.74     0.19%
Arizona....................................      35     15,856,247.55     1.82
Arkansas...................................       5      1,878,128.31     0.22
California.................................     886    397,688,892.69    45.57
Colorado...................................      85     37,375,569.25     4.29
Connecticut................................      41     17,819,357.47     2.04
Delaware...................................      10      4,588,903.16     0.53
District of Columbia.......................      22      8,902,787.28     1.02
Florida....................................      65     27,689,236.51     3.18
Georgia....................................      30     12,601,774.02     1.45
Hawaii.....................................       4      2,376,640.17     0.27
Idaho......................................      12      5,382,374.54     0.62
Illinois...................................      39     15,839,192.89     1.82
Indiana....................................       6      2,678,652.69     0.31
Iowa.......................................       6      2,388,140.24     0.27
Kansas.....................................       2        802,741.18     0.09
Kentucky...................................       4      1,591,871.60     0.18
Maine......................................       2        684,188.09     0.08
Maryland...................................      73     31,739,123.22     3.64
Massachusetts..............................      52     22,346,845.70     2.56
Michigan...................................      13      4,437,369.37     0.51
Minnesota..................................      64     27,787,013.41     3.19
Missouri...................................      10      4,004,021.40     0.46
Nebraska...................................       2        848,994.42     0.10
Nevada.....................................      18      7,510,141.79     0.86
New Hampshire..............................       4      1,853,135.77     0.21
New Jersey.................................      91     40,003,001.98     4.59
New Mexico.................................      12      5,168,997.72     0.59
New York...................................      70     28,211,532.60     3.24
North Carolina.............................      19      8,376,326.79     0.96
Ohio.......................................      10      3,975,499.98     0.46
Oklahoma...................................       3      1,178,462.07     0.14
Oregon.....................................      20      8,529,757.19     0.98
Pennsylvania...............................      41     18,361,585.04     2.11
Rhode Island...............................       3      1,107,736.32     0.13
South Carolina.............................       6      3,378,725.21     0.39
South Dakota...............................       1        438,820.71     0.05
Tennessee..................................      10      3,752,272.02     0.43
Texas......................................      68     30,995,871.01     3.56
Utah.......................................       8      3,168,597.11     0.36
Vermont....................................       1        706,008.23     0.08
Virginia...................................      88     34,888,889.01     4.00
Washington.................................      41     16,559,817.45     1.90
West Virginia..............................       2        656,998.07     0.08
Wisconsin..................................       7      2,238,258.10     0.26
Wyoming....................................       3      1,815,321.21     0.21
                                              -----   ---------------   ------
Total......................................   1,998   $871,847,258.28   100.00%
                                              =====   ===============   ======

                                  FICO SCORES

                                                            Percentage
                                                             of Total  Weighted
                                  Number of    Aggregate    Aggregate  Average
                                   Group I      Unpaid        Unpaid   Loan-to-
Range of                          Mortgage     Principal    Principal   Value
FICO Scores                         Loans       Balance      Balance    Ratio
-----------                       --------- --------------- ---------- --------
250-300..........................       0   $          0.00     0.00%    0.00%
301-350..........................       0              0.00     0.00     0.00
351-400..........................       0              0.00     0.00     0.00
401-450..........................       0              0.00     0.00     0.00
451-500..........................       0              0.00     0.00     0.00
501-550..........................       0              0.00     0.00     0.00
551-600..........................      20      7,553,216.41     0.87    74.60
601-650..........................     135     57,872,198.63     6.64    71.54
651-700..........................     461    198,045,699.82    22.72    69.04
701-750..........................     634    281,048,240.07    32.24    68.11
751-800..........................     707    307,668,330.49    35.28    65.57
801-850..........................      37     17,467,393.06     2.00    62.65
851-900..........................       0              0.00     0.00     0.00
Not Available....................       4      2,192,179.80     0.25    78.31
                                    -----   ---------------   ------    -----
Total/Weighted Average...........   1,998   $871,847,258.28   100.00%   67.62%
                                    =====   ===============   ======    =====

"FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's credit-worthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in the table above were obtained at either the time of origination of the Group I Mortgage Loan or more recently. Neither the Seller nor WFHM makes any representations or warranties as to the actual performance of any Group I Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Group I Mortgage Loan according to its terms. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

                                ORIGINAL GROUP I
                                 MORTGAGE LOAN
                               PRINCIPAL BALANCES

                                              Percentage
Range of                                       of Total
Original            Number of    Aggregate    Aggregate
Group I              Group I      Unpaid        Unpaid
Mortgage Loan       Mortgage     Principal    Principal
Principal Balances    Loans       Balance      Balance
----------------    --------- --------------- ----------
Less than or
 equal to
 $200,000.......         27   $  3,717,351.40     0.43%
$200,001-
 $250,000.......          6      1,342,314.21     0.15
$250,001-
 $300,000.......          4        901,813.12     0.10
$300,001-
 $350,000.......        477    155,269,806.25    17.81
$350,001-
 $400,000.......        496    184,161,034.18    21.12
$400,001-
 $450,000.......        305    128,635,854.35    14.75
$450,001-
 $500,000.......        231    109,604,786.32    12.57
$500,001-
 $550,000.......        128     66,483,261.54     7.63
$550,001-
 $600,000.......         95     54,384,012.06     6.24
$600,001-
 $650,000.......        112     70,970,206.50     8.14
$650,001-
 $700,000.......         17     11,572,662.49     1.33
$700,001-
 $750,000.......         24     17,325,310.83     1.99
$750,001-
 $800,000.......         19     14,727,505.00     1.69
$800,001-
 $850,000.......          7      5,681,932.15     0.65
$850,001-
 $900,000.......         11      9,565,462.15     1.10
$900,001-
 $950,000.......         10      9,143,428.31     1.05
$950,001-
 $1,000,000.....         29     28,360,517.42     3.25
                      -----   ---------------   ------
    Total.......      1,998   $871,847,258.28   100.00%
                      =====   ===============   ======

                                 ORIGINATORS OF
                             GROUP I MORTGAGE LOANS

                                           Percentage
                                            of Total
                 Number of    Aggregate    Aggregate
                  Group I      Unpaid        Unpaid
                 Mortgage     Principal    Principal
Originator         Loans       Balance      Balance
----------       --------- --------------- ----------
WFHM or
 Affiliate......   1,247   $557,221,173.85    63.91%
Other
 Originators....     751    314,626,084.43    36.09
                   -----   ---------------   ------
    Total.......   1,998   $871,847,258.28   100.00%
                   =====   ===============   ======

  No single "Other Originator" is expected to have accounted for more than 5.00% of the aggregate unpaid principal balance of the Group I Mortgage Loans as of the Cut-Off Date.

                              PURPOSES OF GROUP I
                                 MORTGAGE LOANS

                                           Percentage
                                            of Total
                 Number of    Aggregate    Aggregate
                  Group I      Unpaid        Unpaid
                 Mortgage     Principal    Principal
Loan Purpose       Loans       Balance      Balance
------------     --------- --------------- ----------
Purchase........     581   $250,752,485.74    28.76%
Equity Take Out
 Refinance......     504    218,510,252.94    25.06
Rate/Term
 Refinance......     913    402,584,519.60    46.18
                   -----   ---------------   ------
    Total.......   1,998   $871,847,258.28   100.00%
                   =====   ===============   ======

  In general, in the case of a Group I Mortgage Loan made for "rate/term" refi-nance purpose, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with the respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Group I Mortgage Loan made for "equity take out" refinance purpose, all or a portion of the proceeds are gen-erally required by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

                                 OCCUPANCY TYPE

                                           Percentage
                                            of Total
                 Number of    Aggregate    Aggregate
                  Group I      Unpaid        Unpaid
                 Mortgage     Principal    Principal
Occupancy type     Loans       Balance      Balance
--------------   --------- --------------- ----------
Investment
 Property.......       0   $          0.00     0.00%
Primary
 Residence......   1,912    828,654,970.71    95.05
Second Home.....      86     43,192,287.57     4.95
                   -----   ---------------   ------
    Total.......   1,998   $871,847,258.28   100.00%
                   =====   ===============   ======

Group II Mortgage Loan Data
  Set forth below is a description of certain additional expected characteris-tics of the Group II Mortgage Loans as of the Cut-Off Date (except as otherwise indicated).
                            MORTGAGE INTEREST RATES

                                                                      Percentage
                                                                       of Total
                                            Number of    Aggregate    Aggregate
                                            Group II      Unpaid        Unpaid
Mortgage                                    Mortgage     Principal    Principal
Interest Rate                                 Loans       Balance      Balance
-------------                               --------- --------------- ----------
5.875%.....................................       1   $    299,188.37     0.05%
6.000%.....................................       4      1,804,216.65     0.31
6.125%.....................................       6      2,559,299.24     0.45
6.250%.....................................      33     14,387,158.14     2.51
6.375%.....................................      39     16,168,376.67     2.82
6.500%.....................................     143     65,153,527.69    11.35
6.625%.....................................     294    130,681,155.32    22.76
6.750%.....................................     775    343,151,420.29    59.75
                                              -----   ---------------   ------
   Total...................................   1,295   $574,204,342.37   100.00%
                                              =====   ===============   ======

                             GROUP II MORTGAGE LOAN
                              DOCUMENTATION LEVELS

                                               Percentage
                                                of Total
                     Number of    Aggregate    Aggregate
                     Group II      Unpaid        Unpaid
                     Mortgage     Principal    Principal
Documentation Level    Loans       Balance      Balance
-------------------  --------- --------------- ----------
Full
 Documentation.....    1,120   $501,555,034.16    87.35%
Income
 Verification......       16      8,395,270.66     1.46
Asset
 Verification......       65     28,613,163.07     4.98
Preferred
 Processing........       94     35,640,874.48     6.21
                       -----   ---------------   ------
   Total...........    1,295   $574,204,342.37   100.00%
                       =====   ===============   ======

Documentation levels vary depending upon several factors, including loan amount, Loan-to-Value Ratio and the type and purpose of the Group II Mortgage Loan. Asset, income and mortgage verifications were obtained for Group II Mort-gage Loans processed with "full documentation." In the case of "no income/no assets," borrowers did not provide any information regarding their income or asset levels. In most instances, a verification of the borrower's employment was obtained. However, for all of the Group II Mortgage Loans, a credit report on the borrower and a property appraisal were obtained. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.
                               REMAINING TERMS TO
                                STATED MATURITY

                                              Percentage
                                               of Total
                    Number of    Aggregate    Aggregate
                    Group II      Unpaid        Unpaid
Remaining Stated    Mortgage     Principal    Principal
Term (Months)         Loans       Balance      Balance
------------------- --------- --------------- ----------
228................       2   $    666,720.86     0.12%
229................       2        868,485.79     0.15
230................       6      2,198,017.70     0.38
231................       3      1,252,906.66     0.22
232................       4      1,467,681.19     0.26
264................       1        622,078.00     0.11
289................       1        403,594.12     0.07
312................       1        621,492.01     0.11
326................       1        419,027.23     0.07
336................       1        365,242.44     0.06
343................       1        354,486.93     0.06
346................       4      2,099,546.15     0.37
347................      43     18,629,686.36     3.24
348................     496    217,664,832.72    37.91
349................     271    120,056,529.07    20.91
350................     170     75,304,300.54    13.11
351................     223    104,509,261.92    18.20
352................      65     26,700,452.68     4.65
                      -----   ---------------   ------
   Total...........   1,295   $574,204,342.37   100.00%
                      =====   ===============   ======

                              YEARS OF ORIGINATION

                                               Percentage
                                                of Total
                     Number of    Aggregate    Aggregate
                     Group II      Unpaid        Unpaid
                     Mortgage     Principal    Principal
Year of Origination    Loans       Balance      Balance
-------------------  --------- --------------- ----------
2001...............      824   $362,602,758.42    63.15%
2002...............      471    211,601,583.95    36.85
                       -----   ---------------   ------
   Total...........    1,295   $574,204,342.37   100.00%
                       =====   ===============   ======

                              MORTGAGED PROPERTIES

                                               Percentage
                                                of Total
                     Number of    Aggregate    Aggregate
                     Group II      Unpaid        Unpaid
                     Mortgage     Principal    Principal
Property               Loans       Balance      Balance
--------             --------- --------------- ----------
Single-family
 dwellings.........    1,198   $534,455,972.42    93.07%
Two- to four-family
 units.............        6      3,309,909.26     0.58
Condominiums.......
 High-rise (greater
  than four
  stories).........        2      1,033,498.07     0.18
 Low-rise (four
  stories or
  less)............       41     16,651,676.02     2.90
Planned unit
 developments......       44     17,257,420.44     3.01
Townhouses.........        0              0.00     0.00
Cooperative Units..        4      1,495,866.16     0.26
                       -----   ---------------   ------
   Total...........    1,295   $574,204,342.37   100.00%
                       =====   ===============   ======

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                            Percentage of
                                                Total
                  Number of    Aggregate      Aggregate
                  Group II      Unpaid         Unpaid
                  Mortgage     Principal      Principal
Geographic Area     Loans       Balance        Balance
---------------   --------- --------------- -------------
Alabama.........        9   $  4,498,526.82      0.78%
Alaska..........        1        643,667.85      0.11
Arizona.........       12      5,559,874.78      0.97
California......      577    256,342,263.00     44.64
Colorado........       58     24,411,259.82      4.25
Connecticut.....       16      7,560,351.06      1.32
Delaware........        9      4,134,097.63      0.72
District of
 Columbia.......       12      5,457,992.17      0.95
Florida.........       31     14,296,484.37      2.49
Georgia.........       32     15,502,033.19      2.70
Hawaii..........        1        471,487.15      0.08
Idaho...........        5      2,278,319.61      0.40
Illinois........       20      7,601,552.51      1.32
Indiana.........        4      1,537,304.32      0.27
Iowa............        6      2,429,005.84      0.42
Kansas..........        3      1,073,963.31      0.19
Maryland........       63     27,462,618.21      4.78
Massachusetts...       30     13,769,069.76      2.40
Michigan........        5      2,402,650.31      0.42
Minnesota.......       28     12,165,674.75      2.12
Mississippi.....        1        528,031.41      0.09
Missouri........        8      3,467,882.47      0.60
Montana.........        1        642,481.07      0.11
Nevada..........        7      3,132,007.30      0.55
New Hampshire...        2        838,276.12      0.15
New Jersey......       68     31,180,644.35      5.43
New Mexico......        4      1,977,923.56      0.34
New York........       22      8,264,762.90      1.44
North Carolina..       20      8,611,586.04      1.50
Ohio............        6      2,693,468.59      0.47
Oklahoma........        1        382,295.33      0.07
Oregon..........        4      1,999,834.13      0.35
Pennsylvania....       26     11,123,344.34      1.94
Rhode Island....        2        762,246.78      0.13
South Carolina..        3      1,394,424.46      0.24
South Dakota....        1        465,718.63      0.08
Tennessee.......        6      2,768,207.03      0.48
Texas...........       54     24,570,173.60      4.28
Utah............        7      3,371,236.83      0.59
Virginia........       97     41,702,879.27      7.26
Washington......       30     13,128,880.54      2.29
Wisconsin.......        3      1,599,841.16      0.28
                    -----   ---------------    ------
    Total.......    1,295   $574,204,342.37    100.00%
                    =====   ===============    ======

                         ORIGINAL LOAN-TO-VALUE RATIOS

                                                                   Percentage of
                                                                       Total
Range of                                 Number of    Aggregate      Aggregate
Original                                 Group II      Unpaid         Unpaid
Loan-to-Value                            Mortgage     Principal      Principal
Ratios                                     Loans       Balance        Balance
-------------                            --------- --------------- -------------
50% or less.............................     190   $ 89,089,457.62     15.52%
50.01- 55.00%...........................      87     41,200,102.89      7.18
55.01- 60.00%...........................     107     48,487,814.44      8.44
60.01- 65.00%...........................     154     71,192,343.76     12.40
65.01- 70.00%...........................     186     84,110,027.17     14.65
70.01- 75.00%...........................     173     76,256,304.60     13.28
75.01- 80.00%...........................     371    154,062,208.91     26.82
80.01- 85.00%...........................       8      3,099,496.24      0.54
85.01- 90.00%...........................      17      6,003,532.08      1.05
90.01- 95.00%...........................       2        703,054.66      0.12
                                           -----   ---------------    ------
    Total...............................   1,295   $574,204,342.37    100.00%
                                           =====   ===============    ======

The Loan-to-Value Ratio of a Group II Mortgage Loan is calculated using the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator from an appraiser at the time of origination and (ii) the sale price for such property. For the purpose of calculating the Loan-to-Value Ratio of any Group II Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. There can be no assurance that such appraisal, which is based on the independent judgment of an appraiser and not an arms-length sales transaction, is an accurate representation of the market value of a Mortgaged Property. See "The Trust Estates -- Mortgage Loans" in the prospectus. No assurance can be given that the values of the Mortgaged Properties securing the Group II Mortgage Loans have remained or will remain at the levels used in calculating the Loan-to-Value Ratios shown above. The Seller has taken no action to establish the current value of any Mortgaged Property. See "Risk Factors -- Real Estate Market Conditions Affect Mortgage Loan Performance" and "-- Geographic Concentration May Increase Rates of Loss and Delinquency" in the prospectus.

                                  FICO SCORES

                                                         Percentage of
                                                             Total     Weighted
                               Number of    Aggregate      Aggregate   Average
Range of                       Group II      Unpaid         Unpaid     Loan-to-
FICO                           Mortgage     Principal      Principal    Value
Scores                           Loans       Balance        Balance     Ratio
--------                       --------- --------------- ------------- --------
250-300.......................       0   $          0.00      0.00%      0.00%
301-350.......................       0              0.00      0.00       0.00
351-400.......................       0              0.00      0.00       0.00
401-450.......................       0              0.00      0.00       0.00
451-500.......................       0              0.00      0.00       0.00
501-550.......................       0              0.00      0.00       0.00
551-600.......................       2        640,026.03      0.11      84.32
601-650.......................      52     23,133,751.18      4.03      69.81
651-700.......................     223     99,918,001.44     17.40      68.18
701-750.......................     413    182,527,727.85     31.79      65.64
751-800.......................     570    253,141,733.25     44.09      63.48
801-850.......................      35     14,843,102.62      2.58      59.40
851-900.......................       0              0.00      0.00       0.00
Not Available.................       0              0.00      0.00       0.00
                                 -----   ---------------    ------      -----
Total/Weighted Average........   1,295   $574,204,342.37    100.00%     65.16%
                                 =====   ===============    ======      =====

FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The FICO Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a FICO Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, is should be noted that FICO Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, FICO Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a FICO Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The FICO Scores set forth in the table above were obtained at either the time of origination of the Group II Mortgage Loan or more recently. Neither the Seller nor WFHM makes any representations or warranties as to the actual performance of any Group II Mortgage Loan or that a particular FICO Score should be relied upon as a basis for an expectation that the borrower will repay the Mortgage Loan according to its terms. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.

                               ORIGINAL GROUP II
                                 MORTGAGE LOAN
                               PRINCIPAL BALANCES

                                              Percentage of
Range of                                          Total
Original            Number of    Aggregate      Aggregate
Group II            Group II      Unpaid         Unpaid
Mortgage Loan       Mortgage     Principal      Principal
Principal Balances    Loans       Balance        Balance
----------------    --------- --------------- -------------
Less than or
 equal to
 $200,000.......          1   $    188,539.53      0.03%
$200,001-
 $250,000.......          1        227,429.17      0.04
$250,001-
 $300,000.......          4      1,102,494.84      0.19
$300,001-
 $350,000.......        303     98,300,794.32     17.12
$350,001-
 $400,000.......        302    112,673,612.46     19.63
$400,001-
 $450,000.......        212     89,352,747.81     15.56
$450,001-
 $500,000.......        152     71,609,392.91     12.47
$500,001-
 $550,000.......         91     47,243,422.90      8.23
$550,001-
 $600,000.......         70     40,029,755.87      6.97
$600,001-
 $650,000.......         86     53,934,366.21      9.39
$650,001-
 $700,000.......         13      8,835,210.69      1.54
$700,001-
 $750,000.......         14     10,144,027.34      1.77
$750,001-
 $800,000.......          9      6,983,367.40      1.22
$800,001-
 $850,000.......          6      4,940,418.88      0.86
$850,001-
 $900,000.......         12     10,472,642.55      1.82
$900,001-
 $950,000.......          6      5,510,506.62      0.96
$950,001-
 $1,000,000.....         13     12,655,612.87      2.20
                      -----   ---------------    ------
    Total.......      1,295   $574,204,342.37    100.00%
                      =====   ===============    ======

                                 ORIGINATORS OF
                            GROUP II MORTGAGE LOANS

                                           Percentage of
                                               Total
                 Number of    Aggregate      Aggregate
                 Group II      Unpaid         Unpaid
                 Mortgage     Principal      Principal
Originator         Loans       Balance        Balance
----------       --------- --------------- -------------
WFHM or
 Affiliate......     846   $386,122,524.36     67.24%
Other
 Originators....     449    188,081,818.01     32.76
                   -----   ---------------    ------
    Total.......   1,295   $574,204,342.37    100.00%
                   =====   ===============    ======

  It is expected that as of the Cut-Off Date, one of the "Other Originators" will have accounted for approximately 5.40% of the aggregate unpaid principal balance of the Group II Mortgage Loans as of the Cut-Off-Date. No other single "Other Originator" is expected to have accounted for more than 5.00% of the aggregate unpaid principal balance of the Group II Mortgage Loans as of the Cut-Off Date.

                              PURPOSES OF GROUP II
                                 MORTGAGE LOANS

                                           Percentage of
                                               Total
                 Number of    Aggregate      Aggregate
                 Group II      Unpaid         Unpaid
                 Mortgage     Principal      Principal
Loan Purpose       Loans       Balance        Balance
------------     --------- --------------- -------------
Purchase........     351   $154,259,042.95     26.86%
Equity Take Out
 Refinance......     315    135,067,454.17     23.52
Rate/Term
 Refinance......     629    284,877,845.25     49.62
                   -----   ---------------    ------
    Total.......   1,295   $574,204,342.37    100.00%
                   =====   ===============    ======

  In general, in the case of a Group II Mortgage Loan made for "rate/term" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with the respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. However, in the case of a Group II Mortgage Loan made for "equity take out" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial. See "The Mortgage Loan Programs -- Mortgage Loan Underwriting" in the prospectus.


                                 OCCUPANCY TYPE

                                           Percentage of
                                               Total
                 Number of    Aggregate      Aggregate
                 Group II      Unpaid         Unpaid
                 Mortgage     Principal      Principal
Occupancy Code     Loans       Balance        Balance
--------------   --------- --------------- -------------
Investment
 Property.......       0   $          0.00      0.00%
Primary
 Residence......   1,267    559,489,481.68     97.44
Second Home.....      28     14,714,860.69      2.56
                   -----   ---------------    ------
    Total.......   1,295   $574,204,342.37    100.00%
                   =====   ===============    ======

Mandatory Repurchase or Substitution of Mortgage Loans
  The Seller is required, with respect to Mortgage Loans that are found by the Trustee or Custodian to have defective documentation, or in respect of which the Seller has breached a representation or warranty, either to repurchase such Mortgage Loans or, if within two years of the date of initial issuance of the Certificates, to substitute new Mortgage Loans therefor. Any Mortgage Loan so substituted must, among other things, have an unpaid principal balance equal to or less than the Scheduled Principal Balance of the Mortgage Loan for which it is being substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan for which a new Mortgage Loan is being substituted), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is being substituted. In the event that the unpaid principal balance of a substitute Mortgage Loan is less than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted, the Seller will be required to deposit the differ-ence plus accrued interest into the Certificate Account. See "Prepayment and Yield Considerations" herein and "The Pooling and Servicing Agreement -- As-signment of Mortgage Loans to the Trustee" in the prospectus.

Optional Repurchase of Defaulted Mortgage Loans
  The Seller may, in its sole discretion, repurchase from the Trust Estate (i) any defaulted Mortgage Loan during the one or more thirty-day periods specified in the Pooling and Servicing Agreement and (ii) any Mortgage Loan as to which the originator or seller of such Mortgage Loan has breached a representation or warranty to WFHM regarding the characteristics of such Mortgage Loan, at a price equal to the unpaid principal balance of such Mortgage Loan, together with accrued interest at a rate equal to the Mortgage Interest Rate through the last day of the month in which such repurchase occurs. See "The Pooling and Servicing Agreement -- Optional Purchases" in the prospectus. A Servicer may, in its sole discretion, allow the assumption of a defaulted Mortgage Loan serv-iced by such Servicer, subject to certain conditions specified in the applica-ble Underlying Servicing Agreement, or encourage the refinancing of a defaulted Mortgage Loan. See "Prepayment and Yield Considerations" herein and "Servicing of the Mortgage Loans -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the prospectus.

Optional Substitution of the Mortgage Loans
  The Seller may, for any reason and in its sole discretion, during the three month period beginning with the date of initial issuance of the Certificates, substitute new Mortgage Loans for any Mortgage Loans originally included in the Trust Estate. Any substitute Mortgage Loan must meet the criteria set forth above under "-- Mandatory Repurchase or Substitution of Mortgage Loans." See "Prepayment and Yield Considerations" herein and "The Pooling and Servicing Agreement -- Optional Substitutions" in the prospectus.

                      PREPAYMENT AND YIELD CONSIDERATIONS

  The rate of distributions in reduction of the Principal Balance of any Class of the Offered Certificates, the aggregate amount of distributions on any Class of the Offered Certificates and the weighted average life and yield to maturity of any Class of the Offered Certificates purchased at a discount or premium will be directly related to the rate of payments of principal on the Mortgage Loans in the related Loan Group, the Discount Mortgage Loans in Loan Group II in the case of the Class II-A-PO Certificates, the Premium Mortgage Loans in either Loan Group in the case of the Class A-WIO Certificates or the Mortgage Loans in either Loan Group in the case of the Class B Certificates and the amount and timing of mortgagor defaults resulting in Realized Losses on the Mortgage Loans in the related Loan Group, the Discount Mortgage Loans in Loan Group II in the case of the Class II-A-PO Certificates, the Premium Mortgage Loans in either Loan Group in the case of the Class A-WIO Certificates or ei-ther Loan Group in the case of the Class B Certificates. Prepayments (which, as used herein, include all unscheduled payments of principal, including payments as the result of liquidations, purchases and repurchases) of the Mortgage Loans in a Loan Group will result in distributions to Certificateholders then enti-tled to distributions in respect of principal in respect of such Mortgage Loans of amounts which would otherwise be distributed over the remaining terms of such Mortgage Loans. Since the rate of prepayment on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below and in the prospectus under "Prepayment and Yield Considerations"), no assur-ance can be given as to such rate or the rate of principal payments or yield on, or weighted average life of, any Class of the Offered Certificates or the aggregate amount of distributions on any Class of the Offered Certificates.

  The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate of principal prepayments (including partial prepayments and those resulting from refinancing) thereon by mortgagors, liquidations of defaulted Mortgage Loans, repurchases by the Seller of Mortgage Loans as a result of defective documentation or breaches of repre-sentations and warranties and optional purchases by the Seller of all of the Mortgage Loans in connection with the termination of the Trust Estate. See "De-scription of the Mortgage Loans -- Mandatory Repurchase or Substitution of Mortgage Loans" and "Pooling and Servicing Agreement -- Optional Termination" herein and "The Pooling and Servicing Agreement -- Assignment of Mortgage Loans to the Trustee," "-- Optional Purchases" and "-- Termination; Optional Purchase of Mortgage Loans" in the prospectus. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. If prevailing rates for similar mortgage loans fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar mortgage loans rise above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would generally be expected to decrease. In addition, because the characteristics of the Group I Mortgage Loans and Group II Mortgage Loans differ, the Group I Mortgage Loans and Group II Mortgage Loans as a whole may be expected to prepay at different rates. The rate of prepayment on the Mortgage Loans may also be influenced by programs offered by mortgage loan originators (including WFHM), servicers (in-cluding WFHM) and mortgage loan brokers to encourage refinancing through such originators, servicers and brokers, including, but not limited to, general or targeted solicitations (which may be based on characteristics including, but not limited to, the mortgage loan interest rate or payment history and the geo-graphic location of the Mortgaged Property), reduced origination fees or clos-ing costs, pre-approved applications, waiver of pre-closing interest accrued with respect to a refinanced loan prior to the pay-off of such loan, or other financial incentives. In particular, the application of WFHM's "retention pro-gram," which enables qualifying mortgagors to refinance at greatly reduced cost, to its servicing portfolio may substantially affect the rate of prepay-ment on the Mortgage Loans. See "Prepayment and Yield Considerations -- Refinancings" in the prospectus. In addition, WFHM or third parties may enter into agreements with borrowers providing for the bi-weekly payment of principal and interest on the related mortgage loan, thereby accelerating payment of the mortgage loan resulting in partial prepayments.

  Other factors affecting prepayment of mortgage loans include changes in mort-gagors' housing needs, job transfers, unemployment or substantial fluctuations in income, significant declines in real estate values and adverse economic con-ditions either generally or in particular geographic areas, mortgagors' equity in the Mortgaged Properties, including the use of the properties as second or vacation homes, and servicing decisions, such as, without limitation, the deci-sion as to whether to foreclose on a Mortgage Loan or to modify the terms of the related Mortgage Note and decisions as to the timing of any foreclosure. In addition, all of the Mortgage Loans contain due-on-sale clauses which will gen-erally be exercised upon the sale of the related Mortgaged Properties. Conse-quently, acceleration of mortgage payments as a result of any such sale will affect the level of prepayments on the Mortgage Loans. The extent to which de-faulted Mortgage Loans are assumed by transferees of the related Mortgaged Properties will also affect the rate of principal payments. The rate of prepay-ment and, therefore, the yield to maturity of the Offered Certificates will be affected by the extent to which (i) the Seller elects to repurchase, rather than substitute for, Mortgage Loans which are found by the Trustee or Custodian or to have defective documentation or with respect to which the Seller has breached a representation or warranty, (ii) a substitute Mortgage Loan has an unpaid principal balance less than the Mortgage Loan for which it is substitut-ed, (iii) a Servicer elects to encourage the refinancing of any defaulted Mort-gage Loan rather than to permit an assumption thereof by a mortgagor or (iv) a Servicer agrees to modify the payment terms of a Mortgage Note rather than foreclose on the related Mortgage Loan. See "Servicing of the Mortgage Loans --
 Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" in the prospectus.

  As described under "Description of the Certificates -- Principal (Including Prepayments)" herein, all or a disproportionate percentage of principal prepay-ments on the Mortgage Loans in a Loan Group (including liquidations and repur-chases of Mortgage Loans in such Loan Group) will be distributed, to the extent of the Non-PO Fraction, to the holders of the Class A Certificates of the re-lated Group (other than the Class II-A-PO Certificates) then entitled to dis-tributions in respect of principal during the nine years beginning on the first Distribution Date, and, to the extent that such principal prepayments are made in respect of a Discount Mortgage Loan in Loan Group II to the Class II-A-PO Certificates in proportion to the interest of such Class A-PO Certificates in such Discount Mortgage Loan represented by the PO Fraction.

  As described herein under "Description of the Certificates -- Principal (In-cluding Prepayments) -- Allocation of Amount to be Distributed on the Class A Certificates" unless the Principal Balances of the other Group II-A Certifi-cates (other than the Class II-A-PO Certificates) have been reduced to zero, the Class II-A-4 and Class II-A-10 Certificates will not be entitled to any distributions of principal payments for five years and during the following five years the percentage of principal payments (including prepayments) allo-cated to the Class II-A-4 and Class II-A-10 Certificates in the aggregate will gradually increase.

  The yield to maturity of the Offered Certificates will be sensitive in vary-ing degrees to the rate and timing of principal payments (including prepay-ments, which may be made at any time without penalty on the Mortgage Loans in the related Loan Group. Investors in the Offered Certificates should consider the associated risks, including, in the case of Offered Certificates purchased at a discount, particularly the Class II-A-PO Certificates, the risk that a slower than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group or, in the case of the Class II-A-PO Certificates, on the Discount Mortgage Loans in Loan Group II, or, in the case of the Class B Certificates, on the Mortgage Loans in ei-ther Loan Group, will have a negative effect on the yield to maturity of such Certificates and, in the case of Offered Certificates purchased at a premium, or, in the case of the Interest Only Certificates, which have no Principal Bal-ance, the risk that a faster than anticipated rate of payments in respect of principal (including prepayments) on the Mortgage Loans in the related Loan Group, the Premium Mortgage Loans in either Loan Group in the case of the Class A-WIO Certificates, or the Mortgage Loans in either Loan Group in the case of the Class B Certificates will have a negative effect on the yield to maturity of such Certificates. Investors purchasing Offered Certificates at a premium should also consider the risk that a rapid rate of payments in respect of prin-cipal (including prepayments) on the Mortgage Loans in the related Loan Group or the Premium Mortgage Loans in either Loan Group in the case of the Class A-WIO Certificates could result in the failure of such investors to fully recover their initial investments. The yield on the Class A-WIO Certificates will be influenced primarily by principal prepayments with respect to the Premium Mort-gage Loans. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class resulting from its purchase price and such investor's own determina-tion as to anticipated Mortgage Loan prepayment rates under a variety of scenarios.

  The Class A-WIO Certificates are comprised of two Components, each of which may be affected differently by the rate and timing of principal payments (in-cluding prepayments) on the Premium Mortgage Loans in the related Loan Group, which rate may fluctuate significantly from time to time. The yield to invest-ors in the Class A-WIO Certificates therefore may be affected.

  The timing of changes in the rate of prepayment on the Mortgage Loans in a Loan Group may significantly affect the actual yield to maturity experienced by an investor who purchases a Class A Certificate of the related Group, a Class A-WIO Certificate or a Class B Certificate at a price other than par, even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the underlying applicable Mortgage Loans, the greater the effect on such in-vestor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate antici-pated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduc-tion (or increase) in the rate of principal payments.

  The yield to maturity on the Classes of Class B Certificates with higher nu-merical designations will generally be more sensitive to losses than the Clas-ses with lower numerical designations because the entire amount of such losses will be allocable to the Classes of Class B Certificates in reverse numerical order, except as provided herein. To the extent not covered by Periodic Advanc-es, delinquencies on Mortgage Loans in a Loan Group will also have a relatively greater effect on the yield to maturity on the Classes of Class B Certificates with higher numerical designations because amounts otherwise distributable to holders of the Class B Certificates will be made available to protect the hold-ers of the Class A Certificates of the related Group against interruptions in distributions due to such unadvanced mortgagor delinquencies. Such unadvanced delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class B Certificates.

  After the Subordination Depletion Date, the yield to maturity on the Class I-A-16 and Class II-A-10 Certificates will be more sensitive to losses due to liquidations of the Mortgage Loans in the related Loan Group (and the timing thereof) than that of any other Class of Class A Certificates because the prin-cipal portion of Realized Losses allocated to the Class I-A-10 Certificates will be borne by the Class I-A-16 Certificates (in addition to other Realized Losses allocated to the Class I-A-16 Certificates) and not by the Class I-A-10 Certificates for so long as the Principal Balance of the Class I-A-16 Certifi-cates is greater than zero and the principal portion of Realized Losses allo-cated to the Class II-A-4 and Class II-A-7 Certificates will be borne by the Class II-A-10 Certificates (in addition to other Realized Losses allocated to the Class II-A-10 Certificates) and not by the Class II-A-4 and Class II-A-7 Certificates for so long as the Principal Balance of the Class II-A-10 Certifi-cates is greater than zero.

  The actual yield to maturity experienced by an investor may also be affected by the occurrence of interest shortfalls resulting from Unscheduled Principal Receipts to the extent, if any, to which such interest shortfalls are not cov-ered by Compensating Interest or subordination. See "Description of the Certif-icates -- Interest" and "Servicing of the Mortgage Loans -- Anticipated Changes in Servicing" herein.

  The yield to maturity on the Offered Certificates and more particularly on the Class B-1 and Class B-2 Certificates and, especially the Class B-3 Certifi-cates, may be affected by the geographic concentration of the Mortgaged Proper-ties securing the Mortgage Loans in the related Loan Group, the Discount Mort-gage Loans in Loan Group II in the case of the Class II-A-PO Certificates, the Premium Mortgage Loans in either Loan Group in the case of the Class A-WIO Cer-tificates, or the Mortgage Loans in either Loan Group in the case of the Class B Certificates. In recent periods, California, the New York metropolitan area, the Washington, D.C. metropolitan area and several other regions in the United States have experienced significant fluctuations in housing prices. In addi-tion, California and several other regions have experienced natural disasters, including earthquakes, fires, floods and hurricanes, which may adversely affect property values. See "Description of the Mortgage Loans." Any deterioration in housing prices in the states in which there is a significant concentration of Mortgaged Properties, as well as other states in which the Mortgaged Properties are located, and any deterioration of economic conditions in such states which adversely affects the ability of borrowers to make payments on the Mortgage Loans, may increase the likelihood of losses on the Mortgage Loans. Such loss-es, if they occur, may have an adverse effect on the yield to maturity of the Offered Certificates and more particularly on the Class B-1 and Class B-2 Cer-tificates and especially the Class B-3 Certificates.

  As to Mortgaged Properties in regions that have recently experienced natural disasters, neither the Seller nor WFHM has undertaken the physical inspection of such Mortgaged Properties. As a result, there can be no assurance that mate-rial damage to any Mortgaged Property in an affected region has not occurred. In the Pooling and Servicing Agreement, the Seller will represent and warrant that, as of the date of issuance of the Certificates, each Mortgaged Property is undamaged by flood, water, fire, earthquake or earth movement, windstorm, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representation) so as to adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such premises were intended. In the event of a breach of such representation with respect to a Mortgaged Property which materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Seller will be obligated to repurchase or sub-stitute for such Mortgage Loan, as described under "The Mortgage Loan Pro-grams -- Representations and Warranties" and "The Pooling and Servicing Agree-ment -- Assignment of Mortgage Loans to the Trustee" in the prospectus. Repur-chase of any such Mortgage Loan will affect in varying degrees the yields and weighted average lives of the related Classes of Offered Certificates and could adversely affect the yield of any related Offered Certificates purchased at a premium.

  No representation is made as to the rate of principal payments on the Mort-gage Loans or as to the yield to maturity of any Class of Offered Certificates.

  An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans in a Loan Group, the Discount Mortgage Loans in Loan Group II in the case of the Class II-A-PO Certificates, the Premium Mortgage Loans in ei-ther Loan Group in the case of the Class A-WIO Certificates or the Mortgage Loans in either Loan Group in the case of the Class B Certificates, and there-fore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the applicable Pass-Through Rate or expected yield. Conversely, slower rates of prepayments on the Mortgage Loans in a Loan Group, the Discount Mortgage Loans in Loan Group II in the case of the Class II-A-PO Certificates, the Premium Mortgage Loans in either Loan Group in the case of the Class A-WIO Certificates or the Mortgage Loans in either Loan Group in the case of the Class B Certificates, and therefore of amounts distributable in reduction of principal balance of the related Offered Certificates, may coincide with peri-ods of high prevailing interest rates. During such periods, the amount of prin-cipal distributions available to an investor for reinvestment at such high pre-vailing interest rates may be relatively small.

  Investors in the Class I-A-5, Class I-A-6, Class I-A-10, Class I-A-16 or Class II-A-5 Certificates should understand that if LIBOR is greater than or equal to 6.750%, 6.750%, 8.200%, 8.200% or 7.950% per annum, respectively, the
Pass-Through Rate of each such Class of Floating Rate Certificates will remain at its respective maximum rate. Investors in the Floating Rate Certificates should also consider the risk that if LIBOR is lower than anticipated, the ac-tual yields to such investors could be lower than anticipated yields. Converse-ly, investors in the Inverse Floating Rate Certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such in-vestors could be significantly lower than the anticipated yields. Investors in the Class I-A-11, Class I-A-14, Class I-A-15 and Class II-A-6 Certificates should also understand that if LIBOR is greater than or equal to approximately 8.200%, 6.750%, 6.750%, or 7.950% per annum, respectively, the Inverse Floating Rate Certificates will accrue interest at their respective minimum rate. Fur-ther, based on the Structuring Assumptions, high constant rates of LIBOR, espe-cially when combined with certain high constant prepayment rates, are expected to produce a negative yield to investors in the Class I-A-11, Class I-A-14, Class I-A-15 and Class II-A-6 Certificates. See "-- Sensitivity of the Inverse Floating Rate Certificates" below.

  Investors in the Floating Rate and Inverse Floating Rate Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such in-vestors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Floating Rate or Inverse Floating Rate Certificate.

  Due to the special tax treatment of residual interests, the after-tax return of the Class II-A-R and Class II-A-LR Certificates may be significantly lower than would be the case if the Class II-A-R and Class II-A-LR Certificates were taxed as debt instruments, or may be negative. See "Federal Income Tax Consid-erations" herein.

  As referred to herein, the "weighted average life" of a Class of Offered Cer-tificates (other than the Interest Only Certificates) refers to the average amount of time that will elapse from the date of issuance of such Class until each dollar in reduction of the Principal Balance of such Class is distributed to the investor. The weighted average life of a Class of Interest Only Certifi-cates is equal to the average amount of time that will elapse between the date of the issuance of such Class and the date on which each dollar reduction in the respective notional amount of such Class occurs.

  The weighted average life of the Class of Companion Certificates will be par-ticularly sensitive to the rate of prepayments on the Mortgage Loans in Loan Group I. Specifically, on each Distribution Date up to and including the Dis-tribution Date on which the Principal Balance of the Companion Certificates, which support the PAC I Group and PAC II Group, are reduced to zero and after the PAC Principal Amounts of such PAC Groups have been distributed for such Distribution Date, principal payments from the Class A Non-PO Principal Amount for Group I for such Distribution Date will be applied to the Companion Certif-icates before being distributed to the PAC Groups. Further, the Companion Cer-tificates will not receive distributions in reduction of principal on such Dis-tribution Date from the Class A Non-PO Principal Amount for Group I if the Class A Non-PO Principal Amount is not sufficient to pay the PAC Principal Amounts on such Distribution Date. See "Description of the Certificates --
 Principal (Including Prepayments) -- Principal Payment Characteristics of the PAC Certificates and the Companion Certificates" herein.

  PAC Certificates are designed to provide some protection against volatility in their weighted average lives. However, investors in the PAC Certificates should be aware that under certain prepayment scenarios, a "whipsaw" effect in the weighted average lives of such Certificates could occur such that the weighted average lives of such Certificates could extend, rather than shorten as prepayment rates on the Mortgage Loans in Loan Group I increase (or shorten, rather than extend as prepayment rates on the Mortgage Loans in Loan Group I decrease) and that any such phenomena will not necessarily be illustrated by the tables beginning on page S-69.

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mort-gage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mort-gage loans in the first month of the life of the mortgage loans and an addi-tional 0.2% per annum in each month thereafter until the thirtieth month. Be-ginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, i.e., no prepayments. SPA does not purport to be a historical de-scription of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

  The tables set forth below have been prepared assuming, among other things, the following (the "Structuring Assumptions"): (i) Loan Group II contains one "Assumed Discount Mortgage Loan" and each Loan Group contains one "Assumed Pre-mium Mortgage Loan" (collectively, the "Assumed Mortgage Loans") with the char-acteristics set forth below, (ii) the scheduled payment in each month for each Assumed Mortgage Loan has been based on its outstanding balance as of the first day of the month preceding the month of such payment, its Mortgage Interest Rate and its remaining term to stated maturity, so that such scheduled payments would amortize the remaining balance over its remaining term to maturity,
(iii) scheduled monthly payments of principal and interest on the Assumed Mort-gage Loans will be timely received on the first day of each month (with no de-faults), commencing in January 2003, (iv) the Seller does not repurchase any of the Assumed Mortgage Loans and the Seller does not exercise its option to pur-chase the Assumed Mortgage Loans and thereby cause a termination of the Trust Estate, (v) principal payments on the Assumed Mortgage Loans representing prin-cipal prepayments in full of individual mortgage loans will be received on the last day of each month commencing in December 2002 at the respective constant percentages of SPA set forth in the tables and there are no Curtailments, Pre-payment Interest Shortfalls or Relief Act Shortfalls, (vi) the Certificates will be issued on December 16, 2002, (vii) distributions to Certificateholders will be made on the 25th day of each month, commencing in January 2003, (viii) the Master Servicing Fee Rate will be 0.010% per annum for each Assumed Mort-gage Loan, (ix) the per annum Servicing Fee Rate for each Assumed Mortgage Loan is set forth below, (x) the Current Fractional Interest for each Class of Class B Certificates is at least equal to its Original Fractional Interest and
(xi) the initial Principal Balance (or notional amount) of each Class of Cer-tificates and Component will be as set forth in the table beginning on page S-4 of this prospectus supplement.

                     Assumed Mortgage Loan Characteristics

                                                                           Remaining Term Original Term
                         Principal Balance as   Mortgage      Servicing     to Maturity    to Maturity
                         of the Cut-Off Date  Interest Rate    Fee Rate     (in Months)    (in Months)
                         -------------------- -------------  ------------  -------------- -------------
Loan Group I
Assumed Premium
 Mortgage Loan..........   $871,847,258.28    7.0002302812%  0.2500000000%      349            359
Loan Group II
Assumed Discount
 Mortgage Loan..........   _$19,049,862.40    6.2036394443%  0.2500000000%      347            358
Assumed Premium
 Mortgage Loan..........   $555,154,479.97    6.6803136893%  0.2500000000%      347            358

  It is highly unlikely that the Mortgage Loans in a Loan Group will prepay at any constant rate, that all of the Mortgage Loans in a Loan Group will prepay at the same rate or that the Mortgage Loans in a Loan Group will not experience any losses. In addition, there will be differences between the characteristics of the Mortgage Loans ultimately included in each Loan Group and the character-istics which are assumed in preparing the tables, as described above. Any dif-ference may have an effect upon the actual percentages of initial Principal Balances (or initial notional amount, in the case of the Interest Only Certifi-cates) of the Classes of Certificates outstanding, the actual weighted average lives of the Classes of Certificates and the date on which the Principal Balance (or initial notional amount, in the case of the Interest Only Certificates) of any Class of Certificates is reduced to zero.

  Based upon the foregoing assumptions, the following tables indicate the weighted average life of each Class of Offered Certificates, and set forth the percentages of the initial Principal Balance (or initial notional amount, in the case of the Interest Only Certificates) of each such Class of Offered Cer-tificates that would be outstanding after each of the dates shown at constant percentages of SPA presented.

         Percentage of Initial Principal Balance(/1/) Outstanding For:

                   Class I-A-1, Class I-A-10, Class I-   Class I-A-2, Class I-A-5,
                                  A-11                          Class I-A-8
                            and Class I-A-16                  and Class I-A-14
                           Certificates at the              Certificates at the
                        Following Percentages of          Following Percentages of
                                   SPA                              SPA
                   ----------------------------------- ------------------------------
Distribution Date   0%   100% 125% 300% 450% 500% 600%  0%   100% 250% 300% 450% 600%
-----------------  ----- ---- ---- ---- ---- ---- ---- ----- ---- ---- ---- ---- ----
Initial.......       100  100  100  100  100  100  100   100  100  100  100  100  100
December
 2003.........        97   87   84   84   84   84   84    97   97   88   88   88   88
December
 2004.........        93   68   61   61   61   61   61    95   95   70   70   69   38
December
 2005.........        90   48   38   38   38   38   38    92   92   56   56   39    4
December
 2006.........        86   30   17   17   17   17    5    89   89   46   46   23    0
December
 2007.........        81   12    0    0    0    0    0    85   85   39   39   15    0
December
 2008.........        77    0    0    0    0    0    0    82   82   34   34   13    0
December
 2009.........        72    0    0    0    0    0    0    78   78   27   27   11    0
December
 2010.........        67    0    0    0    0    0    0    74   74   21   21    9    0
December
 2011.........        61    0    0    0    0    0    0    70   67   15   15    8    0
December
 2012.........        55    0    0    0    0    0    0    65   54    9    9    7    0
December
 2013.........        48    0    0    0    0    0    0    61   40    4    4    6    0
December
 2014.........        41    0    0    0    0    0    0    56   25    0    0    5    0
December
 2015.........        34    0    0    0    0    0    0    50   10    0    0    4    0
December
 2016.........        26    0    0    0    0    0    0    45    0    0    0    3    0
December
 2017.........        17    0    0    0    0    0    0    39    0    0    0    2    0
December
 2018.........         8    0    0    0    0    0    0    32    0    0    0    1    0
December
 2019.........         0    0    0    0    0    0    0    26    0    0    0    1    0
December
 2020.........         0    0    0    0    0    0    0    18    0    0    0    1    0
December
 2021.........         0    0    0    0    0    0    0    11    0    0    0    *    0
December
 2022.........         0    0    0    0    0    0    0     3    0    0    0    *    0
December
 2023.........         0    0    0    0    0    0    0     0    0    0    0    *    0
December
 2024.........         0    0    0    0    0    0    0     0    0    0    0    *    0
December
 2025.........         0    0    0    0    0    0    0     0    0    0    0    *    0
December
 2026.........         0    0    0    0    0    0    0     0    0    0    0    *    0
December
 2027.........         0    0    0    0    0    0    0     0    0    0    0    *    0
December
 2028.........         0    0    0    0    0    0    0     0    0    0    0    *    0
December
 2029.........         0    0    0    0    0    0    0     0    0    0    0    *    0
December
 2030.........         0    0    0    0    0    0    0     0    0    0    0    *    0
December
 2031.........         0    0    0    0    0    0    0     0    0    0    0    *    0
December
 2032.........         0    0    0    0    0    0    0     0    0    0    0    0    0
Weighted
 Average
 Life
 (years)(/2/)..    10.09 3.00 2.57 2.57 2.57 2.57 2.45 12.23 9.44 4.64 4.64 3.58 1.86

                     Class I-A-3, Class I-A-6,
                            Class I-A-7
                          and Class I-A-15                  Class I-A-4
                        Certificates at the             Certificates at the
                      Following Percentages of        Following Percentages of
                                SPA                             SPA
                   ------------------------------ --------------------------------
Distribution Date   0%   100% 250% 300% 450% 600%  0%   100%  250%  300% 450% 600%
-----------------  ----- ---- ---- ---- ---- ---- ----- ----- ----- ---- ---- ----
Initial........      100  100  100  100  100  100   100   100   100  100  100  100
December 2003..       97   97   87   87   87   87   106   106   100   88   54   19
December 2004..       94   94   69   69   67   35   113   113   100   73    0    0
December 2005..       91   91   53   53   36    0   120   120   100   62    0    0
December 2006..       88   88   42   42   18    0   127   127   100   56    0    0
December 2007..       84   84   35   35   10    0   135   135   100   53    0    0
December 2008..       81   81   29   29    7    0   143   143   100   53    0    0
December 2009..       77   77   23   23    6    0   152   152    98   53    0    0
December 2010..       73   73   16   16    4    0   161   161    96   53    0    0
December 2011..       68   65    9    9    2    0   171   171    92   53    0    0
December 2012..       63   51    3    3    1    0   182   182    88   53    0    0
December 2013..       58   36    0    0    0    0   193   193    85   53    0    0
December 2014..       53   21    0    0    0    0   205   205    80   52    0    0
December 2015..       47    5    0    0    0    0   218   218    66   41    0    0
December 2016..       41    0    0    0    0    0   231   219    54   33    0    0
December 2017..       35    0    0    0    0    0   245   198    44   26    0    0
December 2018..       28    0    0    0    0    0   261   178    36   20    0    0
December 2019..       21    0    0    0    0    0   277   159    29   16    0    0
December 2020..       13    0    0    0    0    0   294   142    24   12    0    0
December 2021..        5    0    0    0    0    0   312   125    19    9    0    0
December 2022..        0    0    0    0    0    0   331   109    15    7    0    0
December 2023..        0    0    0    0    0    0   337    94    12    5    0    0
December 2024..        0    0    0    0    0    0   307    80     9    4    0    0
December 2025..        0    0    0    0    0    0   272    67     7    3    0    0
December 2026..        0    0    0    0    0    0   235    54     5    2    0    0
December 2027..        0    0    0    0    0    0   195    42     3    1    0    0
December 2028..        0    0    0    0    0    0   152    31     2    1    0    0
December 2029..        0    0    0    0    0    0   106    20     1    1    0    0
December 2030..        0    0    0    0    0    0    57    10     1    *    0    0
December 2031..        0    0    0    0    0    0     5     1     *    *    0    0
December 2032..        0    0    0    0    0    0     0     0     0    0    0    0
Weighted
 Average
 Life
 (years)(/2/)..    11.75 9.19 4.23 4.23 2.92 1.79 25.51 20.33 15.23 9.39 1.10 0.71

------------------
(1) With respect to the Class I-A-11, Class I-A-14 and Class I-A-15 Certifi-cates, percentages are expressed as percentages of the respective initial notional amount of such Class.
(2) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance or notional amount, as the case may be, by the number of years from the date of the is-suance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance or notional amount, as the case may be, referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance, or notional amount, of such Class.

         Percentage of Initial Principal Balance(/1/) Outstanding For:

                            Class I-A-9                           Class I-A-12
                        Certificates at the                    Certificates at the
                     Following Percentages of               Following Percentages of
                                SPA                                    SPA
                ----------------------------------- -----------------------------------------
Distribution
Date             0%   100% 125% 300% 450% 500% 600%  0%   100%  125%  300%  450%  500%  600%
------------    ----- ---- ---- ---- ---- ---- ---- ----- ----- ----- ----- ----- ----- -----
Initial.......    100  100  100  100  100  100  100   100   100   100   100   100   100   100
December
 2003.........    100  100  100  100  100  100  100   100   100   100   100   100   100   100
December
 2004.........    100  100  100  100  100  100  100   100   100   100   100   100   100   100
December
 2005.........    100  100  100  100  100  100  100   100   100   100   100   100   100   100
December
 2006.........    100  100  100  100  100  100  100   100   100   100   100   100   100   100
December
 2007.........    100  100   94   94   94   94   61   100   100   100   100   100   100   100
December
 2008.........    100   92   58   58   58   58   31   100   100   100   100   100   100   100
December
 2009.........    100   60   33   33   33   33   14   100   100   100   100   100   100   100
December
 2010.........    100   29   17   17   17   17    4   100   100   100   100   100   100   100
December
 2011.........    100    7    7    7    7    7    0   100   100   100   100   100   100    90
December
 2012.........    100    *    *    *    *    *    0   100   100   100   100   100   100    56
December
 2013.........    100    0    0    0    0    0    0   100    44    44    44    44    44    35
December
 2014.........    100    0    0    0    0    0    0   100     3     3     3     3     3    22
December
 2015.........    100    0    0    0    0    0    0   100     0     0     0     0     0    13
December
 2016.........    100    0    0    0    0    0    0   100     0     0     0     0     0     8
December
 2017.........    100    0    0    0    0    0    0   100     0     0     0     0     0     5
December
 2018.........    100    0    0    0    0    0    0   100     0     0     0     0     0     3
December
 2019.........     96    0    0    0    0    0    0   100     0     0     0     0     0     2
December
 2020.........     73    0    0    0    0    0    0   100     0     0     0     0     0     1
December
 2021.........     49    0    0    0    0    0    0   100     0     0     0     0     0     1
December
 2022.........     23    0    0    0    0    0    0   100     0     0     0     0     0     *
December
 2023.........      0    0    0    0    0    0    0    26     0     0     0     0     0     *
December
 2024.........      0    0    0    0    0    0    0     0     0     0     0     0     0     *
December
 2025.........      0    0    0    0    0    0    0     0     0     0     0     0     0     *
December
 2026.........      0    0    0    0    0    0    0     0     0     0     0     0     0     *
December
 2027.........      0    0    0    0    0    0    0     0     0     0     0     0     0     *
December
 2028.........      0    0    0    0    0    0    0     0     0     0     0     0     0     *
December
 2029.........      0    0    0    0    0    0    0     0     0     0     0     0     0     *
December
 2030.........      0    0    0    0    0    0    0     0     0     0     0     0     0     *
December
 2031.........      0    0    0    0    0    0    0     0     0     0     0     0     0     *
December
 2032.........      0    0    0    0    0    0    0     0     0     0     0     0     0     0
Weighted
 Average
 Life
 (years)(/2/).. 18.97 7.45 6.65 6.65 6.65 6.65 5.66 21.00 11.00 11.00 11.00 11.00 11.00 10.95

                                                        Class II-A-1, Class II-A-
                                                                   2,
                                                        Class II-A-5, Class II-A-
                                                             6, Class II-A-8
                             Class I-A-13                   and Class II-A-9
                          Certificates at the              Certificates at the
                       Following Percentages of         Following Percentages of
                                  SPA                              SPA
                --------------------------------------- -------------------------
Distribution
Date             0%   100%  250%  300%  450%  500% 600%  0%   100% 300% 450% 600%
------------    ----- ----- ----- ----- ----- ---- ---- ----- ---- ---- ---- ----
Initial ......    100   100   100   100   100  100  100   100  100  100  100  100
December
 2003.........    100   100   100   100   100  100  100    98   94   85   78   71
December
 2004.........    100   100   100   100   100  100  100    97   85   64   49   35
December
 2005.........    100   100   100   100   100  100   64    95   77   45   26   10
December
 2006.........    100   100   100   100   100  100    0    93   69   31   10    0
December
 2007.........    100   100   100   100   100   56    0    91   61   18    0    0
December
 2008.........    100   100   100   100   100   49    0    89   55   10    0    0
December
 2009.........    100   100   100   100   100   49    0    87   48    3    0    0
December
 2010.........    100   100   100   100   100   49    0    85   43    0    0    0
December
 2011.........    100   100   100   100   100   49    0    83   38    0    0    0
December
 2012.........    100   100   100   100   100   49    0    80   33    0    0    0
December
 2013.........    100   100    69    69   100   49    0    78   29    0    0    0
December
 2014.........    100   100     0     0    87   49    0    75   25    0    0    0
December
 2015.........    100   100     0     0    63   34    0    72   22    0    0    0
December
 2016.........    100     0     0     0    44   23    0    69   18    0    0    0
December
 2017.........    100     0     0     0    31   16    0    65   15    0    0    0
December
 2018.........    100     0     0     0    22   10    0    62   12    0    0    0
December
 2019.........    100     0     0     0    15    7    0    58    9    0    0    0
December
 2020.........    100     0     0     0    10    5    0    54    6    0    0    0
December
 2021.........    100     0     0     0     7    3    0    49    4    0    0    0
December
 2022.........     45     0     0     0     5    2    0    44    1    0    0    0
December
 2023.........      0     0     0     0     3    1    0    39    0    0    0    0
December
 2024.........      0     0     0     0     2    1    0    34    0    0    0    0
December
 2025.........      0     0     0     0     1    *    0    28    0    0    0    0
December
 2026.........      0     0     0     0     1    *    0    22    0    0    0    0
December
 2027.........      0     0     0     0     1    *    0    15    0    0    0    0
December
 2028.........      0     0     0     0     *    *    0     8    0    0    0    0
December
 2029.........      0     0     0     0     *    *    0     1    0    0    0    0
December
 2030.........      0     0     0     0     *    *    0     0    0    0    0    0
December
 2031.........      0     0     0     0     *    *    0     0    0    0    0    0
December
 2032.........      0     0     0     0     0    0    0     0    0    0    0    0
Weighted
 Average
 Life
 (years)(/2/).. 20.03 13.55 11.32 11.32 14.49 9.63 3.10 17.27 8.01 3.12 2.18 1.71

------------------
(1) With respect to the Class II-A-6 Certificates, percentages are expressed as percentages of initial notional amount.
(2) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance or notional amount, as the case may be, by the number of years from the date of the is-suance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance, or notional amount, as the case may be, referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance or notional amount of such Class.

            Percentage of Initial Principal Balance Outstanding For:

                          Class II-A-3            Class II-A-4 and Class II-A-10
                      Certificates at the              Certificates at the
                    Following Percentages of         Following Percentages of
                              SPA                              SPA
                -------------------------------- --------------------------------
Distribution
Date             0%   100%  200%  300% 450% 600%  0%   100%  300%  450% 600% 700%
------------    ----- ----- ----- ---- ---- ---- ----- ----- ----- ---- ---- ----
Initial ......    100   100   100  100  100  100   100   100   100  100  100  100
December
 2003.........    100   100   100  100  100  100   100   100   100  100  100  100
December
 2004.........    100   100   100  100  100  100   100   100   100  100  100  100
December
 2005.........    100   100   100  100  100  100   100   100   100  100  100  100
December
 2006.........    100   100   100  100  100   19   100   100   100  100  100  100
December
 2007.........    100   100   100  100   71    0   100   100   100  100  100   55
December
 2008.........    100   100   100  100    0    0    99    98    93   90   56   24
December
 2009.........    100   100   100  100    0    0    99    94    85   77   31    9
December
 2010.........    100   100   100   79    0    0    97    90    74   62   17    2
December
 2011.........    100   100   100   31    0    0    96    84    62   46   10    *
December
 2012.........    100   100   100    0    0    0    93    77    50   33    6    *
December
 2013.........    100   100   100    0    0    0    91    70    40   23    4    *
December
 2014.........    100   100   100    0    0    0    88    64    32   17    2    *
December
 2015.........    100   100    81    0    0    0    85    58    25   12    1    *
December
 2016.........    100   100    49    0    0    0    82    53    20    8    1    *
December
 2017.........    100   100    22    0    0    0    79    48    16    6    1    *
December
 2018.........    100   100     0    0    0    0    75    43    12    4    *    *
December
 2019.........    100   100     0    0    0    0    71    38     9    3    *    *
December
 2020.........    100   100     0    0    0    0    67    34     7    2    *    *
December
 2021.........    100   100     0    0    0    0    63    30     6    1    *    *
December
 2022.........    100   100     0    0    0    0    58    26     4    1    *    *
December
 2023.........    100    83     0    0    0    0    53    22     3    1    *    *
December
 2024.........    100    51     0    0    0    0    48    19     2    *    *    *
December
 2025.........    100    20     0    0    0    0    42    16     2    *    *    *
December
 2026.........    100     0     0    0    0    0    36    13     1    *    *    *
December
 2027.........    100     0     0    0    0    0    30    10     1    *    *    *
December
 2028.........    100     0     0    0    0    0    23     7     1    *    *    *
December
 2029.........    100     0     0    0    0    0    16     4     *    *    *    *
December
 2030.........      0     0     0    0    0    0     8     2     *    *    *    *
December
 2031.........      0     0     0    0    0    0     0     0     0    0    0    0
December
 2032.........      0     0     0    0    0    0     0     0     0    0    0    0
Weighted
 Average
 Life
 (years)(/1/).. 27.58 22.12 14.11 8.72 5.26 3.91 20.57 15.54 11.01 9.42 6.82 5.49

                             Class II-A-7                  Class II-A-PO
                          Certificates at the           Certificates at the
                       Following Percentages of       Following Percentages of
                                  SPA                           SPA
                   --------------------------------- --------------------------
Distribution Date   0%   100%  200%  300%  450% 600%  0%   100%  300% 450% 600%
-----------------  ----- ----- ----- ----- ---- ---- ----- ----- ---- ---- ----
Initial ..........   100   100   100   100  100  100   100   100  100  100  100
December 2003.....   100   100   100   100  100  100    99    95   88   83   78
December 2004.....   100   100   100   100  100  100    97    89   72   61   51
December 2005.....   100   100   100   100  100  100    96    82   58   44   32
December 2006.....   100   100   100   100  100  100    94    76   47   32   20
December 2007.....   100   100   100   100  100    0    93    70   38   23   13
December 2008.....   100   100   100   100   76    0    91    65   31   16    8
December 2009.....   100   100   100   100   28    0    89    60   25   12    5
December 2010.....   100   100   100   100    6    0    87    55   20    8    3
December 2011.....   100   100   100   100    0    0    85    50   16    6    2
December 2012.....   100   100   100   100    0    0    83    46   13    4    1
December 2013.....   100   100   100    79    0    0    80    42   10    3    1
December 2014.....   100   100   100    63    0    0    78    38    8    2    *
December 2015.....   100   100   100    50    0    0    75    35    6    1    *
December 2016.....   100   100   100    40    0    0    72    31    5    1    *
December 2017.....   100   100   100    31    0    0    69    28    4    1    *
December 2018.....   100   100    98    24    0    0    66    25    3    1    *
December 2019.....   100   100    82    19    0    0    63    23    2    *    *
December 2020.....   100   100    68    15    0    0    59    20    2    *    *
December 2021.....   100   100    56    11    0    0    55    18    1    *    *
December 2022.....   100   100    46     9    0    0    51    15    1    *    *
December 2023.....   100   100    37     6    0    0    46    13    1    *    *
December 2024.....   100   100    29     5    0    0    42    11    1    *    *
December 2025.....   100   100    23     3    0    0    37     9    *    *    *
December 2026.....   100    94    17     2    0    0    31     7    *    *    *
December 2027.....   100    72    12     2    0    0    26     6    *    *    *
December 2028.....   100    52     8     1    0    0    20     4    *    *    *
December 2029.....   100    33     5     1    0    0    13     3    *    *    *
December 2030.....    92    15     2     *    0    0     7     1    *    *    *
December 2031.....     0     0     0     0    0    0     0     0    0    0    0
December 2032.....     0     0     0     0    0    0     0     0    0    0    0
Weighted Average
 Life
 (years)(/1/)..... 28.49 26.25 20.41 14.17 6.72 4.59 18.62 10.73 5.09 3.54 2.70

------------------
(1) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance of such Class.

         Percentage of Initial Principal Balance(/1/) Outstanding For:


                              Class II-A-R and Class
                                     II-A-LR                 Class A-WI0
                               Certificates at the       Certificates at the
                             Following Percentages of  Following Percentages of
                                       SPA                       SPA
                             ------------------------ --------------------------
Distribution Date             0%  100% 300% 450% 600%  0%   100%  300% 450% 600%
-----------------            ---- ---- ---- ---- ---- ----- ----- ---- ---- ----
Initial.....................  100  100  100  100  100   100   100  100  100  100
December 2003...............    0    0    0    0    0    99    96   89   84   79
December 2004...............    0    0    0    0    0    98    89   73   62   52
December 2005...............    0    0    0    0    0    96    83   59   45   33
December 2006...............    0    0    0    0    0    95    77   48   32   21
December 2007...............    0    0    0    0    0    94    71   39   23   13
December 2008...............    0    0    0    0    0    92    65   31   17    8
December 2009...............    0    0    0    0    0    90    60   25   12    5
December 2010...............    0    0    0    0    0    88    56   20    8    3
December 2011...............    0    0    0    0    0    86    51   16    6    2
December 2012...............    0    0    0    0    0    84    47   13    4    1
December 2013...............    0    0    0    0    0    82    43   10    3    1
December 2014...............    0    0    0    0    0    80    39    8    2    *
December 2015...............    0    0    0    0    0    77    36    7    2    *
December 2016...............    0    0    0    0    0    74    32    5    1    *
December 2017...............    0    0    0    0    0    72    29    4    1    *
December 2018...............    0    0    0    0    0    68    26    3    1    *
December 2019...............    0    0    0    0    0    65    23    2    *    *
December 2020...............    0    0    0    0    0    61    21    2    *    *
December 2021...............    0    0    0    0    0    58    18    1    *    *
December 2022...............    0    0    0    0    0    53    16    1    *    *
December 2023...............    0    0    0    0    0    49    14    1    *    *
December 2024...............    0    0    0    0    0    44    12    1    *    *
December 2025...............    0    0    0    0    0    39    10    *    *    *
December 2026...............    0    0    0    0    0    34     8    *    *    *
December 2027...............    0    0    0    0    0    28     6    *    *    *
December 2028...............    0    0    0    0    0    22     4    *    *    *
December 2029...............    0    0    0    0    0    15     3    *    *    *
December 2030...............    0    0    0    0    0     8     1    *    *    *
December 2031...............    0    0    0    0    0     *     *    *    *    *
December 2032...............    0    0    0    0    0     0     0    0    0    0
Weighted Average
 Life (years)(/2/).......... 0.11 0.11 0.11 0.11 0.11 19.10 10.93 5.16 3.59 2.74

                                                      Class B-1, Class B-2 and
                                                              Class B-3
                                                         Certificates at the
                                                      Following Percentages of
                                                                 SPA
                                                     ---------------------------
Distribution Date                                     0%   100%  300%  450% 600%
-----------------                                    ----- ----- ----- ---- ----
Initial.............................................   100   100   100  100  100
December 2003.......................................    99    99    99   99   99
December 2004.......................................    98    98    98   98   98
December 2005.......................................    96    96    96   96   96
December 2006.......................................    95    95    95   95   95
December 2007.......................................    94    94    94   94   94
December 2008.......................................    92    90    87   84   81
December 2009.......................................    90    86    79   73   66
December 2010.......................................    88    82    68   59   50
December 2011.......................................    86    76    57   45   34
December 2012.......................................    84    70    46   32   21
December 2013.......................................    82    64    36   23   13
December 2014.......................................    80    58    29   16    8
December 2015.......................................    77    53    23   11    5
December 2016.......................................    74    48    18    8    3
December 2017.......................................    72    43    14    6    2
December 2018.......................................    68    39    11    4    1
December 2019.......................................    65    35     9    3    1
December 2020.......................................    61    31     7    2    *
December 2021.......................................    58    27     5    1    *
December 2022.......................................    53    24     4    1    *
December 2023.......................................    49    20     3    1    *
December 2024.......................................    44    17     2    *    *
December 2025.......................................    39    14     2    *    *
December 2026.......................................    34    12     1    *    *
December 2027.......................................    28     9     1    *    *
December 2028.......................................    22     7     *    *    *
December 2029.......................................    15     4     *    *    *
December 2030.......................................     8     2     *    *    *
December 2031.......................................     *     *     *    *    *
December 2032.......................................     0     0     0    0    0
Weighted Average
 Life (years)(/2/).................................. 19.09 14.49 10.40 9.04 8.22

------------------
(1) With respect to the Class A-WI0 Certificates, percentages are expressed as percentages of initial notional amount.
(2) The weighted average life of an Offered Certificate is determined by (i) multiplying the amount of net reduction of Principal Balance or notional amount, as the case may be, by the number of years from the date of the is-suance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate net reduction of Principal Balance or notional amount, as the case may be, referred to in clause (i).
 * Indicates a percentage greater than zero but less than 0.5% of the initial Principal Balance, or notional amount, of such Class.

  Interest accrued on the Offered Certificates will be reduced by the amount of any interest portions of Realized Losses allocated to such Certificates as de-scribed under "Description of the Certificates -- Interest" herein. The yield on the Offered Certificates (other than the Floating Rate and Inverse Floating Rate Certificates) will be less than the yield otherwise produced by their re-spective Pass-Through Rates, if any, and the prices at which such Certificates are purchased because the interest which accrues on the Mortgage Loans in the related Loan Group, or both Loan Groups in the case of the Class B Certifi-cates, during each month will not be passed through to Certificateholders until the 25th day of the month following the end of such month (or if such 25th day is not a business day, the following business day).

  The Seller intends to file certain additional yield tables and other computa-tional materials with respect to one or more Classes of Offered Certificates with the Securities and Exchange Commission in a Report on Form 8-K. See "In-corporation Of Certain Information By Reference" in the prospectus. Such tables and materials will have been prepared by the Underwriter at the request of cer-tain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such investors. Such tables and assumptions may be based on assumptions that differ from the Structuring Assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for in-vestors other than those specifically requesting them.

Sensitivities of the Inverse Floating Rate Certificates
  The yield to maturity to investors in the Inverse Floating Rate Certificates will be highly sensitive to LIBOR. Increases in LIBOR may have a negative ef-fect on the yield to maturity to investors in the Inverse Floating Rate Certif-icates. In addition, an investor in the Inverse Floating Rate Certificates should consider the risk that a rapid rate of principal payments on the Mort-gage Loans in the related Loan Group could result in the loss of all or part of its initial investment.

  Since there can be no assurance that LIBOR will correlate with the levels of prevailing mortgage interest rates, it is possible that lower prevailing mort-gage rates, which might be expected to result in faster prepayments, could oc-cur concurrently with an increase in LIBOR. However, if, as generally expected, higher mortgage rates and, accordingly, lower prepayment rates, were to occur concurrently with an increase in LIBOR, the Pass-Through Rate of a Class of In-verse Floating Rate Certificates would be reduced at the same time that the rate of reduction of the notional amount of such Class may be reduced. In such circumstances, investors in the Inverse Floating Rate Certificates could have a significantly lower yielding instrument with a longer weighted average life than anticipated.

  To illustrate the significance of changes in LIBOR and prepayments on the In-verse Floating Rate Certificates, the following tables indicate the pre-tax yields to maturity on a semi-annual corporate bond equivalent ("CBE") basis un-der the assumptions specified in the following paragraph at the different con-stant percentages of SPA and the constant levels of LIBOR indicated. It is not likely that the Mortgage Loans in a Loan Group will prepay at any constant rate until maturity, that all of the Mortgage Loans in a Loan Group will prepay at the same rate or that LIBOR will remain constant. As discussed above, the tim-ing of changes in the rate of prepayments may significantly affect the total distribution received, the date of receipt of such distributions and the actual yield to maturity to an investor in an Inverse Floating Rate Certificate, even if the average rate of principal prepayments is consistent with such investor's expectations. Moreover, the timing of changes in LIBOR may affect the actual yield to maturity to an investor in an Inverse Floating Rate Certificate even if the average level is consistent with such investor's expectation.

  The following tables have been prepared on the basis of the Structuring As-sumptions, and the additional assumptions that (i) the Class I-A-11, Class I-A-14, Class I-A-15 and Class II-A-6 Certificates will be purchased on December 16, 2002 at purchase prices equal to 7.6875%, 3.0000%, 3.0000% and 4.7500%, re-
spectively, of their respective initial notional amounts, as the case may be,
(ii) such purchase prices are paid on December 16, 2002, and (iii) beginning with the Distribution Date in February 2003 and for each Distribution Date thereafter, LIBOR is at the level specified. There may be differences between the characteristics of the mortgage loans ultimately included in the Trust Es-tate and the Mortgage Loans which are assumed to be included, as described herein. In addition, there can be no assurance that the Mortgage Loans will prepay at any of the constant rates shown in the table or at any other particu-lar rate, that the pre-tax yields to maturity on the Inverse Floating Rate Cer-tificates will correspond to any of the yields shown herein, that the level of LIBOR will correspond to the levels shown herein or that the applicable pur-chase price of an Inverse Floating Rate Certificates will be as assumed. The tables do not constitute a representation as to the correlation of any level of LIBOR with any rate of prepayments on the Mortgage Loans. Each in-vestor must make an independent decision as to the appropriate combination of prepayment and LIBOR assumptions to be used in deciding whether or not to pur-chase an Inverse Floating Rate Certificate.

  The pre-tax yields to maturity set forth in the following tables were calcu-lated by (i) determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Inverse Floating Rate Certifi-cates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase prices for the Inverse Floating Rate Cer-tificates set forth above and (ii) converting such monthly rates to CBE rates. Such calculations do not take into account the interest rates at which invest-ors may be able to reinvest funds received by them as distributions on the In-verse Floating Rate Certificates and consequently do not purport to reflect the return on any investment in the Inverse Floating Rate Certificates when such reinvestment rates are considered.

 Sensitivity of the Pre-Tax Yield to Maturity of the Class I-A-11 Certificates
                            to Prepayments and LIBOR

                                          Percentages of SPA
                       --------------------------------------------------------
Level of LIBOR           0%     100%    125%    300%    450%    500%     600%
--------------         ------- ------- ------- ------- ------- ------- --------
0.830%................ 110.94%  89.22%  82.88%  82.88%  82.88%  82.88%   81.86%
1.830%................  94.16%  71.85%  65.26%  65.26%  65.26%  65.26%   63.97%
3.830%................  61.58%  36.89%  29.51%  29.51%  29.51%  29.51%   27.39%
5.830%................  29.81% (0.69)% (9.47)% (9.47)% (9.47)% (9.47)% (13.06)%
8.200% and above......      **      **      **      **      **      **       **

------------------
**The pre-tax yield to maturity will be less than (99.99)%.

 Sensitivity of the Pre-Tax Yield to Maturity of the Class I-A-14 Certificates
                            to Prepayments and LIBOR

                                               Percentages of SPA
                                ------------------------------------------------
Level of LIBOR                    0%     100%    250%    300%    450%     600%
--------------                  ------- ------- ------- ------- ------- --------
0.830%......................... 285.21% 285.21% 264.85% 264.85% 263.46%  253.40%
1.830%......................... 230.16% 230.16% 210.75% 210.75% 208.76%  196.73%
3.830%......................... 127.83% 127.83% 109.95% 109.95% 105.46%   87.06%
5.830%.........................  35.32%  34.77%  18.34%  18.34%   9.47% (29.39)%
6.750% and above...............      **      **      **      **      **       **

------------------
**The pre-tax yield to maturity will be less than (99.99)%.

 Sensitivity of the Pre-Tax Yield to Maturity of the Class I-A-15 Certificates
                            to Prepayments and LIBOR

                                               Percentages of SPA
                                ------------------------------------------------
Level of LIBOR                    0%     100%    250%    300%    450%     600%
--------------                  ------- ------- ------- ------- ------- --------
0.830%......................... 284.89% 284.89% 263.17% 263.17% 261.67%  250.93%
1.830%......................... 229.86% 229.86% 209.13% 209.13% 206.96%  194.16%
3.830%......................... 127.58% 127.58% 108.36% 108.36% 103.36%   84.03%
5.830%.........................  35.06%  34.49%  16.14%  16.14%   3.15% (33.58)%
6.750% and above...............      **      **      **      **      **       **

------------------
**The pre-tax yield to maturity will be less than (99.99)%.

 Sensitivity of the Pre-Tax Yield to Maturity of the Class II-A-6 Certificates
                            to Prepayments and LIBOR

                                                 Percentages of SPA
                                    --------------------------------------------
Level of LIBOR                        0%     100%    300%    450%     600%
--------------                      ------- ------- ------- ------- --------
0.830%............................. 198.76% 189.88% 170.94% 155.46%  138.84%
1.830%............................. 167.53% 158.90% 140.33% 124.95%  108.39%
3.830%............................. 108.09%  99.81%  81.36%  65.51%   48.51%
5.830%.............................  52.55%  44.32%  23.72%   5.34% (13.37)%
7.950% and above...................   **      **      **      **       **

------------------
**The pre-tax yield to maturity will be less than (99.99)%.

  Notwithstanding the assumed prepayment rates reflected in the preceding ta-ble, it is highly unlikely that the Mortgage Loans in a Loan Group will prepay at a constant rate until maturity, that all of the Mortgage Loans in a Loan Group will prepay at the same rate or that the Mortgage Loans in a Loan Group will not experience any losses. It is also highly unlikely that LIBOR will re-main constant. In addition, there will be differences between the characteris-tics of the Mortgage Loans in a Loan Group ultimately included in the Trust Es-tate and the Assumed Mortgage Loans. As a result of these factors, the pre-tax yields to maturity on the Inverse Floating Rate Certificates are likely to dif-fer from those shown in such table, even if all of the Mortgage Loans in a Loan Group prepay at the indicated percentages of SPA.

Sensitivity of the Class A-WIO Certificates
  The Class A-WIO Certificates are comprised of two Components, each of which may be affected differently by the rate and timing of principal payments (in-cluding prepayments) on the Premium Mortgage Loans in the related Loan Group, which rate may fluctuate significantly from time to time, which in turn may af-fect the yield to investors in the Class A-WIO Certificates.

  The yield to investors in the Class A-WIO Certificates will be highly sensi-tive to the timing of receipt of principal payments (including prepayments) on the Premium Mortgage Loans, particularly with respect to those Premium Mortgage Loans with higher rates of interest, which rate may fluctuate significantly from time to time. The Premium Mortgage Loans will have higher Mortgage Inter-est Rates than the other Mortgage Loans. In general, mortgage loans with higher mortgage interest rates may tend to experience faster rates of prepayment in respect of principal than mortgage loans with lower mortgage interest rates in response to changes in market interest rates. As a result, the Premium Mortgage Loans may prepay at a faster rate than the other Mortgage Loans, resulting in a lower yield on the Class A-WIO Certificates than would be the case if the Pre-mium Mortgage Loans prepaid at the same rate as the other Mortgage Loans. An investor in the Class A-WIO Certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.

  The following table indicates the sensitivity to various rates of prepayment on the Premium Mortgage Loans of the pre-tax yields to maturity on a CBE basis of the Class A-WIO Certificates. Such calculations are based on distributions made in accordance with "Description of the Certificates" above, on the Struc-turing Assumptions and on the further assumptions that the Class A-WIO Certifi-cates will be purchased on December 16, 2002 at a purchase price, equal to 1.26562% of their initial notional amounts plus accrued interest thereon from December 1, 2002 to (but not including) December 16, 2002.

              Sensitivity of the Pre-Tax Yield to Maturity of the
                    Class A-WIO Certificates to Prepayments

                                                 Percentages of SPA
                                     ------------------------------------------
                                       0%    100%   300%   450%   600%   785%
                                     ------ ------ ------ ------ ------ -------
Pre-Tax Yield to Maturity (CBE)..... 50.45% 44.59% 32.43% 22.88% 12.91% (0.05)%

  The pre-tax yields to maturity set forth in the preceding table were calcu-lated by (i) determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class A-WIO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase price for the Class A-WIO Certificates as set forth above; and (ii) converting such monthly rates to CBE rates. Such calculation does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-WIO Certifi-cates and consequently do not purport to reflect the return on any investment in the Class A-WIO Certificates when such reinvestment rates are considered.

  Notwithstanding the assumed prepayment rates reflected in the preceding ta-ble, it is highly unlikely that the Premium Mortgage Loans will prepay at a constant rate until maturity, that all of the Premium Mortgage Loans will pre-pay at the same rate or that the Premium Mortgage Loans will not experience any losses. In addition, there will be differences between the characteristics of the Premium Mortgage Loans ultimately included in the Trust Estate and the As-sumed Premium Mortgage Loans. As a result of these factors, the pre-tax yields to maturity on the Class A-WIO Certificates are likely to differ from those shown in such table, even if all of the Premium Mortgage Loans prepay at the indicated percentages of SPA.


Sensitivity of the Class II-A-PO Certificates

  The yield to an investor in the Class II-A-PO Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Group II Discount Mortgage Loans, which rate may fluctuate significantly from time to time. An investor should fully consider the associated risks, in-cluding the risk that a relatively slow rate of principal payments (including prepayments) on the Group II Discount Mortgage Loans will have a negative ef-fect on the yield to an investor in the Class II-A-PO Certificates.

  The following table indicates the sensitivities to various rates of prepay-ment on the Group II Mortgage Loans of the pre-tax yields to maturity on a CBE basis of the Class II-A-PO Certificates. Such calculations are based on distri-butions made in accordance with "Description of the Certificates" above, on the Structuring Assumptions and on the further assumptions that the Class II-A-PO Certificates will be purchased on December 16, 2002 at a purchase price equal to 75.0000% of the initial Principal Balance of the Class II-A-PO Certificates.


              Sensitivity of the Pre-Tax Yield to Maturity of the
                   Class II-A-PO Certificates to Prepayments

                                                        Percentages of SPA
                                                  ------------------------------
                                                   0%   100%  300%  450%   600%
                                                  ----- ----- ----- ----- ------
   Pre-Tax Yield to Maturity (CBE)............... 1.59% 2.92% 6.41% 9.23% 12.08%


  The pre-tax yields to maturity set forth in the preceding table were calcu-lated by (i) determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class II-A-PO Certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed purchase price for the Class II-A-PO Certificates as set forth above; and (ii) converting such monthly rates to CBE rates. Such calcula-tion does not take into account the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class II-A-PO Certificates and consequently does not purport to reflect the return on any in-vestment in the Class II-A-PO Certificates when such reinvestment rates are considered.

  Notwithstanding the assumed prepayment rates reflected in the preceding ta-ble, it is highly unlikely that the Group II Discount Mortgage Loans will pre-pay at a constant rate until maturity, that all of the Group II Discount Mort-gage Loans will prepay at the same rate or that the Group II Discount Mortgage Loans will not experience any losses. In addition, there will be differences between the characteristics of the Discount Mortgage Loans ultimately included in Loan Group II and the Assumed Discount Mortgage Loan. As a result of these factors, the pre-tax yields on the Class II-A-PO Certificates are likely to differ from those shown in such table, even if all of the Group II Discount Mortgage Loans prepay at the indicated percentages of SPA.

Yield Considerations with Respect to the Class B-2 and Class B-3 Certificates
  Defaults on mortgage loans may be measured relative to a default standard or model. The model used in this prospectus supplement, the standard default as-sumption ("SDA"), represents an assumed rate of default each month relative to the then-outstanding performing principal balance of a pool of new mortgage loans. A default assumption of 100% SDA assumes constant default rates of 0.02% per annum of the then-outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.02% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter through the 60th month of the life of the mortgage loans, 100% SDA assumes a constant default rate of 0.60% per annum each month. Beginning in the 61st month and in each month thereafter through the 120th month of the life of the mortgage loans, 100% SDA assumes that the constant default rate declines each month by 0.0095% per annum, and that the constant default rate remains at 0.03% per annum in each month after the 120th month. As used in the following tables, "0% SDA" assumes default rates equal to 0% of SDA (no defaults). SDA does not purport to be a historical description of default experience or a prediction of the anticipated rate of default of any pool of mortgage loans, including the Mortgage Loans.

  The following tables indicate the sensitivity of the pre-tax yield to matu-rity on the Class B-2 and Class B-3 Certificates to various rates of prepayment and varying levels of aggregate Realized Losses. The tables set forth below are based upon, among other things, the Structuring Assumptions (other than the as-sumptions that (i) no defaults shall have occurred with respect to the Assumed Mortgage Loans and (ii) the Current Fractional Interest for each Class of Class B Certificates is at least equal to its Original Fractional Interest) and the additional assumption that liquidations (other than those scenarios indicated as 0% of SDA (no defaults)) occur monthly on the last day of the preceding month at the percentages of SDA set forth in the table.

  In addition, it was assumed that (i) Realized Losses on liquidations of 25% or 50% of the outstanding principal balance of such liquidated Mortgage Loans, as indicated in the tables below (referred to as a "Loss Severity Percentage") will occur at the time of liquidation, (ii) there is no delay between the de-fault and liquidation of the mortgage loans and (iii) the Class B-2 and Class B-3 Certificates are purchased on December 16, 2002 at assumed purchase prices equal to 100.46722% and 96.48309%, respectively, of the Principal Balances thereof plus accrued interest from December 1, 2002 to (but not including) De-cember 16, 2002.

  The actual Mortgage Loans ultimately included in each Loan Group will have characteristics differing from those assumed in preparing the table and it is unlikely that they will prepay or liquidate at any of the rates specified. In addition, it is unlikely that Realized Losses will be incurred according to any one particular pattern. The assumed percentages of SDA and SPA and the loss se-verities shown in the tables below are for illustrative purposes only and the Seller makes no representations with respect to the reasonableness of such as-sumptions or that the actual rates of prepayment and liquidation and loss se-verity experience of the Mortgage Loans will in any way correspond to any of the assumptions made herein. For these reasons, and because the timing of cash flows is critical to determining yield, the pre-tax yields to maturity of the Class B-2 and Class B-3 Certificates are likely to differ from the pre-tax yields to maturity shown below in the tables.

  The pre-tax yields to maturity set forth in the following tables were calcu-lated by determining the monthly discount rates which, when applied to the as-sumed streams of cash flows to be paid on the Class B-2 and Class B-3 Certifi-cates, would cause the discounted present value of such assumed streams of cash flows to equal the aggregate assumed purchase prices of the Class B-2 and Class B-3 Certificates set forth above. In all cases, monthly rates were then con-verted to the CBE yields shown below. Implicit in the use of any discounted present value or internal rate of return calculations such as these is the as-sumption that intermediate cash flows are reinvested at the discount rate or internal rate of return. Thus, these calculations do not take into account the different interest rates at which investors may be able to reinvest funds re-ceived by them as distributions on the Class B-2 and Class B-3 Certificates. Consequently, these yields do not purport to reflect the total return on any investment in the Class B-2 and Class B-3 Certificates when such reinvestment rates are considered.

           Sensitivity of Pre-Tax Yields to Maturity of the Class B-2
                Certificates to Prepayments and Realized Losses

                            Loss                 Percentages of SPA
Percentage                Severity  --------------------------------------------
of SDA                   Percentage    0%      100%     300%     450%     600%
----------               ---------- -------- -------- -------- -------- --------
0%......................    N/A       5.99 %   5.98 %   5.96 %   5.94 %   5.94 %
50%.....................    25%       6.00 %   5.97 %   5.96 %   5.94 %   5.94 %
50%.....................    50%       5.99 %   5.99 %   5.95 %   5.94 %   5.94 %
100%....................    25%       6.01 %   5.99 %   5.95 %   5.94 %   5.94 %
100%....................    50%     (36.77)% (17.20)%   4.72 %   5.94 %   5.94 %
150%....................    25%      (0.96)%   4.16 %   5.95 %   5.94 %   5.94 %
150%....................    50%     (62.79)% (56.44)% (34.68)%   0.42 %   5.94 %
200%....................    25%     (36.04)%  (7.49)%   4.95 %   5.94 %   5.94 %
200%....................    50%     (83.10)% (78.00)% (64.46)% (46.58)%  (1.98)%
------------------
** The pre-tax yield to maturity will be less than (99.99)%.

           Sensitivity of Pre-Tax Yields to Maturity of the Class B-3
                Certificates to Prepayments and Realized Losses

                            Loss                 Percentages of SPA
Percentage                Severity  --------------------------------------------
of SDA                   Percentage    0%      100%     300%     450%     600%
----------               ---------- -------- -------- -------- -------- --------
0%......................    N/A       6.38 %   6.44 %   6.52 %   6.56 %   6.59 %
50%.....................    25%       6.33 %   6.43 %   6.52 %   6.56 %   6.59 %
50%.....................    50%     (11.32)%   2.60 %   6.52 %   6.56 %   6.59 %
100%....................    25%      (9.14)%   2.73 %   6.52 %   6.56 %   6.59 %
100%....................    50%     (67.21)% (61.18)% (42.84)%  (3.52)%   4.19 %
150%....................    25%     (47.96)% (39.71)%   0.23 %   5.48 %   6.59 %
150%....................    50%     (96.51)% (92.31)% (81.43)% (69.31)% (19.48)%
200%....................    25%     (66.82)% (60.72)% (41.83)%  (3.12)%   4.37 %
200%....................    50%        **       **       **    (99.70)% (88.99)%
------------------
** The pre-tax yield to maturity will be less than (99.99)%.

  The following table sets forth the amount of Realized Losses that would be incurred with respect to the Mortgage Loans under the assumptions used to gen-erate the pre-tax yields to maturity in the preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-Off Date.

                           Aggregate Realized Losses

                            Loss                 Percentages of SPA
Percentage                Severity  --------------------------------------------
of SDA                   Percentage    0%      100%     300%     450%     600%
----------               ---------- -------- -------- -------- -------- --------
50%.....................    25%        0.48%    0.38%    0.26%    0.20%    0.16%
50%.....................    50%        0.96%    0.76%    0.51%    0.40%    0.31%
100%....................    25%        0.95%    0.75%    0.51%    0.40%    0.31%
100%....................    50%        1.90%    1.51%    1.02%    0.79%    0.62%
150%....................    25%        1.41%    1.12%    0.76%    0.59%    0.47%
150%....................    50%        2.82%    2.24%    1.52%    1.18%    0.93%
200%....................    25%        1.86%    1.48%    1.01%    0.78%    0.62%
200%....................    50%        3.73%    2.97%    2.02%    1.57%    1.24%

  Investors are urged to make their investment decisions based on their deter-minations as to anticipated rates of prepayment and Realized Losses under a va-riety of scenarios. Investors in Class B-2 and Class B-3 Certificates should fully consider the risk that Realized Losses on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

                        POOLING AND SERVICING AGREEMENT

General
  The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the date of initial issuance of the Certificates (the "Pool-ing and Servicing Agreement") among the Seller, the Master Servicer and the Trustee. Reference is made to the prospectus for important additional informa-tion regarding the terms and conditions of the Pooling and Servicing Agreement and the Certificates. See "Description of the Certificates," "Servicing of the Mortgage Loans" and "The Pooling and Servicing Agreement" in the prospectus.

  The Trust Estate created pursuant to the Pooling and Servicing Agreement will consist of (i) the Mortgage Loans as described under "Description of the Mort-gage Loans," (ii) such assets as from time to time are identified as deposited in any account held for the benefit of the Certificateholders, (iii) any Mort-gaged Properties acquired on behalf of the Certificateholders by foreclosure or by deed in lieu of foreclosure after the date of original issuance of the Cer-tificates and (iv) the rights of the Trustee to receive the proceeds of all in-surance policies and performance bonds, if any, required to be maintained pur-suant to the Pooling and Servicing Agreement.

Distributions
  Distributions (other than the final distribution in retirement of the Offered Certificates of each Class) will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of an Offered Certificate evidencing at least a $500,000 initial Principal Balance or, in the case of the Class I-A-11, Class I-A-14, Class I-A-15, Class II-A-6 and Class A-WIO Certificates, the holder of 1%, 25%, 10%, 2% and 1% Percentage Interest, respectively, distributions will be made on the Distribution Date by wire transfer in immediately available funds. The final distribution in respect of each Class of Offered Certificates will be made only upon presentation and surrender of the related Certificate at the office or agency appointed by the Trustee specified in the notice of final distribution with respect to the related Class. See "Description of the Certif-icates -- General" in the prospectus.

  DTC will receive distributions on the Book-Entry Certificates from the Trustee and transmit them to DTC Participants for distribution to Beneficial Owners or their nominees.

Voting
  With respect to any provisions of the Pooling and Servicing Agreement provid-ing for the action, consent or approval of the holders of all Certificates evi-dencing specified Voting Interests in the Trust Estate, each Class of Interest Only Certificates will be entitled to 1% of the aggregate Voting Interest rep-resented by all Certificates and each remaining Class of Certificates will be entitled to a pro rata portion of the remaining Voting Interest based on the outstanding Principal Balance of such Class. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such holder's Certificates. With respect to any provisions of the Pooling and Servicing Agreement providing for action, consent or ap-proval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such holder's Percentage Interest in such Class. Unless Definitive Certificates are issued as described above, Beneficial Owners of Book-Entry Certificates may exercise their voting rights only through DTC Participants.

Trustee
  The "Trustee" for the Certificates will be Wachovia Bank, National Associa-tion, a national banking association. The corporate trust office of the Trustee is located at 401 South Tryon Street, Charlotte, North Carolina 28288. The Trustee will be required to make Periodic Advances to the limited extent de-scribed herein with respect to the Mortgage Loans serviced by WFHM if WFHM, as Servicer, fails to make a Periodic Advance required by the related Underlying Servicing Agreement. See "Description of the Certificates -- Periodic Advances" herein.

Custodian
  The "Custodian" for the Mortgage Loan documents will be Wells Fargo Bank Min-nesota, National Association. See "The Pooling and Servicing Agreement -- As-signment of Mortgage Loans to the Trustee" in the prospectus.

Master Servicer
  Wells Fargo Bank Minnesota, National Association will act as "Master Servicer" of the Mortgage Loans and, in that capacity, will supervise the ser-vicing of the Mortgage Loans, cause the Mortgage Loans to be serviced in the event a Servicer is terminated and a successor servicer is not appointed, pro-vide certain reports to the Trustee regarding the Mortgage Loans and the Cer-tificates and make Periodic Advances to the limited extent described herein. See "Description of the Certificates -- Periodic Advances" herein. Under the Pooling and Servicing Agreement, any good faith interpretation of the Master Servicer of any provisions of the Pooling and Servicing Agreement relating to the distributions to be made on or the allocation of any losses to the Certifi-cates which the Master Servicer concludes are ambiguous or unclear will be binding on Certificateholders. The Master Servicer will be entitled to a "Mas-ter Servicing Fee" payable monthly equal to the product of (i) 1/12th of 0.010% (the "Master Servicing Fee Rate") and (ii) the aggregate Scheduled Principal Balances of the Mortgage Loans as of the first day of each month. The Master Servicer will pay all administrative expenses to the Trust Estate subject to reimbursement as described under "Servicing of the Mortgage Loans -- The Master Servicer" in the prospectus.

Special Servicing Agreements
  The Pooling and Servicing Agreement may permit the Master Servicer to enter into a special servicing agreement with an unaffiliated holder of a Class of Class B Certificates or of a class of securities representing interests in one or more Classes of Class B Certificates and/or other subordinated mortgage pass-through certificates. Pursuant to such an agreement, such holder may in-struct the Master Servicer to instruct the Servicers, to the extent provided in the applicable Underlying Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans. Such commencement or de-lay at such holder's direction will be taken by the Master Servicer only after such holder deposits a specified amount of cash with the Master Servicer. Such cash will be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicers acted pursuant to their normal servicing procedures.

Optional Termination
  The Seller may purchase from the Trust Estate all of the Mortgage Loans, and thereby effect early retirement of the Certificates, on any Distribution Date when the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 5% of the aggregate unpaid principal balance of the Mortgage Loans as of the Cut-Off Date. Any such purchase is required to be made only in connection with a "qualified liquidation" of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860F(a)(4)(A) of the Code. The purchase price will generally be equal to the unpaid principal balance of each Mortgage Loan plus the fair market value of other property (including any Mortgaged Property title to which has been acquired by the Trust Estate ("REO Property")) in the Trust Estate plus accrued and unpaid interest. In the event the Trust Estate is liquidated as described above, holders of the Certificates, to the extent funds are available, will receive the unpaid principal balance of their Certificates and any accrued and unpaid interest thereon. The amount, if any, remaining in the Certificate Account after the payment of all principal and interest on the Certificates and expenses of the Upper-Tier REMIC and Lower-Tier REMIC will be distributed to the holders of the Class II-A-R and Class II-A-LR Certificates, respectively. See "Description of the Certificates -- Additional Rights of the Class II A-R and Class II-A-LR Certificateholders" herein and "The Pooling and Servicing Agreement -- Termination; Optional Purchase of Mortgage Loans" in the prospectus. The exercise of the foregoing option will be in the Seller's sole discretion. Without limitation, the Seller may enter into agreements with third parties to (i) exercise such option at the direction of such third party or
(ii) forbear from the exercise of such option.

                        SERVICING OF THE MORTGAGE LOANS

  Wells Fargo Home Mortgage, Inc. ("WFHM") will, and other servicers (the "Other Servicers," and collectively with WFHM, the "Servicers") may, service the Mortgage Loans, each pursuant to a separate servicing agreement (each, an "Underlying Servicing Agreement"). The rights to enforce the related

Servicer's obligations under each Underlying Servicing Agreement with respect to the related Mortgage Loans will be assigned to the Trustee for the benefit of Certificateholders. Among other things, the Servicers are obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. See "Servicing of the Mortgage Loans" in the prospectus.

The Servicers
  The Group I and Group II Mortgage Loans initially will be serviced by the following entity:

                                                       Approximate Percentage of
                                                         Aggregate Group I and
                                                       Group II Unpaid Principal
                                                       Balance as of the Cut-Off
   Name of Servicer                                          Date Serviced
   ----------------                                    -------------------------
   WFHM...............................................          100.00%
                                                                ------
     Total............................................          100.00%
                                                                ======

Servicer Custodial Accounts
  Each Servicer is required to establish and maintain a custodial account for principal and interest (each such account, a "Servicer Custodial Account"), into which it will deposit all collections of principal (including principal prepayments and Liquidation Proceeds in respect of principal, if any) and in-terest (net of Servicing Fees) on any Mortgage Loan that such Servicer servic-es, related insurance proceeds, advances made from the Servicer's own funds and the proceeds of any purchase of a related Mortgage Loan for breach of a repre-sentation or warranty or the sale of a Mortgaged Property in connection with liquidation of the related Mortgage Loan. All Servicer Custodial Accounts are required to be held in a depository institution and invested in the manner specified in the related Underlying Servicing Agreement. Funds in such accounts generally must be held separate and apart from the assets of the Servicer and generally may not be commingled with funds held by a Servicer with respect to mortgage loans other than the Mortgage Loans. The Underlying Servicing Agree-ment relating to WFHM, however, provides that WFHM may commingle funds in its Servicer Custodial Account with its general assets until such time as such funds are required to be remitted to the Certificate Account for so long as (i) a master guarantee of such remittance obligation has been issued by its parent, Wells Fargo & Company ("Wells Fargo"), for the benefit of the Certificateholders and is currently in force and (ii) the short-term debt or long-term debt of Wells Fargo is rated by the Rating Agencies in their highest short-term or highest long-term category or in such lower rating category that would not result in a downgrading or withdrawal of the rating then assigned to any Class of Certificates by the Rating Agencies or result in any rated Certif-icate being placed on credit review status by the Rating Agencies.

  Not later than the Remittance Date, the Servicers are obligated to remit to the Certificate Account all amounts on deposit in the Servicer Custodial Ac-counts as of the close of business on the business day preceding the Remittance Date as described in the prospectus under "Servicing of the Mortgage Loans --
 Payments on Mortgage Loans."

Unscheduled Principal Receipts
  The Pooling and Servicing Agreement specifies, as to each type of Unscheduled Principal Receipt, a period (as to each type of Unscheduled Principal Receipt, the "Unscheduled Principal Receipt Period") during which all Unscheduled Prin-cipal Receipts of such type received by the Servicer will be distributed to Certificateholders on the related Distribution Date. Each Unscheduled Principal Receipt Period will either be (i) the one month period ending on the last day of the calendar month preceding the month in which the applicable Remittance Date occurs (such period a "Prior Month Receipt Period") or (ii) the one month period ending on the day preceding the Determination Date preceding the appli-cable Remittance Date (such period a "Mid-Month Receipt Period").

  With respect to the Mortgage Loans serviced by WFHM the Unscheduled Principal Receipt Period is a Mid-Month Receipt Period. With respect to Other Servicers, the Unscheduled Principal Receipt Period with respect to partial Unscheduled Principal Receipts is a Prior Month Receipt Period and with respect to Unscheduled Principal Receipts in full is, either a Prior Month Receipt Period or a Mid-Month Receipt Period.

Anticipated Changes in Servicing
  Changes in Timing of Remittances of Unscheduled Principal Receipts in Full and Elimination of Month End Interest. The Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required), from time to time and without the consent of any Certificateholder or the Trustee, require WFHM as Servicer under the related Underlying Servicing Agreement to, or enter into an amendment to any applicable Underlying Servicing Agreement to require any Other Servicer to, remit Unscheduled Principal Receipts in full to the Master Servicer for deposit into the Certificate Account daily on a specified business day following receipt thereof (to the extent such Other Servicer is not cur-rently remitting such amount on a daily basis) which will generally result in a deposit earlier than on the following Remittance Date. In conjunction with any such change, the applicable Servicer may be relieved of its obligation to remit Month End Interest and certain other conforming changes may be made. Such changes would have an effect on the amount of Compensating Interest as de-scribed herein under the heading "Description of the Certificates -- Interest." Further, the Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required to), without the consent of any Certificateholder or the Trustee, require WFHM or any successor thereto under the applicable Underlying Servicing Agreement to make remittances to the Cer-tificate Account (other than any remittances which are required to be made dai-ly) on the 18th day of each month, or if such 18th day is not a business day, on the preceding business day. No assurance can be given as to the timing of any such changes or that any such changes will occur.

  Changes in Unscheduled Principal Receipt Period. The Pooling and Servicing Agreement will provide that the Master Servicer may (but is not required to), from time to time and without the consent of any Certificateholder or the Trustee, (a) direct WFHM, as Servicer under the related Underlying Servicing Agreement, to change the Unscheduled Principal Receipt Period applicable to any type of Unscheduled Principal Receipt within the parameters described in (i) below or (b) with respect to any Other Servicer, enter into an amendment to any applicable Underlying Servicing Agreement for the purpose of changing the Unscheduled Principal Receipt Period applicable to any type of Unscheduled Principal Receipt within the parameters described in (ii) below and making any necessary conforming changes incident thereto. In connection therewith, (i) the Unscheduled Principal Receipt Period for the Mortgage Loans serviced by WFHM may be changed to achieve an Unscheduled Principal Receipt Period regime (the "Target Regime") under which the Unscheduled Principal Receipt Period with re-spect to partial Unscheduled Principal Receipts would be a Prior Month Receipt Period and the Unscheduled Principal Receipt Period with respect to Unscheduled Principal Receipts in full would be a Mid-Month Receipt Period; and (ii) the Unscheduled Principal Receipt Periods for the Mortgage Loans serviced by Other Servicers, if any, which do not currently conform to the Target Regime may be changed to the Target Regime.

  Because Unscheduled Principal Receipts will result in interest shortfalls to the extent that they are not distributed to Certificateholders in the month in which they are received by the applicable Servicer, changing the applicable Unscheduled Principal Receipt Period from a Mid-Month Receipt Period to a Prior Month Receipt Period may have the effect of increasing the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Re-ceipt. Conversely, changing the applicable Unscheduled Principal Receipt Period from a Prior Month Receipt Period to a Mid-Month Receipt Period may decrease the amount of interest shortfalls with respect to the applicable type of Unscheduled Principal Receipt. See "Description of the Certificates -- Inter-est." No assurance can be given as to the timing of any change to any Unscheduled Principal Receipt Period or that any such changes will occur.

Servicing Compensation and Payment of Expenses

  The primary compensation payable to each of the Servicers is the aggregate of the Servicing Fees applicable to the related Mortgage Loans. The Servicing Fee applicable to each Mortgage Loan is expressed as a fixed percentage (the "Ser-vicing Fee Rate") of the scheduled principal balance (as defined in the Under-lying Servicing Agreements) of such Mortgage Loan as of the first day of each month. The Servicing Fee Rate for each Mortgage Loan is 0.25% per annum. The Servicers also are entitled to additional servicing compensation as described in the prospectus under "Servicing of the Mortgage Loans -- Fixed Retained Yield, Servicing Compensation and Payment of Expenses." No Fixed Retained Yield (as defined in the prospectus) will be retained with respect to any of the Mortgage Loans.

  The Master Servicer will pay all routine expenses, including fees of the Trustee incurred in connection with its responsibilities under the Pooling and Servicing Agreement, subject to certain rights of reimbursement as described in the prospectus. The servicing fees and other expenses of the Upper-Tier REMIC and Lower-Tier REMIC will be allocated to the holders of the Class II-A-R and Class II-A-LR Certificates, respectively. Unless and until applicable authority provides otherwise, the Seller intends to treat all expenses as incurred by the Lower-Tier REMIC and therefore allocable to the holder of the Class II-A-LR Certificate. See "Federal Income Tax Considerations" herein and "Certain Fed-eral Income Tax Consequences -- Federal Income Tax Consequences for REMIC Cer-tificates -- Limitations on Deduction of Certain Expenses" in the prospectus.

Servicer Defaults
  The Trustee will have the right pursuant to the Underlying Servicing Agree-ments to terminate a Servicer in certain events, including the breach by such Servicer of any of its material obligations under its Underlying Servicing Agreement. In the event of such termination, (i) the Trustee may enter into a substitute Underlying Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, another servicing institution acceptable to the Trustee and each Rating Agency; and (ii) the Master Servicer shall assume cer-tain of the Servicer's servicing obligations under such Underlying Servicing Agreement, including the obligation to make Periodic Advances (limited as pro-vided herein under the heading "Description of the Certificates -- Periodic Ad-vances"), until such time as a successor servicer is appointed. See "Servicing of the Mortgage Loans --Fixed Retained Yield, Servicing Compensation and Pay-ment of Expenses" in the prospectus.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

  Certain information concerning recent delinquency and foreclosure experience as reported to the Master Servicer by the applicable servicers, on fixed-rate mortgage loans included in various mortgage pools underlying all series of the Seller's mortgage pass-through certificates is set forth in the tables under "Delinquency and Foreclosure Experience" in the prospectus. There can be no as-surance that the delinquency and foreclosure experience set forth in any table with respect to any category of mortgage loans, including categories of mort-gage loans similar to the Mortgage Loans included in the Trust Estate, will be representative of the results that may be experienced with respect to the Mort-gage Loans included in the Trust Estate.

  See "Delinquency and Foreclosure Experience" in the prospectus for a discus-sion of various factors affecting delinquencies and foreclosures generally.

                       FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the pur-chase, ownership and disposition of the Offered Certificates.

  The Trust will consist of two segregated asset groupings, each of which will qualify as a REMIC for federal income tax purposes. One REMIC (the "Lower-Tier REMIC") will issue certain uncertificated interests (each, a "Lower-Tier REMIC Regular Interest"), each of which will be designated as a regular interest in the Lower-Tier REMIC, and the Class II-A-LR Certificate, which will be desig-nated as the residual interest in the Lower-Tier REMIC. The assets of the Low-er-Tier REMIC will include the Mortgage Loans, together with the amounts held by the Master Servicer in a separate account in which collections on the Mort-gage Loans will be deposited (the "Certificate Account"), the hazard insurance policies and primary mortgage insurance policies, if any, relating to the Mort-gage Loans and any property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure.

  The second REMIC (the "Upper-Tier REMIC") will issue all Classes of the Class A Certificates (other than the Class II-A-LR Certificate) and all Class B Cer-tificates. Each Class of Offered Certificates (other than the Class A-WIO, Class II-A-R and Class II-A-LR Certificates) (collectively, the "Regular Cer-tificates"), together with each Class of Certificates not offered hereby, and each of the two Components of the Class A-WIO Certificates will be designated as regular interests in the Upper-Tier REMIC, and the Class II-A-R Certificate will be designated as the residual interest in the Upper-Tier REMIC. The regu-lar interests and the residual interest in the Upper-Tier REMIC are referred to herein collectively as the "Upper-Tier Certificates." The Class II-A-R and Class II-A-LR Certificates are "Residual Certificates" for purposes of the pro-spectus. The assets of the Upper-Tier REMIC will include the uncertificated Lower-Tier REMIC Regular

Interests and a separate account in which distributions on the uncertificated Lower-Tier REMIC Regular Interests will be deposited. The aggregate amount dis-tributed to the holders of the Upper-Tier Certificates, payable from such sepa-rate account, will be equal to the aggregate distributions in respect of the Mortgage Loans on the uncertified Lower-Tier REMIC Regular Interests.

  The Offered Certificates will be treated as "loans . . . secured by an inter-est in real property which is . . . residential real property" for a domestic building and loan association, "real estate assets" for a real estate invest-ment trust and, other than the Class II-A-R and Class II-A-LR Certificates, "qualified mortgages" for a REMIC and "permitted assets" for a financial asset securitization investment trust, to the extent described in the prospectus.

Regular Certificates
  The Regular Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial Owners (or in the case of Definitive Certificates, holders) of the Regular Certificates will be re-quired to report income on such Certificates in accordance with the accrual method of accounting.

  The Class I-A-4 Certificates will be issued with original issue discount in an amount equal to the excess of all payments of principal and interest (whether current or accrued) thereon over their issue price (including accrued interest). The Class II-A-PO Certificates will be issued with original issue discount in an amount equal to the excess of their initial Principal Balance over their issue price. It is anticipated that the Class B-3 Certificates will be issued with original issue discount in an amount equal to the excess of their initial Principal Balance over their issue price (including accrued in-terest). It is also anticipated that the Class I-A-2, Class I-A-3, Class I-A-7, Class I-A-8, Class I-A-9, Class I-A-12, Class I-A-13, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class II-A-7, Class II-A-8, Class II-A-9, Class II-A-10, Class B-1 and Class B-2 Certificates will be issued at a premium, that the Class I-A-1 and Class I-A-16 Certificates will be issued with de minimis original issue discount and that the Class I-A-5, Class I-A-6, Class I-A-10 and Class II-A-5 Certificates will be issued without discount or premium, for fed-eral income tax purposes. Finally, it is anticipated that the Class B-4, Class B-5 and Class B-6 Certificates, which are not offered hereby, will be issued with original issue discount for federal income tax purposes.

  Although unclear for federal income tax purposes, it is anticipated that the Class I-A-11, Class I-A-14, Class I-A-15, Class II-A-6 and Class A-WIO Certifi-cates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including, in the case of the Class A-WIO Certificates, accrued interest). Any "negative" amounts of original issue discount on the Class I-A-11, Class I-A-14, Class I-A-15, Class II-A-6 and Class A-WIO Certificates attributable to rapid prepayments with respect to the Mortgage Loans of the related Loan Group or, in the case of the Class A-WIO Certificates, the Mortgage Loans in both Loan Groups will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class I-A-11, Class I-A-14, Class I-A-15, Class II-A-6 or Class A-WIO Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alterna-tive, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 21, 1996, may be promulgated with respect to the Class I-A-11, Class I-A-14, Class I-A-15, Class II-A-6 and Class A-WIO Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates --
 Taxation of Regular Certificates -- Original Issue Discount" in the prospec-tus. Investors should consult their own tax advisors as to the application of the noncontingent bond method.

  The Prepayment Assumption (as defined in the prospectus) that the Master Servicer intends to use in determining the rate of accrual of original issue discount and whether the original issue discount is considered de minimis, and that may be used by Beneficial Owners (or holders) to amortize premium, will be calculated assuming that Loan Group I and Loan Group II will prepay at 300% SPA. No representation is made as to the actual rate at which the Mortgage Loans will prepay.

Residual Certificates
  The holders of the Class II-A-R and Class II-A-LR Certificates must include the taxable income or loss of the Upper-Tier REMIC and Lower-Tier REMIC, re-spectively in determining its federal taxable income. The

Class II-A-R and Class II-A-LR Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class out-standing. Prospective investors are cautioned that the Class II-A-R and Class II-A-LR Certificateholders' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is an-ticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by the holders of the Class II-A-R and Class II-A-LR Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt, and (iii) the treatment of such income as subject to 30% withhold-ing tax to certain non-U.S. investors, with no exemption or treaty reduction.

  The Class II-A-R and Class II-A-LR Certificates will be considered "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Class II-A-R and Class II-A-LR Certificates are subject to certain restric-tions on transfer and any prospective transferee thereof will be required to furnish to the Trustee an affidavit as described herein under "Description of the Certificates -- Restrictions on Transfer of the Class II-A-R and Class II-A-LR Certificates." See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certifi-cates -- Limitations on Offset or Exemption of REMIC Income" and "-- Tax-Re-lated Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Interests" in the prospectus.

  An individual, trust or estate that holds the Class II-A-R or Class II-A-LR Certificate (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with re-spect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the applicable REMIC in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alterna-tive minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the Class II-A-R or Class II-A-LR Certificate may not be recovered until termination of the applicable REMIC. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the Class II-A-R or Class II-A-LR Certificate, including any "safe harbor" payment described herein under "Certain Federal Income Tax Consequences -- Federal In-come Tax Consequences for REMIC Certificates -- Taxation of Residual Certifi-cates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Noneconomic Residual Interests" in the prospectus, are unclear. The preamble to the REMIC Regulations indicates that the Internal Revenue Service anticipates providing guidance with respect to the federal tax treatment of such considera-tion. Any transferee receiving consideration with respect to the Class II-A-R or Class II-A-LR Certificate should consult its tax advisors.

  Due to the special tax treatment of residual interests, the effective after-tax return of the Class II-A-R and Class II-A-LR Certificates may be signifi-cantly lower than would be the case if the Class II-A-R and Class II-A-LR Cer-tificates were taxed as debt instruments, or may be negative.

  See "Certain Federal Income Tax Consequences" in the prospectus.

                              ERISA CONSIDERATIONS

  The Class II-A-R and Class II-A-LR Certificates may not be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See "Description of the Certificates -- Restrictions on Transfer of the Class II-A-R and Class II-A-LR Certificates."

  Accordingly, the following discussion applies to the Offered Certificates (other than the Class II-A-R and Class II-A-LR Certificates) and does not pur-port to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of the Class II-A-R and Class II-A-LR Certificates.

  As described in the prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on ERISA Plans and certain persons who perform services for ERISA Plan. Comparable duties and restrictions may exist under Similar Law on governmental plans and certain persons who perform services for governmental plans. For example, un-less exempted, investment by a Plan in the Offered Certificates may constitute a prohibited transaction under ERISA, the Code or Similar Law. There are cer-tain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by an ERISA Plan in the Offered Certif-icates, including the individual administrative exemption described below. For a further discussion of the individual administrative exemption, including the necessary conditions to its applicability, and other important factors to be considered by an ERISA Plan contemplating investing in the Offered Certifi-cates, see "ERISA Considerations" in the prospectus.

  The DOL issued to Salomon Smith Barney Inc. ("Salomon Smith Barney") an indi-vidual administrative exemption, restated and published on August 22, 2002 as Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by an ERISA Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and re-sale of the Offered Certificates by an ERISA Plan, provided that specified con-ditions are met.

  Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by an ERISA Plan of the Offered Certificates is the condition that the ERISA Plan investing in the Offered Certificates be an "ac-credited investor" as defined in Rule 501(a)(1) of Regulation D of the Securi-ties and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

  Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should make its own determination as to the availability of the exemptive relief pro-vided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates, and a fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive re-lief under Similar Law. Any fiduciary of an ERISA Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the prospectus.

                                LEGAL INVESTMENT

  The Class A and Class B-1 Certificates constitute "mortgage related securi-ties" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organiza-tion. The Class B-2 and Class B-3 Certificates will not constitute "mortgage related securities" under SMMEA.

  Prospective purchasers whose investment activities are subject to legal in-vestment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Of-fered Certificates and should consult their own legal, tax and accounting advi-sors in determining the suitability of and consequences to them of the pur-chase, ownership and disposition of the Offered Certificates. See "Legal In-vestment" in the prospectus.

                                SECONDARY MARKET

  There will not be any market for the Offered Certificates prior to the issu-ance thereof. The Underwriter intends to act as a market maker in the Offered Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but is under no obligation to do so. There can be no assurance that a secondary market in the Offered Certificates will develop or, if such a market does develop, that it will provide holders of Offered Certificates with liquidity of investment at any particular time or for the life of the Offered Certificates. As a source of information concerning the Certificates and the Mortgage Loans, prospective investors in Certificates may obtain copies of the Monthly Reports to Certificateholders described under "The Pooling and Servicing Agreement -- Reports to Certificateholders" in the pro-spectus upon written request to the Trustee at the Corporate Trust Office.

                                  UNDERWRITING

  Subject to the terms and conditions of the underwriting agreement dated July 17, 1996 and the terms agreement dated December 6, 2002 (together, the "Under-writing Agreement") among WFHM, the Seller and

Salomon Smith Barney, as underwriter (the "Underwriter") the Offered Certifi-cates are being purchased from the Seller by the Underwriter upon issuance thereof. The Underwriter, which is not an affiliate of the Seller, is committed to purchase all of the Offered Certificates offered hereby if any such Certifi-cates are purchased. The Underwriter has advised the Seller that it proposes to offer the Offered Certificates, from time to time, for sale in negotiated transactions or otherwise at prices determined at the time of sale. Proceeds to the Seller from the sale of the Offered Certificates are expected to be approx-imately $1,454,948,832 plus accrued interest thereon from December 1, 2002 to (but not including) December 16, 2002, before deducting expenses payable by the Seller estimated to be $440,000. The Underwriter and any dealers that partici-pate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

  The Underwriting Agreement provides that the Seller or WFHM will indemnify the Underwriter against certain civil liabilities under the Securities Act or contribute to payments which the Underwriter may be required to make in respect thereof.

  This prospectus supplement and the prospectus may be used by Wells Fargo Bro-kerage Services, LLC, an affiliate of the Seller, the Master Servicer and WFHM, to the extent required, in connection with market making transactions in the Offered Certificates. Wells Fargo Brokerage Services, LLC may act as principal or agent in such transactions.

                                 LEGAL MATTERS

  The validity of the Offered Certificates and certain tax matters with respect thereto will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York, New York. Certain legal matters will be passed upon for the Under-writer by Stroock & Stroock & Lavan LLP, New York, New York.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Offered Certificates will be applied by the Seller to the purchase from WFHM of the Mortgage Loans underlying the Certificates.

                                    RATINGS

  It is a condition to the issuance of the Offered Certificates that each such Class will have received at least the rating set forth on the table beginning on page S-4 from Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's", and together with S&P, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

  The ratings of S&P on mortgage pass-through certificates address the likeli-hood of the receipt by certificateholders of timely payments of interest and the ultimate return of principal. S&P's ratings take into consideration the credit quality of the mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on the mortgage pool is adequate to make payments required under the certificates. S&P's ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mort-gage loans. S&P's ratings do not address the possibility that investors may suffer a lower than anticipated yield as a result of prepayments of the under-lying mortgages.

  The ratings of Moody's on mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions of princi-pal and interest to which such certificateholders are entitled. Moody's rating opinions address the structural, legal and issuer aspects associated with the certificates, including the nature of the underlying mortgage loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated and conse-quently any adverse effect the timing of such prepayments could have on an in-vestor's anticipated yield.

  The ratings of S&P and Moody's also do not address the possibility that, as a result of principal prepayments, a holder of an Interest Only Certificate may not fully recover its initial investment.

  The Seller has not requested a rating on the Offered Certificates of any Class by any rating agency other than S&P and Moody's, although data with re-spect to the Mortgage Loans may have been provided to other rating agencies solely for their informational purposes. There can be no assurance that any rating assigned by any other rating agency to the Offered Certificates will be as high as those assigned by S&P and Moody's.

                              INDEX OF SIGNIFICANT
                       PROSPECTUS SUPPLEMENT DEFINITIONS

Term                                                                        Page
----                                                                        ----
Accretion Termination Date................................................. S-32
Accrual Distribution Amount................................................ S-33
Adjusted Pool Amount....................................................... S-30
Adjusted Pool Amount (PO Portion).......................................... S-30
Aggregate Class A Percentage............................................... S-37
Aggregate Non-PO Principal Balance......................................... S-30
Aggregate Principal Balance................................................ S-30
Aggregate Subordinate Percentage........................................... S-44
Apportioned Class B Principal Distribution Amount.......................... S-44
Apportionment Fraction..................................................... S-44
Assumed Discount Mortgage Loan............................................. S-67
Assumed Mortgage Loans..................................................... S-67
Assumed Premium Mortgage Loan.............................................. S-67
Available Master Servicing Compensation.................................... S-31
Bankruptcy Loss............................................................ S-36
BBA........................................................................ S-32
Beneficial Owner........................................................... S-22
Book-Entry Certificates.................................................... S-22
Bulk Purchase Underwritten Loans........................................... S-50
CBE........................................................................ S-73
Cede....................................................................... S-22
Certificate Account........................................................ S-83
Certificateholder.......................................................... S-22
Certificates............................................................... S-22
Class A Certificates....................................................... S-22
Class A Non-PO Optimal Principal Amount.................................... S-34
Class A Non-PO Principal Amount............................................ S-34
Class A Non-PO Principal Balance........................................... S-30
Class A Non-PO Principal Distribution Amount............................... S-33
Class A Percentage......................................................... S-36
Class A Prepayment Percentage.............................................. S-37
Class A Principal Balance.................................................. S-30
Class A-PO Deferred Amount................................................. S-35
Class A-PO Distribution Amount............................................. S-34
Class A-PO Optimal Principal Amount........................................ S-34
Class A-WIO Component...................................................... S-22
Class A-WIO Notional Amount................................................ S-28
Class B Certificates....................................................... S-22
Class B Loan Group Optimal Principal Amount................................ S-34
Class B Loan Group I Optimal Principal Amount.............................. S-34
Class B Loan Group II Optimal Principal Amount............................. S-34
Class B Optimal Principal Amount........................................... S-35
Class B Percentage......................................................... S-38

Term                                                                        Page
----                                                                        ----
Class B Prepayment Percentage.............................................. S-38
Class B Principal Balance.................................................. S-30
Class B Principal Distribution Amount...................................... S-34
Class I-A-11 Notional Amount............................................... S-28
Class I-A-14 Notional Amount............................................... S-28
Class I-A-15 Notional Amount............................................... S-28
Class I-A-WIO Notional Amount.............................................. S-28
Class II-A-6 Notional Amount............................................... S-28
Class II-A-WIO Notional Amount............................................. S-28
Class Percentage........................................................... S-35
Class Prepayment Percentage................................................ S-35
Closing Date............................................................... S-22
Code....................................................................... S-46
Compensating Interest...................................................... S-31
Component.................................................................. S-22
Co-op Shares............................................................... S-50
Cooperatives............................................................... S-50
Current Fractional Interest................................................ S-38
Curtailments............................................................... S-31
Curtailment Interest Shortfalls............................................ S-31
Custodian.................................................................. S-80
Cut-Off Date............................................................... S-52
Debt Service Reduction..................................................... S-36
Deficient Valuation........................................................ S-36
Definitive Certificates.................................................... S-22
Determination Date......................................................... S-23
Discount Mortgage Loan..................................................... S-36
Distribution Date.......................................................... S-23
DOL........................................................................ S-86
DTC........................................................................ S-22
ERISA...................................................................... S-47
ERISA Plan................................................................. S-47
Excess Principal Payments.................................................. S-43
Exemption.................................................................. S-86
FICO Scores................................................................ S-57
Group...................................................................... S-22
Group I.................................................................... S-22
Group I-A Certificates..................................................... S-22
Group I Mortgage Loans..................................................... S-50
Group I PAC Principal Amount............................................... S-39
Group I Pool Distribution Amount........................................... S-23
Group I Premium Mortgage Loan.............................................. S-36
Group II................................................................... S-22
Group II-A Certificates.................................................... S-22
Group II Mortgage Loans.................................................... S-50
Group II PAC Principal Amount.............................................. S-40
Group II Pool Distribution Amount.......................................... S-23
Group II Premium Mortgage Loan............................................. S-36
Group II Scheduled Principal Amount........................................ S-40

Term                                                                        Page
----                                                                        ----
Group II Unscheduled Principal Amount...................................... S-40
holder..................................................................... S-22
Interest Accrual Amount.................................................... S-26
Interest Settlement Rate................................................... S-32
Interest Shortfall Amount.................................................. S-32
LIBOR...................................................................... S-27
LIBOR Based Interest Accrual Period........................................ S-26
LIBOR Business Day......................................................... S-27
Liquidated Loan............................................................ S-36
Liquidated Loan Loss....................................................... S-36
Loan Group I............................................................... S-50
Loan Group II.............................................................. S-50
Loss Severity Percentage................................................... S-77
Lower-Tier REMIC........................................................... S-83
Lower-Tier REMIC Regular Interest.......................................... S-83
Master Servicer............................................................ S-80
Master Servicing Fee....................................................... S-80
Master Servicing Fee Rate.................................................. S-80
Mid-Month Receipt Period................................................... S-81
Moody's.................................................................... S-87
Month End Interest......................................................... S-31
Mortgage Loans............................................................. S-50
Mortgaged Properties....................................................... S-50
Mortgages.................................................................. S-50
Net Mortgage Interest Rate................................................. S-30
Net Partial Liquidation Proceeds........................................... S-25
Non-Supported Interest Shortfalls.......................................... S-31
Non-PO Fraction............................................................ S-36
Offered Certificates....................................................... S-22
Original Fractional Interest............................................... S-38
Original Subordinated Amount............................................... S-37
Other Servicers............................................................ S-80
PAC Group.................................................................. S-40
PAC I Group................................................................ S-39
PAC II Group............................................................... S-40
PAC Principal Amouint...................................................... S-40
Partial Liquidation Proceeds............................................... S-25
Pass-Through Rate.......................................................... S-26
Percentage Interest........................................................ S-26
Periodic Advance........................................................... S-45
Plan....................................................................... S-47
PMI Advance................................................................ S-45
PO Fraction................................................................ S-36
Pool Balance (Non-PO Portion).............................................. S-36
Pool Balance (PO Portion).................................................. S-36
Pool Distribution Amount................................................... S-23
Pool Distribution Amount Allocation........................................ S-25
Pooling and Servicing Agreement............................................ S-79
Premium Mortgage Loan...................................................... S-36
Prepayment Interest Shortfalls............................................. S-31
Prepayments in Full........................................................ S-31
Principal Balance.......................................................... S-28

Term                                                                        Page
----                                                                        ----
Prior Month Receipt Period................................................. S-81
Priority Amount............................................................ S-40
Priority Percentage........................................................ S-40
Rate Determination Date.................................................... S-27
Rating Agencies............................................................ S-87
Realized Loss.............................................................. S-36
Record Date................................................................ S-23
Recovery................................................................... S-30
Regular Certificates....................................................... S-83
Regular Interest Accrual Period............................................ S-26
Relief Act Shortfalls...................................................... S-32
REMIC Regulations.......................................................... S-47
Remittance Date............................................................ S-25
REO Property............................................................... S-80
Reserve Fund............................................................... S-27
Reserve Interest Rate...................................................... S-33
Residual Certificates...................................................... S-83
S&P........................................................................ S-87
Salomon Smith Barney....................................................... S-86
Scheduled Principal Balance................................................ S-35
SDA........................................................................ S-77
Securities Act............................................................. S-86
Seller..................................................................... S-50
Servicer Custodial Account................................................. S-81
Servicers.................................................................. S-80
Servicing Fee Rate......................................................... S-82
Shift Percentage........................................................... S-40
Similar Law................................................................ S-47
SMMEA...................................................................... S-86
SPA........................................................................ S-67
Structuring Assumptions.................................................... S-67
Subordinated Certificates.................................................. S-22
Subordinated Percentage.................................................... S-37
Subordinated Prepayment Percentage......................................... S-38
Subordination Depletion Date............................................... S-48
Target Regime.............................................................. S-82
Telerate page 3750......................................................... S-33
Trust...................................................................... S-22
Trustee.................................................................... S-79
U.S. Person................................................................ S-46
Undercollateralized Amount................................................. S-44
Undercollateralized Group.................................................. S-44
Underlying Servicing Agreement............................................. S-80
Underwriter................................................................ S-87
Underwriting Agreement..................................................... S-86
Underwriting Standards..................................................... S-50
Unscheduled Principal Receipt Period....................................... S-81
Unscheduled Principal Receipts............................................. S-24
Upper-Tier Certificates.................................................... S-83
Upper-Tier REMIC........................................................... S-83
weighted average life...................................................... S-66
Wells Fargo................................................................ S-81
WFHM....................................................................... S-80

PROSPECTUS
                   Wells Fargo Asset Securities Corporation

                                    Seller

                      Mortgage Pass-Through Certificates
                    (Issuable in Series by separate Trusts)

                               _________________

--------------------------
                               Each Trust--
 You should carefully
 consider the risk             . will issue a series of mortgage pass-through
 factors beginning on            certificates, which will consist of one or more
 page 9 of this                  classes of certificates; and
 prospectus.
                               . will own--
 Neither the certificates of
 any series nor the related        . a pool or pools of fixed or adjustable
 underlying mortgage                 interest rate, conventional mortgage loans
 loans will be insured or            which are secured by a first lien on a one-
 guaranteed by any                   to four-family residential property; and
 governmental agency or
 instrumentality.                  . other assets described in this prospectus
                                     and the accompanying prospectus supplement.
 The certificates of each
 series will represent         Each Pool of Mortgage Loans--
 interests in the related
 trust only and will not       . will be sold to the related trust by the
 represent interests in or       seller, who will have in turn purchased them
 obligations of the seller       from Wells Fargo Home Mortgage, Inc., one of
 or any affiliate of the         its affiliates;
 seller.
                               . will be underwritten to Wells Fargo Home
 This prospectus may be          Mortgage, Inc.'s standards or such other
 used to offer and sell any      standards as described in this prospectus and
 series of certificates only     the accompanying prospectus supplement; and
 if accompanied by the
 prospectus supplement         . will be serviced by Wells Fargo Home Mortgage,
 for that series.                Inc. individually or together with other
                                 servicers.

                               Each Series of Certificates--

                               . will represent interests in the related trust;

                               . may provide credit support for certain classes
                                 by "subordinating" certain classes to other classes of certificates; any subordinated classes will be entitled to payment subject to the payment of more senior classes and may bear losses before more senior classes;

                               . may be entitled to one or more of the other
                                 types of credit support described in this prospectus; and

                               . will be paid only from the assets of the
                                 related trust.
 ----------------------------

Neither the SEC nor any state securities commission has approved the certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                               _________________

               The date of this prospectus is November 22, 2002

                               TABLE OF CONTENTS
                                  PROSPECTUS

                                                                                                         Page
                                                                                                         ----
  Important Notice About Information Presented in This Prospectus and the
    Accompanying Prospectus Supplement................................................................      4
  Summary of Prospectus...............................................................................      5
  Risk Factors........................................................................................      9
   Limited Liquidity for Certificates.................................................................      9
   Limited Assets for Payment of Certificates.........................................................      9
   Credit Enhancement is Limited in Amount and Coverage...............................................      9
   Real Estate Market Conditions Affect Mortgage Loan Performance.....................................     10
   Geographic Concentration May Increase Rates of Loss and Delinquency................................     10
   Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives
     and Yields on Certificates.......................................................................     11
   Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay.......................     12
   Cash Flow Agreements are Subject to Counterparty Risk..............................................     12
   Consumer Protection Laws May Limit Remedies........................................................     12
  The Trust Estates...................................................................................     13
   General............................................................................................     13
   Mortgage Loans.....................................................................................     13
   Cash Flow Agreements...............................................................................     17
  The Seller..........................................................................................     17
  Wells Fargo Home Mortgage...........................................................................     18
  Wells Fargo Bank....................................................................................     18
  The Mortgage Loan Programs..........................................................................     19
   Mortgage Loan Production Sources...................................................................     19
   Acquisition of Mortgage Loans from Correspondents..................................................     20
   Mortgage Loan Underwriting.........................................................................     20
     WFHM Underwriting................................................................................     20
   Representations and Warranties.....................................................................     24
  Description of the Certificates.....................................................................     25
   General............................................................................................     25
   Definitive Form....................................................................................     26
   Book-Entry Form....................................................................................     26
   Distributions to Certificateholders................................................................     28
     General..........................................................................................     28
     Distributions of Interest........................................................................     29
     Distributions of Principal.......................................................................     30
   Categories of Classes of Certificates..............................................................     32
   Other Credit Enhancement...........................................................................     35
     Limited Guarantee................................................................................     35
     Financial Guaranty Insurance Policy or Surety Bond...............................................     35
     Letter of Credit.................................................................................     35
     Pool Insurance Policies..........................................................................     36
      Special Hazard Insurance Policies...............................................................     36
      Mortgagor Bankruptcy Bond.......................................................................     36
      Reserve Fund....................................................................................     36
      Cross Support...................................................................................     36
   Prepayment and Yield Considerations................................................................     37
      Pass-Through Rates..............................................................................     37
      Scheduled Delays in Distributions...............................................................     37
      Effect of Principal Prepayments.................................................................     37
      Weighted Average Life of Certificates...........................................................     38
      Refinancings....................................................................................     39
   Delinquency and Foreclosure
     Experience.......................................................................................     40
   Servicing of the Mortgage Loans....................................................................     44
    The Master Servicer...............................................................................     44
    The Servicers.....................................................................................     44
    Payments on Mortgage Loans........................................................................     45
    Periodic Advances and Limitations Thereon.........................................................     48
    Collection and Other Servicing Procedures.........................................................     49
    Enforcement of Due-on-Sale Clauses;
      Realization Upon Defaulted Mortgage Loans.......................................................     49
    Insurance Policies................................................................................     51
    Fixed Retained Yield, Servicing Compensation and Payment of Expenses..............................     52
    Evidence as to Compliance.........................................................................     53
   Certain Matters Regarding the Master Servicer......................................................     54
   The Pooling and Servicing Agreement................................................................     55
      Assignment of Mortgage Loans to the Trustee.....................................................     55
      Optional Substitutions..........................................................................     57
      Optional Purchases..............................................................................     57
      Reports to Certificateholders...................................................................     57
      List of Certificateholders......................................................................     58
      Events of Default...............................................................................     58
      Rights Upon Event of Default....................................................................     58
      Amendment.......................................................................................     59
      Termination; Optional Purchase of Mortgage Loans................................................     60
      The Trustee.....................................................................................     60
   Certain Legal Aspects of the Mortgage Loans........................................................     61
      General.........................................................................................     61
      Foreclosure.....................................................................................     61
      Foreclosure on Shares of Cooperatives...........................................................     62
      Rights of Redemption............................................................................     63
      Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on Lenders...............     63

                                                                                                                  Page
                                                                                                                  ----
       Forefeiture for Drug, RICO and Money Laundering Violations..............................................     65
       Homeowners Protection Act of 1998.......................................................................     65
       Texas Home Equity Loans.................................................................................     66
       Soldiers' and Sailors' Civil Relief Act and Similar Laws................................................     66
       Environmental Considerations............................................................................     66
       "Due-on-Sale" Clauses...................................................................................     68
       Applicability of Usury Laws.............................................................................     69
       Enforceability of Certain Provisions....................................................................     70
    Certain Federal Income Tax Consequences....................................................................     70
     Federal Income Tax Consequences for REMIC Certificates....................................................     71
       General.................................................................................................     71
       Status of REMIC Certificates............................................................................     71
       Qualification as a REMIC................................................................................     72
       Taxation of Regular Certificates........................................................................     73
         General...............................................................................................     73
         Original Issue Discount...............................................................................     73
         Acquisition Premium...................................................................................     76
         Variable Rate Regular Certificates....................................................................     76
         Market Discount.......................................................................................     77
         Premium...............................................................................................     78
         Election to Treat All Interest Under the Constant Yield Method........................................     78
         Treatment of Losses...................................................................................     79
         Sale or Exchange of Regular Certificates..............................................................     79
     Taxation of Residual Certificates.........................................................................     80
       Taxation of REMIC Income................................................................................     80
       Basis and Losses........................................................................................     81
       Treatment of Certain Items of REMIC Income and Expense..................................................     82
       Limitations on Offset or Exemption of REMIC Income......................................................     82
       Tax-Related Restrictions on Transfer of Residual Certificates...........................................     83
       Sale or Exchange of a Residual Certificate..............................................................     86
       Mark to Market Regulations..............................................................................     87
     Taxes That May Be Imposed on the REMIC Pool...............................................................     87
         Prohibited Transactions...............................................................................     87
       Contributions to the REMIC Pool After the Startup Day...................................................     87
       Net Income from Foreclosure Property....................................................................     88
     Liquidation of the REMIC Pool.............................................................................     88
     Administrative Matters....................................................................................     88
     Limitations on Deduction of Certain Expenses..............................................................     88
     Taxation of Certain Foreign Investors.....................................................................     89
       Regular Certificates....................................................................................     89
       Residual Certificates...................................................................................     89
     Backup Withholding........................................................................................     90
     Reporting Requirements....................................................................................     90
     Recent Tax Law Changes....................................................................................     91
     Federal Income Tax Consequences for Certificates as to Which No REMIC
       Election Is Made........................................................................................     91
       General.................................................................................................     91
       Tax Status..............................................................................................     92
       Premium and Discount....................................................................................     92
         Premium...............................................................................................     92
         Original Issue Discount...............................................................................     92
         Market Discount.......................................................................................     93
     Recharacterization of Servicing Fees......................................................................     93
     Sale or Exchange of Certificates..........................................................................     94
     Stripped Certificates.....................................................................................     94
       General.................................................................................................     94
       Status of Stripped Certificates.........................................................................     95
       Taxation of Stripped Certificates.......................................................................     96
     Reporting Requirements and Backup Withholding.............................................................     97
     Taxation of Certain Foreign Investors.....................................................................     97
    ERISA Considerations.......................................................................................     98
     General...................................................................................................     98
     Certain Requirements Under ERISA..........................................................................     98
       General.................................................................................................     98
       Parties in Interest/Disqualified Persons................................................................     98
       Delegation of Fiduciary Duty............................................................................     99
     Administrative Exemptions.................................................................................     99
       Individual Administrative Exemptions....................................................................     99
       PTE 83-1................................................................................................    100
     Exempt Plans..............................................................................................    101
     Unrelated Business Taxable Income-- Residual Certificates.................................................    101
    Legal Investment...........................................................................................    102
    Plan of Distribution.......................................................................................    103
    Use of Proceeds............................................................................................    104
    Legal Matters..............................................................................................    104
    Rating.....................................................................................................    105
    Reports to Certificateholders..............................................................................    105
    Where You Can Find More Information........................................................................    105
       Registration Statement and Other Materials Filed With the Securities
         and Exchange Commission...............................................................................    105
       Detailed Information Relating to the Mortgage Loans of a Series.........................................    106
    Incorporation of Certain Information by Reference..........................................................    106
    Index of Significant Definitions...........................................................................    107

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

   Information is provided to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

   . the principal balances and/or interest rates of each class;

   . the timing and priority of interest and principal payments;

   . statistical and other information about the mortgage loans;

   . information about credit enhancement, if any, for each class;

   . the ratings for each class; and

   . the method for selling the certificates.

   If the terms of a particular series of certificates vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. No one has been authorized to provide you with different information. The certificates are not being offered in any state where the offer is not permitted. The seller does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

   Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The foregoing Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

   You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Significant Definitions" beginning on page 107 in this prospectus.

   The seller's principal executive office is located at 7485 New Horizon Way, Frederick, Maryland 21703, and the seller's telephone number is (301) 846-8881.

                               _________________

                             SUMMARY OF PROSPECTUS

.. This summary highlights selected information from this document, but does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of a series of certificates, please read this entire document and the accompanying prospectus supplement carefully.

.. This summary provides an overview of certain calculations, cash flows and other information to aid your understanding of the terms of the certificates and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

RELEVANT PARTIES FOR EACH SERIES OF CERTIFICATES

Issuer

Each series of certificates will be issued by a separate trust. Each trust will be formed pursuant to a pooling and servicing agreement among the seller, the master servicer and the trustee specified in the applicable prospectus supplement.

Seller

With respect to each trust, Wells Fargo Asset Securities Corporation will act as seller to each trust and will acquire the mortgage loans from Wells Fargo Home Mortgage, Inc. and will transfer the mortgage loans to the trust. The seller is a direct, wholly-owned subsidiary of Wells Fargo Home Mortgage, Inc. which is an indirect, wholly-owned subsidiary of Wells Fargo & Company.

Master Servicer

Wells Fargo Bank Minnesota, National Association will act as master servicer of each trust and will supervise the servicers and perform certain other administrative and reporting duties with respect to each series of certificates. In addition, the master servicer will generally be required to make advances with respect to the mortgage loans in each trust to the extent that the related servicer, other than Wells Fargo Home Mortgage, Inc., fails to make a required advance.

The master servicer is a direct, wholly-owned subsidiary of Wells Fargo & Company and an affiliate of the seller.

Servicers

Wells Fargo Home Mortgage, Inc. and, if specified in the applicable prospectus supplement, one or more other entities will service the mortgage loans in each trust. Each servicer will perform certain servicing functions with respect to the mortgage loans serviced by it pursuant to a related servicing agreement.

THE MORTGAGE LOANS

Each trust will own the related mortgage loans (other than the fixed retained yield described in this prospectus, if any) and certain other related property, as specified in the applicable prospectus supplement.

The mortgage loans in each trust estate:

.. will be conventional, fixed or adjustable interest rate, mortgage loans secured by first liens on one- to four-family residential properties;

.. will have been acquired by the seller from Wells Fargo Home Mortgage, Inc.;

.. will have been originated by Wells Fargo Home Mortgage, Inc. or an affiliate or will have been acquired by Wells Fargo Home Mortgage, Inc. directly or indirectly from other mortgage loan originators; and

.. will have been underwritten either to Wells Fargo Home Mortgage, Inc.
  standards or, to the extent specified in the applicable prospectus supplement, to the standards of a pool insurer or to other standards.

See "The Trust Estates" and "The Mortgage Loan Programs--Mortgage Loan Underwriting."

You should refer to the applicable prospectus supplement for the precise characteristics or expected characteristics of the mortgage loans and a description of the other property, if any, included in a particular trust estate.

DISTRIBUTIONS ON THE CERTIFICATES

Each series of certificates will include one or more classes. A class of certificates will be entitled, to the extent of funds available, to one of the following:

.. principal and interest payments in respect of the related mortgage loans;

.. principal distributions, with no interest distributions;

.. interest distributions, with no principal distributions; or

.. such other distributions as are described in the applicable prospectus supplement.

Interest Distributions

With respect to each series of certificates, interest on the related mortgage loans at the weighted average of their mortgage interest rates after deducting servicing fees and certain other amounts as described in this prospectus or in the applicable prospectus supplement, will be passed through to holders of the related classes of certificates in accordance with the particular terms of each class of certificates. The terms of each class of certificates will be described in the related prospectus supplement. See "Description of the Certificates--Distributions to Certificateholders--Distributions of Interest."

Except as otherwise specified in the applicable prospectus supplement, interest on each class of certificates of each series will accrue at the pass-through rate for each class indicated in the applicable prospectus supplement on their outstanding principal balance or notional amount.

Principal Distributions

With respect to a series of certificates, principal payments (including prepayments) on the related mortgage loans will be passed through to holders of the related certificates or otherwise applied in accordance with the related pooling and servicing agreement on each distribution date. Distributions in reduction of principal balance will be allocated among the classes of certificates of a series in the manner specified in the applicable prospectus supplement. See "Description of the Certificates--Distributions to Certificateholders--Distributions of Principal."

Distribution Dates

Distributions on the certificates will be made on each distribution date which is generally the 25th day of each month, or, if such day is not a business day, the business day following the 25th day.

If so specified in the applicable prospectus supplement, distributions on certificates may be made on a different day of each month or may be made quarterly, or semi-annually, on the dates specified in such prospectus supplement.

Record Dates

Distributions will be made on each distribution date to certificateholders of record at the close of business on the last business day of the month preceding the month in which such distribution date occurs or another date specified in the applicable prospectus supplement.

CREDIT ENHANCEMENT

Subordination

A series of certificates may include one or more classes of senior certificates and one or more classes of subordinated certificates. The rights of the holders of subordinated certificates of a series to receive distributions will be subordinated to such rights of the holders of the senior certificates of the same series to the extent and in the manner specified in the applicable prospectus supplement.

Subordination is intended to enhance the likelihood of the timely receipt by the senior certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related mortgage loans and to protect them from losses. This protection will be effected by:

.. the preferential right of the senior certificateholders to receive, prior to any distribution being made in respect of the related subordinated certificates on each distribution date, current distributions on the related mortgage loans of principal and interest due them on each distribution date out of the funds available for distributions on such date;

.. the right of such holders to receive future distributions on the mortgage loans that would otherwise have been payable to the holders of subordinated certificates; and/or

.. the prior allocation to the subordinated certificates of all or a portion of losses realized on the underlying mortgage loans.

Other Types of Credit Enhancement

If so specified in the applicable prospectus supplement, the certificates of any series, or any one or more classes of a series, may be entitled to the benefits of other types of credit enhancement, including but not limited to:

.. limited guarantee       . mortgage pool
.. financial guaranty        insurance policy
  insurance policy        . reserve fund
.. surety bond             . cross-support
.. letter of credit

Any credit support will be described in the applicable prospectus supplement.

See "Description of the Certificates--Other Credit Enhancement."

PERIODIC ADVANCES ON DELINQUENT PAYMENTS

In the event that a payment on a mortgage loan is delinquent, the servicer of the mortgage loan will be obligated, to the extent specified in the servicing agreement, to make cash advances if the servicer determines that it will be able to recover such amounts from future payments and collections on the mortgage loan. A servicer who makes periodic advances will be reimbursed for these as described in this prospectus and in the applicable prospectus supplement. In certain circumstances, the master servicer or trustee will be required to make these advances upon a servicer default.

In addition, the master servicer may be required to make these advances if the underlying servicing agreement does not require the servicer to make advances while a mortgage loan is in the process of being liquidated.

See "Servicing of the Mortgage Loans--Periodic Advances and Limitations
Thereon."

FORMS OF CERTIFICATES

The certificates will be issued either:

.. in book-entry form through the facilities of DTC; or

.. in fully registered, certificated form.

If you own book-entry certificates, you will not receive a physical certificate representing your ownership interest in such book-entry certificates, except under extraordinary circumstances which are discussed in "Description of the Certificates--Definitive Form" in this prospectus. Instead, DTC will effect payments and transfers by means of its electronic record keeping services, acting through certain participating organizations. This may result in certain delays in your receipt of distributions and may restrict your ability to pledge your securities. Your rights with respect to book-entry certificates may generally only be exercised through DTC and its participating organizations.

See "Description of the Certificates--Book-Entry Form."

OPTIONAL PURCHASE OF CERTAIN MORTGAGE LOANS

The seller may, to the extent specified in the related prospectus supplement and subject to the terms of the applicable pooling and servicing agreement, purchase from the related trust:

.. any defaulted mortgage loan during the periods specified in the pooling and servicing agreement; and

.. any mortgage loan as to which the originator of such Mortgage Loan breached a representation or warranty to Wells Fargo Home Mortgage, Inc. regarding the characteristics of such mortgage loan.

See "Pooling and Servicing Agreement--Optional Purchases."

OPTIONAL PURCHASE OF ALL MORTGAGE LOANS

If so specified in the prospectus supplement with respect to a series, all, but not less than all, of the mortgage loans in the related trust and any property acquired with respect to such mortgage loans may be purchased by the seller, Wells Fargo Home Mortgage, Inc. or such other party as is specified in the applicable prospectus supplement. Any such purchase must be made in the manner and at the price specified in such prospectus supplement.

In the event that an election is made to treat the related trust estate or one or more segregated pools of assets in the trust estate as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation," as defined under Section 860F(a)(4)(A) of the Internal Revenue Code of 1986, as amended.

Exercise of the right of purchase will effect the early retirement of the certificates of that series.

See "Prepayment and Yield Considerations."

ERISA LIMITATIONS

If you are a fiduciary of any employee benefit plan subject to the fiduciary responsibility or prohibited transaction provisions of ERISA, you should carefully review with your own legal advisors whether the purchase or holding of certificates could give rise to a transaction prohibited or otherwise impermissible under ERISA or other similar rules or regulations.

See "ERISA Considerations."

TAX STATUS

The treatment of the certificates for federal income tax purposes will depend on:

.. whether a REMIC election is made with respect to a series of certificates; and

.. if a REMIC election is made, whether the certificates are regular interests or residual interests.

See "Certain Federal Income Tax Consequences."

LEGAL INVESTMENT

The applicable prospectus supplement will specify whether the class or classes of certificates offered will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine whether and to what extent such certificates constitute legal investments for you.

See "Legal Investment" in this prospectus and in the applicable prospectus supplement.

RATING

Certificates of any series will not be offered pursuant to this prospectus and a prospectus supplement unless each offered class is rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

.. A security rating is not a recommendation to buy, sell or hold the certificates of any series and is subject to revision or withdrawal at any time by the assigning rating agency.

.. Ratings do not address the effect of prepayments on the yield you may anticipate when you purchase your certificates.

                                 RISK FACTORS

    You should consider, among other things, the following factors in connection with the purchase of certificates.

Limited Liquidity for Certificates

    The liquidity of your certificates may be limited. You should consider that:

    . a secondary market for the certificates of any series may not develop, or if it does, it may not provide you with liquidity of investment, or it may not continue for the life of the certificates of any series;

    . the prospectus supplement for any series of certificates may indicate that an underwriter intends to establish a secondary market in such certificates, but no underwriter will be obligated to do so; and

    . unless specified in the applicable prospectus supplement, the certificates will not be listed on any securities exchange.

    In addition to these considerations, the secondary market for mortgage-backed securities has experienced periods of illiquidity and may do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

Limited Assets for Payment of Certificates

    Except for any related insurance policies and any reserve fund or credit enhancement described in the applicable prospectus supplement:

    . Mortgage loans included in the related trust estate will be the sole source of payments on the certificates of a series;

    . the certificates of any series will not represent an interest in or obligation of the seller, Wells Fargo Home Mortgage, Inc., the master servicer, the trustee or any of their affiliates, except for the seller's limited obligations with respect to certain breaches of its representations and warranties, Wells Fargo Home Mortgage, Inc.'s obligations as servicer and Wells Fargo Bank Minnesota, National Association's obligations as master servicer; and

    . neither the certificates of any series nor the related mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, the seller, Wells Fargo Home Mortgage, Inc., the master servicer, the trustee, any of their affiliates or any other person.

    Consequently, in the event that payments on the mortgage loans underlying your series of certificates are insufficient or otherwise unavailable to make all payments required on your certificates, there will be no recourse to the seller, Well Fargo Home Mortgage, Inc., the master servicer, the trustee or, except as specified in the applicable prospectus supplement, any other entity.

Credit Enhancement is Limited in Amount and Coverage

    With respect to each series of certificates, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying mortgage loans. Credit enhancement will be provided in one or more of the forms referred to in this prospectus, including, but not limited to: subordination of other classes of certificates of the same series; a limited guarantee; a financial guaranty insurance policy; a surety bond; a letter of credit; a pool insurance policy; a special hazard insurance policy; a mortgagor bankruptcy bond; a reserve fund; cross-support; and any combination of the preceding types of credit enhancement. See "Description of the Certificates--Other Credit Enhancement."

    Regardless of the form of credit enhancement provided:

    . the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula;

    . may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses; and

    . all or a portion of the credit enhancement for any series of certificates will generally be permitted to be reduced, terminated or substituted for, in the sole discretion of the master servicer, if each applicable rating agency indicates that the then-current ratings will not be adversely affected.

    In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related certificates (or certain classes).

    The rating of any series of certificates by any applicable rating agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related mortgage loans in excess of the levels contemplated by such rating agency at the time of its initial rating analysis.

    Neither the seller, Wells Fargo Home Mortgage, Inc., the master servicer, nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any class of certificates.

    See "Description of the Certificates--Other Credit Enhancement."

Real Estate Market Conditions Affect Mortgage Loan Performance

    An investment in securities such as the certificates, which generally represent interests in pools of residential mortgage loans, may be affected by a decline in real estate values and changes in the mortgagor's financial condition. There is no assurance that the values of the mortgaged properties securing the mortgage loans underlying any series of certificates have remained or will remain at their levels on the dates of origination of the related mortgage loans.

    If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans contained in a particular trust estate and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those experienced in Wells Fargo Home Mortgage, Inc.'s or other servicers' servicing portfolios.

    To the extent that losses on mortgage loans underlying a series are not covered by credit enhancement, certificateholders of the series will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. See "The Trusts Estates--Mortgage Loans" and "The Mortgage Loan Programs--Mortgage Loan Underwriting."

Geographic Concentration May Increase Rates of Loss and Delinquency

    In addition to risk factors related to the residential real estate market generally, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets or be directly or indirectly affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. Mortgage loans in such areas will experience higher rates of loss and delinquency than on mortgage loans generally. Although mortgaged properties located in certain identified flood zones will be required to be covered, to the maximum extent available, by flood insurance, as described under "Servicing of the Mortgage Loans--Insurance Policies," no mortgaged properties will otherwise be required to be insured against earthquake damage or any other loss not covered by standard hazard insurance policies, as described under "Servicing of the Mortgage Loans--Insurance Policies."

    The ability of mortgagors to make payments on the mortgage loans may also be affected by factors which do not necessarily affect property values, such as adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors). Such occurrences may accordingly affect the actual rates of delinquencies, foreclosures and losses with respect to any trust estate.

    The mortgage loans underlying certain series of certificates may be concentrated in certain regions. Such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. See "The Mortgage Loan Programs-- Mortgage Loan Underwriting" and "Prepayment and Yield Considerations--Weighted Average Life of Certificates."

Rate of Prepayment on Mortgage Loans May Adversely Affect Average Lives and Yields on Certificates

    The yield of the certificates of each series will depend in part on the rate of principal payment on the mortgage loans (including prepayments, liquidations due to defaults and mortgage loan repurchases). Such yield may be adversely affected, depending upon whether a particular certificate is purchased at a premium or a discount, by a higher or lower than anticipated rate of prepayments on the related mortgage loans. In particular:

    . the yield on classes of certificates entitling their holders primarily or exclusively to payments of interest or primarily or exclusively to payments of principal will be extremely sensitive to the rate of prepayments on the related mortgage loans; and

    . the yield on certain classes of certificates may be relatively more sensitive to the rate of prepayment of specified mortgage loans than other classes of certificates.

    The rate of prepayments on mortgage loans is influenced by a number of factors, including:

    .  prevailing mortgage market interest rates;

    .  local and national economic conditions;

    .  homeowner mobility; and

    .  the ability of the borrower to obtain refinancing.

    In addition, your yield may be adversely affected by interest shortfalls which may result from the timing of the receipt of prepayments or liquidations to the extent that such interest shortfalls are not covered by aggregate servicing fees or other mechanisms specified in the applicable prospectus supplement. Your yield will be also adversely affected to the extent that losses on the mortgage loans in the related trust estate are allocated to your certificates and may be adversely affected to the extent of unadvanced delinquencies on the mortgage loans in the related trust. Classes of certificates identified in the applicable prospectus supplement as subordinated certificates are more likely to be affected by delinquencies and losses than other classes of certificates.

    See "Prepayment and Yield Considerations."

Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay

    Since transactions in the classes of book-entry certificates of any series generally can be effected only through DTC, DTC participants and indirect DTC participants:

    . your ability to pledge book-entry certificates to someone who does not participate in the DTC system, or to otherwise act with respect to such book-entry certificates, may be limited due to the lack of a physical certificate;

    . you may experience delays in your receipt of payments on book-entry certificates because distributions will be made by the master servicer, or a paying agent on behalf of the master servicer, to Cede, as nominee for DTC; and

    . the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain delivery of physical certificates.

    See "Description of the Certificates--Book-Entry Form."

Cash Flow Agreements are Subject to Counterparty Risk

    The assets of a trust estate may, if specified in the related prospectus supplement, include agreements, such as interest rate swap, cap, floor or similar agreements, which will require the provider of such instrument or counterparty to make payments to the trust estate under the circumstances described in the prospectus supplement. To the extent that payments on the certificates of the related series depend in part on payments to be received under this type of agreement, the ability of the trust estate to make payments on the certificates will be subject to the credit risk of the counterparty. The prospectus supplement for a series of certificates will describe any mechanism, such as the payment of "breakage fees," which may exist to facilitate replacement of a this type of agreement upon the default or credit impairment of the related counterparty. However, there can be no assurance that any such mechanism will result in the ability of the master servicer to obtain a replacement agreement.

Consumer Protection Laws May Limit Remedies

    There are various federal and state laws, public policies and principles of equity that protect consumers. Among other things, these laws, policies and principles:

    .  regulate interest rates and other charges;

    .  require certain disclosures;

    .  require licensing of mortgage loan originators;

    . require the lender to provide credit counseling and/or make affirmative determinations regarding the borrower's ability to repay the mortgage loan;

    .  prohibit discriminatory lending practices;

    . limit or prohibit certain mortgage loan features, such as prepayment penalties or balloon payments;

    .  regulate the use of consumer credit information; and

    .  regulate debt collection practices.

    Violation of certain provisions of these laws, policies and principles:

    . may limit a servicer's ability to collect all or part of the principal of or interest on the mortgage loans;

    .  may entitle the borrower to a refund of amounts previously paid; and

    .  could subject a servicer to damages and administrative sanctions.

    The seller will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with such federal and state laws or regulations, however that remedy may not be adequate to fully compensate the related trust estate.

    The seller will generally be required to repurchase any mortgage loan which, at the time of origination, did not comply with such federal and state laws or regulations, however that remedy may not be adequate to fully compensate the related trust estate.

    In addition, certain of the mortgage loans secured by mortgaged properties located in Texas may be subject to the provisions of Texas consumer protection laws which regulate loans other than purchase money loans. See "Certain Legal Aspect of the Mortgage Loans--Texas Home Equity Loans."

    See "Certain Legal Aspects of the Mortgage Loans."

                               THE TRUST ESTATES

General

    The assets underlying each Series of Certificates (each, a "Trust Estate") will consist primarily of fixed or adjustable interest rate, conventional first mortgage loans ("Mortgage Loans") evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other instruments creating first liens (the "Mortgages") on some or all of the following six types of property (as so secured, the "Mortgaged Properties"), to the extent set forth in the applicable prospectus supplement: (i) one- to four-family detached residences, (ii) townhouses, (iii) condominium units, (iv) units within planned unit developments, (v) long-term leases with respect to any of the foregoing, and (vi) shares issued by private non-profit housing corporations ("cooperatives") and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings. In addition, a Trust Estate will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Seller's interest in any primary mortgage insurance, hazard insurance, title insurance or other insurance policies relating to a Mortgage Loan, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) if applicable, and to the extent set forth in the applicable prospectus supplement, any reserve fund or funds, (v) if applicable, and to the extent set forth in the applicable prospectus supplement, contractual obligations of any person to make payments in respect of any form of credit enhancement or any interest subsidy agreement and (vi) such other assets as may be specified in the applicable prospectus supplement. The Trust Estate will not include the portion of interest on the Mortgage Loans which constitutes the Fixed Retained Yield, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses."

Mortgage Loans

    The Mortgage Loans will have been acquired by the Seller from its affiliate, WFHM. The Mortgage Loans will have been originated by WFHM or will have been acquired by WFHM from other affiliated or unaffiliated mortgage loan originators. Each Mortgage Loan will have been underwritten either to WFHM's standards, to the extent specified in the applicable prospectus supplement, to the standards of a pool insurer or to such other standards set forth in the applicable prospectus supplement. See "The Mortgage Loan Programs--Mortgage
Loan Production Sources" and "--Mortgage Loan Underwriting." The prospectus supplement for each Series will set forth the respective number and principal amounts of Mortgage Loans (i) originated by WFHM or its affiliates and (ii) purchased by WFHM or its affiliates from unaffiliated mortgage loan originators through WFHM's mortgage loan purchase programs.

    Each of the Mortgage Loans will be secured by a Mortgage on a Mortgaged Property located in any of the 50 states or the District of Columbia. Generally, the land underlying a Mortgaged Property will consist of five acres or less but may consist of greater acreage in WFHM's discretion. The borrowers for each of the Mortgage Loans will be natural persons or, under certain conditions, borrowers may be inter vivos revocable trusts established by natural persons.

    If specified in the applicable prospectus supplement, the Mortgage Loans may be secured by leases on real property under circumstances that WFHM determines in its discretion are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a lease on real property is secured not by a fee simple interest in the Mortgaged Property but rather by a lease under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling located on the property. Generally, a Mortgage Loan will be secured by a lease only if (i) the use of leasehold estates as security for mortgage loans is customary in the area, (ii) the lease is not subject to any prior lien that could result in termination of the lease and (iii) the term of the lease ends at least five years beyond the maturity date of the related Mortgage Loan. The provisions of each lease securing a Mortgage Loan will expressly permit (i) mortgaging of the leasehold estate, (ii) assignment of the lease without the lessor's consent and (iii) acquisition by the holder of the Mortgage, in its own or its nominee's name, of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure, unless alternative arrangements provide the holder of the Mortgage with substantially similar protections. No lease will contain provisions which (i) provide for termination upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (ii) provide for termination in the event of damage or destruction as long as the Mortgage is in existence or (iii) prohibit the holder of the Mortgage from being insured under the hazard insurance policy or policies related to the premises.

    The prospectus supplement will set forth the geographic distribution of Mortgaged Properties and the number and aggregate unpaid principal balances of the Mortgage Loans by category of Mortgaged Property. The prospectus supplement for each Series will also set forth the range of original terms to maturity of the Mortgage Loans in the Trust Estate, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest months of origination of such Mortgage Loans, the range of Mortgage Interest Rates borne by such Mortgage Loans, if such Mortgage Loans have varying Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate at the Cut-Off Date of such Mortgage Loans, the range of Loan-to-Value Ratios at the time of origination of such Mortgage Loans and the range of principal balances at origination of such Mortgage Loans.

    The information with respect to the Mortgage Loans and Mortgaged Properties described in the preceding two paragraphs may be presented in the prospectus supplement for a Series as ranges in which the actual characteristics of such Mortgage Loans and Mortgaged Properties are expected to fall. In all such cases, information as to the final characteristics of the Mortgage Loans and Mortgaged Properties will be available in a Current Report on Form 8-K which the Seller will file with the Commission within 15 days of the initial issuance of the related Series.

    The Mortgage Loans in a Trust will generally have monthly payments due on the first of each month (each, a "Due Date") but may, if so specified in the applicable prospectus supplement, have payments due on a different day of each month. Unless specified in the applicable prospectus supplement, monthly payments consisting of both principal and interest will be due on each Mortgage Loan in a Trust. Each Mortgage Loan will be of one of the following types of mortgage loans:

    a. Fixed Rate Loans. If so specified in the applicable prospectus supplement, a Trust Estate may include fixed-rate, fully-amortizing Mortgage Loans providing for level monthly payments of principal and interest and terms at origination or modification of not more than 30 years. If specified in the applicable prospectus supplement, fixed rates on certain Mortgage Loans may be converted to adjustable rates after origination of such Mortgage Loans and upon the satisfaction of other conditions specified in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, the Pooling and Servicing Agreement will require the Seller or another party to repurchase each such converted Mortgage Loan at the price set forth in the applicable prospectus supplement. A Trust Estate containing fixed rate Mortgage Loans may contain convertible Mortgage Loans which have converted from an adjustable interest rate prior to the formation of the Trust Estate and which are subject to no further conversions.

    b. Adjustable Rate Loans. If so specified in the applicable prospectus supplement, a Trust Estate may include adjustable-rate, fully-amortizing Mortgage Loans having an original or modified term to maturity of not more than 30 years with a related Mortgage Interest Rate which generally adjusts initially either six months, one, three, five, seven or ten years subsequent to the initial Due Date, and thereafter at either six-month, one-year or other intervals over the term of the Mortgage Loan to equal the sum of a fixed margin set forth in the related Mortgage Note and an index. The applicable prospectus supplement will set forth the relevant index and the highest, lowest and weighted average margin with respect to the adjustable rate mortgage loans in the related Trust. The applicable prospectus supplement will also indicate any initial, periodic or lifetime limitations on changes in any per annum Mortgage Rate at the time of any adjustment.

    If specified in the applicable prospectus supplement, adjustable rates on certain Mortgage Loans may be converted to fixed rates after origination of such Mortgage Loans and upon the satisfaction of the conditions specified in the applicable prospectus supplement. If specified in the applicable prospectus supplement, the Seller or another party will generally be required to repurchase each such converted Mortgage Loan at the price set forth in the applicable prospectus supplement. A Trust Estate containing adjustable-rate Mortgage Loans may contain convertible Mortgage Loans which have converted from a fixed interest rate prior to the formation of the Trust Estate.

    The scheduled monthly payment for an adjustable rate Mortgage Loan will be adjusted as and when described in the applicable prospectus supplement to an amount that would fully amortize the Mortgage Loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to certain limitations as specified in the applicable prospectus supplement. If the adjustments made to monthly payments for an adjustable rate Mortgage Loan are made at intervals different from the intervals at which the Mortgage Interest Rate is adjusted, "negative amortization" of principal may result with respect to such Mortgage Loan. Negative amortization will occur if an adjustment to the Mortgage Interest Rate on such a Mortgage Loan causes the amount of interest accrued thereon in any month to exceed the current scheduled monthly payment on such mortgage loan. The resulting amount of interest that has accrued but is not then payable ("Deferred Interest") will be added to the principal balance of such Mortgage Loan.

    c. Graduated Payment Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate, graduated payment Mortgage Loans having original or modified terms to maturity of not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the Mortgage Rate on such Mortgage Loan. Such monthly payments increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year specified thereafter to the extent necessary to amortize the Mortgage Loan over the remainder of its term or other shorter period. Mortgage Loans incorporating such graduated payment features may include
(i) "Graduated Pay Mortgage Loans," pursuant to which amounts constituting Deferred Interest are added to the principal balances of such mortgage loans,
(ii) "Tiered Payment Mortgage Loans," pursuant to which, if the amount of interest accrued in any month exceeds the current scheduled payment for such month, such excess amounts are paid from a subsidy account (usually funded by a home builder or family member) established at closing and (iii) "Growing Equity Mortgage Loans," for which the monthly payments increase at a rate which has the effect of amortizing the loan over a period shorter than the stated term.

    d. Subsidy Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary interest subsidy agreements ("Subsidy Loans") pursuant to which the monthly payments made by the related mortgagors will be less than the scheduled monthly payments on such Mortgage Loans with the present value of the resulting difference in payment ("Subsidy Payments") being provided by the employer of the mortgagor, generally on an annual basis. Subsidy Payments will generally be placed in a custodial account ("Subsidy Account") by the related Servicer. Despite the existence of a subsidy program, a mortgagor remains primarily liable for making all scheduled payments on a Subsidy Loan and for all other obligations provided for in the related Mortgage Note and Mortgage Loan.

    The terms of the subsidy agreements relating to Subsidy Loans generally range from one to ten years. Subsidy Loans are offered by employers generally through either a "graduated" or "fixed" subsidy loan program, or programs that combine features of graduated and fixed subsidy loan programs. The subsidy agreements relating to Subsidy Loans made under a graduated program generally will provide for subsidy payments that result in effective subsidized interest rates between three percentage points (3%) and five percentage points (5%) below the Mortgage Interest Rates specified in the related Mortgage Notes during the term of the subsidy agreement. Generally, under a graduated program, the subsidized rate for a Mortgage Loan will increase approximately one percentage point per year until it equals the full Mortgage Interest Rate. For example, if the initial subsidized interest rate is five percentage points below the Mortgage Interest Rate in year one, the subsidized rate will increase to four percentage points below the Mortgage Interest Rate in year two, and likewise until year six, when the subsidized rate will equal the Mortgage Interest Rate. Where the subsidy agreements relating to Subsidy Loans are in effect for longer than five years, the subsidized interest rates generally increase at smaller percentage increments for each year. The subsidy agreements relating to Subsidy Loans made under a fixed program generally will provide for subsidized interest rates at fixed percentages (generally one percentage point to two percentage points) below the Mortgage Interest Rates for the term of the subsidy agreement. The subsidy agreements relating to Subsidy Loans pursuant to combination fixed/graduated programs generally will provide for an initial fixed subsidy of up to five percentage points below the related Mortgage Interest Rate for up to five years, and then a periodic reduction in the subsidy for up to five years, at an equal fixed percentage per year until the subsidized rate equals the Mortgage Interest Rate.

    Generally, employers may terminate subsidy programs in the event of (i) the mortgagor's death, retirement, resignation or termination of employment, (ii) the full prepayment of the Subsidy Loan by the mortgagor, (iii) the sale or transfer by the mortgagor of the related Mortgaged Property as a result of which the mortgagee is entitled to accelerate the Subsidy Loan pursuant to the "due-on-sale" clause contained in the Mortgage, or (iv) the commencement of foreclosure proceedings or the acceptance of a deed in lieu of foreclosure. In addition, some subsidy programs provide that if prevailing market rates of interest on mortgage loans similar to a Subsidy Loan are less than the Mortgage Interest Rate of such Subsidy Loan, the employer may request that the mortgagor refinance such Subsidy Loan and may terminate the related subsidy agreement if the mortgagor fails to do so. In the event the mortgagor refinances a Subsidy Loan, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations." In the event a subsidy agreement is terminated, the amount remaining in the Subsidy Account will be returned to the employer, and the mortgagor will be obligated to make the full amount of all remaining scheduled payments, if any. The mortgagor's reduced monthly housing expense as a consequence of payments under a subsidy agreement is used by WFHM in determining certain expense-to-income ratios utilized in underwriting a Subsidy Loan. See "The Mortgage Loan Programs--Mortgage Loan Underwriting."

    e. Buy-Down Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans subject to temporary buy-down plans ("Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source, including the originator of the Mortgage Loan (generally on a present value basis) and, if so specified in the applicable prospectus supplement, placed in a custodial account (the "Buy-Down Fund") by the related Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down
Fund with respect to such Buy-Down Loan, and such amounts will be deposited in the Servicer Custodial Account or the Certificate Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable prospectus supplement.

    f. Balloon Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain Mortgage Loans which are amortized over a fixed period not exceeding 30 years but which have shorter terms to maturity ("Balloon Loans") that causes the outstanding principal balance of the related Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). The borrower of such Balloon Loan will be obligated to pay the entire outstanding principal balance of the Balloon Loan at the end of the related

Balloon Period. In the event the related mortgagor refinances a Balloon Loan at maturity, the new loan will not be included in the Trust Estate. See "Prepayment and Yield Considerations."

    g. Pledged Asset Mortgage Loans. If so specified in the applicable prospectus supplement, a Trust Estate may contain fixed-rate mortgage loans having original terms to stated maturity of not more than 30 years which are either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower, (ii) supported by a third party guarantee (usually a parent of the borrower) which is in turn secured by a security interest in collateral (usually securities) owned by such guarantor or (iii) supported by a third party letter of credit (any such loans, "Pledged Asset Mortgage Loans"). The amount of such additional collateral or the amount available under any letter of credit will be described in the related prospectus supplement.

    A Trust Estate may also include other types of first lien, residential Mortgage Loans to the extent set forth in the applicable prospectus supplement.

Cash Flow Agreements

    If specified in the prospectus supplement, the Trust Estate may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related Series of Certificates will be invested at a specified rate. The Trust Estate may also include certain other agreements, such as interest rate exchange or swap agreements, interest rate cap or floor agreements or similar agreements provided to reduce the effects of interest rate fluctuations on the assets or on one or more Classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related Series of Certificates. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                  THE SELLER

    Wells Fargo Asset Securities Corporation (the "Seller") is a direct, wholly owned subsidiary of Wells Fargo Home Mortgage, Inc. and an indirect, wholly owned subsidiary of Wells Fargo & Company. The Seller was incorporated in the State of Delaware on March 28, 1996 as Norwest Asset Securities Corporation. On April 7, 2000, Norwest Integrated Structured Assets, Inc., an affiliate of the Seller, was merged into and with the Seller. On April 17, 2000, the Seller changed its name from Norwest Asset Securities Corporation to Wells Fargo Asset Securities Corporation.

    The limited purposes of the Seller are, in general, to acquire, own and sell mortgage loans; to issue, acquire, own, hold and sell mortgage pass-through securities and mortgage asset-backed pass-through securities which represent ownership interests in mortgage loans, collections thereon and related properties; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

    The Seller maintains its principal office at 7485 New Horizon Way, Frederick, Maryland 21703. Its telephone number is (301) 846-8881.

    At the time of the formation of any Trust Estate, the Seller will be the sole owner of all the related Mortgage Loans. The Seller will have acquired the Mortgage Loans included in any Trust Estate from Wells Fargo Home Mortgage, Inc. Except to the extent otherwise specified in the applicable prospectus supplement, the Seller's only obligation with respect to the Certificates of any Series will be to repurchase or substitute for Mortgage Loans in a Trust Estate in the event of defective documentation or upon the breach of certain representations and warranties made by the Seller. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee."

                           WELLS FARGO HOME MORTGAGE

    Wells Fargo Home Mortgage, Inc. ("WFHM") was originally incorporated as a Minnesota corporation on July 1, 1983 under the name Norwest Mortgage, Inc. On August 30, 1995, Norwest Mortgage, Inc. and Directors Mortgage Loan Corporation, a California corporation, completed a statutory merger. As a result of the merger, Norwest Mortgage, Inc. became a California corporation as of September 1, 1995. On April 14, 2000, Norwest Mortgage, Inc. changed its name to Wells Fargo Home Mortgage, Inc. WFHM is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans in its own name and through certain of its affiliates (the "Wells Fargo Affiliates") and (ii) servicing residential mortgage loans for its own account or for the account of others. WFHM is a direct, wholly owned subsidiary of Wells Fargo Bank, National Association and an indirect, wholly owned subsidiary of Wells Fargo & Company. The executive offices of WFHM are located at 1 Home Campus, Des Moines, Iowa 50308-0001, and its telephone number is (515) 213-7300.

    On May 7, 1996 WFHM and the Wells Fargo Affiliates acquired all of the mortgage origination, servicing and secondary marketing operations of The Prudential Home Mortgage Company, Inc. ("PHMC"), an indirect, wholly owned subsidiary of The Prudential Insurance Company of America, and purchased certain mortgage loans from PHMC and a substantial portion of PHMC's mortgage servicing portfolio.

    On January 7, 1997, a complaint was served on PHMC with respect to an individual and purported class action filed by The Capitol Life Insurance Company ("Capitol Life") in the Superior Court of New Jersey against PHMC, The Prudential Home Mortgage Securities Company, Inc. ("PHMSC") and certain of their affiliates and 100 unnamed "Doe defendants." On March 26, 1997, PHMC and others filed a motion to dismiss the complaint for failure to state a claim on which relief can be granted. On June 2, 1997, an amended complaint was filed and American Investors Life Insurance Company joined Capitol Life as a named plaintiff in the actions. As amended, the complaint asserts claims against PHMC, PHMSC, certain of their present and former affiliates and certain former employees as well as Merrill Lynch & Co., Kidder, Peabody & Co. Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc. As amended, the complaint alleges, among other things, that the defendants made false and misleading statements and/or omissions of material fact and fraudulently concealed material facts in connection with the purchase by the plaintiffs of certain of PHMSC's Subordinated Mortgage Securities, Series 1992-A. One of the named defendants, who is a former employee of PHMC and certain of its affiliates, is an officer and employee of the Seller and WFHM. The Seller has been advised that PHMC, PHMSC, their affiliated defendants and such common employee will vigorously defend the action. Based on the foregoing, the Seller does not believe that this litigation will have an adverse effect on any Series of Certificates.

   WFHM is an approved servicer of Fannie Mae, Freddie Mac and the Government National Mortgage Association. As of December 31, 2001, WFHM had a net worth of approximately $1,091.5 million.

                               WELLS FARGO BANK

    Wells Fargo Bank Minnesota, National Association ("Wells Fargo Bank") will act as Master Servicer with respect to each Series. Wells Fargo Bank was formerly called Norwest Bank Minnesota, National Association. Norwest Bank Minnesota, National Association changed its name to Wells Fargo Bank Minnesota, National Association on July 8, 2000. Wells Fargo Bank is a direct, wholly owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank.

    Wells Fargo Bank's principal office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479. Wells Fargo Bank conducts its master servicing and securities administration services at its offices in Columbia, Maryland. Its address there is 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 and its telephone number is (410) 884-2000.

                          THE MORTGAGE LOAN PROGRAMS

Mortgage Loan Production Sources

    WFHM conducts a significant portion of its mortgage loan originations through more than 1,100 loan production offices (the "Loan Stores") located throughout all 50 states. WFHM also conducts a significant portion of its mortgage loan originations through centralized production offices located in Frederick, Maryland and Minneapolis, Minnesota. At the latter locations, WFHM receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. WFHM also provides information and accepts applications through the internet.

    The following are WFHM's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by WFHM or borrowers referred by borrowers with mortgage loans currently serviced by WFHM), (ii) referrals by realtors, other real estate professionals and prospective borrowers to the Loan Stores, (iii) referrals from selected corporate clients, (iv) originations by WFHM's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which division specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) several joint ventures into which WFHM, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, WFHM acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to WFHM's business, measured by the volume of loans generated, tends to fluctuate over time.

    Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which WFHM's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by WFHM in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by WFHM or the Wells Fargo Affiliates.

    WFHM may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by WFHM) through general and targeted solicitations. Such solicitations are made through direct mailings, mortgage loan statement inserts and television, radio and print advertisements and by telephone. WFHM's targeted solicitations may be based on characteristics such as the borrower's mortgage loan interest rate or payment history and the geographic location of the mortgaged property. See "Prepayment and Yield Considerations."

    A majority of WFHM's corporate clients are companies that sponsor relocation programs for their employees and in connection with which WFHM provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although Subsidy Loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. (Not all relocation loans are generated by WFHM through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through WFHM's acquisition of mortgage loans from other originators.) Also among WFHM's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of WFHM mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

    In order to qualify for participation in WFHM's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to WFHM for consistency with WFHM's underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with WFHM standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

    The contractual arrangements with Correspondents may involve the commitment by WFHM to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in WFHM not performing any underwriting functions prior to acquisition of the loan but instead relying on such originators' representations and, in the case of bulk purchase acquisitions from such Correspondents, WFHM's post-purchase reviews of samplings of mortgage loans acquired from such originators regarding the originators' compliance with WFHM's underwriting standards. In all instances, however, acceptance by WFHM is contingent upon the loans being found to satisfy WFHM's program standards or the standards of a pool insurer. WFHM may also acquire portfolios of loans in negotiated transactions.

Mortgage Loan Underwriting

    WFHM Underwriting

    The following is a summary of WFHM's "general" underwriting standards and the substantially less restrictive underwriting criteria applicable to WFHM's "retention program."

    General Standards. WFHM's underwriting standards are applied by or on behalf of WFHM to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. WFHM's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of WFHM generally in accordance with the standards and procedures described herein.

    WFHM supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist WFHM in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

    The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

    The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

    With respect to all mortgage loans underwritten by WFHM, WFHM's underwriting of a mortgage loan may be based on data obtained by parties other than WFHM that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when correspondents, certain mortgage brokers or similar entities that have been approved by WFHM to process loans on its behalf, or independent contractors hired by WFHM to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with WFHM underwriting guidelines. WFHM may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by WFHM pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by WFHM although the mortgage loan file is reviewed by WFHM to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to WFHM pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

    A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

    Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by WFHM, but WFHM's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through V.I.E., Inc., an entity jointly owned by WFHM and an unaffiliated third party, that obtains employment data from state unemployment insurance departments or other state agencies. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. WFHM accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by WFHM to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-mortgagors, are combined and considered as a unit.

    In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed certain maximum levels. Such maximum levels vary depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a mortgagor's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for Subsidy Loans and Buy-Down Loans, the ratio is determined by including in the applicant's total monthly housing expense and total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the Mortgage Interest Rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. See "The Trust Estates--Mortgage Loans." In the case of the mortgage loans of certain applicants referred by WFHM's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which WFHM defines as a property leased to a third party by its owner (as distinct from a "second home," which WFHM defines as an owner-occupied, non-rental property that is not the owner's principal residence), WFHM will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan.

    Secondary financing may be provided by WFHM, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. WFHM or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter. In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the housing debt-to-income ratios, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. WFHM does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

    Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. However, if so specified in the applicable prospectus supplement, Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 95% may be included in the related Trust Estate. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, WFHM currently obtains appraisals through Value Information Technology, Inc., an entity jointly owned by WFHM and an unaffiliated third party.

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, on the dates of appraisal updates) of the related Mortgage Loans. The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Estate become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in WFHM's servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Trust Estate. See "Prepayment and Yield Considerations--Weighted Average Life of Certificates." To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Estate.

    WFHM originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the excess over 75% (or such lower percentage as WFHM may require at origination) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%. In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained. The prospectus supplement will specify the number and percentage of Mortgage Loans contained in the Trust Estate for a particular Series of Certificates with Loan-to-Value Ratios at origination in excess of 80% which are not covered by primary mortgage insurance.

    Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association ("ALTA") title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac. The Seller will represent and warrant to the Trustee of any Trust Estate that the Mortgaged Property related to each Mortgage Loan is free and clear of all encumbrances and liens having priority over the first lien of the related Mortgage, subject to certain limited exceptions as set forth below under "--Representations and Warranties."

    Retention Program Standards. A borrower with at least one mortgage loan serviced by WFHM may be eligible for WFHM's retention program. Provided such a borrower is current in his or her mortgage payment obligations, WFHM may permit a refinancing of one or more of the borrower's mortgage loans that are serviced by WFHM or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current monthly housing debt or total monthly debt obligations in relation to their monthly income levels do not exceed certain ratios; WFHM may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by WFHM, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate. Mortgage Loans initially included in the Trust Estate for a particular Series of Certificates may have been the subject of a refinancing under the retention program and, to the extent that borrowers become eligible for the retention program after their Mortgage Loans have been included in a particular Trust Estate, such Mortgage Loans may be refinanced under such program. See "Prepayment and Yield Considerations" in this prospectus and in the prospectus supplement for a description of the potential effects on Certificateholders resulting from such refinancings.

    WFHM may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan (up to a maximum new loan amount of $400,000). Borrowers may be pre-approved under this program if they have a satisfactory payment history with WFHM as well as a satisfactory FICO Score. WFHM may waive verifications of borrower income and assets under this program and may not impose any limitation on ratios of a borrower's current monthly housing debt or total debt obligations in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Representations and Warranties

    In connection with the transfer of the Mortgage Loans related to any Series by the Seller to the Trust Estate, the Seller will generally make certain representations and warranties regarding the Mortgage Loans. In certain cases where WFHM acquired some or all of the Mortgage Loans related to a Series from a Correspondent, if so indicated in the applicable prospectus supplement, the Seller may, rather than itself making representations and warranties, cause the representations and warranties made by the Correspondent in connection with its sale of Mortgage Loans to WFHM or the Wells Fargo Affiliates to be assigned to the Trust Estate. In such cases, the Correspondent's representations and warranties may have been made as of a date prior to the date of execution of the Pooling and Servicing Agreement. Unless otherwise provided in the applicable prospectus supplement, such representations and warranties (whether made by the Seller or another party) will generally include the following with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be: (i) the schedule of Mortgage Loans appearing as an exhibit to such Pooling and Servicing Agreement is correct in all material respects at the date or dates respecting which such information is furnished as specified therein; (ii) immediately prior to the transfer and assignment contemplated by the Pooling and Servicing Agreement, the Seller is the sole owner and holder of the Mortgage Loan, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same; (iii) no Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense; (iv) the Mortgage Loan is covered by a title insurance policy (or in the case of any Mortgage Loan secured by a Mortgaged Property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received); (v) the Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property and the Mortgaged Property is free and clear of all encumbrances and liens having a priority over the first lien of the Mortgage except for those liens set forth in the Pooling and

Servicing Agreement; (vi) the Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which no representation is made), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; (vii) all payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date; and (viii) any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with.

    No representations or warranties are made by the Seller or any other party as to the environmental condition of any Mortgaged Property including the absence, presence or effect of hazardous wastes or hazardous substances on such Mortgaged Property or any effect from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations" below.

    In addition, no representations or warranties are made by the Seller or any other party with respect to the absence or effect of fraud in the origination of any Mortgage Loan, and any loss or liability resulting from the presence or effect of fraud will be borne solely by Certificateholders.

    See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" for a description of the limited remedies available in connection with breaches of the foregoing representations and warranties.

                        DESCRIPTION OF THE CERTIFICATES

General

    A separate trust (a "Trust") will issue each series (each, a "Series") of certificates (the "Certificates"). Each Series of Certificates will include one or more classes (each, a "Class"). In addition, any Class of Certificates may consist of two or more non-severable components, each of which may exhibit any of the principal or interest payment characteristics described herein with respect to a Class of Certificates. A Series may include one or more Classes of Certificates entitled, to the extent of funds available, to (i) principal and interest distributions in respect of the related Mortgage Loans, (ii) principal distributions, with no interest distributions, (iii) interest distributions, with no principal distributions or (iv) such other distributions as are described in the applicable prospectus supplement.

    Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Seller, Wells Fargo Bank, as the Master Servicer, and the Trustee named in the applicable prospectus supplement. An illustrative form of Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summaries describe certain provisions common to the Certificates and to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable prospectus supplement. Wherever particular sections or defined terms of the Pooling and Servicing Agreement are referred to, such sections or defined terms are thereby incorporated herein by reference from the form of Pooling and Servicing Agreement filed as an exhibit to the registration statement.

    Unless otherwise specified in the applicable prospectus supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto (which in the case of Book-Entry Certificates will be Cede as nominee for DTC) as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than a certain minimum denomination set forth in the applicable prospectus supplement, distributions will be made by wire transfer in immediately available funds, provided that the Master Servicer or the Paying

Agent acting on behalf of the Master Servicer shall have been furnished with appropriate wiring instructions not less than seven business days prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or other entity for such purpose, as specified in the final distribution notice to Certificateholders.

    Each Series of Certificates will represent ownership interests in the related Trust Estate. An election may be made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series of Certificates as a REMIC. If such an election is made, such Series will consist of one or more Classes of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Class or Classes collectively referred to as the "Regular Certificates") and one Class of Certificates with respect to each REMIC that will be designated as the "residual interest" within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the prospectus supplement for such Series. See "Certain Federal Income Tax Consequences."

    The Seller may sell certain Classes of the Certificates of a Series, including one or more Classes of Subordinated Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in a prospectus supplement relating to such Subordinated Certificates, the Seller may offer one or more Classes of the Subordinated Certificates of a Series by means of this prospectus and such prospectus supplement.

Definitive Form

    Certificates of a Series that are issued in fully registered, certificated form are referred to herein as "Definitive Certificates." Distributions of principal of, and interest on, the Definitive Certificates will be made directly to holders of Definitive Certificates in accordance with the procedures set forth in the Pooling and Servicing Agreement. The Definitive Certificates of a Series offered hereby and by means of the applicable prospectus supplements will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the applicable prospectus supplement. No service charge will be made for any transfer or exchange of Definitive Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange.

    In the event that an election is made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the "residual interest" thereof will be issued as a Definitive Certificate. No legal or beneficial interest in all or any portion of any "residual interest" may be transferred without the receipt by the transferor and the Trustee of an affidavit signed by the transferee stating, among other things, that the transferee (i) is not a disqualified organization within the meaning of Code Section 860E(e) or an agent (including a broker, nominee, or middleman) thereof and (ii) understands that it may incur tax liabilities in excess of any cash flows generated by the residual interest. Further, the transferee must state in the affidavit that it (x) historically has paid its debts as they have come due, (y) intends to pay its debts as they come due in the future and (z) intends to pay taxes associated with holding the residual interest as they become due. The transferor must certify to the Trustee that, as of the time of the transfer, it has no actual knowledge that any of the statements made in the transferee affidavit are false and no reason to know that the statements made by the transferee pursuant to clauses (x), (y) and (z) of the preceding sentence are false. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates."

Book-Entry Form

    Each Class of Certificates of a Series issued in book-entry form ("Book-Entry Certificates") initially will be represented by one or more physical certificates registered in the name of Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC"), which will be the "holder" or "Certificateholder" of such

Certificates, as such terms are used herein. No person acquiring an interest in a Book-Entry Certificate (a "Beneficial Owner") will be entitled to receive a Definitive Certificate representing such person's interest in the Book-Entry Certificate, except as set forth below. Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with DTC procedures.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("DTC Participants") and to facilitate the clearance and settlement of securities transactions among DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers (which may include any underwriter identified in the prospectus supplement applicable to any Series), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants").

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among DTC Participants on whose behalf it acts with respect to the Book-Entry Certificates and to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

    Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Beneficial Owners will receive all distributions of principal and interest from the Master Servicer, or a Paying Agent on behalf of the Master Servicer, through DTC Participants. DTC will forward such distributions to its DTC Participants, which thereafter will forward them to Indirect DTC Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee or the Master Servicer or any paying agent as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its DTC Participants.

    Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Master Servicer, or a Paying Agent on behalf of the Master Servicer, to Cede, as nominee for DTC.

    DTC has advised the Seller that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Seller that it will take such actions with respect to specified Voting Interests only at the direction of and on behalf of DTC Participants whose holdings of Book-Entry Certificates evidence such specified Voting Interests. DTC may take conflicting actions with respect to Voting Interests to the extent that DTC Participants whose holdings of Book-Entry Certificates evidence such Voting Interests authorize divergent action.

    Neither the Seller, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a DTC Participant or an Indirect DTC Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment, of amounts distributable with respect to such Book-Entry Certificates may be impaired.

    The Book-Entry Certificates will be converted to Definitive Certificates and reissued to Beneficial Owners or their nominees, rather than to DTC or its nominee, only if (i) the Trustee is advised in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Certificates and the Trustee is unable to locate a qualified successor, (ii) the Master Servicer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a dismissal or resignation of the Master Servicer under the Pooling and Servicing Agreement, Beneficial Owners representing not less than 51% of the Voting Interests of the outstanding Book-Entry Certificates advise the Trustee through DTC, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Beneficial Owners' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Certificates as Definitive Certificates to Beneficial Owners. The procedures relating to payment on and transfer of Certificates initially issued as Definitive Certificates will thereafter apply to those Book-Entry Certificates that have been reissued as Definitive Certificates.

Distributions to Certificateholders

  General

    Distributions on the Certificates will generally be made on the 25th day (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month specified in the applicable prospectus supplement (each, a "Distribution Date"). The "Cut-Off Date" for each Series will be the date specified in the applicable prospectus supplement. On each Distribution Date, each holder of a Certificate of a Class will be entitled to receive its Certificate's Percentage Interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. Generally, the undivided percentage interest (the "Percentage Interest") represented by any Certificate of a Class in distributions to such Class will be equal to the percentage obtained by dividing the initial principal balance (or notional amount) of such Certificate by the aggregate initial principal balance (or notional amount) of all Certificates of such Class.

    In general, the funds available for distribution to Certificateholders of a Series of Certificates with respect to each Distribution Date for such Series (the "Pool Distribution Amount") will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments and Liquidation Proceeds, if any) and interest on or in respect of the related Mortgage Loans received by the related Servicer after the Cut-Off Date (except for amounts due on or prior to the Cut-Off Date), or received by the related Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the business day preceding the Determination Date in the month in which such Distribution Date occurs, plus all Periodic Advances with respect to payments due to be received on the Mortgage Loans on the Due Date preceding such Distribution Date, but excluding the following:

       (a) amounts received as late payments of principal or interest respecting which one or more unreimbursed Periodic Advances has been made;

       (b) that portion of Liquidation Proceeds with respect to a Mortgage Loan which represents any unreimbursed Periodic Advances;

      (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee, (iii) the applicable Master Servicing Fee, (iv) the Trustee Fee, if any, and (v) any other amounts described in the applicable prospectus supplement;

      (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

      (e) all proceeds (including Liquidation Proceeds other than, in certain cases as specified in the applicable prospectus supplement, Liquidation Proceeds which were received prior to the related Servicer's determination that no further recoveries on a defaulted Mortgage Loan will be forthcoming ("Partial Liquidation Proceeds")) of any Mortgage Loans, or property acquired in respect thereof, that were liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, which proceeds were received during the period specified in the applicable prospectus supplement and all principal prepayments in full, partial principal prepayments and Partial Liquidation Proceeds received by the related Servicer on or after the Determination Date (or, in certain cases as specified in the applicable prospectus supplement, the Due Date) occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

      (f) that portion of Liquidation Proceeds which represents any unpaid Servicing Fees, Master Servicing Fee or any Trustee Fee to which the related Servicer, the Trustee or the Master Servicer, respectively, is entitled and any unpaid Fixed Retained Yield;

      (g) if an election has been made to treat the applicable Trust Estate as a REMIC, any Liquidation Profits with respect to such Distribution Date;

      (h) all amounts representing certain expenses reimbursable to the Master Servicer or any Servicer and other amounts permitted to be withdrawn by the Master Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

      (i) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees and payments of interest related to principal prepayments received on or after the first day of the month in which a Distribution Date occurs and prior to the Determination Date in the month of such Distribution Date which the related Servicer is entitled to retain pursuant to the applicable Underlying Servicing Agreement;

      (j) reinvestment earnings on payments received in respect of the Mortgage Loans; and

      (k) any amounts reimbursable to the related Servicer to cover advances made with respect to primary mortgage insurance claims as provided in the related Underlying Servicing Agreement.

   The applicable prospectus supplement for a Series will describe any variation in the calculation of the Pool Distribution Amount for such Series.

   "Liquidation Profits" with respect to a Distribution Date and a liquidated Mortgage Loan will be the amount, if any, by which net Liquidation Proceeds on such liquidated Mortgage Loan exceed the unpaid principal balance thereof plus accrued interest thereon at the Mortgage Interest Rate.

  Distributions of Interest

   With respect to each Series of Certificates, interest on the related Mortgage Loans at the weighted average of the applicable Net Mortgage Interest Rates thereof, will be passed through monthly to holders of the related Classes of Certificates in the aggregate, in accordance with the particular terms of each such Class of Certificates. The "Net Mortgage Interest Rate" for each Mortgage Loan in a given period will equal the mortgage interest rate for such Mortgage Loan in such period, as specified in the related mortgage note (the "Mortgage Interest Rate"), less the portion thereof, if any, not contained in the Trust Estate (the "Fixed Retained Yield"), and less amounts payable to the applicable Servicer for servicing the Mortgage Loan (the "Servicing Fee"), the fee payable to the Master Servicer (the "Master Servicing Fee"), the fee payable to the Trustee (the "Trustee Fee"), if any, and any related expenses specified in the applicable prospectus supplement.

   Interest will accrue on the principal balance (or notional amount, as described below) of each Class of Certificates entitled to interest at the pass-through rate (the "Pass-Through Rate") for such Class indicated in the applicable prospectus supplement (which may be a fixed rate or an adjustable rate) from the date and for the periods specified in such prospectus supplement. To the extent the Pool Distribution Amount is available therefore, interest accrued during each such specified period on each Class of Certificates entitled to interest (other than a Class that provides for interest that accrues, but is not currently payable, referred to hereafter as "Accrual Certificates") will be distributable on the Distribution Dates specified in the applicable prospectus supplement until the principal balance (or notional amount) of such Class has been reduced to zero. Distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will generally be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be solely for convenience in expressing the calculation of interest and for certain other purposes.

   With respect to any Class of Accrual Certificates, any interest that has accrued but is not paid on a given Distribution Date will be added to the principal balance of such Class of Certificates on that Distribution Date. Distributions of interest on each Class of Accrual Certificates will commence only after the occurrence of the events or the existence of the circumstance specified in such prospectus supplement and, prior to such time, or in the absence of such circumstances, the principal balance of such Class will increase on each Distribution Date by the amount of interest that accrued on such Class during the preceding interest accrual period but that was not required to be distributed to such Class on such Distribution Date. Any such Class of Accrual Certificates will thereafter accrue interest on its outstanding principal balance as so adjusted.

  Distributions of Principal

   The principal balance of any Class of Certificates entitled to distributions of principal will generally be the original principal balance of such Class specified in such prospectus supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and any losses on the related Mortgage Loans allocated to such Class of Certificates and (i) in the case of Accrual Certificates, increased by all interest accrued but not then distributable on such Accrual Certificates and (ii) in the case of a Series of Certificates representing interests in a Trust Estate containing adjustable-rate Mortgage Loans, increased by any Deferred Interest allocable to such Class. The principal balance of a Class of Certificates generally represents the maximum specified dollar amount (exclusive of any interest that may accrue on such Class to which the holder thereof is entitled from the cash flow on the related Mortgage Loans at such time) and will decline to the extent of distributions in reduction of the principal balance of, and allocations of losses to such Class. Certificates with no principal balance will not receive distributions in respect of principal. The applicable prospectus supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the Classes of Certificates entitled to distributions of principal.

   If so provided in the applicable prospectus supplement, one or more Classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the months of such payments or of other unscheduled principal receipts or recoveries in the percentages and under the circumstances or for the periods specified in such prospectus supplement. Any such allocation of principal prepayments or other unscheduled receipts or recoveries in respect of principal to such Class or Classes of Senior Certificates will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Estate. Increasing the interests of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

   If specified in the applicable prospectus supplement, the rights of the holders of the Subordinated Certificates of a Series of Certificates for which credit enhancement is provided through subordination to receive distributions with respect to the Mortgage Loans in the related Trust Estate will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent described below, except as otherwise set forth in such prospectus supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor defaults.

   The protection afforded to the holders of Senior Certificates of a Series of Certificates for which credit enhancement is provided through subordination by the subordination feature described above will be effected by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates on each Distribution Date, current distributions on the related Mortgage Loans of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account, (ii) by the right of such holders to receive future distributions on the Mortgage Loans that would otherwise have been payable to the holders of Subordinated Certificates and/or
(iii) by the prior allocation to the Subordinated Certificates of all or a portion of losses realized on the related Mortgage Loans.

   Losses realized on liquidated Mortgage Loans (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans to which such holders are entitled before any corresponding reduction is made in respect of the Senior Certificates.

   A "Special Hazard Loss" is a loss on a liquidated Mortgage Loan occurring as a result of a hazard not insured against under a standard hazard insurance policy of the type described herein under "Servicing of the Mortgage Loans-- Insurance Policies." A "Fraud Loss" is a loss on a liquidated Mortgage Loan as to which there was fraud in the origination of such Mortgage Loan. A "Bankruptcy Loss" is a loss on a liquidated Mortgage Loan attributable to certain actions which may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the interest rate on a Mortgage Loan or an extension of its maturity. Special Hazard Losses in excess of the amount, if any, specified in the applicable prospectus supplement (the "Special Hazard Loss Amount") are "Excess Special Hazard Losses." Fraud Losses in excess of the amount, if any, specified in the applicable prospectus supplement (the "Fraud Loss Amount") are "Excess Fraud Losses." Bankruptcy losses in excess of the amount, if any, specified in the applicable prospectus supplement (the "Bankruptcy Loss Amount") are "Excess Bankruptcy Losses." To the extent specified in the related prospectus supplement, Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses with respect to a Series will be allocated on a pro rata basis among the related Classes of Senior and Subordinated Certificates. An allocation of a loss on a "pro rata basis" among two or more Classes of Certificates means an allocation on a pro rata basis to each such Class of Certificates on the basis of their then-outstanding principal balances in the case of the principal portion of a loss or based on the accrued interest thereon in the case of an interest portion of a loss.

   Since the amounts of the Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount for a Series of Certificates are each expected to be less than the amount of principal payments on the Mortgage Loans to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on liquidated Mortgage Loans that are not Special Hazard Losses, Fraud Losses or Bankruptcy Losses), the holders of Subordinated Certificates of such Series will bear the risk of Special Hazard Losses, Fraud Losses and Bankruptcy Losses to a lesser extent than they will bear other losses on liquidated Mortgage Loans.

   Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans in a Trust Estate were exceptionally high and were concentrated in a particular month.

   The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

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

Categories of Classes of Certificates

   The Certificates of any Series may be comprised of one or more Classes. Such Classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The prospectus supplement for a Series of Certificates may identify the Classes which comprise such Series by reference to the following categories or another category specified in the applicable prospectus supplement.

Categories Of Classes                         Definition
                                           PRINCIPAL TYPES

Accretion Directed
Certificates..............    A Class of Certificates that receives principal
                              payments from amounts that would otherwise be distributed as interest on specified Accrual
                              Certificates. Such principal payments may be in lieu of or in addition to principal payments from principal receipts on the Mortgage Loans for the related Series.

Companion
Certificates (also
sometimes referred to as a
"Support Certificates")...    A Class of Certificates that is entitled to
                              receive principal payments on any Distribution
                              Date only if scheduled payments have been made on specified Planned Amortization Certificates,
                              Targeted Amortization Certificates and/or
                              Scheduled Amortization Certificates.

Component Certificates....    A Class of Certificates consisting of two or more
                              specified components (each, a "Component") as described in the applicable prospectus supplement.
                              The Components of a Class of Component
                              Certificates may have different principal and/or interest payment characteristics but together constitute a single class and do not represent severable interests. Each Component of a Class of Component Certificates may be identified as falling into one or more of the categories in this chart.

Lockout Certificates......    A Class of Senior Certificates that is designed
                              not to participate in, or to participate to a limited extent in (i.e., to be "locked out" of), for a specified period, the receipt of (1) principal prepayments on the Mortgage Loans that are allocated disproportionately to the Classes of Senior Certificates of such Series as a group pursuant to a "shifting interest" structure and/or
                              (2) scheduled principal payments on the Mortgage
                              Loans that are allocated to the Senior
                              Certificates as a group. A Class of Lockout
                              Certificates will typically not be entitled to receive, or will be entitled to receive only a restricted portion of, distributions of principal prepayments and/or scheduled principal payments, as applicable, for a period of several years, during which time all or a portion of such principal payments that it would otherwise be entitled to receive in the absence of a "lockout" structure will be distributed in reduction of the Principal Balances of other Senior Certificates.
                              Lockout Certificates are designed to minimize weighted average life volatility during the lockout period.

Notional
Amount Certificates.......    A Class of Certificates having no principal
                              balance and bearing interest on the related notional amount. The notional amount is a hypothetical amount used for calculating interest distributions.

Pass-Through Certificates.    A Class of Senior Certificates that is entitled to
                              receive a specified percentage of the principal payments that are distributable to the Senior
                              Certificates or applicable group of Senior
                              Certificates (other than any Ratio Strip Class) in the aggregate on a Distribution Date and that is not designated as a Class of Sequential Pay
                              Certificates.

Planned
Amortization Certificates
(also sometimes referred
to as "PAC Certificates").    A Class of Certificates that is designed to
                              receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying
                              Mortgage Loans. These two rates are the endpoints for the "structuring range" for the Class of Planned Amortization Certificates. The Planned
                              Amortization Certificates in any Series may be subdivided into different categories (e.g.,
                              Planned Amortization Certificates I ("PAC I")
                              Planned Amortization Certificates II ("PAC II") and so forth) derived using different structuring ranges and/or payment priorities. A Class of PAC
                              Certificates is designed to provide protection against volatility of weighted average life if prepayments occur at a constant rate within the structuring range.

Ratio Strip Certificates..    A Class of Certificates that is entitled to
                              receive a constant proportion, or "ratio strip," of the principal payments on the underlying
                              Mortgage Loans.

Scheduled Amortization
Cerificates (also sometimes
referred to as "Scheduled
Certificates")............    A Class of Certificates that is designed to
                              receive principal payments using a predetermined principal balance schedule but is not designated as a Class of Planned Amortization Certificates or Targeted Amortization Certificates. The schedule is derived by assuming either two constant prepayment rates or a single constant prepayment rate for the underlying Mortgage Loans. In the former case, the two rates are the endpoints for the "structuring range" for the Scheduled
                              Amortization Certificates and such range generally is narrower than that for a Class of Planned
                              Amortization Certificates. Typically, the Support
                              Certificates for the applicable Series of Certificates generally will represent a smaller percentage of the Class of Scheduled Amortization
                              Certificates than Support Certificates generally would represent in relation to a Class of Planned
                              Amortization Certificates or Targeted Amortization
                              Certificates. A Class of Scheduled Amortization
                              Certificates is generally less sensitive to weighted average life volatility as a result of prepayments than a Class of Support Certificates but more sensitive than a Class of Planned
                              Amortization Certificates or Targeted Amortization
                              Certificates.

Senior Certificates.......    A Class of Certificates that is entitled to
                              receive payments of principal and interest on each Distribution Date prior to the Classes of Subordinated Certificates.

Sequential Pay
Certificates...............   A Class of Certificates that is entitled to
                              receive principal payments in a prescribed sequence, that does not have a predetermined principal balance schedule and that, in most cases, is entitled to receive payments of principal continuously from the first Distribution
                              Date on which it receives principal until it is retired. A Class of Sequential Pay Certificates may receive principal payments concurrently with one or more other Classes of Sequential Pay
                              Classes. A single Class that is entitled to receive principal payments before or after other
                              Classes in the same Series of Certificates may be identified as a Class of Sequential Pay
                              Certificates.

Subordinated
Certificates..............    A Class of Certificates that is entitled to
                              receive payments of principal and interest on each Distribution Date only after the Senior
                              Certificates and Classes of Subordinated
                              Certificates with higher priority of
                              distributions, if any have received their full principal and interest entitlements.

Super Senior
Certificates..............    A Class of Senior Certificates that will not bear
                              its share of certain losses after the Classes of Subordinated Certificates are no longer outstanding for so long as one or more other specified Classes of Senior Certificates are outstanding.

Super Senior
Support Certificates......    A Class of Senior Certificates that bears certain
                              losses allocated to one or more Classes of Super
                              Senior Certificates after the Classes of Subordinated Certificates are no longer outstanding.

Targeted
Amortization Certificates
(also sometimes referred
to as
"TAC Certificates").......    A Class of Certificates that is designed to
                              receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying
                              Mortgage Loans. A Class of TAC Certificates is designed to provide some protection against shortening of weighted average life if prepayments occur at a rate exceeding the assumed constant prepayment rate used to derive the principal balances schedule of such Class of Certificates.

                                               INTEREST TYPES

Accrual Certificates......    A Class of Certificates that accretes the amount
                              of accrued interest otherwise distributable on such Class, which amount will be added as principal to the principal balance of such Class on each applicable Distribution Date. Such accretion may continue until some specified event has occurred or until such Accrual Certificates are retired.

Fixed Rate Certificates...    A Class of Certificates with an interest rate that
                              is fixed throughout the life of the Class.

Floating Rate
Certificates..............    A Class of Certificates with an interest rate that
                              resets periodically based upon a designated index and that varies directly with changes in such index.

Interest Only
Certificates..............    A Class of Certificates that is entitled to
                              receive some or all of the interest payments made on the Mortgage Loans and little or no principal.
                              Interest Only Certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the Certificates. It is referred to as nominal since it is extremely small compared to other Classes. A notional amount is the amount used as a reference to calculate the amount of interest due on a Class of Interest Only
                              Certificates that is not entitled to any distributions in respect of principal.

Inverse Floating
Rate Certificates.........    A Class of Certificates with an interest rate that
                              resets periodically based upon a designated index and that varies inversely with changes in such index and with changes in the interest rate payable on the related Class of Floating Rate
                              Certificates.

Principal Only
Certificates...............   A Class of Certificates that does not bear
                              interest and is entitled to receive only distributions in respect of principal.

Step Coupon Certificates..    A Class of Certificates with a fixed interest rate
                              that is reduced to a lower fixed rate after a specified period of time. The difference between the initial interest rate and the lower interest rate will be supported by a reserve fund established on the Closing Date.

Variable Rate
Certificates..............    A Class of Certificates with an interest rate that
                              resets periodically and is calculated by reference to the rate or rates of interest applicable to the Mortgage Loans.

Other Credit Enhancement

   In addition to, or in substitution for, the subordination discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable prospectus supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

  Limited Guarantee

   If so specified in the prospectus supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

  Financial Guaranty Insurance Policy or Surety Bond

   If so specified in the prospectus supplement with respect to a Series of Certificates credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

  Letter of Credit

   Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable prospectus supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the prospectus supplement relating to such Series.

  Pool Insurance Policies

   If so specified in the prospectus supplement relating to a Series of Certificates, the Seller will obtain a pool insurance policy for the Mortgage Loans in the related Trust Estate. The pool insurance policy will cover any loss (subject to the limitations described in the applicable prospectus supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

  Special Hazard Insurance Policies

   If so specified in the applicable prospectus supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Seller will also obtain a special hazard insurance policy for the related Trust Estate in the amount set forth in such prospectus supplement. The special hazard insurance policy will, subject to the limitations described in the applicable prospectus supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

  Mortgagor Bankruptcy Bond

   If so specified in the applicable prospectus supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Estate with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency or Rating Agencies that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Certificates of the related Series, which amount will be set forth in the applicable prospectus supplement. The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

  Reserve Fund

   If so specified in the applicable prospectus supplement, credit enhancement with respect to a Series of Certificates may be provided by the establishment of one or more reserve funds (each, a "Reserve Fund") for such Series.

   The Reserve Fund for a Series may be funded (i) by the deposit therein of cash, U.S. Treasury securities or instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the applicable prospectus supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the applicable prospectus supplement, to which the certain Classes of Certificates would otherwise be entitled or (iii) in such other manner as may be specified in the applicable prospectus supplement.

  Cross Support

   If specified in the applicable prospectus supplement, the beneficial ownership of separate groups of Mortgage Loans included in a Trust Estate may be evidenced by separate Classes of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to certain Classes from mortgage loan payments that would otherwise be distributed to Subordinated Certificates evidencing a beneficial ownership interest in other loan groups within the same Trust Estate. The applicable prospectus supplement for a Series that includes a cross support feature will describe the specific operation of any such cross support feature.

                      PREPAYMENT AND YIELD CONSIDERATIONS

Pass-Through Rates

   Any Class of Certificates of a Series may have a fixed Pass-Through Rate, or a Pass-Through Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Interest Rate of the underlying Mortgage Loans).

   The prospectus supplement for each Series will specify the range and the weighted average of the Mortgage Interest Rates and, if applicable, Net Mortgage Interest Rates for the Mortgage Loans underlying such Series as of the Cut-Off Date. If the Trust Estate includes adjustable-rate Mortgage Loans or includes Mortgage Loans with different Net Mortgage Interest Rates, the weighted average Net Mortgage Interest Rate may vary from time to time as set forth below. See "The Trust Estates." The prospectus supplement for a Series will also specify the initial weighted average Pass-Through Rate for each Class of Certificates of such Series and will specify whether each such Pass-Through Rate is fixed or is variable.

   The Net Mortgage Interest Rate for any adjustable-rate Mortgage Loan will change with any changes in the index specified in the applicable prospectus supplement on which such Mortgage Interest Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Interest Rate. The weighted average Net Mortgage Interest Rate with respect to any Series may vary due to changes in the Net Mortgage Interest Rates of adjustable-rate Mortgage Loans, to the timing of the Mortgage Interest Rate readjustments of such Mortgage Loans and to different rates of payment of principal of fixed- or adjustable-rate Mortgage Loans bearing different Mortgage Interest Rates.

Scheduled Delays in Distributions

   At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates may be required to pay accrued interest at the applicable Pass-Through Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. The effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because the distribution of principal and interest which is due on each Due Date will not be made until the 25th day (or, if such day is not a business day, the first business day following the 25th day) of the month in which such Due Date occurs (or until such other Distribution Date specified in the applicable prospectus supplement).

Effect of Principal Prepayments

   When a Mortgage Loan is prepaid in full, the mortgagor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Liquidation Proceeds (as defined herein) and amounts received in settlement of insurance claims are also likely to include interest only to the time of payment or settlement. When a Mortgage Loan is prepaid in full or in part, an interest shortfall may result depending on the timing of the receipt of the prepayment and the timing of when those prepayments are passed through to Certificateholders. To partially mitigate this reduction in yield, the Underlying Servicing Agreements relating to a Series may provide, to the extent specified in the applicable prospectus supplement, that with respect to certain principal prepayments received, the Master Servicer will be obligated, on or before each Distribution Date, to pay an amount equal to the lesser of (i) the aggregate interest shortfall with respect to such Distribution Date resulting from principal prepayments in full by mortgagors and (ii) the portion of the Master Servicer's master servicing compensation for such Distribution Date specified in the applicable prospectus supplement. No comparable interest shortfall coverage will be provided by the Master Servicer with respect to liquidations of any Mortgage Loans or partial principal payments. Any interest shortfall arising from prepayments not so covered or from liquidations will be covered by means of the subordination of the rights of Subordinated Certificateholders or any other credit support arrangements.

   A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount. The yield on Certificates that are entitled solely or disproportionately to distributions of principal or interest may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable prospectus supplement.

Weighted Average Life of Certificates

   The Mortgage Loans may be prepaid in full or in part at any time. Mortgage Loans generally will not provide for a prepayment penalty but may so provide if indicated in the related prospectus supplement. Fixed rate Mortgage Loans generally will contain due-on-sale clauses permitting the mortgagee to accelerate the maturities of the Mortgage Loans upon conveyance of the related Mortgaged Properties, and adjustable-rate Mortgage Loans generally will permit creditworthy borrowers to assume the then-outstanding indebtedness on the Mortgage Loans.

   Prepayments on Mortgage Loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each Series of Certificates may describe one or more such prepayment standards or models and contain tables setting forth the weighted average life of each Class and the percentage of the original aggregate principal balance of each Class that would be outstanding on specified Distribution Dates for such Series and the projected yields to maturity on certain Classes thereof, in each case based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Mortgage Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

   There is no assurance that prepayment of the Mortgage Loans underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the applicable prospectus supplement. A number of factors, including but not limited to homeowner mobility, economic conditions, natural disasters, changes in mortgagors' housing needs, job transfers, unemployment or, in the case of borrowers relying on commission income and self-employed borrowers, significant fluctuations in income or adverse economic conditions, mortgagors' net equity in the properties securing the mortgage loans, including the use of second or "home equity" mortgage loans by mortgagors or the use of the properties as second or vacation homes, servicing decisions, enforceability of due-on-sale clauses, mortgage market interest rates, mortgage recording taxes, competition among mortgage loan originators resulting in reduced refinancing costs, reduction in documentation requirements and willingness to accept higher loan-to-value ratios, and the availability of mortgage funds, may affect prepayment experience. In general, however, if prevailing mortgage interest rates fall below the Mortgage Interest Rates borne by the Mortgage Loans underlying a Series of Certificates, the prepayment rates of such Mortgage Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans. Conversely, if prevailing mortgage interest rates rise above the Mortgage Interest Rates borne by the Mortgage Loans, the Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Interest Rates. However, there can be no assurance that prepayments will rise or fall according to such changes in mortgage interest rates. It should be noted that Certificates of a Series may evidence an interest in a Trust Estate with different Mortgage Interest Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of interest rates of the Mortgage Loans. In addition, the terms of the Underlying Servicing Agreements will require the related Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying Mortgaged Property; provided, however, that any enforcement action that the Servicer determines would jeopardize any recovery under any related primary mortgage insurance policy will not be required and provided, further, that the Servicer may permit the assumption of defaulted Mortgage Loans. See "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of the Mortgage Loans--Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

   Prepayments on the Mortgage Loans are also affected by the obligation or right of the Seller, Servicer or other party specified in the applicable prospectus supplement to repurchase or purchase certain or all of the Mortgage Loans under certain circumstances. The Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans. In addition, if specified in the applicable prospectus supplement, the Pooling and Servicing Agreement will permit, but not require, the Seller, and the terms of certain insurance policies relating to the Mortgage Loans may permit the applicable insurer, to purchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable. The proceeds of any such purchase or repurchase will be deposited in the related Certificate Account and such purchase or repurchase will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee" and "--Optional Purchases." In addition, if so specified in the applicable prospectus supplement, the Seller or another person identified therein will have the option to purchase all, but not less than all, of the Mortgage Loans in any Trust Estate under the limited conditions specified in such prospectus supplement. For any Series of Certificates for which an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, any such purchase or repurchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement--Termination; Optional Purchase of Mortgage Loans."

Refinancings

   At the request of the mortgagor, a Servicer, including WFHM, may allow the refinancing of a Mortgage Loan in any Trust Estate serviced by such Servicer by accepting prepayments thereon and permitting a new loan secured by a Mortgage on the same property. Upon such refinancing, the new loan will not be included in the Trust Estate. A mortgagor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. In this regard a Servicer may, from time to time, implement programs designed to encourage refinancing through such Servicer, including but not limited to general or targeted solicitations, or the offering of pre-approved applications, reduced or nominal origination fees or closing costs, or other financial incentives. A Servicer may also encourage refinancing of defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness.

   WFHM is in the process of instituting a new retention program applicable to its servicing portfolio. Provided the borrower is current in his or her mortgage payment obligations, WFHM may agree to refinance the mortgage loan in order to reduce the borrower's mortgage interest rate, through the extension of a replacement loan or the execution of a modification agreement, without the application of any significant new borrower credit or property underwriting standards. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan. See "The Mortgage Loan Programs--Mortgage Loan Underwriting; Retention Program Standards." The streamlined procedures, minimal borrower cost and the absence of significant underwriting standards associated with this retention program may result in an increase in the number of Mortgage Loans eligible for refinancing and a narrowing of the interest rate differential that may otherwise need to exist before a refinancing is practical and economic for the borrower. These factors, together with increased borrower sophistication in general regarding the benefits of refinancing may also result in a significant increase in the rate of prepayments on the Mortgage Loans. In addition, the success of WFHM over time in attracting borrowers to its retention program who are current in their mortgage payment obligations may result in a higher proportion of Mortgage Loans not eligible for such program remaining in the Trust Estate, thereby increasing the relative percentage of delinquent Mortgage Loans in such Trust Estate.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE

   The following tables set forth certain information concerning recent delinquency and foreclosure experience as reported to the Master Servicer by the applicable Servicers of such mortgage loans on (i) the conventional fixed-rate mortgage loans included in various mortgage pools underlying all Series of the Seller's Mortgage Pass-Through Certificates (the "Total Loans"), (ii) the Total Loans having original terms to maturity of approximately 20 years to approximately 30 years (the "30-Year Loans"), including, in clauses (i) and (ii) mortgage loans originated in connection with the purchases of residences of relocated employees of various corporate employers that participated in the relocation program of WFHM and of various non-participant employers ("Relocation Mortgage Loans"), (iii) the Total Loans which are not Relocation Mortgage Loans ("Total Non-Relocation Loans"), (iv) the Total Non-Relocation Loans having original terms to maturity of approximately 20 years to approximately 30 years (the "30-Year Non-Relocation Loans") and (v) the Total Loans having original terms to maturity of approximately 10 years to approximately 15 years (the "15-Year Loans"). There can be no assurance that the delinquency and foreclosure experience set forth in any of the following tables which include mortgage loans with various terms to stated maturity, may or may not include Relocation Mortgage Loans, and include loans having a variety of payment characteristics such as Subsidy Loans and Buy-Down Loans, will be representative of the results that may be experienced with respect to the Mortgage Loans included in the Trust Estate with respect to any Series.

   Delinquencies and foreclosures generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans included in the mortgage pools underlying the Seller's Mortgage Pass-Through Certificates have been recently originated, the current level of delinquencies and foreclosures may not be representative of the levels which may be experienced over the lives of such mortgage loans. In addition, if the volume of WFHM's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, resulting in a decrease in growth in the number of mortgage loans included in the mortgage pools underlying the Seller's Mortgage Pass-Through Certificates, the levels of delinquencies and foreclosures as percentages of the various portfolios mortgage loans covered by the following tables could rise significantly above the rates indicated in such tables.

                                  TOTAL LOANS

                                   By Dollar             By Dollar             By Dollar
                          By No.    Amount      By No.    Amount      By No.    Amount
                         of Loans  of Loans    of Loans  of Loans    of Loans  of Loans
                         -------- -----------  -------- -----------  -------- -----------
                                 As of                 As of                 As of
                           December 31, 2000     December 31, 2001    September 30, 2002
                         --------------------  --------------------  --------------------
                                           (Dollar Amounts in Thousands)
Total Loans.............  89,978  $28,796,206   91,468  $31,526,756   71,800  $25,752,856
                          ======  ===========   ======  ===========   ======  ===========
Period of Delinquency(1)
  30 to 59 days.........     459  $   136,939      536  $   168,811      381  $   126,439
  60 to 89 days.........      74       20,179      106       35,482      100       30,653
  90 days or more.......      99       28,573      135       41,344      107       32,345
                          ------  -----------   ------  -----------   ------  -----------
Total Delinquent Loans..     632  $   185,691      777  $   245,637      588  $   189,437
                          ======  ===========   ======  ===========   ======  ===========
Percent of Total Loans..    0.70%        0.64%    0.85%        0.78%    0.82%        0.74%

                                 As of                 As of                 As of
                           December 31, 2000     December 31, 2001    September 30, 2002
                         --------------------  --------------------  --------------------
Foreclosures(2).........        $16,656               $39,220               $47,008
Foreclosure Ratio(3)....           0.06%                 0.12%                 0.18%

                                 30-YEAR LOANS

                                   By Dollar             By Dollar             By Dollar
                          By No.    Amount      By No.    Amount      By No.    Amount
                         of Loans  of Loans    of Loans  of Loans    of Loans  of Loans
                         -------- -----------  -------- -----------  -------- -----------
                                 As of                 As of                 As of
                           December 31, 2000     December 31, 2001    September 30, 2002
                         --------------------  --------------------  --------------------
                                           (Dollar Amounts in Thousands)
Total 30-Year Loans.....  76,849  $24,857,429   78,621  $27,432,845   58,259  $20,957,877
                          ======  ===========   ======  ===========   ======  ===========
Period of Delinquency(1)
  30 to 59 days.........     416  $   125,243      472  $   148,742      338  $   113,814
  60 to 89 days.........      68       18,821       96       31,370       87       27,485
  90 days or more.......      92       26,693      123       38,348       95       30,284
                          ------  -----------   ------  -----------   ------  -----------
Total Delinquent Loans..     576  $   170,757      691  $   218,460      520  $   171,583
                          ======  ===========   ======  ===========   ======  ===========
Percent of 30-Year
  Loans.................    0.75%        0.69%    0.88%        0.80%    0.89%        0.82%

                                 As of                 As of                 As of
                           December 31, 2000     December 31, 2001    September 30, 2002
                         --------------------  --------------------  --------------------
Foreclosures(2).........        $16,073               $36,270               $43,395
Foreclosure Ratio(3)....           0.06%                 0.13%                 0.21%

________
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

                          TOTAL NON-RELOCATION LOANS

                                                   By Dollar             By Dollar             By Dollar
                                          By No.    Amount      By No.    Amount      By No.    Amount
                                         of Loans  of Loans    of Loans  of Loans    of Loans  of Loans
                                         -------- -----------  -------- -----------  -------- -----------
                                                 As of                 As of                 As of
                                           December 31, 2000     December 31, 2001    September 30, 2002
                                         --------------------  --------------------  --------------------
                                                           (Dollar Amounts in Thousands)
Total Non-Relocation Loans..............  75,031  $23,921,049   76,877  $26,558,462   59,566  $21,411,914
                                          ======  ===========   ======  ===========   ======  ===========
Period of Delinquency(1)
 30 to 59 days..........................     417  $   122,861      502  $   157,536      352  $   117,064
 60 to 89 days..........................      70       19,158      103       33,973       98       30,063
 90 days or more........................      94       27,088      129       39,271      103       31,122
                                          ------  -----------   ------  -----------   ------  -----------
Total Delinquent Loans..................     581  $   169,107      734  $   230,780      553  $   178,249
                                          ======  ===========   ======  ===========   ======  ===========
Percent of Total Non-Relocation Loans...    0.77%        0.71%    0.95%        0.87%    0.93%        0.83%

                                                 As of                 As of                 As of
                                           December 31, 2000     December 31, 2001    September 30, 2002
                                         --------------------  --------------------  --------------------
Foreclosures(2).........................        $15,943               $38,301               $44,024
Foreclosure Ratio(3)....................           0.07%                 0.14%                 0.21%

                         30-YEAR NON-RELOCATION LOANS

                                                   By Dollar             By Dollar             By Dollar
                                          By No.    Amount      By No.    Amount      By No.    Amount
                                         of Loans  of Loans    of Loans  of Loans    of Loans  of Loans
                                         -------- -----------  -------- -----------  -------- -----------
                                                 As of                 As of                 As of
                                           December 31, 2000     December 31, 2001    September 30, 2002
                                         --------------------  --------------------  --------------------
                                                           (Dollar Amounts in Thousands)
Total 30-Year Non-Relocation Loans......  62,524  $20,167,793   64,608  $22,639,622   46,524  $16,773,383
                                          ======  ===========   ======  ===========   ======  ===========
Period of Delinquency(1)
 30 to 59 days..........................     375  $   111,427      438  $   137,467      310  $   104,761
 60 to 89 days..........................      64       17,800       93       29,862       85       26,893
 90 days or more........................      87       25,208      117       36,275       91       29,062
                                          ------  -----------   ------  -----------   ------  -----------
Total Delinquent Loans..................     526  $   154,435      648  $   203,604      486  $   160,716
                                          ======  ===========   ======  ===========   ======  ===========
Percent of Total 30-Year Non-Relocation
 Loans..................................    0.84%        0.77%    1.00%        0.90%    1.04%        0.96%

                                                 As of                 As of                 As of
                                           December 31, 2000     December 31, 2001    September 30, 2002
                                         --------------------  --------------------  --------------------
Foreclosures(2).........................        $15,360               $35,351               $40,710
Foreclosure Ratio(3)....................           0.08%                 0.16%                 0.24%

_________
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

                                 15-YEAR LOANS

                                         By Dollar            By Dollar            By Dollar
                                By No.    Amount     By No.    Amount     By No.    Amount
                               of Loans  of Loans   of Loans  of Loans   of Loans  of Loans
                               -------- ----------  -------- ----------  -------- ----------
                                      As of                As of                As of
                                December 31, 2000     December 31, 2001   September 30, 2002
                               -------------------  -------------------  -------------------
                                               (Dollar Amounts in Thousands)
Total 15-Year Loans...........  13,129  $3,938,777   12,847  $4,093,911   13,541  $4,794,979
                                ======  ==========   ======  ==========   ======  ==========
Period of Delinquency(1)
  30 to 59 days...............      43  $   11,697       64  $   20,070       43  $   12,625
  60 to 89 days...............       6       1,358       10       4,111       13       3,169
  90 days or more.............       7       1,879       12       2,996       12       2,060
                                ------  ----------   ------  ----------   ------  ----------
Total Delinquent Loans........      56  $   14,934       86  $   27,177       68  $   17,854
                                ======  ==========   ======  ==========   ======  ==========
Percent of Total 15-Year
  Loans.......................    0.43%       0.38%    0.67%       0.66%    0.50%       0.37%

                                      As of                As of                As of
                                December 31, 2000    December 31, 2001    September 30, 2002
                               -------------------  -------------------  -------------------
Foreclosures(2)...............        $ 583                $2,950               $3,613
Foreclosure Ratio(3)..........         0.01%                 0.07%                0.08%

________
(1) The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No mortgage loan is considered delinquent for these purposes until one month has passed since its contractual due date. A mortgage loan is no longer considered delinquent once foreclosure proceedings have commenced.
(2) Includes loans in the applicable portfolio for which foreclosure proceedings had been instituted or with respect to which the related property had been acquired as of the dates indicated.
(3) Foreclosure as a percentage of total loans in the applicable portfolio at the end of each period.

   The likelihood that a mortgagor will become delinquent in the payment of his or her mortgage loan or the rate of any subsequent foreclosures may be affected by a number of factors related to a borrower's personal circumstances, including, but not limited to, unemployment or change in employment (or in the case of self-employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and the mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas. Furthermore, the level of foreclosures reported is affected by the length of time legally required to complete the foreclosure process and take title to the related property, which varies from jurisdiction to jurisdiction. The changes in the delinquency and foreclosure and experience on the mortgage loans underlying the Seller's Mortgage Pass-Through Certificates during the periods set forth in the preceding tables may be attributable to factors such as those described above, although there can be no assurance as to whether these changes are the result of any particular factor or a combination of factors. The delinquency and foreclosure experience on the mortgage loans underlying the Seller's Mortgage Pass-Through Certificates may be particularly affected to the extent that the related Mortgaged Properties are concentrated in areas which experience adverse economic conditions or declining real estate values. See "Description of the Mortgage Loans" and "Prepayment and Yield Considerations" in the applicable prospectus supplement.

                        SERVICING OF THE MORTGAGE LOANS

   The following is a summary of certain provisions of the forms of the Underlying Servicing Agreement and the Pooling and Servicing Agreement that have been filed as exhibits to the registration statement of which this prospectus forms a part. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement and Underlying Servicing Agreements for each Series of Certificates and the applicable prospectus supplement.

The Master Servicer

   The master servicer (the "Master Servicer") with respect to each Series of Certificates will be Wells Fargo Bank. See "Wells Fargo Bank." The Master Servicer generally will (a) be responsible under each Pooling and Servicing Agreement for providing general administrative services for the Trust Estate for any such Series, including, among other things, (i) for administering and supervising the performance by the Servicers of their duties and responsibilities under the Underlying Servicing Agreements, (ii) oversight of payments received on Mortgage Loans, (iii) monitoring the amounts on deposit in various trust accounts, (iv) calculation of the amounts payable to Certificateholders on each Distribution Date, (v) preparation of periodic reports to the Trustee or the Certificateholders with respect to the foregoing matters, (vi) preparation of federal and applicable state and local tax and information returns; (vii) preparation of reports, if any, required under the Securities and Exchange Act of 1934, as amended and (viii) performing certain of the servicing obligations of a terminated Servicer as described below under "-- The Servicers"; (b) maintain any mortgage pool insurance policy, mortgagor bankruptcy bond, special hazard insurance policy or other form of credit support that may be required with respect to any Series and (c) make advances of delinquent payments of principal and interest on the Mortgage Loans to the limited extent described herein under the heading "Servicing of Mortgage Loans-- Periodic Advances and Limitations Thereon," if such amounts are not advanced by a Servicer (other than WFHM). The Master Servicer will also perform additional duties as described in the applicable Pooling and Servicing Agreement. The Master Servicer will be entitled to receive a portion of the interest payments on the Mortgage Loans included in the Trust Estate for such a Series to cover its fees as Master Servicer. The Master Servicer will be entitled to retain Liquidation Profits as additional master servicing compensation to the extent a Servicer is not entitled to retain such amounts as additional servicing compensation under the applicable Underlying Servicing Agreement. The Master Servicer may subcontract with WFHM or any other entity the obligations of the Master Servicer under any Pooling and Servicing Agreement. The Master Servicer will remain primarily liable for any such contractor's performance in accordance with the applicable Pooling and Servicing Agreement. The Master Servicer may be released from its obligations in certain circumstances. See "Certain Matters Regarding the Master Servicer."

   The Master Servicer will generally be required to pay all expenses incurred in connection with the administration of the Trust Estate, including, without limitation, fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. Certain of these expenses may be reimbursable to the Master Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement.

The Servicers

   For each Series, WFHM and, if specified in the applicable prospectus supplement, one or more other servicers (each, a "Servicer") will provide certain customary servicing functions with respect to Mortgage Loans pursuant to separate servicing agreements with the Seller or an affiliate thereof (each, an "Underlying Servicing Agreement"). The rights of the Seller or such affiliate under the applicable Underlying Servicing Agreements in respect of the Mortgage Loans included in the Trust Estate for any such Series will be assigned (directly or indirectly) to the Trustee for such Series. The Servicers may be entitled to withhold their Servicing Fees and certain other fees and charges from remittances of payments received on Mortgage Loans serviced by them.

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

   Each Servicer generally will be approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the Master Servicer. In determining whether to approve a Servicer, the Master Servicer will perform a review of the Servicer that includes minimum net worth requirements, servicing experience, errors and omissions and fidelity bond coverage and other standards to be set forth in the applicable Underlying Servicing Agreement. In addition, the Master Servicer's mortgage servicing personnel will review the Servicer's servicing record and evaluate the ability of the Servicer to conform with required servicing procedures. Once a Servicer is approved, the Master Servicer will continue to monitor the compliance of the Servicer according to the Underlying Servicing Agreement on an annual basis.

   The duties to be performed by each Servicer include collection and remittance of principal and interest payments on the Mortgage Loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagor and have not been determined by the Servicer to be not recoverable under the applicable insurance policies with respect to such Series, from proceeds of liquidation of such Mortgage Loans or otherwise. Each Servicer also will provide such accounting and reporting services as are necessary to enable the Master Servicer to provide required information to the Trustee with respect to the Mortgage Loans included in the Trust Estate for such Series. Each Servicer is entitled to a periodic Servicing Fee equal to a specified percentage of the outstanding principal balance of each Mortgage Loan serviced by such Servicer. With the consent of the Master Servicer, any of the servicing obligations of a Servicer may be delegated to another person approved by the Master Servicer. In addition, certain limited duties of a Servicer may be delegated without consent.

   The Trustee, or if so provided in the applicable Pooling and Servicing Agreement, the Master Servicer, may terminate a Servicer who has failed to comply with its covenants or breached one of its representations contained in the Underlying Servicing Agreement or in certain other circumstances. Upon termination of a Servicer by the Master Servicer, the Master Servicer will assume certain servicing obligations of the terminated Servicer, or, at its option, may appoint a substitute Servicer acceptable to the Trustee (which substitute Servicer may be WFHM) to assume the servicing obligations of the terminated Servicer. The Master Servicer's obligations to act as a servicer following the termination of an Underlying Servicing Agreement will not, however, require the Master Servicer to (i) purchase a Mortgage Loan from the Trust Estate due to a breach by such Servicer of a representation or warranty in respect of such Mortgage Loan or (ii) with respect to a default by WFHM as Servicer, advance payments of principal and interest on a delinquent Mortgage Loan.

Payments on Mortgage Loans

   The Master Servicer will, as to each Series of Certificates, establish and maintain a separate trust account in the name of the Trustee (the "Certificate Account"). Such account may be established at Wells Fargo Bank or an affiliate thereof. Each such account must be maintained with a depository institution ("Depository") either (i) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) are, at the time of any deposit therein rated in at least one of the two highest rating categories by each nationally recognized statistical rating organization that rated the related Series of Certificates, or (ii) that is otherwise acceptable to the Rating Agency or Rating Agencies rating the Certificates of such Series and, if a REMIC election has been made, that would not cause the related Trust Estate (or one or more segregated pools of assets therein) to fail to qualify as a REMIC. To the extent that the portion of funds deposited in the Certificate Account at any time exceeds the limit of insurance coverage established by the Federal Deposit Insurance Corporation (the "FDIC"), such excess will be subject to loss in the event of the failure of the Depository. Such insurance coverage will be based on the number of holders of Certificates, rather than the number of underlying mortgagors. Holders of the Subordinated Certificates of a Series will bear any such loss up to the amount of principal payments on the related Mortgage Loans to which such holders are entitled.

   Pursuant to the applicable Underlying Servicing Agreements with respect to a Series, each Servicer may be required to establish and maintain one or more accounts (collectively, the "Servicer Custodial Account") into which the Servicer will be required to deposit on a daily basis amounts received with respect to Mortgage Loans serviced by such Servicer included in the Trust Estate for such Series, as more fully described below. Each required Servicer Custodial Account must generally be a separate custodial account insured to the available limits by the FDIC or otherwise acceptable to the applicable Rating Agencies (such eligible account, an "Eligible Custodial Account") and limited to funds held with respect to a particular Series, unless the Underlying Servicing Agreement specifies that a Servicer may establish an account which is an eligible account to serve as a unitary Servicer Custodial Account both for such Series and for other Series of Certificates for which Wells Fargo Bank is the Master Servicer and having the same financial institution acting as Trustee and to be maintained in the name of such financial institution, in its respective capacities as Trustee for each such Series. Notwithstanding the foregoing, WFHM will be permitted to commingle funds in its Servicer Custodial Account with its general assets until such time as such funds are required to be remitted to the Certificate Account for so long as (i) a master guarantee of WFHM's remittance obligation has been issued by its parent, Wells Fargo & Company ("Wells Fargo") for the benefit of the Certificateholders and is currently in force and (ii) the short-term debt or long-term debt of Wells Fargo is rated by the Rating Agencies in their highest short-term or highest long-term category or in such lower rating category that would not result in a downgrading or withdrawal of the rating then assigned to any Class of Certificates by the Rating Agencies or result in any rated Class of Certificates being placed on credit review status by the Rating Agencies.

   Each Servicer will be required to deposit in the Certificate Account for each Series of Certificates on the first Remittance Date any amounts representing scheduled payments of principal and interest on the Mortgage Loans serviced by such Servicer due after the applicable Cut-Off Date but received on or prior thereto, and except as specified in the applicable Pooling and Servicing Agreement or Underlying Servicing Agreement, will deposit in the Servicer Custodial Account on receipt and, thereafter, not later than the 24th calendar day of each month or such earlier day as may be specified in the Underlying Servicing Agreement (the "Remittance Date"), will remit to the Master Servicer for deposit in the Certificate Account, the following payments and collections received or made by such Servicer with respect to the Mortgage Loans serviced by such Servicer subsequent to the applicable Cut-Off Date (other than (a) payments due on or before the Cut-Off Date, (b) amounts held for future distribution, (c) amounts representing certain expenses reimbursable to the Servicer, (d) amounts representing reimbursements for Periodic Advances made by the Servicer, (e) amounts representing additional servicing compensation and (f) any other amounts permitted to be retained by the Servicer pursuant to the applicable Underlying Servicing Agreement):

      (i) all payments on account of principal, including prepayments, and interest;

      (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans received from the mortgagor other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage Loan or otherwise pursuant to law ("Liquidation Proceeds") less, to the extent permitted under the applicable Underlying Servicing Agreement, the amount of any expenses incurred in connection with the liquidation of such Mortgage Loans;

      (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan, other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the mortgagor in accordance with the Underlying Servicing Agreement;

      (iv)  all Periodic Advances made by the Servicer;

      (v) all amounts withdrawn from Buy-Down Funds or Subsidy Funds, if any, with respect to such Mortgage Loans, in accordance with the terms of the respective agreements applicable thereto;

      (vi) all proceeds of any such Mortgage Loans or property acquired in respect thereof purchased or repurchased pursuant to the Pooling and Servicing Agreement or the Underlying Servicing Agreement; and

      (vii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement or the Underlying Servicing Agreement.

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

   Notwithstanding the foregoing, if at any time the sums in (x) any Servicer Custodial Account, other than any Eligible Custodial Account, exceed $100,000 or
(y) any such Servicer Custodial Account, in certain circumstances, exceed such amount less than $100,000 as shall have been specified by the Master Servicer, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Certificate Account.

   Notwithstanding the foregoing, each Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee from any payment or other recovery on account of interest as received and prior to deposit in the Servicer Custodial Account or (b) to withdraw from the Servicer Custodial Account the applicable Servicing Fee after the entire payment or recovery has been deposited in such account.

   The Master Servicer or Trustee will deposit in the Certificate Account any Periodic Advances made by the Master Servicer or Trustee in the event of a Servicer default or as otherwise required by the Pooling and Servicing Agreement not later than the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Master Servicer. On or before each Distribution Date, the Master Servicer will withdraw from the Certificate Account and remit to the Trustee for distribution to Certificateholders all amounts allocable to the Pool Distribution Amount for such Distribution Date.

   If a Servicer, the Master Servicer or the Trustee deposits in the Certificate Account for a Series any amount not required to be deposited therein, the Master Servicer may at any time withdraw such amount from such account for itself or for remittance to such Servicer or the Trustee, as applicable. Funds on deposit in the Certificate Account may be invested in certain investments acceptable to the Rating Agencies ("Eligible Investments") maturing in general not later than the business day preceding the next Distribution Date. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Estate (or segregated pool of assets) to tax, or cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC while any Certificates of the Series are outstanding. Except as otherwise specified in the applicable prospectus supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional compensation and all losses from any such investment will be deposited by the Master Servicer out of its own funds to the Certificate Account immediately as realized.

   The Master Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement (and, in the case of Servicer reimbursements by the Master Servicer, only to the extent funds in the respective Servicer Custodial Account are not sufficient therefor):

      (i) to reimburse the Master Servicer, the Trustee or any Servicer for Advances;

      (ii) to reimburse any Servicer for liquidation expenses and for amounts expended by itself or any Servicer, as applicable, in connection with the restoration of damaged property;

      (iii) to pay to itself the applicable Master Servicing Fee and any other amounts constituting additional master servicing compensation, to pay the Trustee the applicable Trustee Fee, to pay any other fees described in the applicable prospectus supplement; and to pay to the owner thereof any Fixed Retained Yield;

      (iv) to reimburse itself or any Servicer for certain expenses (including taxes paid on behalf of the Trust Estate) incurred by and recoverable by or reimbursable to itself or the Servicer, as applicable;

      (v) to pay to the Seller, a Servicer or itself with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased by the Seller or purchased by a Servicer or the Master Servicer all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan was determined;

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

      (vi) to pay to itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

      (vii) to pay to itself, the Servicer and the Trustee from net Liquidation Proceeds allocable to interest, the amount of any unpaid Master Servicing Fee, Servicing Fees or Trustee Fees and any unpaid assumption fees, late payment charges or other mortgagor charges on the related Mortgage Loan;

      (viii) to withdraw from the Certificate Account any amount deposited in such account that was not required to be deposited therein; and

      (ix)   to clear and terminate the Certificate Account.

   The Master Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Master Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Master Servicer will, on each Distribution Date, deposit in immediately available funds in an account designated by any such Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

   The Master Servicer will cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

      (1) hold all amounts deposited with it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;
      (2) give the Trustee notice of any default by the Master Servicer in the making of such deposit; and
      (3) at any time during the continuance of any such default, upon written request to the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

Periodic Advances and Limitations Thereon

   Generally each Servicer will be required to make (i) advances to cover delinquent payments of principal and interest (a "Periodic Advance") on such Mortgage Loan and (ii) other advances of cash ("Other Advances" and, collectively with Periodic Advances, "Advances") to cover (x) delinquent payments of taxes, insurance premiums, and other escrowed items and (y) rehabilitation expenses and foreclosure costs, including reasonable attorneys' fees, in either case unless such Servicer has determined that any subsequent payments on that Mortgage Loan or from the borrower will ultimately not be available to reimburse such Servicer for such amounts. The failure of the Servicer to make any required Periodic Advances or Other Advances under an Underlying Servicing Agreement constitutes a default under such agreement for which the Servicer will be terminated. Upon default by a Servicer, other than WFHM, the Master Servicer may, and upon default by WFHM the Trustee may, in each case if so provided in the Pooling and Servicing Agreement, be required to make Periodic Advances to the extent necessary to make required distributions on certain Certificates or certain Other Advances, provided that the Master Servicer or Trustee, as applicable, determines that funds will ultimately be available to reimburse it. In addition, if under the terms of an Underlying Servicing Agreement, the applicable Servicer is not obligated to make Periodic Advances while a Mortgage Loan is in liquidation, the Master Servicer, to the extent provided in the Pooling and Servicing Agreement, may be required to make the Periodic Advances during the period the Servicer is not required to do so. In the case of Certificates of any Series for which credit enhancement is provided in the form of a mortgage pool insurance policy, the Seller may obtain an endorsement to the mortgage pool insurance policy which obligates the pool insurer to advance delinquent payments of principal and interest. The pool insurer would only be obligated under such endorsement to the extent the mortgagor fails to make such payment and the Master Servicer or Trustee fails to make a required advance.

   The advance obligation of the Master Servicer and Trustee may be further limited to an amount specified by the Rating Agency rating the Certificates. Any such Periodic Advances by the Servicers or the Master Servicer or Trustee, as the case may be, must be deposited into the applicable Servicer Custodial Account or the Certificate

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

Account and will be due no later than the business day before the Distribution Date to which such delinquent payment relates. Advances by the Servicers or the Master Servicer or Trustee, as the case may be, will be reimbursable out of insurance proceeds or Liquidation Proceeds of, or, except for Other Advances, future payments on, the Mortgage Loans for which such amounts were advanced. If an Advance made by a Servicer, the Master Servicer or the Trustee later proves, or is deemed by the Master Servicer or the Trustee, to be unrecoverable, such Servicer, the Master Servicer or the Trustee, as the case may be, will be entitled to reimbursement from funds in the Certificate Account prior to the distribution of payments to the Certificateholders to the extent provided in the Pooling and Servicing Agreement.

   Any Periodic Advances made by a Servicer, the Master Servicer or the Trustee with respect to Mortgage Loans included in the Trust Estate for any Series are intended to enable the Trustee to make timely payment of the scheduled distributions of principal and interest on the Certificates of such Series. However, neither the Master Servicer, the Trustee, any Servicer nor any other person will, except as otherwise specified in the applicable prospectus supplement, insure or guarantee the Certificates of any Series or the Mortgage Loans included in the Trust Estate for any Certificates.

Collection and Other Servicing Procedures

   Each Servicer will be required by the related Underlying Servicing Agreement to make reasonable efforts to collect all payments called for under the Mortgage Loans and, consistent with the applicable Underlying Servicing Agreement and any applicable agreement governing any form of credit enhancement, to follow such collection procedures as it follows with respect to mortgage loans serviced by it that are comparable to the Mortgage Loans. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan and (ii) arrange with a mortgagor a schedule for the liquidation of deficiencies running for a period conforming to acceptable servicing practices (or such shorter period provided by the Underlying Servicing Agreement) provided that such period will not result in a "significant modification" of the Mortgage Loan under the REMIC provisions.

   Under each Underlying Servicing Agreement, each Servicer, to the extent permitted by law, will establish and maintain one or more escrow accounts (each such account, a "Servicing Account") in which each such Servicer will be required to deposit any payments made by mortgagors in advance for taxes, assessments, primary mortgage (if applicable) and hazard insurance premiums and other similar items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Servicing Account, if required, and to clear and terminate such account. Each Servicer will be responsible for the administration of its Servicing Account. A Servicer will be obligated to advance certain amounts which are not timely paid by the mortgagors, to the extent that it determines, in good faith, that they will be recoverable out of insurance proceeds, liquidation proceeds, or otherwise. Alternatively, in lieu of establishing a Servicing Account, a Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Master Servicer and each Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans

   With respect to each Mortgage Loan having a fixed interest rate, the applicable Underlying Servicing Agreement will generally provide that, when any Mortgaged Property is about to be conveyed by the mortgagor, the Servicer will, to the extent it has knowledge of such prospective conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, if any, unless it is not exercisable under applicable law or if such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or would, in the Servicer's judgment, be reasonably likely to result in litigation by the mortgagor and such Servicer has not obtained the Master Servicer's consent to such exercise. In either case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the mortgagor remains liable thereon, provided that the Mortgage Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy and the Mortgage Interest Rate with respect to such Mortgage Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of the pool insurer and the primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor is released from liability and such person is substituted as mortgagor and becomes liable under the Mortgage Note.

   Each Underlying Servicing Agreement and Pooling and Servicing Agreement with respect to a Series will require the Servicer or the Master Servicer, as the case may be, to present claims to the insurer under any insurance policy applicable to the Mortgage Loans included in the Trust Estate for such Series and to take such reasonable steps as are necessary to permit recovery under such insurance policies with respect to defaulted Mortgage Loans, or losses on the Mortgaged Property securing the Mortgage Loans.

   Each Servicer is obligated under the applicable Underlying Servicing Agreement for each Series to realize upon defaulted Mortgage Loans in accordance with its normal servicing practices, which will conform generally to those of prudent mortgage lending institutions which service mortgage loans of the same type in the same jurisdictions. In addition, the Servicer is authorized under the applicable Underlying Servicing Agreement to permit the assumption of a defaulted Mortgage Loan rather than to foreclose or accept a deed-in-lieu of foreclosure if, in the Servicer's judgment, the default is unlikely to be cured and the assuming borrower meets WFHM's applicable underwriting guidelines. In connection with any such assumption, the Mortgage Interest Rate and the payment terms of the related Mortgage Note will not be changed. Each Servicer may also, with the consent of the Master Servicer, modify the payment terms of Mortgage Loans that are in default, or as to which default is reasonably foreseeable, that remain in the Trust Estate rather than foreclose on such Mortgage Loans; provided that no such modification shall forgive principal owing under such Mortgage Loan or permanently reduce the interest rate on such Mortgage Loan. Any such modification will be made only upon the determination by the Servicer and the Master Servicer that such modification is likely to increase the proceeds of such Mortgage Loan over the amount expected to be collected pursuant to foreclosure. A Servicer may permit the capitalization of the interest portion of unreimbursed Periodic Advances and the amount of any unreimbursed Other Advances previously made by the Servicer in connection with the modification of a delinquent Mortgage Loan. The Servicer will be entitled to retain the portions of any modified monthly payment subsequently made by the borrower which represent (i) the amount so capitalized together with interest thereon and (ii) the principal portion of Periodic Advances unreimbursed to the Servicer as of the date of the modification, together with interest thereon. In the event of a subsequent uncured default by the borrower under the related modification agreement, the Servicer will be entitled to recover, from Liquidation Proceeds on the related Mortgage Loan, the amount of all its Periodic Advances and/or Other Advances, including those that were capitalized at the time of the modification, without interest on such advances except to the extent previously paid by the borrower. See also "The Pooling and Servicing Agreement--Optional Purchases," above, with respect to the Seller's right to repurchase Mortgage Loans that are in default, or as to which default is reasonably foreseeable. Further, a Servicer may encourage the refinancing of such defaulted Mortgage Loans, including Mortgage Loans that would permit creditworthy borrowers to assume the outstanding indebtedness. In connection with the decision of the Servicer regarding the foreclosure or assumption of a Mortgage Loan, the modification of the related Mortgage Note or any other action to be taken with respect to a defaulted Mortgage Loan, the Servicer is expressly permitted by the Underlying Servicing Agreement to take into account the interests of the borrower.

   In the case of foreclosure or of damage to a Mortgaged Property from an uninsured cause, the Servicer will not be required to expend its own funds to foreclose or restore any damaged property, unless it reasonably determines (i) that such foreclosure or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan after reimbursement to the related Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or any applicable insurance policy in respect of such Mortgage Loan. In the event that Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to be reimbursed from the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

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

   WFHM will not be obligated to, and any other Servicer will not (except with the express written approval of the Master Servicer), foreclose on any Mortgaged Property which it believes may be contaminated with or affected by hazardous wastes or hazardous substances. See "Certain Legal Aspects of the Mortgage Loans--Environmental Considerations." If a Servicer does not foreclose on a Mortgaged Property, the Certificateholders of the related Series may experience a loss on the related Mortgage Loan. A Servicer will not be liable to the Certificateholders if it fails to foreclose on a Mortgaged Property which it believes may be so contaminated or affected, even if such Mortgaged Property is, in fact, not so contaminated or affected. Conversely, a Servicer will not be liable to the Certificateholders if, based on its belief that no such contamination or effect exists, the Servicer forecloses on a Mortgaged Property and takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

   The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a discussion of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments, and will not be required under the applicable Underlying Servicing Agreement to seek deficiency judgments. In lieu of foreclosure, each Servicer may arrange for the sale by the borrower of the Mortgaged Property related to a defaulted Mortgage Loan to a third party, rather than foreclosing upon and selling such Mortgaged Property.

   With respect to a Trust Estate (or any segregated pool of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property as a result of a default or reasonably foreseeable default of any Mortgage Loan secured by such Mortgaged Property, the Trustee or Master Servicer will be required to dispose of such property prior to the close of the third calendar year following the year the Trust Estate acquired such property (or such shorter period as is provided in the applicable Underlying Servicing Agreement) unless the Trustee (a) receives an opinion of counsel to the effect that the holding of the Mortgaged Property by the Trust Estate will not cause the Trust Estate to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1) or cause the Trust Estate (or any segregated pool of assets therein as to which one or more REMIC elections have been made or will be made) to fail to qualify as a REMIC or (b) applies for and is granted an extension of the applicable period in the manner contemplated by Code Section 856(e)(3). The Servicer also will be required to administer the Mortgaged Property in a manner which does not cause the Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Estate of any "net income from foreclosure property" within the meaning of Code
Section 860G(c)(2), respectively. In general, this would preclude the holding of the Mortgaged Property by a party acting as a dealer in such property or the receipt of rental income based on the profits of the lessee of such property. See "Certain Federal Income Tax Consequences."

Insurance Policies

   Each Underlying Servicing Agreement will require the related Servicer to cause to be maintained for each Mortgage Loan a standard hazard insurance policy issued by a generally acceptable insurer insuring the improvements on the Mortgaged Property underlying such Mortgage Loan against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). The Underlying Servicing Agreements will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements on the Mortgaged Property or the principal balance of such Mortgage Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Each Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the principal balance of such Mortgage Loan plus accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with normal servicing procedures) will be deposited in the Servicer Custodial Account for remittance to the Certificate Account by a Servicer.

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

   The Standard Hazard Insurance Policies covering the Mortgage Loans generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not all-inclusive.

   In general, if the improvements on a Mortgaged Property are located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) each Underlying Servicing Agreement will require the related Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Underlying Servicing Agreement will require that such flood insurance be in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the improvements, or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended. WFHM does not provide financing for flood zone properties located in communities not participating in the National Flood Insurance Program or if available insurance coverage is, in its judgment, unrealistically low.

   Each Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties in lieu of maintaining the required Standard Hazard Insurance Policies and may maintain a blanket policy insuring against special hazards in lieu of maintaining any required flood insurance. Each Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy or flood insurance, had it been maintained.

   Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows, floods and hazardous wastes or hazardous substances) or insufficient hazard insurance proceeds will adversely affect distributions to the Certificateholders.

Fixed Retained Yield, Servicing Compensation and Payment of Expenses

   Fixed Retained Yield with respect to any Mortgage Loan is that portion, if any, of interest at the Mortgage Interest Rate that is not included in the related Trust Estate. The prospectus supplement for a Series will specify whether there is any Fixed Retained Yield with respect to the Mortgage Loans of such Series. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Mortgage Loans attached as an exhibit to the applicable Pooling and Servicing Agreement. WFHM as Servicer may deduct the Fixed Retained Yield from mortgagor payments as received or deposit such payments in the Servicer Custodial Account or Certificate Account for such Series and then either withdraw the Fixed Retained Yield from the Servicer Custodial Account or Certificate Account or request the Master Servicer to withdraw the Fixed Retained Yield from the Certificate Account for remittance to WFHM. In the case of any Fixed Retained Yield with respect to Mortgage Loans serviced by a Servicer other than WFHM, the Master Servicer will make withdrawals from the Certificate Account for the purpose of remittances to WFHM as owner of the Fixed Retained Yield. Notwithstanding the foregoing, with respect to any payment of interest received by WFHM as Servicer relating to a Mortgage Loan (whether paid by the mortgagor or received as Liquidation Proceeds, insurance proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, the owner of the Fixed Retained Yield with respect to such Mortgage Loan will bear a ratable share of such interest shortfall.

   For each Series of Certificates, each Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans serviced by such Servicer until termination of the applicable Underlying Servicing Agreement.

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

A Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Servicer Custodial Account for such Series or (b) withdrawing the Servicing Fee from the Servicer Custodial Account after the entire interest payment has been deposited in such account. A Servicer may also pay itself out of the Liquidation Proceeds of a Mortgage Loan or other recoveries with respect thereto, or withdraw from the Servicer Custodial Account or request the Master Servicer to withdraw from the Certificate Account for remittance to the Servicer such amounts after the deposit thereof in such accounts, the Servicing Fee in respect of such Mortgage Loan to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee or the range of Servicing Fees with respect to the Mortgage Loans underlying the Certificates of a Series will be specified in the applicable prospectus supplement. Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or Liquidation Profits or otherwise will be retained by the Servicers, to the extent specified in the Underlying Servicing Agreement.

   Generally, each Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans serviced by such Servicer underlying a Series, including, without limitation, payment of the hazard insurance policy premiums. The Servicer will be entitled, in certain circumstances, to reimbursement from the Certificate Account of Periodic Advances, of Other Advances made by it to pay taxes, insurance premiums and similar items with respect to any Mortgaged Property, for expenditures incurred by it in connection with the restoration, foreclosure or liquidation of any Mortgaged Property (to the extent of Liquidation Proceeds or insurance policy proceeds in respect of such Mortgaged Property) or for certain property inspection expenses for defaulted Mortgage Loans or Mortgaged Properties owned by the Trust and of certain losses against which it is indemnified by the Trust Estate.

   As set forth in the preceding paragraph, a Servicer may be entitled to reimbursement for certain expenses incurred by it, and payment of additional fees for certain extraordinary services rendered by it (provided that such fees do not exceed those which would be charged by third parties for similar services) in connection with the liquidation of defaulted Mortgage Loans and related Mortgaged Properties. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Estate will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicing Fee and the expenses of the Servicer, are less than the principal balance of the related Mortgage Loan.

Evidence as to Compliance

   Each Servicer will deliver annually to the Trustee or Master Servicer, as applicable, on or before the date specified in the applicable Underlying Servicing Agreement, an Officer's Certificate stating that (i) a review of the activities of such Servicer during the preceding calendar year and of performance under the applicable Underlying Servicing Agreement has been made under the supervision of such officer, and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Such Officer's Certificate shall be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to a random sample of the mortgage loans being serviced by such Servicer pursuant to such Underlying Servicing Agreement and/or other similar agreements, conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the servicing of such mortgage loans was conducted in compliance with the provisions of the applicable Underlying Servicing Agreement and other similar agreements, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

   The Master Servicer will deliver annually to the Trustee, on or before the date specified in the applicable Pooling and Servicing Agreement, an Officer's Certificate stating that such officer has received, with respect to each Servicer, the Officer's Certificate and accountant's statement described in the preceding paragraph, and, that on the basis of such officer's review of such information, each Servicer has fulfilled all its obligations under the applicable Underlying Servicing Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                 CERTAIN MATTERS REGARDING THE MASTER SERVICER

   The Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series without the consent of the Trustee, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature carried on by it. No such resignation will become effective until the Trustee for such Series or a successor master servicer has assumed the Master Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Master Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agreement, it may appoint another institution to so act as described under "The Pooling and Servicing Agreement--Rights Upon Event of Default."

   The Pooling and Servicing Agreement will also provide that neither the Master Servicer nor any subcontractor, nor any partner, director, officer, employee or agent of any of them, will be under any liability to the Trust Estate or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, any subcontractor, nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with the performance of their duties and obligations and any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Estate and the Master Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Estate arising from such right of reimbursement will be allocated first to the Subordinated Certificate of a Series before being allocated to the related Senior Certificates, or if such Series does not contain Subordinated Certificates, pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

   Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Master Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets or all assets relating to such business, or otherwise, of the Master Servicer will be the successor of the Master Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity has a net worth of not less than $15,000,000 and is qualified to service mortgage loans for Fannie Mae or Freddie Mac.

   The Master Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series; provided that, if the Master Servicer desires to be released from its obligations under the Pooling and Servicing Agreement, (i) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) the purchaser is satisfactory to the Trustee for such Series, in the reasonable exercise of its judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) each applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer would not be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates would not be placed on credit review status by any such Rating Agency. The Master Servicer will be released from its obligations under the Pooling and Servicing Agreement upon any such assignment and delegation, except that the Master Servicer will remain liable for all liabilities and obligations incurred by it prior to the time that the conditions contained in clauses (i), (ii) and (iii) above are met.

                      THE POOLING AND SERVICING AGREEMENT

Assignment of Mortgage Loans to the Trustee

   The Seller will have acquired the Mortgage Loans included in each Trust Estate from WFHM pursuant to an agreement (the "WFHM Sale Agreement"). In connection with the conveyance of the Mortgage Loans to the Seller, WFHM will
(i) agree to deliver to the Seller all of the documents which the Seller is required to deliver to the Trustee; (ii) make certain representations and warranties to the Seller which will be the basis of certain of the Seller's representations and warranties to the Trustee or assign the representations and warranties made by a Correspondent to WFHM; and (iii) agree to repurchase or substitute (or assign rights to a comparable agreement of a Correspondent) for any Mortgage Loan for which any document is not delivered or is found to be defective in any material respect, or which Mortgage Loan is discovered at any time not to be in conformance with any representation and warranty WFHM has made to the Seller and the breach of such representation and warranty materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, if WFHM cannot deliver such document or cure such defect or breach within 60 days after notice thereof. Such agreement will inure to the benefit of the Trustee and is intended to help ensure the Seller's performance of its limited obligation to repurchase or substitute for Mortgage Loans. See "The Mortgage Loan Programs--Representations and Warranties."

   At the time of issuance of each Series of Certificates, the Mortgage Loans in the related Trust Estate will, pursuant to the applicable Pooling and Servicing Agreement, be assigned to the Trustee, together with all principal and interest received on or with respect to such Mortgage Loans after the applicable Cut-Off Date other than principal and interest due and payable on or before such Cut-Off Date and interest attributable to the Fixed Retained Yield on such Mortgage Loans, if any. See "Servicing of the Mortgage Loans--Fixed Retained Yield, Servicing Compensation and Payment of Expenses." The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the maturity date and the Mortgage Interest Rate for each Mortgage Loan in the related Trust Estate.

   In addition, with respect to each Mortgage Loan in a Trust Estate, the mortgage or other promissory note or a lost note affidavit executed by the applicable Servicer, any assumption, modification or conversion to fixed interest rate agreement, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee or, if indicated in the applicable prospectus supplement, to a custodian; provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Seller to be true and complete copies of such documents sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. The assignment of each Mortgage will be recorded promptly after the initial issuance of the Certificates for the related Trust Estate unless (i) with respect to a particular state the Trustee has received an opinion of counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) recordation in a state is not required by the Rating Agencies rating the Series in order to obtain the initial ratings on the Certificates described in the related prospectus supplement.

   Notwithstanding the preceding paragraph, with respect to any Mortgage which has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the Trustee will be required to be prepared or delivered. Instead, the Master Servicer and the applicable Servicer will be required to take all actions as are necessary to cause the applicable Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

   The Trustee or custodian will hold all Mortgage Loan documents delivered to it in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. If any document is not delivered or is found to be defective in any material respect, or if the Seller is in breach of any of its representations and warranties, and such breach (other than certain breaches with respect to the principal balance of a Mortgage Loan) materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, and the Seller cannot deliver such document or cure such defect or breach within 60 days after written notice thereof, the Seller will, within 60 days of such notice, either repurchase the related Mortgage Loan from the Trustee at a price equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Interest Rate (minus any Fixed Retained Yield) through the last day of the month in which such repurchase takes place, or (in the case of a Series for which one or more REMIC elections have been or will be made, unless the maximum period as may be provided by the Code or applicable regulations of the Department of the Treasury ("Treasury Regulations") shall have elapsed since the execution of the applicable Pooling and Servicing Agreement) substitute for such Mortgage Loan a new mortgage loan having characteristics such that the representations and warranties of the Seller made pursuant to the applicable Pooling and Servicing Agreement (except for representations and warranties as to the correctness of the applicable schedule of mortgage loans) would not have been incorrect had such substitute Mortgage Loan originally been a Mortgage Loan. In the case of a repurchased Mortgage Loan, the purchase price will be deposited by the Seller in the related Certificate Account. In the case of a substitute Mortgage Loan, the mortgage file relating thereto will be delivered to the Trustee or the custodian and the Seller will deposit in the Certificate Account, an amount equal to the excess of
(i) the unpaid principal balance of the Mortgage Loan which is substituted for, over (ii) the unpaid principal balance of the substitute Mortgage Loan, together with interest on such excess at the Mortgage Interest Rate (minus any Fixed Retained Yield) to the next scheduled Due Date of the Mortgage Loan which is being substituted for. In no event will any substitute Mortgage Loan have an unpaid principal balance greater than the scheduled principal balance calculated in accordance with the amortization schedule (the "Scheduled Principal Balance") of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), or a term greater than, a Mortgage Interest Rate different than or a Loan-to-Value Ratio greater than, the Mortgage Loan for which it is substituted. If substitution is to be made for an adjustable rate Mortgage Loan, the substitute Mortgage Loan will have an unpaid principal balance no greater than the Scheduled Principal Balance of the Mortgage Loan for which it is substituted (after giving effect to the scheduled principal payment due in the month of substitution on the Mortgage Loan substituted for), a Loan-to-Value Ratio less than or equal to, and a Mortgage Interest Rate at least equal to, that of the Mortgage Loan for which it is substituted, and will bear interest based on the same index, margin and frequency of adjustment as the substituted Mortgage Loan. The repurchase obligation and the mortgage substitution referred to above will constitute the sole remedies available to the Certificateholders or the Trustee with respect to missing or defective documents or breach of the Seller's representations and warranties.

   If no custodian is named in the Pooling and Servicing Agreement, the Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans and to conduct the review of such documents described above. Any custodian so appointed will keep and review such documents as the Trustee's agent under a custodial agreement.

Optional Substitutions

   To the extent specified in the related prospectus supplement and subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller may, for any reason and at its option, during the three month period beginning with the date of initial issuance of the Certificates of a Series, substitute new Mortgage Loans for any Mortgage Loans originally included in the related Trust Estate. Any such substitution will be made in accordance with the criteria set forth above under "--Assignment of Mortgage Loans to the Trustee."

Optional Purchases

   To the extent specified in the related prospectus supplement and subject to the provisions of the applicable Pooling and Servicing Agreement, the Seller or the Master Servicer may, at such party's option, repurchase (i) any Mortgage Loan which is in default during the one or more thirty-day periods specified in the Pooling and Servicing Agreement and (ii) any Mortgage Loan as to which the originator of such Mortgage Loan breached a representation or warranty to WFHM regarding the characteristics of such Mortgage Loan, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable prospectus supplement.

Reports to Certificateholders

   Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, the Master Servicer will prepare and the Trustee will include with each distribution to Certificateholders of record of such Series a Monthly Report setting forth the following information, if applicable:

       (i) the amount of such distribution allocable to principal of the related Mortgage Loans, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans and the aggregate unpaid principal balance of the Mortgage Loans evidenced by each Class after giving effect to the principal distributions on such Distribution Date;

       (ii) the amount of servicing compensation with respect to the related Trust Estate and such other customary information as is required to enable Certificateholders to prepare their tax returns;

       (iii) the amount by which the Servicing Fee for the related Distribution Date has been reduced by interest shortfalls due to prepayments;

       (iv) the aggregate amount of any Periodic Advances by the Servicer, the Master Servicer or the Trustee included in the amounts actually distributed to the Certificateholders;

       (v) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any Reserve Fund:

              (a) the amounts so distributed under any such form of credit enhancement or from any such Reserve Fund on the applicable Distribution Date; and

              (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such Reserve Fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

       (vi) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

       (vii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

       (viii) the book value of any collateral acquired by the Trust Estate through foreclosure or otherwise;

       (ix) the unpaid principal balance of any Mortgage Loan as to which the Servicer has notified the Master Servicer that such Servicer has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances; and

       (x) the number and aggregate principal amount of Mortgage Loans one month, two months and three or more months delinquent.

   In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish either directly, or through the Trustee, a report to each Certificateholder of record at any time during such calendar year such information as required by the Code and applicable regulations thereunder to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Estate (or one or more segregated pools of assets therein) as a REMIC, the Trustee will be required to sign the federal and applicable state and local income tax returns of the REMIC (which will be prepared by the Master Servicer). See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Administrative Matters."

List of Certificateholders

   The Pooling and Servicing Agreement for each Series will require the Trustee to provide access to the most current list of names and addresses of Certificateholders of such Series to any group of five or more
Certificateholders who advise the Trustee in writing that they desire to communicate with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or under the Certificates.

Events of Default

   Events of Default under the Pooling and Servicing Agreement for each Series include (i) any failure by the Master Servicer to make a required deposit which continues unremedied for three business days after the giving of written notice of such failure to the Master Servicer by the Trustee for such Series, or to the Master Servicer and the Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests allocated to all Certificates for such Series; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 60 days (or 30 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates aggregating not less than 25% of the Voting Interests; and (iii) it and any subservicer appointed by it becoming ineligible to service for both Fannie Mae and Freddie Mac (unless remedied within 90 days).

Rights Upon Event of Default

   So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 66 2/3% of the Voting Interests in the Trust Estate for such Series may terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans (other than the Master Servicer's right to recovery of the aggregate Master Servicing Fees due prior to the date of termination, and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Master Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement and will be entitled to monthly compensation not to exceed the aggregate Master Servicing Fees together with the other compensation to which the Master Servicer is entitled under the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the provisions of the Pooling and Servicing Agreement; provided however, that until such a successor Master Servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall continue as the successor to the Master Servicer as described above. In the event such public bid procedure is utilized, the successor would be entitled to compensation in an amount equal to the aggregate Master Servicing Fees, together with the other compensation to which the Master Servicer is entitled under the

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Pooling and Servicing Agreement, and the Master Servicer would be entitled to receive the net profits, if any, realized from the sale of its rights and obligations under the Pooling and Servicing Agreement.

   During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

   No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

Amendment

   Each Pooling and Servicing Agreement may be amended by the Seller, the Master Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or in the related prospectus supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Estate pursuant to the Code that would be a claim against the Trust Estate, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to add to, modify or eliminate any provisions therein restricting transfers of Residual Certificates to certain disqualified organizations described below under "Certain Federal Income Tax Consequences-- Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates,"
(vi) to make certain provisions with respect to the denominations of, and the manner of payments on, certain Classes of Certificates initially retained by the Seller or an affiliate, or (vii) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. Notwithstanding the foregoing, such action described in clause (iv) or (vii) will not be considered to adversely affect in any material respect the interest of Certificateholders and no opinion of counsel to that effect will be required if each Rating Agency rating the Certificates states in writing that such action would not result in the downgrading or withdrawal of the ratings then assigned to the Certificates. The Pooling and Servicing Agreement may also be amended by the Seller, the Master Servicer and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates of each Class affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such

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amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class of Certificates of a Series in a manner other than that set forth in (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class, or (iii) reduce the aforesaid percentage of Certificates of any Class, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of such Class affected then outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Estate (or any segregated pool of assets therein) to tax or cause the Trust Estate (or any segregated pool of assets therein) to fail to qualify as a REMIC.

Termination; Optional Purchase of Mortgage Loans

   The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate on the Distribution Date following the final payment or other liquidation of the last Mortgage Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Seller and specified in the notice of termination.

   If so provided in the applicable prospectus supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the Seller, WFHM or such other party as is specified in the applicable prospectus supplement, to purchase from the Trust Estate for such Series all remaining Mortgage Loans at the time subject to the Pooling and Servicing Agreement at a price specified in such prospectus supplement. In the event that such party has caused the related Trust Estate (or any segregated pool of assets therein) to be treated as a REMIC, any such purchase will be effected only pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and, if the Trust Estate is liquidated other than in the manner specified in the Pooling and Servicing Agreement, the receipt by the Trustee of an opinion of counsel or other evidence that such other liquidation method will not (i) result in the imposition of a tax on "prohibited transactions" under Code Section 860F(a)(1), (ii) otherwise subject the Trust Estate to tax, or
(iii) cause the Trust Estate (or any segregated pool of assets) to fail to qualify as a REMIC. The exercise of such right will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised only after the aggregate principal balance of the Mortgage Loans for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the applicable prospectus supplement.

The Trustee

   The trustee under each Pooling and Servicing Agreement (the "Trustee") will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller or any of its affiliates. With respect to certain Series of Certificates, a trust administrator will perform certain duties and functions normally performed by the Trustee. Any trust administrator will be a party to the Pooling and Servicing Agreement and will be named in the applicable prospectus supplement. Any trust administrator will have obligations and rights similar to the Trustee as described herein.

   The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Estate for state tax reasons. Upon becoming aware of such circumstances, the Master Servicer will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interests in the Trust Estate, except that, any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into

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account in determining whether the requisite Voting Interest in the Trust Estate necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus of at least $50,000,000, or will be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that the Trustee's and any such successor trustee's separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, and will be subject to supervision or examination by federal or state authorities.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

   The Mortgage Loans will, in general, be secured by either first mortgages or first deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower (or, in the case of a Mortgage Loan secured by a property that has been conveyed to an inter vivos revocable trust, the settlor of such trust); and the mortgagee, who is the lender. In a mortgage instrument state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Foreclosure

   Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

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   In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds, if any, or by judicial action against the borrower for the deficiency, if such action is permitted by law. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Foreclosure on Shares of Cooperatives

   The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

   The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

   Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited by the agreement in any rights it may have to dispossess the tenant-stockholders.

   Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining

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commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

   Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

   In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to delay the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation, the Bankruptcy Code and Other Limitations on
Lenders

   Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

   Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

   A Servicer generally will not be required under the applicable Underlying Servicing Agreement to pursue deficiency judgments on the Mortgage Loans even if permitted by law.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code"), and state laws affording relief to debtors may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property

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of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action, the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

   A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in" (i.e., bid up to the amount of the debt) at the sale of the asset. See "--Foreclosure." A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. (Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than Chapter 11).

   The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor's principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met. Under the Bankruptcy Code, the lender's security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the mortgage loan. A borrower's unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount. Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

   A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on such debtor's residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition under the Bankruptcy Code. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans, such term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

   Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. Certain courts have allowed modifications when the mortgage loan is secured both by the debtor's principal residence and by collateral that is not "inextricably bound" to the real property, such as appliances, machinery, or furniture.

   The general protection for mortgages secured only by the debtor's principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor's Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy). Under several recently decided cases, the terms of such a loan can be modified in the manner described above. While these decisions are contrary to the holding in a prior case by a senior appellate court, it is possible that the later decisions will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a Mortgage Loan, it is possible that the Mortgage Loan could be modified.

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   State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

   In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the Mortgage Loans in a trust have been considered by Congress, and more such proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

   The Code provides priority to certain tax liens over the lien of the mortgage.

   In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Trust-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the applicable laws. In some cases, this liability may affect assignees of the Mortgage Loans.

Forfeiture for Drug, RICO and Money Laundering Violations

   Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued thereunder, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

   In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there can be no assurance that such a defense will be successful.

Homeowners Protection Act of 1998

   The Homeowners Protection Act of 1998 ("HOPA") provides for certain disclosure and termination requirements for primary mortgage insurance ("PMI"). The termination provisions of HOPA apply only to mortgage loans relating to single-family primary residences originated on or after July 29, 1999. Such termination provisions govern when a mortgagor may cancel the requirement to maintain PMI and when the requirement to maintain PMI is automatically terminated. In general, voluntary termination is permitted and

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automatic termination occurs when the principal balance of the mortgage loan is reduced to 80% or 78%, respectively, of the original property value. The disclosure requirements of HOPA vary depending on whether the mortgage loan was originated before or after July 29, 1999. Such disclosure requirements include notification of the circumstances whereby a mortgagor may cancel PMI, the date when PMI automatically terminates and servicer contact information. In addition, HOPA provides that no later than 30 days after cancellation or termination of PMI, the servicer shall provide written notification that such PMI is terminated and no further payments are due or payable. Any servicer, mortgagee or mortgage insurer that violates provisions of HOPA is subject to possible liability which includes, but is not limited to, actual damages, statutory damages and reasonable attorney's fees.

Texas Home Equity Loans

   Generally, any "cash-out" refinance or other non-purchase money transaction (except for rate/term refinance loans and certain other narrow exceptions) secured by a Texas resident's principal residence is subject to the provisions set forth in Section 50(a)(6) of Article XVI of the Constitution of Texas (the "Texas Home Equity Laws"). The Texas Home Equity Laws provide for certain disclosure requirements, caps on allowable fees, required loan closing procedures and other restrictions. Failure, inadvertent or otherwise, to comply with any requirement may render the Mortgage Loan unenforceable and/or the lien on the Mortgaged Property invalid. Because mortgage loans which are subject to the Texas Home Equity Laws can be foreclosed only pursuant to court order, rather than non-judicial foreclosure as is available for other types of mortgage loans in Texas, delays and increased losses may result in connection with foreclosures of such loans. If a court were to find that any requirement of the Texas Home Equity Laws was not complied with, the court could refuse to allow foreclosure to proceed, declare the lien on the Mortgaged Property to be invalid, and/or require the originating lender or the holder of the note to forfeit some or all principal and interest of the related Mortgage Loan. Title insurance generally available on such Mortgage Loans may exclude coverage for some of the risks described in this paragraph.

Soldiers' and Sailors' Civil Relief Act and Similar Laws

   Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans in a Trust Estate. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. Further, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion. In addition, the Relief Act provides broad discretion for a court to modify a Mortgage Loan upon application of the Mortgagor. Certain states have enacted comparable legislation which may lead to the modification of a Mortgage Loan or interfere with or affect the ability of the Servicer to timely collect payments of principal and interest on, or to foreclose on, Mortgage Loans of borrowers in such states who are active or reserve members of the armed services or national guard. For example, California has enacted legislation providing protection equivalent to that provided by the Relief Act to California national guard members called up for active service by the Governor or President and reservists called to active duty.

Environmental Considerations

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of

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asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBs"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("Superliens"). In the latter states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

   Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial and could exceed the value of the property and the aggregate assets of the owner or operator. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

   The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Estate. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have "participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator," is a person "who without participating in the management of... [the] facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances including, among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

   The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

   A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA, rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had

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the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., apparently disagreeing with, but not expressly contradicting, the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

   Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

   On September 30, 1996, however, the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"). The Asset Conservation Act was intended to clarify the scope of the secured-creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured-creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

   If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Estate and occasion a loss to the Trust Estate and to Certificateholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

   Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, neither the Seller, WFHM nor the Wells Fargo Affiliates have made such evaluations prior to the origination of the Mortgage Loans, nor does WFHM or the Wells Fargo Affiliates require that such evaluations be made by originators who have sold the Mortgage Loans to WFHM. Neither the Seller nor WFHM is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Seller nor the Master Servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property. See "The Mortgage Loan Programs--Representations and Warranties" and "Servicing of the Mortgage Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans" above.

"Due-on-Sale" Clauses

   The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the

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property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

   The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the OTS regulations actually names the Window Period States, Freddie Mac has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were: Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Garn Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

   By virtue of the Garn Act, a Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children become an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, (vi) a transfer into an inter vivos trust in which the borrower is the beneficiary and which does not relate to a transfer of rights of occupancy; and (vii) other transfers as set forth in the Garn Act and the regulations thereunder. Regulations promulgated under the Garn Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS as successor to the FHLBB is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The

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statute authorized any state to reimpose interest rate limits by adopting before
April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to reimpose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

   The Seller will represent and warrant in the Pooling and Servicing Agreement to the Trustee for the benefit of Certificateholders that all Mortgage Loans are originated in full compliance with applicable state laws, including usury laws. See "The Pooling and Servicing Agreement--Assignment of Mortgage Loans to the Trustee."

Enforceability of Certain Provisions

   Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

   Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

   The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

   For purposes of this discussion, where the applicable prospectus supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans of a Series of Certificates, references to the Mortgage Loans will be deemed to refer to that portion of the Mortgage Loans held by the Trust Estate that does not include the Fixed Retained Yield. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

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            Federal Income Tax Consequences for REMIC Certificates

General

   With respect to a particular Series of Certificates, an election may be made to treat the Trust Estate or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a "REMIC") within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). A Trust Estate or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Seller, has advised the Seller that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Estate will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

Status of REMIC Certificates

   REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans... secured by an interest in real property which is... residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code
Section 856(c)(4)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Regular Certificates held by a financial asset securitization investment trust (a "FASIT") will be "permitted assets" within the meaning of Code Section 860L(a).

   Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Loans, it is possible that the percentage of such assets constituting "loans... secured by an interest in real property which is... residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. Regular Certificates will represent "qualified mortgages," within the meaning of Code
Section 860G(a)(3), for other REMICs and "permitted assets," within the meaning of Code Section 860L(c), for financial asset securitization investment trusts. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing

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bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

Qualification as a REMIC

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates-- Disqualified Organizations."

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC

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Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service.

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Cadwalader, Wickersham & Taft, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that Series will constitute a single class of residual interests on which distributions are made pro rata.

   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

  General

   In general, interest, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

  Original Issue Discount

   Accrual Certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax

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purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID Regulations") under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.
A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Non-Pro Rata Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Seller intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Seller as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying Mortgage Loans provide for remedies in the event of default, the Seller intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on a Compound Interest Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Seller intends to treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the

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number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method."

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Seller will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Non-Pro Rata Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of
(i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

   In the case of a Non-Pro Rata Certificate, the Seller intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Certificate in a full accrual

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

period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Non-Pro Rata Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Seller believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

  Acquisition Premium

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

  Variable Rate Regular Certificates

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates,"
(b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

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

   Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, the Seller intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, the Seller intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the Seller intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed-rate Mortgage Loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable-rate Mortgage Loans. In the case of adjustable-rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

  Market Discount

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any

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accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. A purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   By analogy to the OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "-- Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  Premium

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. Final Treasury Regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the Regular Certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate, rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

  Election to Treat All Interest Under the Constant Yield Method

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt

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instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

  Treatment of Losses

   Regular Certificateholders will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate, particularly a Subordinated Certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that Regular Certificateholders that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the Regular Certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Certificateholders should be allowed a bad debt deduction at the time the principal balance of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Certificates has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

  Sale or Exchange of Regular Certificates

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

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   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the related capital gain holding period. Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code
Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a lower maximum tax rate for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

  Taxation of REMIC Income

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

   The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the

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prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool consists of fixed-rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

  Basis and Losses

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

   A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of this type of residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

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   Further, to the extent that the initial adjusted basis of a Residual Holder
(other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of its basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

  Treatment of Certain Items of REMIC Income and Expense

   Although the Seller intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Seller makes no representation as to the specific method that the Trustee will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under "--Taxation of Regular Certificates-- Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Regular Certificates--Market Discount."

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  Limitations on Offset or Exemption of REMIC Income

   A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal

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to the excess of REMIC taxable income for the calendar quarter allocable to a
Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors --Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

  Tax-Related Restrictions on Transfer of Residual Certificates

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is

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through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity, and (iii) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

   The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless (i) the proposed transferee furnishes to the Seller and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Seller and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the

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Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "--Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and (iv) one of the two following tests is satisfied: either

   (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

          (1) the present value of any consideration given to the transferee to acquire the residual interest;

          (2) the present value of the expected future distributions on the residual interest; and

          (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

   (b)    (1)  the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust);

          (2) the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirement for a safe harbor transfer; and

          (3) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

   For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

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   The Pooling and Servicing Agreement with respect to each Series of
Certificates will require the transferee of a Residual Certificate to certify to the matters in requirements (i) through (iii) above as part of the affidavit described above under "--Disqualified Organizations." Unless otherwise indicated in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will not require that transfers of the Residual Certificates meet requirement
(iv) above. Consequently, such transfers may not meet the safe harbor. Persons considering the purchase of the Residual Certificates of a Series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the Residual Certificates.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The prospectus supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

  Sale or Exchange of a Residual Certificate

   Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any

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amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Mark to Market Regulations

   The Internal Revenue Service has issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

Taxes That May Be Imposed on the REMIC Pool

  Prohibited Transactions

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or
(iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

  Contributions to the REMIC Pool After the Startup Day

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder,

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(iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

  Net Income from Foreclosure Property

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

Administrative Matters

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder chosen by the Residual Holders or such other person specified pursuant to Treasury regulations will be required to act as tax matters person.

Limitations on Deduction of Certain Expenses

   An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (subject to adjustment for inflation for each year thereafter), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular

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interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Unless indicated otherwise in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.

Taxation of Certain Foreign Investors

  Regular Certificates

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

   The IRS has issued final regulations (the "New Regulations") which provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2001. The new series of withholding certificates must be used for payments after December 31, 2000. The New Regulations require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

  Residual Certificates

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as

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"portfolio interest," subject to the conditions described in "--Regular
Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

Backup Withholding

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 (at a rate of 30% for 2002-2003, 29% for 2004-2005 and 28% thereafter) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

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   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

Recent Tax Law Changes

   Under the Economic Growth and Tax Relief Reconciliation Act of 2001, among other changes, (i) the tax rate on ordinary income and short-term capital gains now subject to the 39.6% rate bracket will be reduced to 35% over the period 2001-2006, (ii) the limitation on itemized deductions of individuals imposed by Code Section 68 will be phased out starting in 2006 and will be eliminated after 2009, and (iii) the rate of backup withholding tax under Code Section 3406 will be reduced from 30.5% to 28% over the period 2001-2006.

               Federal Income Tax Consequences for Certificates
                     as to Which No REMIC Election Is Made

General

   In the event that no election is made to treat a Trust Estate (or a segregated pool of assets therein) with respect to a Series of Certificates as a REMIC, in the opinion of Cadwalader, Wickersham & Taft, the Trust Estate will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying the Certificates of a Series, and where such Certificates are not designated as "Stripped Certificates," the holder of each such Certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Estate represented by its Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "--Characterization of Servicing Fees." Accordingly, the holder of a Certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Certificateholder's method of accounting. A Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Estate. However, investors who are individuals, estates or trusts who own Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Estate, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $137,300 for 2002 ($68,650 in the case of a married individual filing a separate return) (in each case, as adjusted for inflation for each year thereafter), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Certificates with respect to interest at the pass-through rate or as discount income on such Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Certificates or where the servicing fees are in excess of reasonable servicing

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compensation, the transaction will be subject to the application of the
"stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," respectively. The limitations on itemized deductions imposed by Code Section 68 will be phased out gradually from 2006 to 2009. See "Federal Income Tax Consequences for REMIC Certificates--Recent Tax Law Changes."

Tax Status

   In the opinion of Cadwalader, Wickersham & Taft, except as described below with respect to Stripped Certificates:

      1. A Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans...secured by an interest in real property which is... residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Certificate is of the type described in such section of the Code.

      2. A Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
   Section 856(c)(4)(A) to the extent that the assets of the related Trust Estate consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

      3. A Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Estate consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      4. A Certificate owned by a FASIT will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent the assets of the Trust Estate consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

   An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph. There is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Certificateholder's investment for federal income tax purposes.

Premium and Discount

   Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Certificates or thereafter.

  Premium

   The treatment of premium incurred upon the purchase of a Certificate will be determined generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

  Original Issue Discount

   The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those

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sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "--Stripped Certificates" below regarding original issue discount on Stripped Certificates.

   Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

  Market Discount

   Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates-- Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

   If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Certificates, and the original issue discount rules of the Code would apply to the holder

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thereof. While Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

   Upon sale or exchange of a Certificate, a Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Certificate. In general, the aggregate adjusted basis will equal the Certificateholder's cost for the Certificate, increased by the amount of any income previously reported with respect to the Certificate and decreased by the amount of any losses previously reported with respect to the Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Certificate was held as a capital asset. However, gain on the sale of a Certificate will be treated as ordinary income (i) if a Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

  General

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Seller or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Seller or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "-- Recharacterization of Servicing Fees" above), and (iii) a Class of Certificates are issued in two or more Classes representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the

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Stripped Certificate's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each Class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--General," subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, in the opinion of Cadwalader, Wickersham & Taft, (i) the Trust Estate will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under "-- Taxation of Stripped Certificates--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

  Status of Stripped Certificates

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s]... principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), "loans... secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and "permitted assets" within the meaning of Code
Section 860L(c), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided

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that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans is uncertain. See "--Tax Status" above.

  Taxation of Stripped Certificates

   Original Issue Discount. Except as described above under "--General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under "--General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

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

   Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or
(iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

   The Master Servicer will furnish, within a reasonable time after the end of each calendar year, to each Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amount required to be reported by the Master Servicer may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each Class of Stripped Certificates. The Master Servicer will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" and "--Recent Tax Law Changes."

Taxation of Certain Foreign Investors

   To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as

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may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors-- Regular Certificates."

                             ERISA CONSIDERATIONS

General

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements. For purposes of this discussion, a person investing on behalf of an individual retirement account established under Code Section 408 (an "IRA") is regarded as a fiduciary and the IRA as a Plan.

   Before purchasing any Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether any prohibited transaction exemption such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to such Series of Certificates.

Certain Requirements Under ERISA

  General

   In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans, as discussed in "Prepayment and Yield Considerations" herein.

  Parties in Interest/Disqualified Persons

   Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Seller, the Master Servicer, any Servicer or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before the assets of a Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed Plan assets for purposes of ERISA) are used to purchase a Certificate if, with respect to such assets, the Seller, the Master

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Servicer, any Servicer or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

  Delegation of Fiduciary Duty

   Further, if the assets included in a Trust Estate were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Estate might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code defines the term "plan assets."

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Estate. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of any class of equity interests is held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), and any entity whose assets include "plan assets" by reason of benefit plan investment in such entity; this exception is tested immediately after each acquisition of an equity interest in the entity, whether upon initial issuance or in the secondary market.

Administrative Exemptions

  Individual Administrative Exemptions

   Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Underwriter's Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the applicable prospectus supplement will refer to such possibility.

   Among the conditions that must be satisfied for an Underwriter's Exemption to apply are the following:

      (1) The acquisition of Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

      (2) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service, Inc. ("Moody's") or Fitch Ratings ("Fitch");

      (3) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

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      (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Estate represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer (and any other servicer) represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      (5) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended (the "Securities Act").

      The Trust Estate must also meet the following requirements:

          (i) the assets of the Trust Estate must consist solely of assets of the type that have been included in other investment pools in the marketplace;

          (ii) certificates in such other investment pools must have been rated in one of the four highest rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of the Certificates; and

          (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Certificates.

   If the conditions to an Underwriter's Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a mortgage pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

   Moreover, an Underwriter's Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire Certificates in a Trust Estate containing Mortgage Loans on which the fiduciary (or its affiliate) is an obligor provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the Trust Estate is acquired by persons independent of the Restricted Group (as defined below); (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Trust Estate; (iii) the Plan's investment in Certificates of any Class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (iv) immediately after the acquisition no more than twenty-five percent of the assets of any Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

   An Underwriter's Exemption does not apply to Plans sponsored by the Seller, the underwriter specified in the applicable prospectus supplement, the Master Servicer, the Trustee, the Servicer, any insurer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

   It should be noted that in promulgating the Underwriter's Exemptions, the Department may not have had under its consideration interests in mortgage pools of the exact nature of some of the Certificates in the applicable Series.

  PTE 83-1

   Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through

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

certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in such mortgage pools, and whether or not such transactions would otherwise be prohibited under ERISA.

   The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple Classes that evidence the beneficial ownership of both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments on a Trust Estate.

   However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Estate or only of a specified percentage of future principal payments on a Trust Estate, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Estate which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other Classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

   PTE 83-1 sets forth "general conditions" and "specific conditions" to its applicability. Section II of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of one percent of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department may not have had under its consideration interests in mortgage pools of the exact nature of some of the Certificates in the applicable Series.

Exempt Plans

   Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the provisions of ERISA or the Code discussed above.

Unrelated Business Taxable Income--Residual Certificates

   The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

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

   Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Certificates.

   The sale of Certificates to a Plan is in no respect a representation by the Seller or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   As will be specified in the applicable prospectus supplement, certain Classes of Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as (i) they are rated in one of the two highest rating categories by at least one Rating Agency, and (ii) are part of a Series representing interests in a Trust Estate consisting of Mortgage Loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including but not limited to depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S) 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. (S) 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. (S) 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. (S) 703.140. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

   All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of

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Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any of the Certificates, as certain Series or Classes (in particular, Certificates which are entitled solely or disproportionately to distributions of principal or interest) may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Certificates of any Class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                             PLAN OF DISTRIBUTION

   The Certificates are being offered hereby in Series through one or more of the methods described below. The applicable prospectus supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of the Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

   The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

      1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the applicable prospectus supplement;

      2. By placements by the Seller with investors through dealers; and

      3. By direct placements by the Seller with investors.

   If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefore. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the prospectus supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller, and, if specified in the applicable prospectus supplement, WFHM, will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

   The prospectus supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and purchasers of Certificates of such Series.

   Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

   If specified in the prospectus supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters at a price specified or described in such prospectus supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of such Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                                USE OF PROCEEDS

   The net proceeds from the sale of each Series of Certificates will be used by the Seller for the purchase of the Mortgage Loans represented by the Certificates of such Series from WFHM. It is expected that WFHM will use the proceeds from the sale of the Mortgage Loans to the Seller for its general business purposes, including, without limitation, the origination or acquisition of new mortgage loans and the repayment of borrowings incurred to finance the origination or acquisition of mortgage loans, including the Mortgage Loans underlying the Certificates of such Series.

                                 LEGAL MATTERS

   Certain legal matters, including the federal income tax consequences to Certificateholders of an investment in the Certificates of a Series, will be passed upon for the Seller by Cadwalader, Wickersham & Taft, New York.

                                    RATING

   It is a condition to the issuance of the Certificates of any Series offered pursuant to this prospectus and a prospectus supplement that they be rated in one of the four highest categories by at least one nationally recognized statistical rating organization (a "Rating Agency").

   A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                         REPORTS TO CERTIFICATEHOLDERS

   The Master Servicer will prepare, and the Trustee or other Paying Agent appointed for each Series by the Master Servicer will forward to the Certificateholders of each Series, statements containing information with respect to principal and interest payments and the related Trust Estate, as described herein and in the applicable prospectus supplement for such Series (the "Monthly Reports"). No information contained in the Monthly Reports will have been examined or reported upon by an independent public accountant. See "The Pooling and Servicing Agreement--Reports to Certificateholders."

   The Seller intends to make the information contained in the Monthly Reports available via the internet, facsimile and CD-ROM through SecuritiesLink(R) Investor Information Services ("SecuritiesLink(R)"). On occasion, information may be available to any interested investor through SecuritiesLink(R) up to two business days prior to the related Distribution Date, and in that event prior to the delivery of the Monthly Reports by the Trustee or other Paying Agent to Certificateholders. The Seller also intends to make available to any interested investor through SecuritiesLink(R) certain additional information not contained in the Monthly Reports, including loss severity data and updated stratification reports with respect to the Mortgage Loans underlying the Certificates. For further information regarding SecuritiesLink(R), please contact Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 846-8130.

   In addition, each Servicer for each Series will furnish to the Master Servicer (who will be required to furnish promptly to the Trustee for such Series), a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to a random sample of mortgage loans serviced by such Servicer pursuant to the related Underlying Servicing Agreement and/or other similar agreements. See "Servicing of the Mortgage Loans--Evidence as to Compliance." Copies of the statements provided by the Master Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to the Trustee for the applicable Series or the Master Servicer c/o Wells Fargo Bank Minnesota, National Association, 9062 Old Annapolis Road, Maryland 21045-1951, Attention: Securities Administration Services Manager.

                      WHERE YOU CAN FIND MORE INFORMATION

Registration Statement and Other Materials Filed With the Securities and Exchange Commission

   The Seller filed a registration statement relating to the Certificates with the Securities and Exchange Commission ("SEC" or the "Commission"). This prospectus is part of the registration statement, but the registration statement includes additional information.

   Copies of the registration statement may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the

Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at 233 Broadway, New York, New York 10279 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the registration statement, including all exhibits, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of any documents incorporated to this prospectus by reference will be provided to each person to whom a prospectus is delivered upon written or oral request directed to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 846-8881.

Detailed Information Relating to the Mortgage Loans of a Series

   The Seller intends to offer by subscription through SecuritiesLink(R) detailed mortgage loan information in machine readable format updated on a monthly basis (the "Detailed Information") with respect to each outstanding Series of Certificates. The Detailed Information will reflect payments made on the individual mortgage loans, including prepayments in full and in part made on such mortgage loans, as well as the liquidation of any such mortgage loans, and will identify various characteristics of the mortgage loans. Subscribers of the Detailed Information are expected to include a number of major investment brokerage firms as well as financial information service firms. Some of such firms, including certain investment brokerage firms as well as Bloomberg L.P. through the "The Bloomberg(R)" service, may, in accordance with their individual business practices and fee schedules, if any, make portions of, or summaries of portions of, the Detailed Information available to their customers and subscribers. The Seller, the Master Servicer and their respective affiliates have no control over and take no responsibility for the actions of such firms in processing, analyzing or disseminating such information. For further information regarding the Detailed Information and subscriptions thereto, please contact SecuritiesLink(R) at 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 846-8130.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The SEC allows the Seller to "incorporate by reference" information it files with the SEC, which means that the Seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Seller files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information rather than on any different information included in this prospectus or the accompanying prospectus supplement. The Seller incorporates by reference any future annual, monthly and special SEC reports filed by or on behalf of the Trust until the termination of the offering of the related Series of Certificates offered hereby (including market making transactions by Wells Fargo Brokerage Services, LLC, an affiliate of the Seller, Wells Fargo Bank and WFHM, with respect to such Series of Certificates, unless such transactions are exempt from the registration provisions of the Securities Act).

   As a recipient of this prospectus, you may request a copy of any document the Seller incorporates by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling the Master Servicer at 7485 New Horizon Way, Frederick, Maryland 21703, telephone number (301) 815-6323.

                       INDEX OF SIGNIFICANT DEFINITIONS

Term                              Page Term                                 Page
----                              ---- ----                                 ----
15-Year Loans....................  40  Eligible Investments................  47
30-Year Loans....................  40  ERISA...............................  98
30-Year Non-Relocation Loans.....  40  Excess Bankruptcy Losses............  31
1986 Act.........................  73  Excess Fraud Losses.................  31
1998 Policy Statement............ 102  Excess Special Hazard Losses........  31
Accretion Directed Certificates..  32  FASIT...............................  71
Accrual Certificates.............  30  FDIC................................  45
Advances.........................  48  FFIEC............................... 102
ALTA.............................  23  FHLBB...............................  69
Asset Conservation Act...........  68  FICO Score..........................  20
Balloon Loans....................  16  Fitch...............................  99
Balloon Period...................  16  Fixed Rate Certificates.............  34
Bankruptcy Code..................  63  Fixed Retained Yield................  29
Bankruptcy Loss..................  31  Floating Rate Certificates..........  35
Bankruptcy Loss Amount...........  31  Fraud Loss..........................  31
Beneficial Owner.................  26  Fraud Loss Amount...................  31
Book-Entry Certificates..........  26  Garn Act............................  69
Buy-Down Fund....................  16  Government securities...............  71
Buy-Down Loans...................  16  Graduated Pay Mortgage Loans........  15
Capitol Life.....................  18  Growing Equity Mortgage Loans.......  15
Cash Flow Agreement..............  17  holder..............................  26
Cede.............................  26  HOPA................................  65
CERCLA...........................  67  Indirect DTC Participants...........  27
Certificate Account..............  45  Interest Only Certificates..........  35
Certificateholder................  26  Inverse Floating Rate Certificates..  35
Certificates.....................  25  IRA.................................  98
Class............................  25  Joint Ventures......................  19
Cleanup Costs....................  67  Liquidation Proceeds................  46
Code.............................  71  Liquidation Profits.................  29
Commission....................... 105  Loan Stores.........................  18
Companion Certificates...........  32  Loan-to-Value Ratio.................  22
Component........................  32  Lockout Certificates................  32
Component Certificates...........  32  Mark to Market Regulations..........  87
contract underwriters............  21  Master Servicer.....................  44
cooperatives.....................  13  Master Servicing Fee................  29
Correspondents...................  19  MERS................................  56
Cut-Off Date.....................  28  Monthly Reports..................... 105
Deferred Interest................  15  Moody's.............................  99
Definitive Certificates..........  26  Mortgage Interest Rate..............  29
Delegated Underwriting...........  20  Mortgage Loans......................  13
Department.......................  99  Mortgage Notes......................  13
Depository.......................  45  Mortgaged Properties................  13
Detailed Information............. 106  Mortgage Score......................  20
Disqualified Organization........  84  Mortgages...........................  13
Distribution Date................  28  NCUA................................ 102
DTC..............................  26  Net Mortgage Interest Rate..........  29
DTC Participants.................  27  New Regulations.....................  89
Due Date.........................  14  noneconomic residual interest.......  85
EDGAR............................ 106  Non-Pro Rata Certificate............  74
electing large partnership.......  84  Non-U.S. Person.....................  89
Eligible Custodial Account.......  46  Notional Amount Certificates........  33

Term                                Page Term                               Page
----                                ---- ----                               ----
OCC................................. 102 SecuritiesLink(R).................. 105
OID Regulations.....................  74 Seller.............................  17
Other Advances......................  48 Senior Certificates................  34
OTS.................................  69 Sequential Pay Certificates........  34
PAC Certificates....................  33 Series.............................  25
PAC I...............................  33 Servicer...........................  44
PAC II..............................  33 Servicer Custodial Account.........  45
Partial Liquidation Proceeds........  29 Servicing Account..................  49
Pass-Through Certificates...........  33 Servicing Fee......................  29
Pass-Through Rate...................  29 SMMEA.............................. 102
Pass-Through Entity.................  84 Special Hazard Loss................  31
Paying Agent........................  48 Special Hazard Loss Amount.........  31
PCBs................................  67 Standard Hazard Insurance Policy...  51
Percentage Interest.................  28 Startup Day........................  72
Periodic Advance....................  48 Step Coupon Certificates...........  35
PHMC................................  18 Stripped Certificateholder.........  96
PHMSC...............................  18 Stripped Certificates..............  94
Planned Amortization Certificates...  33 Subordinated Certificates..........  34
Plans...............................  98 Subsidy Account....................  15
Pledged Asset Mortgage Loans........  16 Subsidy Loans......................  15
PMI.................................  65 Subsidy Payments...................  15
Pool Distribution Amount............  28 Superliens.........................  67
Pooling and Servicing Agreement.....  25 Super Senior Certificates..........  34
Prepayment Assumption...............  75 Super Senior Support Certificates..  34
Principal Only Certificates.........  35 Support Certificates...............  32
PTE 83-1............................ 100 TAC Certificates...................  34
Rating Agency....................... 105 Targeted Amortization Certificates.  34
Ratio Strip Certificates............  33 Texas Home Equity Laws.............  66
RCRA................................  67 Tiered Payment Mortgage Loans......  15
Regular Certificateholder...........  73 Title V............................  69
Regular Certificates................  26 Total Loans........................  40
Regulations.........................  99 Total Non-Relocation Loans.........  40
Relief Act..........................  66 Treasury Regulations...............  56
Relocation Mortgage Loans...........  40 Trust..............................  25
REMIC...............................  71 Trust Estate.......................  13
REMIC Certificates..................  71 Trustee............................  60
REMIC Pool..........................  71 Trustee Fee........................  29
REMIC Regulations...................  70 U.S. Person........................  86
Remittance Date.....................  46 UCC................................  62
Reserve Fund........................  36 Underlying Servicing Agreement.....  44
Residual Certificates...............  26 Underwriter's Exemption............  99
Residual Holders....................  80 UST................................  67
Restricted Group.................... 100 Variable Rate Certificates.........  35
retention program...................  20 Voting Interests...................  58
Rules...............................  27 Wells Fargo........................  46
S&P.................................  99 Wells Fargo Affiliates.............  18
SBJPA of 1996.......................  71 Wells Fargo Bank...................  18
Scheduled Amortization Certificates.  33 WFHM...............................  17
Scheduled Certificates..............  33 WFHM Sale Agreement................  55
Scheduled Principal Balance.........  56 Window Period......................  69
SEC................................. 105 Window Period Loans................  69
Securities Act...................... 100 Window Period States...............  69

                                                           [LOGO OF WELLS FARGO]

              Wells Fargo Mortgage Backed Securities 2002-22 Trust
                                     Issuer

                    Wells Fargo Asset Securities Corporation

                                     Seller

                                 $1,438,096,143
                                 (Approximate)

                             Mortgage Pass-Through
                          Certificates, Series 2002-22

                               -----------------

                             PROSPECTUS SUPPLEMENT

                               -----------------

                              Salomon Smith Barney

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been autho-rized to provide you with different information.

     The Offered Certificates are not being offered in any state where the offer is not permitted.

     The Seller does not claim the accuracy of the informa-tion in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

     Dealers will deliver a prospectus supplement and pro-spectus when acting as underwriters of the Offered Cer-tificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates will deliver a prospectus supple-ment and prospectus until ninety days following the date of this prospectus supplement.

                               December 10, 2002